  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1997
                                                     REGISTRATION NO. 333-28731
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ---------------

            DELAWARE                         6531                          52-1616016
  (STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
      OF INCORPORATION OR         CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)
          ORGANIZATION)

                           533 SOUTH FREMONT AVENUE
                      LOS ANGELES, CALIFORNIA 90071-1798
                                (213) 613-3123
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                                JAMES J. DIDION
                            CHIEF EXECUTIVE OFFICER
                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                           533 SOUTH FREMONT AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 613-3123
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

            PETER V. LEPARULO, ESQ.                           RICHARD J. WELCH, ESQ.
           J. KEITH BIANCAMANO, ESQ.                          ERIC R. HATTLER, ESQ.
         PILLSBURY MADISON & SUTRO LLP                          RIORDAN & MCKINZIE
     725 SOUTH FIGUEROA STREET, SUITE 1200              300 SOUTH GRAND AVENUE, SUITE 2900
         LOS ANGELES, CALIFORNIA 90017                    LOS ANGELES, CALIFORNIA 90071
                 (213) 488-7100                                   (213) 629-4824

                               ---------------

  Approximate date of commencement of proposed sale of the securities to the public: Upon consummation of the merger described herein.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                                        PROPOSED      AMOUNT OF
                                       PROPOSED         MAXIMUM       AGGREGATE      AMOUNT OF
       TITLE OF EACH CLASS OF      MAXIMUM AMOUNT TO OFFERING PRICE    OFFERING     REGISTRATION
    SECURITIES TO BE REGISTERED     BE REGISTERED(1)   PER UNIT(2)     PRICE(2)        FEE(2)
------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
 share.............................5,614,261 shares  Not Applicable  $57,432,000     $17,404(3)
Warrants...........................600,000 warrants  Not Applicable
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to securities of the Registrant issuable to holders of Common Stock of Koll Real Estate Services, a Delaware corporation ("KRES"), in the proposed merger of CBC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Registrant, with and into KRES.

(2) Pursuant to Rule 457(f), the registration fee was calculated on the basis of the book value of the Common Stock of KRES computed as of March 31, 1997, the latest practicable date prior to the date of filing of this Registration Statement.

(3) Entire amount was previously paid.


                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                               ----------------

         CROSS-REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501(b),
SHOWING THE LOCATION IN THE PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF
                                   FORM S-4.

           ITEM NUMBER AND HEADING IN              LOCATION OR HEADING IN
        FORM S-4 REGISTRATION STATEMENT          PROXY STATEMENT/PROSPECTUS
        -------------------------------          --------------------------

A. INFORMATION ABOUT THE TRANSACTION

  1. Forepart of the Registration Statement Outside Front Cover Page
      and Outside Front Cover Page of
      Prospectus
  2. Inside Front and Outside Back          Available Information;
      Cover Pages of Prospectus              Incorporation of Certain Documents
                                             by Reference; Inside Front and
                                             Outside Back Cover Pages; Table of
                                             Contents
  3. Risk Factors, Ratio of Earnings to     Summary; Risk Factors
      Fixed Charges and Other Information
  4. Terms of the Transaction               Summary; The Meetings; Background
                                             and Reasons for the Merger;
                                             Opinion of Financial Advisor;
                                             Certain Effects of the Merger; The
                                             Merger; Description of CBC Capital
                                             Stock; Comparison of Rights of
                                             Stockholders of CBC and KRES;
                                             Appraisal Rights
  5. Pro Forma Financial Information        Summary; Pro Forma Combined
                                             Financial Information; CBC and
                                             KRES Pro Forma Combined Condensed
                                             Balance Sheet; CBC and KRES Pro
                                             Forma Combined Condensed
                                             Statements of Operations
  6. Material Contracts with the Company    Summary; Background and Reasons for
      Being Acquired                         the Merger; The Merger; Certain
                                             Other Agreements
  7. Additional Information Required for    Not Applicable
      Reoffering by Persons and Parties
      Deemed to Be Underwriters
  8. Interests of Named Experts and Counsel Experts; Legal Matters
  9. Disclosure of Commission Position on   Not Applicable
      Indemnification for Securities
      Act Liabilities

            ITEM NUMBER AND HEADING IN              LOCATION OR HEADING IN
          FORM S-4 REGISTRATION STATEMENT         PROXY STATEMENT/PROSPECTUS
          -------------------------------         --------------------------

B. INFORMATION ABOUT THE REGISTRANT

 10. Information with Respect to               Available Information;
      S-3 Registrants                           Incorporation of Certain
                                                Documents by Reference
 11. Incorporation of Certain Information      Incorporation of Certain
      by Reference                              Documents by Reference
 12. Information with Respect to               Not Applicable
      S-2 or S-3 Registrants
 13. Incorporation of Certain Information      Incorporation of Certain
      by Reference                              Documents by Reference
 14. Information with Respect to Registrants   Not Applicable
      Other than S-3 or S-2 Registrants

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

 15. Information with Respect to               Not Applicable
      S-3 Companies
 16. Information with Respect to               Not Applicable
      S-2 or S-3 Companies
 17. Information with Respect to Companies     Summary; The Merger; Risk
      Other than S-3 or S-2 Companies           Factors; Business and Financial
                                                Information Regarding KRES;
                                                Selected Information Regarding
                                                KRES; Business and Financial
                                                Information Regarding KRES

D. VOTING AND MANAGEMENT INFORMATION

 18. Information if Proxies, Consents or       Outside Front Cover Page;
      Authorizations are to be Solicited        Incorporation of Certain
                                                Documents by Reference;
                                                Summary; The Meetings;
                                                Operations Following The
                                                Merger; The Merger; Interests
                                                of Certain Persons in The
                                                Merger; Selected Information
                                                Regarding CBC; Selected
                                                Information Regarding KRES;
                                                Appraisal Rights; Proposal for
                                                Nomination and Election of CBC
                                                Directors; Proposal to Approve
                                                CBC 1997 Employee Stock Option
                                                Plan; Proposal to Approve CBC
                                                1998 Employee Stock Purchase
                                                Plan; Proposal to Amend CBC's
                                                1991 Service Providers Stock
                                                Option Plan; Proposal for
                                                Ratification of Independent
                                                Accountants; Experts;
                                                Solicitation of Proxies;
                                                Stockholder Proposals for the
                                                1998 CBC Annual Meeting of
                                                Stockholders
 19. Information if Proxies, Consents          Not Applicable
      or Authorization are not to be Solicited
      or in an Exchange Offer

                         [LETTERHEAD OF CB COMMERCIAL]



                                                              July 31, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of CB Commercial Real Estate Services Group, Inc., a Delaware corporation ("CBC") to be held on Thursday, August 28, 1997 at 8:00 A.M., Pacific time, at The Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California.

  The purpose of the meeting is to consider and act upon the following matters:

  1. The merger of a wholly-owned subsidiary of CBC with and into Koll Real Estate Services, a Delaware corporation ("KRES"). As a result of the merger, KRES would be a wholly-owned subsidiary of CBC but its stock would immediately after the merger be contributed to CB Commercial Real Estate Group, Inc. ("CBC Group"), the principal operating subsidiary of CBC. Stockholders will be asked to vote to approve the Agreement and Plan of Reorganization and related transactions, including the grant of stock options to four employees and one non-employee director of KRES in connection with their engagement as an employee or director of CBC, and the substitution of options ("CBC Options") to purchase shares of CBC Common Stock ("CBC Common") for options ("KRES Options") to purchase shares of KRES Common Stock ("KRES Common") previously issued to directors, employees or consultants of KRES or its subsidiaries as more fully set forth therein. The Agreement and Plan of Reorganization provides for the conversion of each share of KRES Common into
     (i) 0.776175 (subject to adjustment) shares of CBC Common and (ii) a number of warrants to purchase CBC Common (the "Warrants") equal to (A) 600,000 divided by (B)(1) the number of shares of KRES Common outstanding immediately prior to the Effective Time plus (2) the number of shares of KRES Common which are subject to KRES Options outstanding and held by individuals who are directors, employees or consultants of KRES or certain of its subsidiaries immediately prior to the Effective Time (0.083238 Warrants per share of KRES Common based on an assumed aggregate of 7,208,243 shares of KRES Common outstanding and underlying such KRES options immediately prior to the Effective Time). Each Warrant shall be exercisable into one share of CBC Common at an exercise price of $30.00 per share of CBC Common. The number of shares of CBC Common issued in connection with the Merger will not exceed 5,614,261 (including shares of CBC Common underlying CBC Options issued in exchange for KRES Options), and the number of shares into which the Warrants are exercisable will not exceed 600,000. The proposed merger requires regulatory approval and the approval and adoption of the Agreement and Plan of Reorganization by (i) the holders of a majority of the votes of CBC Common, Series A-1 Preferred Stock and Series A-2 Preferred Stock of CBC, voting as a single class and (ii) the holders of a majority of the outstanding shares of KRES Common. KRES stockholders will consider approval and adoption of the Agreement and Plan of Reorganization at their separate meeting to be held on July 29, 1997.

  2. The election of nineteen (19) Directors to serve as such until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

  3. The approval of CBC's 1997 Employee Stock Option Plan.

  4. The approval of CBC's 1998 Employee Stock Purchase Plan.

  5. The approval of an amendment to CBC's 1991 Service Providers Stock Option Plan to clarify that options may be granted either at fair market value or, when an employee or independent contractor has given up the right to receive cash compensation, at an appropriate discount.

  6. The approval of CBC's 1996 Equity Incentive Plan.

  7. The ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company for 1997.

  8. Such other matters as may properly come before the meeting and any adjournment thereof.

  The CBC Board of Directors believes that the merger and its related transactions are in the best interests of CBC and its stockholders and unanimously recommends that you vote FOR the approval and adoption of the Agreement and Plan of Reorganization and the transactions contemplated thereby. The enclosed Joint Proxy Statement/Prospectus explains in detail the proposed merger. Please carefully review and consider all of this information.

  It is especially important that your shares be represented and voted at the meeting. Although you may currently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you attend the meeting and vote in person, your vote will supersede your proxy.

  Only stockholders of record at the close of business on July 7, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                            Sincerely,

                                            /s/ James J. Didion

                                            JAMES J. DIDION
                                            Chairman of the Board

533 South Fremont Avenue
Los Angeles, California 90071-1798
(213) 613-3123

                        [LETTERHEAD OF CB COMMERCIAL]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of CB Commercial Real Estate Services Group, Inc., a Delaware corporation ("CBC") will be held on Thursday, August 28, 1997 at 8:00 A.M., Pacific time, at The Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California, to consider and act upon the following matters:

  1. To vote on the approval and adoption of the Agreement and Plan of Reorganization dated as of May 14, 1997, and the transactions contemplated thereby, pursuant to which, among other things, a wholly-owned subsidiary of CBC will be merged with and into Koll Real Estate Services ("KRES"). The Agreement and Plan of Reorganization is included as Annex 1 to the enclosed Joint Proxy Statement/Prospectus.

  2. To elect nineteen (19) Directors to serve as such until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

  3. To approve CBC's 1997 Employee Stock Option Plan.

  4. To approve CBC's 1998 Employee Stock Purchase Plan.

  5. To approve an amendment to CBC's 1991 Service Providers Stock Option Plan to clarify that options may be granted either at fair market value or, when an employee or independent contractor has given up the right to receive cash compensation, at an appropriate discount.

  6. To approve CBC's 1996 Equity Incentive Plan.

  7. To ratify the appointment of Arthur Andersen LLP as independent accountants for CBC for 1997.

  8. To consider and act upon such other matters as may properly come before the meeting.

  Only stockholders of record at the close of business on July 7, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof. Each share of CBC Common Stock and CBC Series A-2 Preferred Stock will entitle the holder to one vote at the meeting. Each share of CBC Series A-1 Preferred Stock will entitle the holder to two votes at the meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO THE COMPANY, AND STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES PRIOR TO THE EXERCISE THEREOF AND VOTE THEIR SHARES PERSONALLY IF THEY SO DESIRE.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ James J. Didion

                                      JAMES J. DIDION
                                      Chairman of the Board
Los Angeles, California

July 31, 1997

                           KOLL REAL ESTATE SERVICES
                            4343 VON KARMAN AVENUE
                        NEWPORT BEACH, CALIFORNIA 92660

                                                             July 31, 1997

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of Koll Real Estate Services ("KRES") to be held on Wednesday, August 20, 1997 at 9:00 A.M., local time, at KRES' executive offices at 4343 Von Karman Avenue, Newport Beach, California.

  The purpose of the meeting is to vote on the merger of KRES with and into a wholly-owned subsidiary of CB Commercial Real Estate Services Group, Inc ("CBC"). As a result of this merger, KRES would be a wholly-owned subsidiary of CBC but its stock would immediately after the merger be contributed to CB Commercial Real Estate Group, Inc. ("CBC Group"), the principal operating subsidiary of CBC. Stockholders will be asked to vote to approve the Agreement and Plan of Reorganization and related transactions, including the grant of stock options to four employees and one non-employee director of KRES in connection with their engagement as an employee or director of CBC, and the substitution of options ("CBC Options") to purchase shares of CBC Common Stock ("CBC Common") for options ("KRES Options") to purchase shares of KRES Common Stock ("KRES Common") previously issued to directors, employees or consultants of KRES or its subsidiaries as more fully set forth therein. The Agreement and Plan of Reorganization provides for the conversion of each share of KRES Common into (i) 0.776175 (subject to adjustment) shares of CBC Common and (ii) a number of warrants to purchase CBC Common (the "Warrants") equal to
(A) 600,000 divided by (B)(1) the number of shares of KRES Common outstanding immediately prior to the Effective Time plus (2) the number of shares of KRES Common which are subject to KRES Options outstanding and held by individuals who are directors, employees or consultants of KRES or certain of its subsidiaries immediately prior to the Effective Time (0.083238 Warrants per share of KRES Common based on an assumed aggregate of 7,208,243 shares of KRES Common outstanding and underlying such KRES Options immediately prior to the Effective Time). Each Warrant shall be exercisable into one share of CBC Common at an exercise price of $30.00 per share of CBC Common. The number of shares of CBC Common issued in connection with the Merger will not exceed 5,614,261 (including shares of CBC Common underlying CBC Options issued in exchange for KRES Options) and the number of shares into which the Warrants are exercisable will not exceed 600,000. The proposed merger requires regulatory approval and the approval and adoption of the Agreement and Plan of Reorganization by (i) the holders of a majority of the outstanding shares of KRES Common and (ii) the holders of a majority of the votes of CBC Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock of CBC, voting as a single class.

  CBC stockholders will consider approval and adoption of the Agreement and Plan of Reorganization at their separate meeting to be held on August 28, 1997.

  The KRES Board of Directors believes that the merger and its related transactions are in the best interests of KRES and its stockholders and unanimously recommends that you vote FOR the approval and adoption of the Agreement and Plan of Reorganization and the transactions contemplated thereby. The enclosed Joint Proxy Statement/Prospectus explains in detail the proposed merger and the transactions contemplated thereby. Please carefully review and consider all of this information.

  It is especially important that your shares be represented and voted at the meeting. Although you may currently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you attend the meeting and vote in person, your vote will supersede your proxy.

  Only stockholders of record at the close of business on June 25, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                            Sincerely,

                                            DONALD M. KOLL
                                            Chairman of the Board

4343 Von Karman Avenue
Newport Beach, California 92660
(714) 833-9360

                           KOLL REAL ESTATE SERVICES
                            4343 VON KARMAN AVENUE
                        NEWPORT BEACH, CALIFORNIA 92660

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

  A Special Meeting of the Stockholders of Koll Real Estate Services, a Delaware corporation ("KRES"), will be held on Wednesday, August 20, 1997 at 9:00 A.M., Pacific time, at KRES' executive offices at 4343 Von Karman Avenue, Newport Beach, California to consider and act upon the following matters:

  1. To vote on the approval and adoption of the Agreement and Plan of Reorganization dated as of May 14, 1997, and the transactions contemplated thereby, pursuant to which, among other things, KRES will be merged with a wholly-owned subsidiary of CB Commercial Real Estate Services Group, Inc. The Agreement and Plan of Reorganization is included as Annex 1 to the enclosed Joint Proxy Statement/Prospectus.

  2. To transact such other business as may properly come before the meeting and any adjournment thereof.

  All stockholders of record at the close of business on June 25, 1997 are entitled to notice of and to vote at the meeting. Each share of KRES Common Stock will entitle the holder to one vote at the meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO THE COMPANY, AND STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES PRIOR TO THE EXERCISE THEREOF AND VOTE THEIR SHARES PERSONALLY IF THEY SO DESIRE.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            DONALD M. KOLL
                                            Chairman of the Board

Newport Beach, California

July 31, 1997

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                                      AND
                           KOLL REAL ESTATE SERVICES

                             JOINT PROXY STATEMENT

                               ----------------
                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                                  PROSPECTUS

  This Joint Proxy Statement/Prospectus is being furnished to the stockholders of CB Commercial Real Estate Services Group, Inc. ("CBC") and Koll Real Estate Services ("KRES") in connection with the solicitation of proxies by the respective Boards of Directors of CBC and KRES for use at the annual meeting of stockholders of CBC to be held on August 28, 1997 and at a special meeting of stockholders of KRES to be held on August 20, 1997, including in each case any adjournments or postponements of the meetings. At the annual meeting of CBC or any adjournments or postponements thereof, the stockholders of CBC entitled to vote will be asked to consider and vote on the following proposals:

  1. To approve and adopt the Agreement and Plan of Reorganization (the "Merger Agreement") dated as of May 14, 1997 among CBC, KRES, CBC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of CBC ("Acquisition Corporation") and certain stockholders of KRES, and the transactions contemplated thereby, including without limitation, the grant of new options to four employees and one non-employee director of KRES in connection with their engagement as an employee or director of CBC, and the substitution of options ("CBC Options") to purchase shares of CBC common stock, $.01 par value per share ("CBC Common") for options ("KRES Options") to purchase shares of KRES common stock, $.01 par value per share ("KRES Common") previously issued to directors, employees or consultants of KRES or its subsidiaries as more fully set forth herein (see "THE MERGER);"

  2. To elect nineteen (19) Directors to serve as such until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

  3. To approve CBC's 1997 Employee Stock Option Plan;

  4. To approve CBC's 1998 Employee Stock Purchase Plan;

  5. To approve an amendment to CBC's 1991 Service Providers Stock Option Plan to clarify that options may be granted either at fair market value or, when an employee or independent contractor has given up the right to receive cash compensation, at an appropriate discount;

  6. To approve CBC's 1996 Equity Incentive Plan;

  7. To ratify the appointment of Arthur Andersen LLP as independent accountants for CBC for 1997; and

  8. To consider and act upon such other matters as may properly come before the meeting.

  At the special meeting of KRES, stockholders of KRES will be asked to consider and vote on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including, without limitation, the grant of stock options to four employees and one director of KRES, all of whom will become employees or directors of CBC, and the substitution of options to purchase shares of CBC Common for options to purchase shares of KRES Common previously issued to directors, employees or consultants of KRES or its subsidiaries as more fully set forth herein. See "THE MERGER."

  Pursuant to the Merger Agreement, KRES will be merged with and into Acquisition Corporation (the "Merger"), with KRES being the surviving corporation, and immediately after the Merger, CBC will contribute the shares of KRES to CB Commercial Real Estate Group, Inc. ("CBC Group"), the principal operating subsidiary of CBC. Upon consummation of the Merger, subject to provisions for payment of cash for fractional shares, each share of KRES Common issued and outstanding immediately prior to the effective time of the

Merger (the "Effective Time") shall be converted into (i) 0.776175 of a share of CBC Common, subject to adjustment as set forth below (the "Stock Exchange Ratio") and (ii) a number of warrants to purchase CBC Common equal to (A) 600,000 divided by (B)(1) the number of shares of KRES Common outstanding immediately prior to the effective time plus (2) the number of shares of KRES Common which are subject to KRES options outstanding and held by individuals who are directors, employees or consultants of KRES or certain of its subsidiaries immediately prior to the Effective Time of the Merger (0.083238 warrants per share of KRES Common based on an assumed aggregate of 7,208,243 shares of KRES Common Stock outstanding and underlying such KRES Options immediately prior to the Effective Time). For each $100,000 by which Bank Indebtedness exceeds $47,375,000 or by which any subcategory of Bank Indebtedness exceeds the applicable sublimit set forth in the Merger Agreement (but without duplication), in both cases as of the Closing Date, the Stock Exchange Ratio shall be reduced by 0.0005883. See "THE MERGER--Adjustments to Merger Consideration." There is no floor limitation to such a reduction of the Stock Exchange Ratio (i.e., in theory it may be reduced to zero). Each Warrant shall be exercisable into one share of CBC Common at an exercise price of $30.00 per share of CBC Common. The number of shares of CBC Common issued in connection with the Merger will not exceed 5,614,261 (including shares of CBC Common underlying CBC Options issued in exchange for KRES Options), and the number of shares into which the Warrants are exercisable will not exceed 600,000. See "BACKGROUND AND REASONS FOR THE MERGER" for a description of the factors considered in determining the Stock Exchange Ratio and the Warrant Exchange Ratio. In addition, see the "Index of Defined Terms" beginning at page 126 for the definitions of capitalized terms used in this Joint Proxy Statement/Prospectus.

  This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of CBC and KRES on or about July 31, 1997.

  This Joint Proxy Statement/Prospectus serves as a Prospectus of CBC under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of (1) up to 5,614,261 shares of CBC Common into which shares of KRES Common will be converted upon consummation of the Merger and (2) warrants to purchase up to 600,000 shares of CBC Common at an exercise price of $30 per share which will be issued to stockholders of KRES in connection with the Merger (the "Warrants"). Each Warrant becomes exercisable on the third anniversary of the Effective Time and is exercisable at any time thereafter until seven years from the Effective Time.

  CBC does not intend to apply to have the Warrants listed for quotation or admitted for trading on the Nasdaq National Market or on any securities exchange, central market system, over-the-counter market or similar system. Accordingly, there will be no market for the Warrants. The CBC Common issued in connection with the Merger will immediately be separately tradable. See "DESCRIPTION OF CBC CAPITAL STOCK."

  On July 25, 1997, the closing price on the Nasdaq National Market of CBC Common was $32.00.

 THE  ABOVE  MATTERS  ARE  DISCUSSED  IN  DETAIL  IN  THIS  PROXY  STATEMENT/
   PROSPECTUS. THE PROPOSED  MERGER IS A  COMPLEX TRANSACTION. STOCKHOLDERS
    OF  CBC AND KRES  ARE STRONGLY  URGED TO  READ AND CONSIDER  CAREFULLY
      THIS  JOINT   PROXY  STATEMENT/PROSPECTUS   IN  IN   ITS  ENTIRETY
       PARTICULARLY  THE  MATTERS  REFERRED  TO  UNDER  "RISK  FACTORS"
         BEGINNING ON PAGE 29.
                               ----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION, NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  JOINT  PROXY
       STATEMENT/PROSPECTUS.  ANY REPRESENTATION TO  THE CONTRARY IS  A
         CRIMINAL OFFENSE.

                               ----------------

    The date of this Joint Proxy Statement/Prospectus is            , 1997.

  NO PERSON IS AUTHORIZED BY CBC OR KRES TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

  NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF CBC OR KRES SINCE THE DATE HEREOF.

  WHEN USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE WORDS "EXPECTS," "ANTICIPATES," "ESTIMATES," "BELIEVES" AND WORDS OF SIMILAR IMPORT MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A DISCUSSION OF SUCH RISKS, SEE "RISK FACTORS," "BACKGROUND AND REASONS FOR THE MERGER" AND "OPERATIONS FOLLOWING THE MERGER." READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. EACH OF CBC AND KRES EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO PUBLICLY RELEASE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                             AVAILABLE INFORMATION

  CBC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, CBC files proxy statements, reports and other information with the Securities and Exchange Commission (the "SEC"). This filed material can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048 and copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, CBC Common is quoted on the Nasdaq National Market, and certain of CBC's proxy statements, reports, and other information concerning CBC may be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. In addition, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

  CBC has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to CBC Common and the Warrants to be issued upon consummation of the Merger. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. For further information, reference is made to the Registration Statement, which may be obtained from the SEC as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following CBC documents are incorporated herein by reference: (a) CBC's Annual Report on Form 10-K for the year ended December 31, 1996, (b) CBC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and (c) CBC's Current Report on Form 8-K dated January 30, 1997.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THERE WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON AND BY FIRST CLASS MAIL, OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY AFTER RECEIPT OF SUCH REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE). WITH RESPECT TO DOCUMENTS OF CBC INCORPORATED HEREIN BY REFERENCE, REQUESTS SHOULD BE DIRECTED TO CBC, INVESTOR RELATIONS, 533 SOUTH FREMONT AVENUE, LOS ANGELES, CA 90071, TELEPHONE
(213) 613-3123. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETING TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES, ANY SUCH REQUEST WITH RESPECT TO CBC SHOULD BE MADE BY AUGUST 22, 1997 AND ANY SUCH REQUEST WITH RESPECT TO KRES SHOULD BE MADE BY AUGUST 14, 1997.

  All reports and definitive proxy or information statements filed by CBC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the termination of the offering of the CBC Common and Warrants to which this Joint Proxy Statement/Prospectus relates will be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein (as to documents incorporated or deemed to be incorporated herein by reference) or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO CBC HAS BEEN SUPPLIED BY CBC, AND ALL INFORMATION RELATING TO KRES HAS BEEN SUPPLIED BY KRES. EACH OF CBC AND KRES ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF THE INFORMATION IT HAS SUPPLIED.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   7
RISK FACTORS..............................................................  29
CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.............................  35
KOLL REAL ESTATE SERVICES.................................................  38
THE MEETINGS..............................................................  39
BACKGROUND AND REASONS FOR THE MERGER.....................................  41
  Background..............................................................  41
  Recommendations of the CBC Board; Reasons for the Merger................  42
  Recommendations of the KRES Board; Reasons for the Merger...............  44
OPINION OF FINANCIAL ADVISOR..............................................  45
MATERIAL EFFECTS OF THE MERGER............................................  50
  General Effects.........................................................  50
  Material Federal Income Tax Considerations..............................  50
  Accounting Treatment....................................................  52
  Exchange Act Requirements...............................................  52
OPERATIONS FOLLOWING THE MERGER...........................................  52
THE MERGER................................................................  54
  General; Merger Consideration...........................................  54
  Adjustments to Merger Consideration.....................................  54
  Effective Time..........................................................  55
  Exchange of Certificates................................................  55
  Fractional Shares.......................................................  55
  Stock Exchange Listing..................................................  56
  Expenses................................................................  56
  Effect on Employee Benefit and Stock Plans..............................  56
  Representations and Warranties..........................................  56
  Certain Covenants.......................................................  57
  No Solicitation of Transactions.........................................  59
  Indemnification.........................................................  59
  Additional Agreements...................................................  60
  Conditions to Consummation of the Merger................................  60
  Termination.............................................................  62
  Amendment and Waiver....................................................  63
CERTAIN OTHER AGREEMENTS..................................................  64
  Voting Agreements and Proxy Agreements..................................  64
  Affiliates Agreements...................................................  64
INTERESTS OF CERTAIN PERSONS IN THE MERGER................................  65
  KRES Management.........................................................  65
  KRES Directors..........................................................  65
  Proposed CBC Directors..................................................  66
  Stock Options...........................................................  66
BUSINESS AND FINANCIAL INFORMATION REGARDING KRES.........................  67
  KRES Selected Consolidated Financial and Share Data.....................  67
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations of KRES..................................................  70
  Liquidity and Capital Resources.........................................  74
  KRES' Business..........................................................  75
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION........................  80
CBC AND SUBSIDIARIES PRO FORMA COMBINED CONDENSED BALANCE SHEET...........  81

                                                                           PAGE
                                                                           ----
CBC AND SUBSIDIARIES PRO FORMA COMBINED STATEMENTS OF OPERATIONS..........  83
DESCRIPTION OF CBC CAPITAL STOCK..........................................  88
SELECTED INFORMATION REGARDING CBC........................................  93
  Ownership of CBC Capital Stock..........................................  93
  Directors and Executive Officers........................................  95
  Board Committees; Compensation Committee Interlocks and Insider
   Participation .........................................................  99
  Director's Fees.........................................................  99
  CBC Directors and Executive Compensation................................ 100
  Limitation of Liability and Indemnification Matters..................... 104
  Certain Relationships and Related Transactions.......................... 104
  CBC's Credit Agreements................................................. 105
  Refinancing of Senior Secured and Senior Subordinated Debt.............. 107
SELECTED INFORMATION REGARDING KRES....................................... 108
  Ownership of KRES Common................................................ 108
COMPARISON OF RIGHTS OF STOCKHOLDERS OF CBC AND KRES...................... 110
APPRAISAL RIGHTS.......................................................... 111
PROPOSAL FOR NOMINATION AND ELECTION OF CBC DIRECTORS..................... 114
PROPOSAL TO APPROVE CBC'S 1997 EMPLOYEE STOCK OPTION PLAN................. 119
PROPOSAL TO APPROVE CBC'S 1998 EMPLOYEE STOCK PURCHASE PLAN............... 122
PROPOSAL TO AMEND CBC'S 1991 SERVICE PROVIDERS STOCK OPTION PLAN.......... 122
PROPOSAL TO APPROVE CBC'S 1996 EQUITY INCENTIVE PLAN...................... 123
PROPOSAL FOR RATIFICATION OF INDEPENDENT ACCOUNTANTS...................... 124
OTHER MATTERS............................................................. 124
LEGAL MATTERS............................................................. 125
EXPERTS................................................................... 125
SOLICITATION OF PROXIES................................................... 125
STOCKHOLDER PROPOSALS FOR 1998 CBC ANNUAL MEETING OF STOCKHOLDERS......... 125
INDEX OF DEFINED TERMS.................................................... 126
INDEX TO FINANCIAL STATEMENTS............................................. F-1

ANNEXES

 ANNEX 1 Agreement and Plan of Reorganization
 ANNEX 2 Form of Warrant Agreement
 ANNEX 3 Opinion of Merrill Lynch Co.
 ANNEX 4 Section 262 of Delaware General Corporation Law
 ANNEX 5 CBC's 1997 Employee Stock Option Plan
 ANNEX 6 CBC's 1998 Employee Stock Purchase Plan
 ANNEX 7 Proposed Amendment to CBC's 1991 Service Providers Stock Option
         Plan
 ANNEX 8 CBC's 1996 Equity Incentive Plan

                                    SUMMARY

  The following is a summary of certain of the information contained elsewhere in the Joint Proxy Statement/Prospectus of CBC and KRES. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the Annexes hereto, and in the documents incorporated herein by reference, which contain further information, some of which is not summarized below. Stockholders of CBC and KRES are urged to review carefully the entire Joint Proxy Statement/Prospectus and the attached Annexes in their entirety, particularly the matters referred to under "Risk Factors" and "The Merger."

THE COMPANIES

  CBC and Acquisition Corporation. Founded in 1906, CBC believes that it is the largest vertically-integrated commercial real estate services company in the United States with 1996 revenue of $583 million and 231 business unit offices in 107 locations. CBC provides a full range of services to commercial real estate tenants, owners, and investors including: (i) brokerage (facilitating sales and leases), investment properties (acquisitions and sales on behalf of investors), corporate services, property management, and real estate market research and (ii) mortgage banking (mortgage loan origination and servicing), investment management and advisory services, and valuation and appraisal services. CBC owns all the capital stock of CBC Acquisition Corporation, a Delaware corporation ("Acquisition Corporation"), recently organized by CBC for the purpose of effecting the acquisition of KRES. CBC's executive offices are located at 533 South Fremont Avenue, Los Angeles, California 90071-1798 and its telephone number is (213) 613-3123. See "CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC."

  KRES. KRES is a fully-integrated real estate services company that provides property, facility and investment management and brokerage services to institutional and corporate owners of and investors in commercial real estate in the United States and, to a limited extent, Asia. KRES' executive offices are located at 4343 Von Karman Avenue, Newport Beach, California 92660 and its telephone number is (714) 833-9360. See "KOLL REAL ESTATE SERVICES and "BUSINESS AND FINANCIAL INFORMATION REGARDING KRES--KRES' Business."

THE MEETINGS

  The CBC Annual Meeting of Stockholders (the "CBC Meeting") will be held on August 28, 1997 at 8:00 A.M., Pacific time, at The Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California. The KRES Special Meeting of Stockholders (the "KRES Meeting," and together with the CBC Meeting, the "Meetings") will be held on August 20, 1997 at 9:00 A.M., Pacific time, at KRES' executive offices at 4343 Von Karman Avenue, Newport Beach, California 92660.

  At the Meetings, CBC and KRES stockholders will each separately consider and vote upon the Agreement and Plan of Reorganization (the "Merger Agreement"), a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex 1 and is incorporated herein by reference, and the transactions contemplated thereby, pursuant to which, upon receiving such stockholder approval and subject to the satisfaction or waiver of certain conditions: (1) Acquisition Corporation will merge into KRES (the "Merger"), with KRES surviving the Merger; (2) holders of KRES Common will receive (A) a number of shares of CBC Common equal to 0.776175 (the "Stock Exchange Ratio") multiplied by the number of shares of KRES Common held by such KRES stockholder (subject to adjustment as more fully described herein); and (B) a number of warrants to purchase CBC Common (the "Warrants") equal to 600,000 divided by (i) the number of shares of KRES Common outstanding immediately prior to the Effective Time plus (ii) the number of shares of KRES subject to KRES options outstanding and held by individuals who are directors, employees or consultants of KRES or its subsidiaries immediately prior to the Effective Time (the "Warrant Exchange Ratio") (the Warrant Exchange

(0.083238 Warrants per share of KRES Common based on an assumed aggregate of 7,208,243 shares of KRES Common Stock outstanding and underlying such KRES Options immediately prior to the Effective Time) multiplied by the number of shares of KRES Common held by such KRES stockholder; (3) the outstanding options to acquire KRES Common held by directors, employees or consultants of KRES or its subsidiaries immediately prior to the Effective Time (the "KRES Options") will be exchanged for equivalent options to purchase CBC Common and holders of such KRES Options will receive a number of Warrants to purchase CBC Common equal to 0.083238 (based on an assumed aggregate of 7,208,243 shares of KRES Common Stock outstanding and underlying such KRES options immediately prior to the Effective Time) multiplied by the number of shares of KRES Common underlying such KRES Options; (4) options to purchase an aggregate of 550,000 shares of CBC Common will be granted to five employees or directors of KRES who will become employees or directors of CBC and (5) KRES will become a wholly-owned subsidiary of CBC, whose stock will immediately be contributed by CBC to its principal operating subsidiary, CB Commercial Real Estate Group, Inc. ("CBC Group") thereby making KRES a subsidiary of CBC Group. The number of shares of CBC Common issued in connection with the Merger will not exceed 5,614,261 (including shares of CBC Common underlying CBC Options issued in exchange for KRES Options), and the number of shares into which the Warrants are exercisable will not exceed 600,000. Each Warrant shall be exercisable into one share of CBC Common at an exercise price of $30.00 per share of CBC Common. In addition, each Warrant will be subject to the terms and conditions of a Warrant Agreement, a copy of which is attached hereto as Annex 2 and is incorporated herein by reference. The Stock Exchange Ratio is also to herein as the "Exchange Ratio" and is subject to adjustment under certain circumstances as more fully described herein. See "THE MERGER." The holders of CBC Common as of the effective time of the Merger (the "Effective Time") will continue to hold their securities following the Merger. See "THE MEETINGS."

  The Exchange Ratio was reached as a result of negotiations between management of CBC and certain stockholders of KRES, and was later approved by the CBC Board and the KRES Board after consultation with their advisors. See "Background and Reasons for the Merger" for a description of the factors considered in determining the Exchange Ratio.

  In addition, at the CBC Meeting, the holders of CBC Common, Series A-1 Preferred Stock ("CBC A-1 Preferred") and Series A-2 Preferred Stock ("CBC A-2 Preferred") will also be asked to consider and act upon the following matters:

  1. To elect nineteen (19) Directors to serve as such until the next Annual Meeting of CBC Stockholders and until their successors are elected and qualified;

  2. To approve CBC's 1997 Employee Stock Option Plan;

  3. To approve the CBC's 1998 Employee Stock Purchase Plan;

  4. To approve an amendment to CBC's 1991 Service Providers Stock Option Plan to clarify that options may be granted either at fair market value or, when an employee or independent contractor has given up the right to receive cash compensation, at an appropriate discount;

  5. To approve CBC's 1996 Equity Incentive Plan.

  6. To ratify the appointment of Arthur Andersen LLP as independent accountants for CBC for 1997; and

  7. To consider and act upon such other matters as may properly come before the CBC Meeting.

  Holders of KRES Common will not act on these proposals. This Joint Proxy Statement/Prospectus is being furnished to holders of CBC Common. The holders of CBC's other classes of stock not subject to the proxy solicitation requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are also being sent copies of this Joint Proxy Statement/Prospectus.

RECOMMENDATION OF CBC AND KRES BOARDS OF DIRECTORS

  Each of the Board of Directors of CBC (the "CBC Board") and the Board of Directors of KRES (the "KRES Board") unanimously approved the Merger Agreement and believes that the transactions contemplated thereby are fair and in the best interests of their respective stockholders. Each Board unanimously recommends that its stockholders vote in favor of the Merger Agreement and the transactions contemplated thereby. See "BACKGROUND AND REASONS FOR THE MERGER."

RECOMMENDATION OF CBC BOARD OF DIRECTORS FOR PROPOSALS OTHER THAN THE MERGER

  The CBC Board has approved, by a unanimous vote of those directors present, the 1997 Employee Stock Option Plan, the 1998 Employee Stock Purchase Plan, the proposed amendment to the 1991 Service Providers Stock Option Plan and the 1996 Equity Incentive Plan and has appointed the firm of Arthur Andersen LLP, Certified Public Accountants. The CBC Board also recommends a vote in favor of each of these proposals and in favor of ratifying the appointment of Arthur Andersen LLP.

OPINION OF FINANCIAL ADVISOR

  CBC retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to render an opinion to the CBC Board with respect to CBC's proposed business combination with KRES. On April 22, 1997, Merrill Lynch delivered its opinion (the "Merrill Lynch Opinion") to the CBC Board that, as of such date and based upon and subject to certain factors and assumptions set forth therein, the aggregate consideration to be paid by CBC as set forth in the April 18, 1997 draft of the Merger Agreement (the "Transaction Consideration") is fair to CBC from a financial point of view. On June 6, 1997, Merrill Lynch delivered a letter to CBC which informed CBC that, based upon the terms of the final Merger Agreement dated May 14, 1997, it would not have modified its opinion dated April 22, 1997 that the aggregate consideration to be paid by CBC in the Merger is fair from a financial point of view to CBC. The full text of the Merrill Lynch Opinion and the June 6, 1997 update letter, which set forth the assumptions made, matters considered and limitations on the review undertaken by Merrill Lynch, are attached as Annex 3 to this Joint Proxy Statement/Prospectus. Stockholders of CBC are urged to read the Merrill Lynch Opinion and the June 6, 1997 letter in their entirety. See "OPINION OF FINANCIAL ADVISOR."

VOTE REQUIRED; SHARE OWNERSHIP

  The Merger. Approval of the Merger Agreement by the stockholders of CBC is not required under Delaware law or the CBC Fourth Restated Certificate of Incorporation (the "CBC Certificate"). However, the rules of the Nasdaq National Market require such approval by a majority of the votes cast by the CBC stockholders. Accordingly, the affirmative vote of a majority of the total votes cast by the holders of CBC Common, CBC A-1 Preferred and CBC A-2 Preferred, voting together as a single class, and the holders of a majority of the outstanding shares of KRES Common present at the KRES Meeting in person or by proxy are required to approve the Merger Agreement.

  Holders of CBC A-1 Preferred are entitled to two votes per share, holders of CBC A-2 Preferred are entitled to one vote per share, holders of CBC Common are entitled to one vote per share and holders of KRES Common are entitled to one vote per share. Only stockholders of record at the close of business on July 7, 1997 are entitled to notice of, and to vote at, the Meetings. See "THE MEETINGS--The CBC Meeting."

  As of July 7, 1997, there were (i) 13,460,436 shares of CBC Common outstanding, of which 18.6% was beneficially owned by directors and executive officers of CBC and their respective affiliates and (ii) 6,680,743 shares of KRES Common outstanding of which 97% was beneficially owned by directors and executive officers of KRES and their respective affiliates.

  Other Matters to be Considered by CBC Stockholders. Directors of CBC are elected annually by a plurality of the votes of the shares entitled to vote at the CBC Meeting. A vote of a majority of the outstanding votes entitled to be cast by the holders of CBC A-1 Preferred, CBC A-2 Preferred and CBC Common, voting together as a single class, is required to approve the CBC 1997 Employee Stock Option Plan, the CBC 1998 Employee Stock Purchase Plan and the proposed amendment to the CBC 1991 Service Providers Stock Option Plan and the 1996 Equity Incentive Plan and to ratify the appointment of Arthur Andersen LLP as independent accountants.

EFFECTS OF THE MERGER

  Certain Federal Income Tax Considerations. The Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. If the Merger so qualifies, stockholders of KRES generally would recognize no gain or loss on the exchange of their shares of KRES Common for shares of CBC Common. However, KRES stockholders may recognize gain with respect to the receipt of Warrants. ALL KRES STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER. See "CERTAIN EFFECTS OF THE MERGER--Certain Federal Income Tax Considerations."

  Accounting Treatment. The Merger will be accounted for by CBC under the purchase method of accounting. See "CERTAIN EFFECTS OF THE MERGER--Accounting Treatment."

OPERATIONS FOLLOWING THE MERGER

  Following the Merger, CBC presently intends to combine the KRES property management and brokerage operations with the property management and brokerage operations of CBC. The facility management operations of KRES will be combined with the corporate services operations of CBC while the pension advisory/assets management business of KRES generally will operate on a parallel but independent basis. CBC currently intends (i) to continue its expansion plans of CBC within its existing geographic market area, (ii) to utilize the "best of class" of the current product and marketing strategies of CBC and KRES (iii) to utilize the cross-learning opportunities and complementary services the consolidated operations will provide, and (iv) to realize certain cost savings and operational efficiencies as a result of the consolidation of various business operations and corporate functions. See "OPERATIONS FOLLOWING THE MERGER."

  The current CBC directors are expected to remain as directors of CBC following the Merger. In addition, following the Merger, so long as certain KRES shareholders who are signatories to the Merger Agreement (collectively, the "KRES Shareholders") hold shares equal to 60% of the shares originally issued to them pursuant to the Merger Agreement, three individuals selected by such shareholders (and reasonably satisfactory to the Corporate Governance Committee of the CBC Board) shall be nominated for election to the CBC Board. For so long as they are employed or engaged by CBC two of those individuals will be Raymond E. Wirta and Donald M. Koll, current KRES directors. In addition to the three directors referred to above, following the Effective Time and until the election of directors to CBC's Board at the first annual meeting of stockholders following the Effective Time, CBC will cause one individual selected by AP KMS II, LLC (a principal current stockholder of KRES) and reasonably satisfactory to the Corporate Governance Committee of CBC's Board to be nominated for election to CBC's Board. In the event that the KRES Shareholders no longer hold shares equal to 60% of the shares originally issued to them pursuant to the Merger Agreement, so long as FS Equity Partners III, L.P. and FS Equity Partners International, L.P. (collectively "FS") own 60% of the shares originally issued to FS pursuant to the Merger Agreement, CBC will cause one individual selected by FS and reasonably satisfactory to the Corporate Governance Committee of the CBC Board to be nominated for election to CBC's Board. CBC expects to retain all of its current executive officers and substantially all of its senior management (although not necessarily in their current positions) following the Merger. Following the Merger, Raymond E. Wirta will be appointed as President--Capital Markets of CBC and William S. Rothe will be appointed Senior

Executive Vice President of CBC Group. A majority of the other executive officers of KRES will become senior officers of CBC Group. See "OPERATIONS FOLLOWING THE MERGER," "INTERESTS OF CERTAIN PERSONS IN THE MERGER," "SELECTED INFORMATION WITH RESPECT TO KRES--Directors and Executive Officers," and "SELECTED INFORMATION WITH RESPECT TO CBC--Directors and Executive Officers."

TERMS OF THE MERGER AGREEMENT

  Effective Time. If the Merger Agreement is approved by the requisite CBC stockholder vote and the requisite KRES stockholder vote and if all other conditions set forth in the Merger Agreement are satisfied or waived, the Merger will become effective on the day an agreement of merger is filed with the Delaware Secretary of State or such later time as specified in the Certificate of Merger (the "Effective Time"). Assuming all other conditions to the Merger are satisfied or waived, it is anticipated that the filing of such agreement of merger will occur promptly after the stockholders of CBC and KRES approve the Merger Agreement. See "THE MERGER--Effective Time."

  Exchange of Certificates. Prior to the Effective Time, transmittal forms will be sent by Walter V. Stafford, Secretary of CBC, to the holders of KRES Common to be used for forwarding their KRES stock certificates to CBC for surrender and exchange for certificates representing CBC Common and Warrant Certificates. See "THE MERGER--Exchange of Certificates."

  Conditions. The respective obligations of CBC and KRES to effect the Merger are subject to various conditions described in "THE MERGER--Conditions to the Merger," which include but are not limited to: (i) requisite stockholder approvals, (ii) the absence of any restraining order or injunction that would prevent the consummation of the Merger, (iii) the performance by the other party of its obligations under the Merger Agreement and the accuracy of the other party's representations and warranties contained therein, and (iv) the receipt of an opinion from legal counsel as to certain legal and tax matters. The respective obligations of CBC and KRES to consummate the Merger are conditioned upon all waiting periods (and any extensions thereof) applicable to consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") having expired or terminated. On June 6, 1997, CBC and each of FS Equity Partners III, L.P. ("FSEP III") and Donald
M. Koll filed the information and materials required under the HSR Act with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission with respect to the Merger. On July 6, 1997, the waiting period terminated. CBC and KRES are not currently aware of any other material governmental permits, approvals, consents or similar actions that are required for consummation of the Merger, except for compliance with applicable federal and state securities laws.

  Termination. The Merger Agreement is subject to termination at the option of either CBC or KRES if the Merger is not consummated by October 31, 1997 and prior to that time upon the occurrence of certain events. The Merger Agreement may be terminated by CBC if over 100,000 shares of KRES Common vote against the Merger, file a written demand for appraisal of such shares and otherwise act to perfect their rights as dissenting stockholders under Delaware law. See "THE MERGER--Termination" and "APPRAISAL RIGHTS."

  KRES Options. Pursuant to the Merger Agreement, CBC will assume the KRES Options outstanding under the KRES Amended Nonqualified Performance Stock Option Plan (the "KRES Performance Option Plan") held by various individuals who are directors, employees or consultants of KRES or its subsidiaries immediately prior to the Effective Time by substituting a CBC Option for each such KRES Option. Each CBC Option so substituted by CBC will continue to be subject to substantially the same terms and conditions set forth in the KRES options plans, except that (i) such CBC Options will be exercisable for that number of whole shares of CBC Common equal to the product of the number of shares of KRES Common that were purchasable under such KRES Options immediately prior to the Effective Time multiplied by the Stock Exchange Ratio, and (ii) the per share exercise price for the shares of CBC Common issuable upon exercise of such CBC Option will be equal to the quotient determined by dividing the exercise price per share of KRES Common at which such KRES Option was exercisable immediately prior to the Effective Time by the Stock Exchange Ratio. Following the Effective Time, each such individual entitled to receive a CBC Option will receive a number of Warrants to purchase CBC Common equal to 0.083238 (based on an assumed aggregate of 7,208,243 shares of KRES Common outstanding and underlying such KRES Options immediately prior to the Effective Time) multiplied by the number of shares of KRES Common into which such KRES Option is exercisable. As of May 31, 1997, there were outstanding options to purchase 532,500 shares of KRES Common. See "THE MERGER--Effect on Employee Benefit and Stock Plans."

  CBC Options to Certain KRES Affiliates. Raymond E. Wirta (KRES' Chief Executive Officer, who will become President--Capital Markets of CBC and CBC Group) and William S. Rothe (KRES' President, who will become a Senior Executive Vice President of CBC and CBC Group) will each receive a 10-year option for 100,000 shares of CBC Common at an exercise price of $22.75, and Richard Abraham and Richard Wollack (senior executives of KRES who will become senior executives of CBC and CBC Group) will each receive a 10-year option to purchase 50,000 shares of CBC Common at an exercise price of $22.75. Each of these options vests as to one-third of the shares three years after the Effective Time, two-thirds after four years and all of the shares after five years. If an optionee's employment terminates he forfeits all unvested shares. Donald M. Koll will become a director of and a consultant to CBC and will receive a 10-year option to purchase 250,000 shares of CBC Common at a price of $36.75 per share. This option is fully exercisable at anytime but terminates one year after Mr. Koll ceases to be a consultant to CBC. Mr. Koll's consulting arrangement may be terminated by either party at any time.

CERTAIN OTHER AGREEMENTS

  Voting Agreement with Certain KRES Shareholders. On May 14, 1997 CBC, KRES and the KRES Shareholders entered into a Voting Agreement which provides, among other things, that (i) the KRES Shareholders agree to vote their shares of KRES Common in favor of the Merger and (ii) FS, which holds approximately 65% of the outstanding KRES Common in the aggregate, agreed not to vote to elect or remove directors or change the current composition of the KRES Board. As of May 31, 1997, the seven stockholders and optionholders who are parties to such agreement held in the aggregate approximately 96.7% of the outstanding KRES Common (approximately 91.1% on a fully diluted basis) and options to purchase 115,000 shares of KRES Common. The remaining 31 shareholders and optionholders of KRES who, as of May 31, 1997, held approximately 3.3% of the outstanding KRES Common (approximately 8.9% on a fully diluted basis) and options to purchase 342,500 shares of KRES Common are not parties to the Voting Agreement with CBC. Only stockholders are entitled to vote, optionholders have no voting rights. See "CERTAIN OTHER AGREEMENTS--Voting Agreements."

  KRES Proxy Agreements. CBC has entered into certain proxy agreements with each of the KRES shareholders who are parties to the Voting Agreement pursuant to which such shareholders have granted CBC irrevocable proxies to vote KRES Common held by such shareholders in favor of the Merger Agreement. See "CERTAIN OTHER AGREEMENTS--KRES Proxy Agreements."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  At the CBC Meeting, CBC will increase the size of its Board by four members and nominate for election Messrs. Koll and Wirta, Bradford M. Freeman and Ricardo Koenigsberger. Following the Merger (i) James J. Didion, John C. Haeckel and Walter V. Stafford will constitute the board of directors of KRES, to serve until their successors are duly elected and qualified, (ii) pursuant to an employment agreement signed concurrently with the Merger Agreement but effective at the Effective Time, Mr. Rothe will become an officer of CBC and will receive stock options from CBC, and (iii) CBC will substitute CBC Options for outstanding KRES Options in accordance with the Merger Agreement. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

COMPARISON OF STOCKHOLDERS' RIGHTS

  The rights of stockholders of KRES are currently governed by applicable Delaware law, the KRES Certificate of Incorporation, the KRES Bylaws and that certain Third Amended and Restated Stockholders Agreement dated as of January 9, 1997. Subject to the valid exercise of appraisal rights, if any, holders of KRES Common outstanding as of the Effective Time will become stockholders of CBC, a Delaware corporation, and their rights as CBC stockholders from and after the Merger will be governed by applicable Delaware law, CBC's Certificate and CBC's Bylaws. Certain differences exist between the rights of stockholders of KRES under the KRES Certificate of Incorporation and the KRES Bylaws and the rights of stockholders under CBC's Certificate and CBC's Bylaws. See "COMPARISON OF THE RIGHTS OF HOLDERS OF CBC COMMON AND KRES COMMON."

REGISTRATION RIGHTS

  Pursuant to a registration rights agreement between CBC and the holders of its Preferred Stock, CBC will use its best efforts to include in a CBC-initiated registration shares of CBC Common into which the Preferred Stock is convertible under certain circumstances. In addition, in connection with the Merger, CBC entered into a registration rights agreement with certain shareholders of KRES which provides for the registration of shares of CBC Common issued to such shareholders in connection with the Merger or upon the exercise of the Warrants. Pursuant to this agreement, upon the request by such shareholders holding a threshold amount of CBC Common, CBC is obligated to use its best efforts to initiate two registrations during its 1998 fiscal year, two during its 1999 fiscal year and two during the period beginning fiscal year 2000 and ending and the end of fiscal year 2002. Each such registration is required to be underwritten. CBC is obligated to keep the first such registration effective for a period of 90 days and, in the case of each other such registration, for a period of 60 days. See "DESCRIPTION OF CBC CAPITAL STOCK--Registration Rights."

APPRAISAL RIGHTS

  Except to the extent such rights may have been waived, holders of KRES Common who object to the Merger in accordance with the statutory procedures prescribed in the Delaware General Corporation Law (the "Delaware Corporation Law") may be entitled to receive cash for their stock if such stockholders do not vote in favor of the Merger, validly file demands for appraisal, demonstrate to KRES' and CBC's satisfaction (including through a court order in an appraisal proceeding) that such shares are entitled to appraisal rights and otherwise act to perfect their rights as dissenting stockholders pursuant to the Delaware Corporation Law. For a description of appraisal rights under the Delaware Corporation Law and the method of perfecting such rights, see "APPRAISAL RIGHTS." The Merger Agreement may be terminated by CBC if more than 100,000 shares of KRES Common validly perfect their rights of appraisal of such stock and demonstrate to KRES' satisfaction (including through a court order in an appraisal proceeding) that such shares are entitled to appraisal rights. See "THE MERGER--Termination."

RISK FACTORS

  Stockholders of CBC and KRES should carefully review the matters set forth under "RISK FACTORS" before voting on the Merger.

MARKET PRICE AND DIVIDEND DATA

  CBC Common has been quoted on the Nasdaq National Market since CBC's initial public offering in November, 1996 under the symbol "CBCG." KRES Common is not traded on any securities market or exchange. Pursuant to a Stock Subscription Agreement dated January 9, 1997, KRES issued 1,388,889 shares of KRES Common to FS and AP KMS II, LLC at $18.00 per share, for an aggregate purchase price of $25,000,002.

  The following table sets forth, for the periods indicated, the high and low range of the CBC Common bid prices as quoted by Nasdaq National Market for fiscal 1996 and thereafter. The bid prices may represent quotations between dealers without adjustment for retail markups, markdowns or commissions and may not represent actual transactions.

                                                                  PER SHARE OF
                                                                   CBC COMMON
                                                                  --------------
                                                                   HIGH    LOW
                                                                  ------  ------
   Fiscal Year 1996:
    October 1--December 31
     (commencing November 25, 1996).............................. $20.25  $18.00
   Fiscal Year 1997:
    January 1--March 31..........................................  27.375  18.25
    April 1--June 1..............................................  24.25   20.75

  Neither CBC nor KRES has ever paid cash dividends on its respective common stock. Both CBC and KRES presently intend to retain earnings for the development of their respective businesses and do not anticipate paying cash dividends on their common stock in the foreseeable future. CBC's Credit Agreement with The Sumitomo Bank, Ltd., as agent for the majority lenders, prohibits the payment of cash dividends in excess of 50% of CBC's cumulative consolidated net income in any fiscal year. Such distributions are prohibited under the terms of KRES' credit facility with Bankers Trust Company, as agent for the lenders who are parties thereto.

  The following table sets forth the final quote for CBC Common on the Nasdaq National Market on May 12, 1997, the last full day of trading prior to the public announcement that the parties to the Merger Agreement had reached agreement on its terms and the latest practicable trading day before the printing of this Joint Proxy Statement/Prospectus:

                                                                           CBC
                                                                          COMMON
                                                                          ------
   May 12, 1997.......................................................... $23.00
   July 25, 1997......................................................... $32.00

  On March 18, 1997, CBC issued a press release announcing that it was engaged in merger negotiations with KRES. On March 17, 1997, the last full day of trading before CBC issued this press release, the closing price for CBC Common on the Nasdaq National Market was $24.50.

  Stockholders are urged to obtain current market quotations of CBC Common in connection with voting their shares.

SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL AND OTHER DATA

  The following information sets forth summary financial and other data for each of CBC and KRES. This information should be read in conjunction with and is qualified in its entirety by the separate historical consolidated financial statements and accompanying notes of CBC and KRES included herein or incorporated herein by reference. The Pro Forma Combined Summary Financial Data is intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of the combined company or of the financial position or the results of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or for the periods presented.

         CBC SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER DATA

  The following table sets forth selected financial and other data for CBC on a consolidated historical basis for the periods and dates indicated. The selected historical balance sheet data as of December 31, 1996 and 1995 and the statement of operations data for each of the three years in the period ended December 31, 1996 are derived from the financial statements of CBC that have been audited by Arthur Andersen LLP, independent public accountants, and incorporated by reference herein. The selected historical balance sheet data as of December 31, 1994, 1993 and 1992 and the statement of operations data for the years ended December 31, 1993 and 1992 are derived from audited financial statements not included herein. The selected historical financial data for each of the three-month periods ended March 31, 1997 and 1996 are derived from unaudited financial statements prepared on the same basis as the audited financial statements and containing, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position at such dates and the operating results and cash flows for such periods. Period to period comparability in 1995 and 1996 is affected by the Westmark acquisition completed in June 1995 and the L.J. Melody acquisition completed in July 1996. A significant portion of CBC's revenue is transactional in nature and seasonal. Historically, this seasonality has caused CBC's revenue, operating income and net income to be lower in the first two calendar quarters and higher in the third and fourth calendar quarters of each year. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of results to be expected for the entire year ending December 31, 1997 or for any future period.

         CBC SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                           THREE MONTHS ENDED
                                MARCH 31,                        YEAR ENDED DECEMBER 31,
                          ----------------------  ----------------------------------------------------------
                             1997        1996        1996        1995        1994        1993        1992
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS
 DATA:
Revenue.................  $  134,064  $  112,741  $  583,068  $  468,460  $  428,988  $  392,037  $  360,223
Costs and expenses:
 Commissions, fees and
  other incentives......      67,607      55,007     292,266     239,018     225,085     206,070     187,582
 Operating,
  administrative and
  other.................      56,390      49,560     228,799     187,968     170,234     160,073     152,402
 Depreciation and
  amortization(1).......       3,121       3,280      13,574      11,631       8,091      49,606      45,855
 Non-recurring charges..         --          --          --          --          --          --        4,500
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating income (loss).       6,946       4,894      48,429      29,843      25,578     (23,712)    (30,116)
Interest income.........         632         395       1,503       1,674       1,109         915       1,083
Interest expense........       3,745       5,928      24,123      23,267      17,362      14,240      15,516
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) before
 provision (benefit) for
 income tax.............       3,833        (639)     25,809       8,250       9,325     (37,037)    (44,549)
Provision (benefit) for
 income tax.............       1,560         (48)     11,160         841         152         112          12
Reduction of valuation
 allowances.............         --          --      (55,900)        --          --          --          --
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net provision (benefit)
 for income tax.........       1,560         (48)    (44,740)        841         152         112          12
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income (loss).......  $    2,273  $     (591) $   70,549  $    7,409  $    9,173  $  (37,149) $  (44,561)
                          ==========  ==========  ==========  ==========  ==========  ==========  ==========
Net income (loss)
 applicable to common
 stockholders ..........  $    1,273  $     (591) $   69,549  $    7,409  $    9,173  $  (37,149) $  (44,561)
Primary earnings (loss)
 per share..............  $     0.09  $    (0.05) $     5.02  $     0.55  $     0.69  $    (3.23) $    (3.89)
Number of shares used in
 computing primary
 earnings (loss) per
 share..................  13,898,616  11,981,658  13,845,325  13,540,541  13,305,118  11,504,644  11,445,377
Fully diluted earnings
 (loss) per share.......  $     0.09  $    (0.05) $     4.97  $     0.55  $     0.69  $    (3.23) $    (3.89)
Number of shares used in
 computing fully diluted
 earnings (loss) per
 share..................  13,903,933  11,981,658  14,184,296  13,540,541  13,305,118  11,504,644  11,445,377
OTHER DATA:
EBITDA(2)...............  $   10,067  $    8,174  $   62,003  $   41,474  $   33,669  $   25,894  $   15,739
Ratio of earnings to
 fixed charges(3).......        1.72         --         1.84        1.28        1.40         --          --
Deficiency of earnings
 to fixed charges(3)....         --   $     (639)        --          --          --   $  (37,037) $  (44,549)
Net cash provided by
 (used in) operating
 activities.............  $  (15,766) $  (12,557) $   65,694  $   30,632  $   31,418  $   19,609  $   10,911
Net cash (used in)
 investing activities...  $   (9,843) $   (1,884) $  (10,906) $  (24,888) $   (3,865) $   (5,629) $   (4,821)
Net cash provided by
 (used in) financing
 activities.............  $   11,657  $    7,520  $  (28,505) $  (11,469) $   (4,923) $  (14,662) $   (2,157)

                           AS OF MARCH 31                   AS OF DECEMBER 31,
                         ------------------  ----------------------------------------------------
                           1997     1996       1996      1995       1994       1993       1992
                         -------- ---------  --------  ---------  ---------  ---------  ---------
Cash and cash
 equivalents............ $ 35,376 $  16,124  $ 49,328  $  23,045  $  28,770  $   6,140  $   6,822
Total assets............  256,252   181,313   278,944    190,954    150,100    128,914    173,274
Total long-term debt....  145,009   264,397   148,529    250,142    233,571    239,853    239,473
Total liabilities.......  253,810   334,600   280,459    345,642    314,648    303,774    311,630
Total stockholders'
 equity (deficit).......    2,442  (153,346)   (1,515)  (154,688)  (164,548)  (174,860)  (138,356)

                                                   (footnotes on following page)

--------
(1) Amounts for 1993 and 1992 reflect the amortization of intangibles associated with the acquisition in 1989 of CB Commercial Real Estate Group, Inc. of $42.9 million and $40.7 million, respectively.

(2) EBITDA represents earnings before interest, income taxes, depreciation and amortization, thereby removing the effect of certain non-cash charges on income, consisting of depreciation and the amortization of intangible assets relating to acquisitions. Management believes that the presentation of EBITDA will enhance a reader's understanding of CBC's operating performance and ability to service debt as it provides a measure of cash generated that can be used by CBC to service its debt and for other required or discretionary purposes. Management has used EBITDA as one of the primary measures of operating performance in evaluating its recent acquisitions. Net cash available to CBC for discretionary purposes represents remaining cash, after debt service and other cash requirements, such as capital expenditures, are deducted from EBITDA. EBITDA should not be considered as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles ("GAAP")) or
    (ii) to operating cash flow (determined in accordance with GAAP). The measure entitled "EBITDA" may not be comparable to similarly entitled measures reported by other companies.

(3) The ratio of earnings to fixed charges represents earnings before income taxes and fixed charges divided by fixed charges. Fixed charges include interest expense and one-third of rent expense relating to operating leases. Deficiency of earnings to fixed charges is presented for periods when CBC's earnings were not sufficient to cover its fixed charges requirement. Earnings included non-cash depreciation and amortization charges of $3.1 million, $3.3 million, $13.6 million, $11.6 million, $8.1 million, $49.6 million and $45.9 million for the three month periods ended March 31, 1997 and 1996, and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively.

              KRES SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The following tables set forth financial and other data for KRES on a consolidated historical basis for the periods and dates indicated. The selected historical financial data as of December 31, 1996 and March 31, 1996 and for the nine months ended December 31, 1996, the year ended March 31, 1996 and the four month and eight month periods ended March 31, 1995 and November 30, 1994, respectively, are derived from, and are qualified by reference to, KRES' and KRES' predecessor's audited consolidated financial statements included elsewhere in this Prospectus. The selected financial data as of March 31, 1995, 1994 and 1993 and for the years ended March 31, 1994 and 1993 are derived from the audited consolidated financial statements of KRES' and KRES' predecessor not included herein. The selected historical consolidated financial data for the three month periods ended March 31, 1997 and 1996 and for the nine month period ended December 31, 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which KRES considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997.

  The financial and other data presented below are qualified by reference to and should be read in conjunction with KRES' audited consolidated historical financial statements and notes thereto, "Business and Financial Information Regarding KRES--Management's Discussion and Analysis of Financial Condition and Results of Operations of KRES," and other information included elsewhere in this Joint Proxy Statement/Prospectus.

                                                                                                KOLL MANAGEMENT SERVICES,
                                                     KRES(1)                                        INC. (PREDECESSOR)(1)
                          -------------------------------------------------------------------  -----------------------------
                                                                                      FOUR
                          THREE MONTHS ENDED     NINE MONTHS ENDED                   MONTHS    EIGHT MONTHS      YEAR
                               MARCH 31,            DECEMBER 31,       YEAR ENDED    ENDED        ENDED     ENDED MARCH 31,
                          --------------------  ---------------------  MARCH 31,   MARCH 31,   NOVEMBER 30, ----------------
                          1997(2)    1996(2)       1996       1995        1996        1995         1994      1994     1993
                          ---------  ---------  ----------  ---------  ----------  ----------  ------------ -------  -------
Revenue.................  $  35,005  $  29,824  $   99,236  $  89,877  $  119,700  $   32,490    $ 51,566   $59,671  $38,924
Costs and expenses,
 excluding depreciation,
 amortization and
 interest...............     34,317     25,534      87,964     77,365     102,899      28,939      48,289    53,152   33,742
Depreciation............        700        535       1,753      1,348       1,883         486         682       736      184
Amortization............      2,146      2,013       5,946      4,924       6,937       1,389       1,545       980      455
Operating income (loss).     (1,688)     1,439       4,795      6,226       7,664       1,577       1,005     5,143    4,543
Income (loss) before
 provision for income
 taxes..................     (2,445)       504       1,336      3,270       3,773         985         653     5,017    4,506
Net income (loss).......     (1,907)       142        (297)     1,179       1,322         395         250     2,987    2,701
Net income (loss) per
 common and common
 equivalent share
 outstanding............       (.29)       .03        (.06)       .22         .25         .07         --        --       --
Weighted average number
 of common and common
 equivalent shares
 outstanding(3).........  6,557,286  5,427,305   5,301,455  5,371,940   5,385,781   5,267,704         --        --       --
OTHER DATA:
EBITDA(4)...............      1,054      3,923      12,137     12,280      16,202       3,355       3,211     6,812    5,182
Net cash provided by
 (used in) operating
 activities.............        745      6,511      (4,407)     3,022       9,533      (3,850)       (172)      404       33
Net cash (used in)
 investing activities...     (1,285)    (2,172)     (3,143)   (11,722)    (13,894)    (31,801)     (2,182)   (4,070)  (2,744)
Net cash provided by
 (used in) financing
 activities.............       (512)       212       2,956     10,979      11,191      34,780       2,530      (141)     --
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital.........     19,033     13,295         607      2,528      13,295      (2,303)        --      3,304    9,832
Total assets............    126,073    124,990     135,236    122,783     124,990      96,708         --     32,858   17,357
Long-term liabilities...     33,909     45,297      37,740     43,552      45,297      27,597         --      2,832      250
Minority interest.......     10,360     13,631      10,848      8,847      13,631       8,552         --      2,383      552
Stockholders' equity....     56,945     34,527      34,227     34,325      34,527      32,992         --     14,159   12,616

                                                   (footnotes on following page)

--------
(1) The financial data for KRES reflect the effects of the merger of Koll Management Services, Inc. into KRES (the "KRES/KMS Merger") and as a result are not comparable to the financial data for Koll Management Services, Inc. (the Predecessor Company) prior to the Merger.

(2) A significant component of KRES' revenue is transactional in nature which is subject to certain seasonality. Historically, KRES' revenue, operating income and net income in the first and fourth quarters of its fiscal years are generally lower than in the second and third quarters due to these fluctuations, which is consistent with industry trends. Therefore, quarterly results are not necessarily representative of results for the entire year.

(3) See Note 1 of Notes to KRES Consolidated Financial Statements.

(4) EBITDA represents earnings before interest, income taxes, depreciation and amortization, thereby removing the effect of certain non-cash charges on income, consisting of depreciation and the amortization of intangible assets relating to acquisitions. Non-cash compensation expense under stock award plans of $329,000 for the period ending December 31, 1996, certain other non-recurring items including compensation expense related to the KRES/KMS merger of $1,208,000 for the eight months ending November 30, 1994 and recognition of certain costs related to KRES' IPO effort and the unexpected loan fees related to the previous credit facility repaid in January 1997 of $1,390,000 for the period ending March 31, 1997 are included as expenses which have the effect of reducing EBITDA.

   Management believes that the presentation of EBITDA will enhance a reader's understanding of KRES' operating performance and ability to service debt as it provides a measure of cash generated that can be used by KRES to service its debt and for other required or discretionary purposes. Management has used EBITDA as one of the primary measures of operating performance in evaluating its recent acquisitions. EBITDA should not be considered as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles ("GAAP")), or (ii) operating cash flow (determined in accordance with GAAP). The measure entitled "EBITDA" may not be comparable to similarly entitled measures reported by other companies.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited pro forma balance sheet as of March 31, 1997 and statements of operations for the three months ended March 31, 1997 and for the year ended December 31, 1996 ("the pro forma financial statements") give effect to (i) the Merger as if it had occurred as of January 1, 1996 in the pro forma combined statements of operations and as of March 31, 1997 in the pro forma combined balance sheet and (ii) the acquisition, in the pro forma combined statements of operations for the year ended December 31, 1996, of L. J. Melody by CBC as if this acquisition had occurred as of January 1, 1996. See "DESCRIPTION OF CAPITAL STOCK and THE MERGER."

  The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable. The Merger and the acquisition of L. J. Melody have been accounted for by CBC as a purchase. The adjustments included in the pro forma financial statements represent the effects of CBC's preliminary determination and allocation of the purchase price to the fair value of the assets and liabilities acquired, based upon currently available information. There can be no assurance that the actual effects will not differ significantly from the pro forma adjustments reflect in the pro forma financial statements.

  The pro forma financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the transactions had been consummated as of the dates indicated. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements and footnotes of CBC, KRES and L. J. Melody included herein.

                   PRO FORMA COMBINED SUMMARY FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                              CBC AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1997

                                  CBC                  KRES          PRO FORMA       TOTAL
                          AS OF MARCH 31, 1997 AS OF MARCH 31, 1997 ADJUSTMENTS    COMBINED
                          -------------------- -------------------- -----------    ---------
                                              (AMOUNTS IN THOUSANDS)
         ASSETS
Current Assets:
 Cash...................       $  35,376             $  2,786        $    --       $  38,162
 Short-term
  investments...........           6,400                  --              --           6,400
 Receivables............          29,487               27,209             --          56,696
 Accounts receivable
  from affiliates.......             --                 3,528             --           3,528
 Deferred taxes.........          14,925                1,746          10,308 (h)     26,979
 Prepaid and other......           6,845                8,623          (4,436)(a)     11,032
                               ---------             --------        --------      ---------
   Total Current Assets.          93,033               43,892           5,872        142,797
Property plant and
 equipment..............          40,998                6,100             --          47,098
Goodwill................          64,675               37,313          76,474 (b)    183,472
                                                                       10,669 (a)
                                                                        3,253 (c)
                                                                       10,792 (d)
                                                                      (20,000)(e)
                                                                        3,905 (f)
                                                                       (3,387)(g)
                                                                         (222)(h)
Investments and
 advances...............             --                 6,497           3,387 (g)      9,884
Other intangible assets.           9,847               20,627          (3,905)(f)     46,569
                                                                       20,000 (e)
Inventoried property....           7,355                  --              --           7,355
Deferred taxes..........          35,086                  --              --          35,086
Other assets............           5,258               11,644          (6,233)(a)      7,416
                                                                       (3,253)(c)
                               ---------             --------        --------      ---------
   Total Assets.........       $ 256,252             $126,073        $ 97,352      $ 479,677
                               =========             ========        ========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)
------------------------------------
Current Liabilities:
 Compensation and
  employee benefits.....       $  22,232             $  8,722        $    --       $  30,954
 Accounts payable &
  accrued liabilities...          22,657               11,046          10,792 (d)     44,495
 Reserve for bonus and
  profit sharing........           3,128                  --              --           3,128
 Current maturities of
  long-term debt........          15,031                5,091             --          20,122
 Senior revolving
  credit lines..........          16,000                  --              --          16,000
 Current portion of
  capital lease
  obligations...........           2,100                  --              --           2,100
                               ---------             --------        --------      ---------
   Total Current
    Liabilities.........          81,148               24,859          10,792        116,799
Senior term loans.......          62,528                  --              --          62,528
Senior subordinated term
 loans..................          72,372                  --              --          72,372
Inventoried property
 loan...................           7,470                  --              --           7,470
Other long-term debt....           2,639               29,972             --          32,611
                               ---------             --------        --------      ---------
   Total long-term debt.         145,009               29,972             --         174,981
Other long-term
 liabilities............          27,653                2,922             --          30,575
Deferred income taxes...             --                 1,015           7,528 (h)      8,543
                               ---------             --------        --------      ---------
   Total Liabilities....         253,810               58,768          18,320        330,898
Minority Interests......             --                10,360             --          10,360
Stockholders' Equity
 (Deficit)(i):
 Preferred stock........              40                  --              --              40
 Common stock...........             133                   67             (67)(b)        185
                                                                           52 (b)
Additional paid-in-
 capital................         199,710               58,402         (58,402)(b)    333,077
                                                                      133,367 (b)
Notes receivable from
 sale of stock..........          (5,109)                 --              --          (5,109)
Retained
 earnings/Accumulated
 deficit................        (192,332)              (1,524)          1,524 (b)   (189,774)
                                                                        2,558 (h)
                               ---------             --------        --------      ---------
   Total stockholders'
    equity (deficit)....           2,442               56,945          79,032        138,419
                               ---------             --------        --------      ---------
   Total liabilities &
    stockholders' equity
    (deficit)...........       $ 256,252             $126,073        $ 97,352      $ 479,677
                               =========             ========        ========      =========

                        CBC COMMERCIAL AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF MARCH 31, 1997

(a) Represents the write-off of amounts related to certain KRES deferred costs that have been reallocated to the purchase price of assets acquired by CBC. These costs consisted primarily of costs to organize and structure investment funds in which KRES holds general partnership interests ($6.1 million), investments and advances ($1.7 million), organization costs ($1.2 million) and miscellaneous other assets.

(b) Represents the fair value of CBC Common Stock, options and warrants expected to be issued in connection with the Merger and the elimination of KRES equity. The purchase price included the following amounts attributable to the CBC Common Stock, options and warrants:

                                                           NUMBER      TOTAL
                                                          --------- ------------
      CBC Common Stock................................... 5,185,426 $121,858,000
      Options............................................   428,836 $  6,861,000
      Warrants...........................................   600,000 $  4,700,000

(c) Represents the write-off of KRES' capitalized deferred debt issuance costs.

(d) Represents an adjustment to accrue the following as a component of purchase price:

      Severance for KRES employees expected to be terminated........ $2,011,000
      KRES facilities to be closed..................................  4,314,000
      Integration costs.............................................    492,000
      Transaction fees and related costs............................  3,975,000

  Integration costs consist primarily of third party costs for certain software modifications required to be made to the KRES computer systems in order to make them compatible with operational requirements of the combined entity. Transaction fees and related costs consist primarily of investment banker fees, the cost of financial due diligence, legal and accounting fees.

(e) Represents the component of the purchase price allocated to the estimated current fair value of incentive fees KRES is entitled to receive upon the liquidation of real estate investment funds KRES manages.

(f) Represents the adjustment to reflect KRES' management contracts at their estimated current fair value.

(g) Represents the adjustment to reflect KRES' investments at their estimated current fair value.

(h) Represents adjustments to reflect the tax effect of the pro forma adjustments including adjustments to goodwill for deferred taxes resulting from KRES related items and adjustments to retained earnings for deferred taxes resulting from CBC related items.

(i) CBC expects to incur additional costs resulting from the merger associated with severance for CBC employees expected to be terminated and CBC's system integration costs. The pro forma combined balance sheet does not reflect an adjustment related to such costs which are currently estimated at $6.5 million.

                              CBC AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                               CBC            KRES
                          FOR THE THREE  FOR THE THREE
                           MONTHS ENDED   MONTHS ENDED   PRO FORMA       TOTAL
                          MARCH 31, 1997 MARCH 31, 1997 ADJUSTMENTS     COMBINED
                          -------------- -------------- -----------    ----------
Revenues................    $  134,064      $35,005      $  5,114 (a)  $  163,958
                                                          (10,225)(b)
Commissions, fees and
 other incentives.......        67,607       25,658         5,114 (a)      98,379
Operating,
 administrative and
 other..................        56,390        8,592       (10,225)(b)      54,757
Depreciation and
 amortization...........         3,121        2,846        (2,094)(c)       5,929
                                                              548 (d)
                                                              329 (e)
                                                              990 (f)
                                                              189 (i)
                            ----------      -------      --------      ----------
Operating income (loss).         6,946       (2,091)           38           4,893
Interest income.........           632          --            --              632
Interest expense........         3,745          757           --            4,502
Minority interest.......           --            67           --               67
                            ----------      -------      --------      ----------
Income (loss) before
 equity in income of
 unconsolidated entities
 and provision for
 income taxes...........         3,833       (2,915)           38             956
Equity income (loss) in
 unconsolidated
 entities...............           --           470                           470
                            ----------      -------      --------      ----------
Income (loss) before
 provision for income
 taxes..................         3,833       (2,445)           38           1,426
Provision (benefit) for
 income tax.............         1,560         (538)        1,072 (g)       1,678
                                                             (416)(h)
                            ----------      -------      --------      ----------
  Net income (loss).....    $    2,273      $(1,907)     $   (618)     $     (252)
                            ==========      =======      ========      ==========
  Net income (loss)
   applicable to common
   shareholders.........    $    1,273                                 $   (1,252)
                            ==========                                 ==========
Per share data:
  Primary earnings
   (loss) per share.....    $     0.09                                 $    (0.06)
                            ==========                                 ==========
  Weighted average
   common and common
   equivalent shares
   outstanding..........    13,898,616                                 19,326,428 (j)
                            ==========                                 ==========
  Fully diluted earnings
   (loss) per share.....    $     0.09                                 $    (0.06)
                            ==========                                 ==========
  Weighted average
   common and common
   equivalent shares
   outstanding..........    13,903,933                                 19,331,745 (j)
                            ==========                                 ==========

                              CBC AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

(a) Represents the gross up of commissions paid by KRES to its brokers as revenues and commission expense to conform to CBC's reporting format.

(b) Represents an adjustment to reflect KRES's revenues and operating costs net of onsite reimbursable costs incurred and charged to tenants, in order to conform to CB's reporting format.

(c) Represents reversal of KRES's historical amortization expense related to its goodwill, amortization of certain deferred costs and other intangibles.

(d) Represents amortization expense for management agreements assuming a useful life of 10 years for facilities management and 4 years for property management contracts. Property management contracts generally have 30-day renewable terms and facilities contracts have an average remaining term of 7 years, including automatic renewal options. Most contracts also have additional renewal option periods.

   The 4 year life for property management contracts is based on KRES's historical experience of 25 percent average annual runoff rate on such contracts. An amortization period of 10 years was selected for facilities contracts as KRES has a history of runoff on such contracts of approximately 10 percent per annum. The facilities management contracts are based on long standing relationships with clients and have historically proven to maintain a relatively consistent runoff rate and most of them have been consistently renewed at their respective renewal dates. CBC expects to continue to have a similar experience with these contracts.

(e) Represents amortization expense on KRES's investments to amortize the difference between the purchase price allocated to these investments and their underlying net book value.

(f) Represents amortization expense for total goodwill resulting from the transaction using a 30 year estimated useful life.

(g) Represents reversal of KRES's tax benefit associated with its historical amortization expense.

(h) Represents the tax effect of the pro forma adjustments.

(i) Represents amortization expense for covenants not to compete over the average remaining terms of 3 years.

(j) Reflects the effect of the pro forma number of weighted average common stock and common stock equivalent shares giving effect to the CBC Common and CBC Common equivalent shares to be issued in connection with the Merger. The weighted average number of shares are calculated as follows:

   Weighted average shares outstanding for primary earnings per share:
     Weighted average common and common equivalent shares--
      historical...................................................  13,898,616
     Expected shares to be issued..................................   5,185,426
     Shares related to options expected to be granted..............     242,386
                                                                     ----------
   Weighted average common and common equivalent shares--pro forma.  19,326,428
                                                                     ==========
   Weighted average shares outstanding for fully diluted earnings per share:
     Weighted average common and common equivalent shares--
      historical...................................................  13,903,933
     Expected shares to be issued..................................   5,185,426
     Shares related to options expected to be granted..............     242,386
                                                                     ----------
   Weighted average common and common equivalent shares--pro forma.  19,331,745
                                                                     ==========

                              CBC AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                       L.J. MELODY                   CBC
                              CBC        FOR THE                 ADJUSTED FOR     KRES
                          FOR THE YEAR SIX MONTHS                  THE YEAR   FOR THE YEAR
                             ENDED        ENDED                     ENDED        ENDED
                          DECEMBER 31,  JUNE 30,    PRO FORMA    DECEMBER 31, DECEMBER 31,  PRO FORMA       TOTAL
                              1996        1996     ADJUSTMENTS       1996         1996     ADJUSTMENTS     COMBINED
                          ------------ ----------- -----------   ------------ ------------ -----------    ----------
Revenues................   $  583,068    $ 3,417     $   --       $  586,485    $129,060    $ 20,215 (f)  $  701,301
                                                                                             (34,459)(g)
Commissions, fees and
 other incentives.......      292,266      3,612      (1,070)(a)     295,041      87,505      20,215 (f)     402,761
                                                         233 (b)
Operating,
 administrative and
 other..................      228,799      1,545         --          230,344      26,532     (34,459)(g)     222,417
Depreciation and
 amortization...........       13,574        163         355 (c)      14,092      10,247      (7,903)(h)      24,663
                                                                                               2,194 (i)
                                                                                               1,316 (j)
                                                                                               3,960 (k)
                                                                                                 757 (l)
                           ----------    -------     -------      ----------    --------    --------      ----------
Operating income (loss).       48,429     (1,903)        482          47,008       4,776        (324)         51,460
Interest income.........        1,503        145         --            1,648         --          --            1,648
Interest expense........       24,123        --          216 (d)      24,339       4,394         --           28,733
Minority interest.......          --         --          --              --         (539)        --             (539)
                           ----------    -------     -------      ----------    --------    --------      ----------
Income (loss) before
 equity income and
 provision for income
 tax....................       25,809     (1,758)        266          24,317         921        (324)         24,914
Equity income (loss) in
 unconsolidated
 entities...............          --         --          --              --          919         --              919
                           ----------    -------     -------      ----------    --------    --------      ----------
Income (loss) before
 provision for income
 tax....................       25,809     (1,758)        266          24,317       1,840        (324)         25,833
Provision (benefit) for
 income tax.............       11,160        --         (287)(e)      10,873       1,995       2,460 (m)      13,665
                                                                                              (1,663)(n)
Reduction of valuation
 allowances.............      (55,900)       --          --          (55,900)        --          --          (55,900)
                           ----------    -------     -------      ----------    --------    --------      ----------
Net provision (benefit)
 for income tax.........      (44,740)       --         (287)        (45,027)      1,995         797         (42,235)
                           ----------    -------     -------      ----------    --------    --------      ----------
 Net income (loss)......   $   70,549    $(1,758)    $   553      $   69,344    $   (155)   $ (1,121)     $   68,068
                           ==========    =======     =======      ==========    ========    ========      ==========
 Net income (loss)
  applicable to common
  shareholders..........   $   69,549                             $   68,344                              $   67,068
                           ==========                             ==========                              ==========
Per share data:
 Primary earnings (loss)
  per share.............   $     5.02                             $     4.94                              $     3.48
                           ==========                             ==========                              ==========
 Weighted average common
  and common equivalent
  shares outstanding....   13,845,325                             13,845,325                              19,273,137 (o)
                           ==========                             ==========                              ==========
 Fully diluted earnings
  (loss) per share......   $     4.90                             $     4.82                              $     3.42
                           ==========                             ==========                              ==========
 Weighted average common
  and common equivalent
  shares outstanding....   14,184,296                             14,184,296                              19,612,108 (o)
                           ==========                             ==========                              ==========

                              CBC AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

(a) Reflects the reversal of an accrual for a one-time acquisition related bonus to L.J. Melody employees prior to the acquisition of L.J. Melody by CBC.

(b) Reflects additional amortization compensation expense attributable to Lawrence J. Melody's employment.

(c) Reflects the amortization of net $9.0 million in intangible assets and goodwill assuming a useful life of 30 years.

(d) Reflects interest on acquisition financing.

(e) Reflects deferred tax benefit of certain pro forma adjustments relating to L.J. Melody purchase accounting entries, consisting of additional compensation expense, interest expense and amortization of intangibles.

(f) Represents the gross up commissions paid by KRES to its brokers as revenues and commission expense to conform to CBC's reporting format.

(g) Represents an adjustment to reflect KRES's revenues and operating costs net of onsite reimbursable costs incurred and charged to tenants, in order to conform to CBC's reporting format.

(h) Represents reversal of KRES's historical amortization expense related to its goodwill, amortization of certain deferred costs and other intangibles.

(i) Represents amortization expense for management agreements assuming a useful life of 10 years for facilities management and 4 years for property management contracts. Property management contracts generally have 30-day renewable terms and facilities contracts have an average remaining term of 7 years, including automatic renewal options. Most contracts also have additional renewal option periods.

  The 4 year life for property management contracts is based on KRES's historical experience of 25 percent average annual runoff rate on such contracts. An amortization period of 10 years was selected for facilities contracts as KRES has a history of runoff on such contracts of approximately 10 percent per annum. The facilities management contracts are based on long standing relationships with clients and have historically proven to maintain a relatively consistent runoff rate and most of them have been consistently renewed at their respective renewal dates. CBC expects to continue to have a similar experience with these contracts.

(j) Represents amortization expense on KRES's investments to amortize the difference between the purchase price allocated to these investments and their underlying net book value.

(k) Represents amortization expense for total goodwill resulting from the transaction using a 30 year estimated useful life.

(l) Represents amortization expense for covenants not to compete over the average remaining terms of 3 years.

(m) Represents the tax effect of the pro forma adjustments.

(n) Represents reversal of KRES's tax benefit associated with its historical amortization expense.

(o) Reflects the effect of the pro forma number of weighted average common stock and common stock equivalent shares giving effect to the CBC Common and the CBC Common equivalent shares to be issued in connection with the Merger.

  The weighted average number of shares are calculated as follows:

   Weighted average shares outstanding for primary earnings per share:
     Weighted average CBC Common and CBC Common equivalent shares--
      historical.................................................... 13,845,325
     Expected shares to be issued...................................  5,185,426
     Shares related to options expected to be granted...............    242,386
                                                                     ----------
     Weighted average CBC Common and CBC Common equivalent shares--
      pro forma..................................................... 19,273,137
                                                                     ==========
   Weighted average shares outstanding for fully diluted earnings per share:
     Weighted average CBC Common and CBC Common equivalent shares--
      historical.................................................... 14,184,296
     Expected shares to be issued...................................  5,185,426
     Shares related to options expected to be granted...............    242,386
                                                                     ----------
     Weighted average CBC Common and CBC Common equivalent shares--
      pro forma..................................................... 19,612,108
                                                                     ==========

                           COMPARATIVE PER SHARE DATA

  The following tables set forth (i) the historical net earnings per common share and the historical book value per share data of CBC Common; (ii) the historical net earnings per common share and the historical book value per share data of KRES Common; (iii) the unaudited pro forma combined net earnings per common share and the unaudited pro forma combined book value per share data after giving effect to the proposed Merger; and (iv) the unaudited pro forma net earnings per share and the unaudited pro forma book value per share based on a Stock Exchange Ratio of 0.776175 shares of CBC Common for each share of KRES Common (excluding nominal effect of the Warrants). The information presented in the table should be read in conjunction with the separate historical consolidated financial statements of CBC and KRES and the notes thereto incorporated by reference or appearing elsewhere herein.

                             HISTORICAL                 PRO FORMA
                            --------------  PRO FORMA EQUIVALENT FOR
                             CBC     KRES   COMBINED  ONE KRES SHARE
                            ------  ------  --------- --------------
Earnings (loss) per share:
  Three Months Ended March
   31, 1997...............  $ 0.09  $(0.29)  $(0.06)      $(0.05)
  Year Ended December 31,
   1996...................  $ 5.02  $  N/A   $ 3.48       $ 2.70
  Nine Months Ended
   December 31, 1996......     N/A  $(0.06)     N/A          N/A
Book value per common
 share:
  As of March 31, 1997....  $ 0.18  $ 8.52   $ 7.38       $ 5.49
  As of December 31, 1996.  $(0.11) $ 6.47      N/A          N/A

                                 RISK FACTORS

  In addition to the other information regarding CBC, KRES and the Merger contained in this Joint Proxy Statement/Prospectus, the following factors should be considered carefully by the holders of CBC A-1 Preferred, CBC A-2 Preferred, CBC Common and KRES Common before voting on the Merger. These factors should be considered in conjunction with the information included in this Joint Proxy Statement/Prospectus.

EFFECTS AND CONDITIONS OF THE MERGER

  Uncertainty of Anticipated Benefits

  Although the CBC Board and the KRES Board believe that the Merger is fair and in the best interests of their respective stockholders, there can be no assurance that the combined companies will realize the anticipated benefits of the Merger. The Merger is subject to certain significant conditions, including stockholder approval and no material adverse change in operations. In addition, negotiation and consummation of the Merger will result in costs to the combined companies that are estimated to be approximately $18 million as well as additional restructuring and related charges associated with combining the operations of the two companies. CBC intends to expense a portion of these costs that relate to restructuring-type costs associated with CBC's operations which are not accounted for as part of the purchase price in the quarter in which the Merger is consummated, which is anticipated to be the third quarter of 1997. Because of the inherent uncertainties associated with merging two large companies, there can be no assurance that the combined companies will be able to realize the full cost savings CBC currently expects to realize as a result of the Merger (estimated to be $10-$12 million per year) and the consolidation of the operations of CBC and KRES, or that such savings will be realized at the times currently anticipated. Furthermore, there can be no assurance that any costs savings which are realized will not be offset by increases in other expenses or operating losses, including losses due to problems in integrating the two companies. See "--ACQUISITIONS," "OPERATIONS FOLLOWING THE MERGER" and "THE MERGER--General; Merger Consideration."

  Difficulty of Integration

  CBC has never made an acquisition the size of the KRES Merger. KRES has approximately 2,600 employees and 10 regional and 255 field offices. It has approximately 750 property management agreements. Following the Effective Time, CBC intends to complete the following integration steps: (1) merge all property management functions of CBC and KRES into a single unit, (2) merge all KRES facilities management functions into CBC's corporate services function, (3) merge all KRES personnel, corporate accounting, legal, corporate and administration functions into their CBC counterparts, (4) merge all KRES brokerage operations into CBC's brokerage operations and (5) merge all KRES mortgage banking operations into L.J. Melody. There can be no assurance that CBC will be successful in integrating these operations, that it will realize potential cost savings from such integration or that after the Effective Time either CBC or KRES customers will agree to continue their relationships with CBC. The integration (and resulting reduction in workforce) of the KRES and CBC property management, brokerage and facility management operations as well as the integration of the KRES and CBC accounting, personnel, administrative and legal functions will involve a significant risk that key employees in those operations and functions will leave even when offered continuing employment. Certain employees could not be easily replaced and their departure could seriously undermine the integration process thereby causing a loss of customers. Even if all key employees remain there is a risk that customers of either KRES or CBC may elect to terminate their agreements or that the integration process will create a temporary inability to provide adequate service to customers' property, facilities or asset management causing them to terminate their relationship with KRES or CBC. The integration approach adopted by CBC with respect to KRES requires the devotion of a significant amount of time by senior executives, which may detract from business operations and development of the combined companies. See "OPERATIONS FOLLOWING THE MERGER."

  Reliance Upon Management by Financial Advisor

  Merrill Lynch, CBC's financial advisor in connection with the Merger, relied upon the respective estimates by CBC and KRES of the financial forecast information, synergies and related cost savings and expenses

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


expected to result from the Merger, and assumed that such synergies will be achieved in rendering the Merrill Lynch Opinion. Without such synergies, the assumptions set forth in the Merrill Opinion will not be achieved and Merrill Lynch may have reached a different conclusion than that set forth in the Merrill Lynch Opinion. Merrill Lynch assumed that the financial forecast information, synergies and related cost savings and expenses expected to result from the Merger furnished to or discussed with Merrill Lynch were reasonably prepared and reflected the best currently available estimates and judgment of the management of CBC and KRES, respectively, as to the expected future financial performance of KRES and CBC. In analyzing certain pro forma effects resulting from the Merger for the combined companies, including the potential impact of the Merger on projected earnings per share ("EPS") and earnings before taxes, depreciation and amortization ("EBITDA"), Merrill Lynch concluded that with synergies the Merger would be accretive on an EPS and EBITDA basis to the holders of CBC Common immediately and for the three calendar years ended December 31, 2000. Without taking into account expected synergies, the Merger would be dilutive to the holders of CBC Common for the same periods. See "OPINION OF FINANCIAL ADVISOR."

ADVERSE CHANGES IN ECONOMIC CONDITIONS

  Periods of economic slowdown or recession, rising interest rates or declining demand for real estate will adversely affect certain segments of CBC's business. Such economic conditions could result in a general decline in rents which in turn would adversely affect revenues from property management fees and brokerage commissions derived from property sales and leases. Such conditions could also lead to a decline in sale prices as well as a decline in demand for funds invested in commercial real estate and related assets. An economic downturn or increase in interest rates also may reduce the amount of loan originations and related servicing by CBC's commercial mortgage banking business. If CBC's brokerage and mortgage banking businesses are adversely affected, it is quite likely that other segments of CBC's business will also be adversely affected, due to the relationship among CBC's various business segments.

  The sharp downturn in the commercial real estate market beginning in the late 1980's has caused and may continue to cause some property owners to dispose of or lose their properties through foreclosures and has caused certain real estate firms to undergo restructuring or changes in control. Such changes in the ownership of properties may be accompanied by a change in property and investment management firms and could cause the combined company to lose management agreements or make the agreements it retains less profitable. Revenue from property management services is generally a percentage of aggregate rent collections from properties, with many management agreements providing for a specified minimum management fee. Accordingly, the success of the combined company will be dependent in part upon the performance of the properties it manages. Such performance in turn will depend in part upon the combined company's ability to attract and retain creditworthy tenants, the magnitude of defaults by tenants under their respective leases, its ability to control operating expenses, governmental regulations, local rent control or stabilization ordinances which are or may be put into effect, various uninsurable risks, financial conditions prevailing generally and in the areas in which such properties are located, the nature and extent of competitive properties and the real estate market generally.

GEOGRAPHIC CONCENTRATION

  For the year ended December 31, 1996, approximately $177.3 million or 38.5% of CBC's total sale and lease revenue of $461.1 million and approximately $3.5 million or 14% of KRES' total sale and lease revenue of $25.0 million, was generated from transactions originated in the state of California. As a result of the geographic concentration in California, any negative performance of the commercial real estate markets and the local economies in various areas within California could materially adversely affect the combined company's results of operations.

RIGHTS OF HOLDERS OF KRES COMMON FOLLOWING THE MERGER

  Following the Merger, holders of KRES Common outstanding as of the Effective Time will become holders of CBC Common. Certain differences exist between the rights of stockholders of KRES under the KRES

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

Certificate and the KRES By-laws and the rights of stockholders of CBC under the CBC Certificate and the CBC By-laws. In particular, the CBC Certificate provides for voting rights, dividend rights and liquidation preferences for the holders of the CBC Preferred which are superior to those of the holders of CBC Common. Holders of KRES Common are not subject to any such superior rights. In addition, the rights of certain holders of KRES Common are governed by a Stockholders Agreement and other agreements to which such holders are parties. As a condition to the Merger, the Stockholders Agreement and similar agreements relating to equity securities of KRES will be terminated. See "PROPOSAL FOR NOMINATION AND ELECTION OF CBC DIRECTORS--Stockholders Agreement and Registration Rights Agreements" and "COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF CBC AND KRES."

UNCERTAIN FEDERAL INCOME TAX TREATMENT OF THE WARRANTS TO BE RECEIVED BY HOLDERS OF KRES COMMON

  The Merger is intended to constitute a tax-free reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Existing Treasury Regulations promulgated under the Code treat the Warrants to be received in connection with the Merger as neither stock nor securities for reorganization purposes. However, under applicable case law preceding such regulations, the Warrants could be treated as securities for reorganization purposes. In December 1996, the Department of the Treasury proposed regulations which would treat the Warrants as securities without a principal amount. As presently drafted, such regulations would apply to exchanges occurring on or after 60 days following its adoption. Such regulations, however, have not yet been adopted. Thus, at the present time, it is not clear whether the Warrants received by the KRES stockholders will be treated for purposes of the Merger as "stock or securities" or as property other than "stock or securities". In connection with the Merger, counsel for KRES and certain holders of KRES Common has issued an opinion that (a) no gain or loss will be recognized by the holders of KRES Common who exchange all their KRES Common for CBC Common and/or Warrants in the Merger, (b) the aggregate basis of the CBC Common received by each holder of KRES Common will be the same as the aggregate basis of such holder in KRES Common exchanged therefor in the Merger, (c) the aggregate basis of the Warrants received by each holder of KRES Common will equal zero and (d) the holding period of the CBC Common and Warrants received by a holder of KRES Common will include the period during which such holder held KRES Common exchanged therefor in the Merger, provided such stock was held as a capital asset on the Effective Date. This opinion is based upon several qualifications and conditions, including the condition that the Warrants are treated for purposes of the Merger as "stock or securities". The opinion by counsel for KRES and certain holders of KRES Common further states that if the Warrants are treated for purposes of the Merger as property other than "stock or securities" as set forth in the existing Treasury Regulations, then (a) holders of KRES Common will recognize gain upon receipt of the Warrants in the Merger exchange in an amount equal to the lesser of (i) the excess of the fair market value of the CBC Common and Warrants received over the basis of such stockholder in the KRES Common exchanged in the Merger or (ii) the fair market value of such Warrants received in the Merger, (b) the aggregate basis of the Warrants will equal the fair market value of such Warrants, (c) the aggregate basis of the CBC Common received by each holder of KRES Common surrendered in exchange therefor decreased by the fair market value of any Warrants received and increased by the amount of gain such holder recognizes upon receipt of the Warrants received and increased by the amount of gain such holder recognizes upon receipt of the Warrants and (d) the holding period for the Warrants received in exchange for the KRES Common will commence on the day following receipt of such Warrants. The complete text of the opinion, including the assumptions and conditions included therein, is set forth as an exhibit to the Registration Statement of which this Prospectus is a part.

POTENTIAL CONTROL BY KRES SHAREHOLDERS; BOARD REPRESENTATION

  Following the Merger, so long as the KRES shareholders who are signatories to the Merger Agreement hold shares equal to 60% of the shares originally issued to them pursuant to such agreement, CBC has agreed to cause three individuals selected by such shareholders to be nominated to the CBC Board. In addition, following the Effective Time and until the first meeting of CBC shareholders thereafter, CBC has agreed to cause an individual designated by one of such KRES shareholders to be nominated to the CBC board (in addition to the three individuals referred to above). These individuals may have focused views regarding shareholder values for large shareholders which could lead to differences of opinion with other CBC directors. Following the Merger, the KRES shareholders who are parties to the Merger Agreement will own approximately 26.7% of the outstanding CBC Common (excluding shares issuable upon exercise of the Warrants). As a result of the foregoing, such KRES shareholders will exercise significant influence over matters requiring CBC Board or stockholder approval, including the approval of significant corporate actions. Such concentration of stock ownership may also have the effect of delaying, deferring or preventing a change of control of CBC. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER--Proposed CBC Directors."

COMPETITION

  CBC competes in a variety of service disciplines within the commercial real estate industry, including (i) brokerage (facilitating sales and leases on behalf of investors), investment properties (acquisitions and sales), corporate services, property management, and real estate market research and
(ii) mortgage banking (loan origination and servicing), investment management and advisory services, and valuation and appraisal services. Each of these business areas is highly competitive on a national as well as local level. CBC faces competition not only from other real estate service providers, but also from institutional lenders, insurance companies and investment advisory, mortgage banking, accounting and appraisal firms. After the Merger, CBC will continue to compete with providers of all of these services, some of which in certain of these business areas are better established and have substantially more experience than CBC. Moreover, although many of CBC's competitors are local or regional firms that are substantially smaller than CBC on an overall basis, they may be substantially larger on a local or regional basis. Because of these factors, these companies may be better able than CBC to obtain new customers, pursue new business opportunities or to survive periods of industry consolidation. In addition, CBC has faced increased competition in recent years in the property management and investment advisory segment of its business which has resulted in decreased property management fee rates and margins and decreased investment advisory fees and margins. Although CBC and KRES believe that the combined operations of CBC and KRES will enable CBC to better meet the needs of these customers, as a result of these factors, CBC will continue to face intense competition in its existing markets and in markets where KRES has operated. In general, in each of CBC's businesses there can be no assurance that CBC will be able to continue to compete effectively or that it will be able to maintain current commission or fee levels or margins or that it will not encounter increased competition which could limit CBC's ability to maintain or increase its market share.

  Coldwell Banker, a former sister company of CB Commercial Real Estate Group, Inc., recently acquired by HFS, Inc., has announced that it intends to expand its franchise program from the residential real estate brokerage franchising business into commercial brokerage franchising. The activities of Coldwell Banker franchisees as direct competitors of CBC could cause name confusion in the industry between CBC and Coldwell Banker franchisees, which could result in a dilution of the value of the trade name.

RISKS RELATED TO GENERAL PARTNER STATUS OF KRES

  KRES is a general partner in 39 general and limited partnerships. Eleven of such partnerships are involved in the acquisition, rehabilitation, subdivision and sale of multi-tenant industrial business parks, eight of such partnerships own shopping centers and eighteen of such partnerships hold portfolios of office, industrial and other retail real estate. As a general partner, KRES may be liable to its partners as well as liable for the obligations of such partnerships, including environmental liabilities. All of KRES' general partnership interests are held through subsidiaries which may limit its exposure to contingent liabilities to the total invested capital in and advances to subsidiaries holding the general partnership interests.

RISKS INHERENT IN ACQUISITION GROWTH STRATEGY

 Lack of Availability of Acquisition Candidates

  A significant component of CBC's growth in 1995 and 1996 was, and part of its principal strategy for continued growth is, through acquisitions. Recent acquisitions have included L.J. Melody (mortgage banking services), Westmark (investment management and advisory services) and Langdon Rieder Corporation (tenant advisory services). CBC expects to continue its acquisition program both by consummating the merger described herein and by pursuing additional acquisition opportunities. CBC's future growth through acquisitions will be partially dependent upon the continued availability of suitable acquisition candidates at favorable prices and upon favorable terms and conditions; however, there can be no assurance that future acquisitions can be consummated at favorable prices or upon favorable terms and conditions. In addition, acquisitions entail risks that businesses acquired will not perform in accordance with expectations and that business judgments with respect to the value, strengths and weaknesses of businesses acquired or the consequences of any such acquisition will prove incorrect.

  CBC's acquisition strategy is in part a response to the consolidation within the industry which has accelerated because of increased competition. CBC is engaged in an ongoing evaluation of potential acquisitions. No assurance can be given as to CBC's ability to successfully complete these or future acquisitions, or as to the financial effect on CBC of any acquired business. Future acquisitions by CBC may result in increased interest and amortization expense or decreased operating income, which could have a negative impact on CBC's financial results. In addition, acquisitions, including the proposed Merger, involve numerous risks, including difficulties in assimilating the operations and products of the acquired companies, diversion of management's attention from other business concerns and the uncertainty of entering markets in which CBC has no or limited prior experience.

 Difficulty of Integration In Connection with Acquisition Growth Strategy

  There can be no assurance that significant difficulties in integrating operations acquired from other companies will not be encountered, including difficulties arising from the diversion of management's attention from other business concerns and the potential loss of key employees of either CBC or the acquired operations. CBC encountered a number of these difficulties when it acquired Westmark and, to a lesser extent, when it acquired L.J. Melody. In April of 1997 approximately 25 sales persons associated with the KRES brokerage operation in Phoenix, Arizona terminated their employment with KRES and joined Insignia, a competitor of KRES and CBC. While this particular defection is not material to either KRES or CBC there could be a material adverse effect if similar defections occurred in other locations. CBC believes that most acquisitions will have an adverse impact on operating income and net income during the first six months following the acquisition. There can be no assurance that CBC's management will be able to effectively manage the acquired businesses or that such acquisitions will benefit CBC overall.

 Lack of Available Financing

  CBC will require additional financing to sustain its acquisition program. CBC expects to finance future acquisitions and internal growth through a combination of funds available under its senior secured credit facilities, cash flow from operations, additional indebtedness incurred by CBC (including, in the case of acquisitions, seller financing) and public or private sales of CBC's capital stock. The covenants in CBC's credit agreements will restrict CBC's ability to raise additional capital in certain respects. There can be no assurance that financing will be available to CBC or, if available, that it will be sufficient to finance acquisitions and internal growth.

SEASONALITY

  A substantial component of CBC's revenues is transactional in nature and as a result is subject to seasonality. Historically, CBC's revenues, operating income and net income in the first two calendar quarters have been generally lower than in the third and fourth calendar quarters due to seasonal fluctuations, which is consistent with the industry generally. In the first quarters of any calendar year, CBC has historically sustained a loss. CBC's non-variable operating expenses, which are treated as expenses when incurred during the year, are relatively constant in total dollars on a quarterly basis. As a consequence of the seasonality of revenues and the relatively constant level of quarterly expenses, a substantial majority of CBC's operating income and net income has historically been realized in the third and fourth calendar quarters. CBC believes that future operating results will continue to follow these historical patterns, although revenues are also likely to be affected by both broad economic fluctuations and supply and demand cyclicality relating to commercial real estate. There can be no assurance that CBC will be profitable on a quarterly or annual basis in the future.

CBC'S LEVERAGE AND INTANGIBLE NATURE OF ITS ASSETS

  CBC will have indebtedness following the Merger of approximately $225 million as to which it will have principal and interest obligations of approximately $74 million which must be paid or refinanced within the twelve-month period following the Effective Time regardless of CBC's operating cash flow. CBC's Credit Agreement with Sumitomo Bank Ltd. has been amended to increase to $50 million the funds available for acquisitions. Approximately $45 million of this amount is expected to be borrowed to repay KRES' bank debt. Any amounts borrowed on the new $50 million acquisition line must be repaid within six months. Any material downturn in CBC's revenue or increase in its costs and expenses could result in CBC's being unable to meet its debt obligations. Following the Merger CBC will have total assets of approximately $474 million on a pro forma basis, approximately $225 million of which will be goodwill and other intangible assets which may not be realizable at their carrying amounts in liquidation.

POSSIBLE VOLATILITY OF STOCK PRICE

  The market price of CBC Common could be subject to significant fluctuations in response to quarter-to-quarter variations in operating results of CBC or its competitors, conditions in the commercial real estate industry, the commencement of, developments in or outcome of litigation, changes in estimates of CBC's performance by securities analysts, and other events or factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the CBC Common.

RETAINED RISKS OF MORTGAGE LOANS SOLD

  In connection with CBC's origination and sale of certain mortgage loans in its mortgage banking business, CBC must make certain representations and warranties concerning mortgages originated by CBC and sold to "conduit" purchasers or to the Federal Home Loan Mortgage Corporation ("Freddie Mac"). These representations and warranties cover such matters as title to the mortgaged property, lien priority, environmental reviews and certain other matters. CBC's representations and warranties rely in part on similar representations and warranties made by the borrower or others. CBC would have a claim against the borrower or another party in the event of a breach of any of these representations or warranties; however, CBC's ability to recover on any such claim would be dependent upon the financial condition of the party against which such claim is asserted. There can be no assurance that CBC will not experience a material loss as a result of representations and warranties it makes.

POTENTIAL LACK OF SPACE TO LEASE

  A significant portion of CBC's brokerage business involves facilitating the lease of commercial property including retail, industrial, and office space. Since the real estate depression of the early 1990s, the development of new retail, industrial, and office space has been limited. As a consequence, in certain areas of the country there is beginning to be inadequate office, industrial and retail space to meet demand and there is a potential for a decline in CBC's overall number of lease transactions, the effect of which may, over time, be partially offset by increasing sales, including sales of undeveloped land (which would benefit CBC's brokerage business). During the first five months of 1997, CBC's lease transactions have declined although aggregate revenue has increased because of higher rents. There can be no assurance that any such increase in the sale of undeveloped land will coincide with any decline in the number of lease transactions.

ENVIRONMENTAL CONCERNS

  Numerous laws and regulations have been enacted which regulate exposure to potentially hazardous materials often found in and around buildings. Some of these laws and regulations directly and indirectly impact the commercial real estate market by imposing additional costs and liability on owners, operators and sellers as well as lenders. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties, and may therefore adversely affect CBC. In addition, the failure of CBC to disclose environmental issues may subject CBC to liability to a buyer or lessee of property or to a purchaser of a mortgage loan.

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

  CBC's business was founded under the name Tucker, Lynch & Coldwell by Colbert Coldwell in San Francisco in 1906 as a commercial real estate brokerage firm. The firm was renamed Coldwell, Cornwall & Banker with the arrival of Benjamin Arthur Banker in 1913, became Coldwell, Banker & Company in 1940 and was acquired by Sears, Roebuck & Co. ("Sears") in 1981.

  In March 1989 CBC was incorporated in Delaware for the purpose of acquiring Coldwell Banker Commercial Group, Inc. from Sears by a group of six officers of Coldwell Banker Commercial Group, Inc. led by Mr. James J. Didion, CBC's Chairman and Chief Executive Officer, and an investor group formed by Mr. Frederic V. Malek and The Carlyle Group, L.P., a Washington, D.C.-based private merchant bank. The acquisition was completed in April 1989 and the name of Coldwell Banker Commercial Group, Inc. was changed to CB Commercial Real Estate Group, Inc. in 1991. CBC is a holding company that conducts its operations solely through CB Commercial Real Estate Group, Inc. and its subsidiaries.

  CBC believes that it is the largest vertically-integrated commercial real estate services company in the United States with aggregate 1996 revenue of $583.1 million and 231 business unit offices in 107 locations. CBC provides a full range of services to commercial real estate tenants, owners, and investors including: (i) brokerage (facilitating sales and leases), investment properties (acquisitions and sales on behalf of investors), corporate services, property management, and real estate market research (collectively, "Property and User Services"), and (ii) mortgage banking (mortgage loan origination and servicing), investment management and advisory services, and valuation and appraisal services (collectively, "Investor Services"). CBC believes that, on the basis of revenues, its brokerage and independent commercial mortgage origination businesses are the largest such businesses in the United States, and that CBC is among the top ten providers of commercial property management, investment management and advisory services and commercial mortgage loan servicing in the United States. CBC's diverse client base includes local, national and multinational corporations, financial institutions, pension funds and other tax exempt entities, local, state and national governmental entities, and individuals. In addition, CBC has established exclusive alliances with international commercial real estate service firms (DTZ in Europe, C.Y. Leung in Hong Kong, China and Singapore, and Ikoma Corporation in Japan) which have offices in an additional 134 locations in 31 countries. These relationships are reciprocal referral arrangements whereby CBC's clients who require services in a geographic region serviced by its alliance partners must be referred by CBC to its alliance partner operating in that region. Conversely, CBC's alliance partners are obligated to refer their clients with commercial real estate needs in the United States to CBC. These alliances have not generated significant revenues to date.

PROPERTY AND USER SERVICES

  Property and User Services include a broad range of services, delivered primarily to users and owners of commercial real estate, including brokerage (facilitating sales and leases), investment properties (acquisitions and sales on behalf of investors), corporate services, property management, and real estate market research. These services are provided with respect to a wide range of commercial real estate properties, including, but not limited to, office space, industrial buildings, retail properties, multifamily residential properties and unimproved land.

  Brokerage. Brokerage, CBC's original and core business, advises buyers, sellers, landlords and tenants in connection with the leasing and sale of office space, industrial buildings, retail properties, multifamily residential properties and unimproved land. Brokerage employs approximately 1,600 sales professionals nationally, generating significant deal flow and real-time market data. This market presence provides CBC with a competitive advantage in developing business opportunities and client contacts and in developing CBC's brand identity for CBC's other business disciplines. CBC believes its commercial brokerage business is the market-leader in the United States based upon both 1996 revenue, which totaled approximately $335.4 million, and the number of completed transactions, which totaled approximately 19,950 in 1996.

  Investment Properties. CBC provides sophisticated strategic planning for, and execution of, acquisitions and sales of income-producing commercial properties for its clients through its investment properties sales professionals. In 1996, approximately 1,200 sales transactions were completed with some of the country's largest and most sophisticated investors, including, as examples, Prudential Insurance Co., RREEF and Security Capital. With aggregate estimated sales consideration of more than $7.0 billion in 1996, CBC believes that it is one of the largest providers of investment properties sales services in the United States.

  Corporate Services. Corporate services, which generally operates through the CBC/Madison Advisory Group, addresses the multiple-market domestic and international real estate needs of corporate America by providing comprehensive, quality services on a cost efficient basis through a single point-of-contact at CBC. Corporate services coordinates the utilization of all CBC's various disciplines to deliver an integrated service to some of the largest and most sophisticated companies in the United States, including, as examples, Eastman Kodak, Ford Motor Company, and Allstate Insurance Company. CBC/Madison Advisory Group, through preferred service relationships, by assisting major, multi-market companies in developing and executing real estate strategies, by addressing specific occupancy and facilities management objectives and by providing support for most of the functions involved in a corporate real estate department. Strategic advisory services include acquisition, disposition and consulting services. CBC/Madison Advisory Group has been one of CBC's fastest growing services, with revenue having increased at a compound annual rate of 50% from 1993 through 1996 (40% in the first quarter of 1997).

  Property Management. Property management provides operations, maintenance, marketing and leasing services for income-producing properties owned primarily by institutional investors. CBC provides asset management-oriented services to its clients to implement their specific goals and objectives, focusing on the enhancement of property values through maximization of cash flow. As of March 31, 1997, CBC managed 810 properties aggregating approximately 109 million square feet.

  Real Estate Market Research. CBC provides its research and forecasting services to its other businesses as well as outside corporate and institutional investor clients through CB Commercial/Torto Wheaton Research, the widely-recognized research division of CBC based in Boston, Massachusetts. CBC's research reports and forecasts are utilized by all of CBC's businesses to assist clients with analysis and interpretation of market data in order to provide them with a competitive edge in the rapidly changing real estate marketplace.

INVESTOR SERVICES

  Investor Services includes mortgage banking (mortgage loan origination and servicing), investment management and advisory services, and valuation and appraisal services relating primarily to office space, industrial buildings, retail properties, multifamily residential properties and unimproved land.

  Mortgage Banking. CBC provides its mortgage origination and servicing through L.J. Melody & Company, a wholly-owned subsidiary of CBC acquired in July 1996 and based in Houston, Texas. On a combined basis including originations by L.J. Melody prior to its acquisition, CBC originated $3.25 billion, $2.3 billion and $2.0 billion of mortgage loans in 1996, 1995 and 1994, respectively. As part of these origination activities, CBC originates mortgages through special conduit arrangements with affiliates of Merrill Lynch, Citicorp, NationsBanc and Lehman Brothers which generally permit it to service the mortgage loans that it originates. In addition, CBC is a major mortgage originator for insurance companies having originated, on a combined basis, mortgage loans in the names of such insurance companies valued at $1.7 billion in 1996. As of December 31, 1996, 1995 and 1994, CBC, on a combined basis, serviced mortgage loan portfolios of $7.0 billion, $7.3 billion and $7.1 billion, respectively. Based upon available statistics, CBC believes that, on a combined basis, it is the largest independent commercial mortgage originator in the United States. CBC believes it will have a significant competitive advantage in the commercial mortgage loan origination business due to its anticipated integration with the deal flow generated through CBC's brokerage and investment properties sales activities. This integration will not only provide advantages to mortgage banking, but will also facilitate sales transactions enhancing CBC's capability to execute clients' sales assignments.

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

  Investment Management and Advisory. CBC provides its investment management and advisory services primarily to large institutions and pension funds through Westmark Realty Advisor's ("Westmark") which employs approximately 100 professionals and operates nationally from its headquarters in Los Angeles, California. Westmark operates as a separate and independent subsidiary, providing as of December 31, 1996 advisory services to and managing approximately $3.7 billion in tax-exempt capital invested in more than 215 office, industrial and retail properties located in more than 40 major U.S. markets with an aggregate of more than 38 million square feet. CBC's investment management and advisory activities include creating investment products, raising investor capital, identifying and acquiring specific properties and managing the operations and dispositions of the assets. As of March 31, 1997, CBC represented more than 180 investors in 13 commingled funds and a variety of nondiscretionarily managed separate accounts.

  Valuation and Appraisal Services. Valuation and appraisal services delivers sophisticated commercial real estate valuations through a variety of products including market value appraisals, portfolio valuations, discounted cash flow analyses, litigation support, feasibility land use studies and fairness opinions. CBC's appraisal staff has more than 80 professionals with more than 50% of its professionals holding the Member Appraisal Institute ("MAI") professional designation. Valuation and appraisal services operates nationally through 23 regional offices, and its clients are generally portfolio owners, both corporate and institutional. CBC believes it is among the leading commercial real estate appraisal firms in the United States.

  As part of its growth strategy, CBC is continually assessing acquisition opportunities. Management believes that there are significant opportunities in the fragmented and consolidating real estate services industry to acquire additional companies to complement and expand CBC's existing operations. Since the beginning of 1995, CBC has completed three strategic acquisitions. In July 1996, CBC acquired L.J. Melody & Company and L.J. Melody & Company of California (collectively "L.J. Melody"), a nationally-known mortgage banking firm, for $15 million. The L.J. Melody acquisition provided CBC with leadership for its own mortgage banking business, access to loan sources not previously available to CBC and an enhanced ability to access CBC's deal flow in its investment properties and brokerage businesses as a source of mortgage originations. In June 1995, CBC acquired Westmark Realty Advisors L.L.C. ("Westmark"), an investment management and advisory business with approximately $3.0 billion of assets under management, for $37.5 million (plus the assumption of debt) and a supplemental purchase price component of up to $18.0 million based upon Westmark's adjusted operating income. The Company has reached a non-binding, tentative agreement with the former owners of Westmark to purchase their right to supplemental purchase price (a maximum of approximately $15.3 million over the next four years) for $11.1 million in cash and their right as employees to incentive compensation (a maximum of approximately $3.2 million) for $2.4 million. The Westmark acquisition has moved CBC into a business area which CBC believes has the potential for significant growth although to date Westmark has not experienced that growth. In April 1995, CBC acquired Langdon Rieder Corporation ("Langdon Rieder"), a nationally-known tenant representation firm, for $1.5 million in cash and a deferred payment of $1.9 million payable over three years ($633,333 of which was paid on January 2, 1997, $633,333 of which is due on January 2, 1998 and $633,333 of which is due on January 2, 1999). The deferred payment is subject to forfeiture under certain circumstances. To date, no event of forfeiture has occurred. The Langdon Rieder acquisition strengthened CBC's ability to provide sophisticated tenant representation services to its corporate clients. The KRES Merger is the next step in CBC's acquisition strategy.

  CBC's executive offices are located at 533 South Fremont Avenue, Los Angeles, California 90071-1798 and its telephone number is (213) 613-3123.

                           KOLL REAL ESTATE SERVICES

  KRES is a fully-integrated real estate services company that provides property, facility, investment management and brokerage services to institutional and corporate owners of and investors in commercial real estate in the United States and Asia. KRES' services include (i) property and facilities management and leasing services for more than 3,500 commercial and residential properties containing approximately 146 million square feet and over 21,000 tenants, (ii) investment management for asset portfolios consisting primarily of commercial real estate investments, which had an aggregate cost basis of approximately $2 billion as of March 31, 1997 and
(iii) a variety of related services. KRES' approximately 2,600 employees provide these services through a network of more than 260 offices.

  Since 1991, KRES has implemented an aggressive growth strategy through acquisitions, having completed over 20 acquisitions during this period. From April 1, 1991 through March 31, 1997 KRES increased the total square footage it manages or leases from approximately 38 million square feet to approximately 146 million square feet, (ii) established the Investment Management Division, which manages portfolios of assets which had an aggregate cost basis of approximately $2 billion at March 31, 1997, and (iii) established related services which have been cross-marketed to KRES' new and existing clients.

  Koll Management Services, Inc. ("KMS") was incorporated in California in June 1988 and reincorporated in Delaware in May 1991. On July 31, 1991, KMS completed an initial public offering of 1.1 million shares of its common stock at $10 per share, which yielded net proceeds to KMS of $5.4 million. KMS was traded on the Nasdaq National Market System under the symbol "KOLL." Prior to its initial public offering, KMS was a wholly-owned subsidiary of The Koll Company, a real estate development, construction and management company founded in 1962 in Newport Beach, California, by Donald M. Koll, its Chairman. In the years following the initial public offering, KMS' management did not realize its expectation to issue additional debt or equity at favorable terms in order to fund its strategy for growth through acquisitions and, as a result, management supported the completion of a merger (the "KRES/KMS Merger") in 1994. KRES was organized in May 1994 by Freeman Spogli & Co. Incorporated ("FS&Co."), a private investment company, to effectuate the KRES/KMS Merger and FS&Co's investment in KRES. On November 23, 1994, the stockholders of KMS approved the KRES/KMS Merger pursuant to which each share of KMS' common stock (other than shares held by KRES) was converted into the right to receive $16.00. Upon consummation of the KRES/KMS Merger, KMS became a wholly-owned subsidiary of KRES and KMS' common stock was no longer publicly traded. In connection with the settlement of stockholder litigation challenging the KRES/KMS Merger and the fairness of the consideration to be received pursuant thereto, in September 1995 KMS paid its former stockholders (other than KRES, The Koll Company and KMS former directors and officers) an additional $0.50 per share for each share of KMS common stock held by such stockholders and in January 1997 KRES paid a total of $22.50 per share for 25,000 shares of KMS Common Stock in settlement of an appraisal rights suit relating to the KRES/KMS Merger. In August 1996, KRES filed a Registration Statement in connection with a proposed initial public offering of its common stock. However, due to a decline in market value of publicly-traded comparable companies during the preparation of the Registration Statement and while the Registration Statement was pending, KRES determined that the value to be obtained from the proposed initial public offering and the dilution to existing stockholders were unacceptable. KRES instead pursued a private financing alternative which KRES considered to be a more cost effective alternative to meet its financing needs and abandoned the proposed initial public offering.

  KRES' principal executive offices are located at 4343 Von Karman Avenue, Newport Beach, California 92660, and its telephone number is (714) 833-9360.

                                 THE MEETINGS

  This Joint Proxy Statement/Prospectus is being provided to the stockholders of CBC and KRES in connection with the CBC Meeting and the KRES Meeting. The Meetings will be held on the date, at the times, in the locations and to consider the matters set forth below. The Boards of Directors of CBC and KRES are soliciting proxies for use at their respective meetings. The applicable form of proxy is being provided to the respective holders of CBC A-1 Preferred, CBC A-2 Preferred, CBC Common and KRES Common with this Joint Proxy Statement/Prospectus.

CBC MEETING

  The CBC Meeting is scheduled to be held on Thursday, August 28, 1997 at 8:00 A.M., Pacific Time, at The Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California. The CBC Meeting will constitute CBC's Annual Meeting of Stockholders. At the CBC Meeting, the holders of CBC A-1 Preferred, CBC A-2 Preferred and CBC Common will be asked to vote on the Merger. In addition, stockholders of CBC entitled to vote at the CBC Meeting will also be asked (i) to elect directors, (ii) to approve CBC's 1997 Employee Stock Option Plan which provides for the grant of stock options to certain employees, (iii) to approve CBC's 1998 Employee Stock Purchase Plan which will provide employees of CBC an opportunity to purchase CBC Common through payroll deductions, (iv) to approve an amendment to CBC's 1991 Service Providers Stock Option Plan to clarify that options may be granted either at fair market value or, when an employee or independent contractor has given up the right to receive cash compensation, at an appropriate discount, (v) to approve CBC's 1996 Equity Incentive Plan and (vi) to ratify Arthur Andersen LLP, Certified Public Accountants as independent accountants of CBC for calendar 1997. Approval of these items is not required for consummation of the Merger. See "PROPOSAL FOR NOMINATION AND ELECTION OF DIRECTORS OF CBC," "PROPOSAL TO APPROVE CBC'S 1997 EMPLOYEE STOCK OPTION PLAN," "PROPOSAL TO APPROVE CBC'S 1998 EMPLOYEE STOCK PURCHASE PLAN," "PROPOSAL TO AMEND CBC'S 1991 SERVICE PROVIDERS STOCK OPTION PLAN," "PROPOSAL TO APPROVE CBC's 1996 EQUITY INCENTIVE PLAN" and "PROPOSAL FOR RATIFICATION OF INDEPENDENT ACCOUNTANTS."

  THE CBC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AS BEING FAIR AND IN THE BEST INTERESTS OF CBC AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE CBC STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY, FOR APPROVAL OF THE 1997 EMPLOYEE STOCK OPTION PLAN, FOR APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN, FOR APPROVAL OF THE AMENDMENT OF THE 1991 SERVICE PROVIDERS STOCK OPTION PLAN, FOR APPROVAL OF THE EQUITY INCENTIVE PLAN AND FOR RATIFICATION OF THE EMPLOYMENT OF ARTHUR ANDERSEN LLP AS CBC'S INDEPENDENT ACCOUNTANTS FOR CALENDAR 1997.

  CBC Record Date and Voting Rights. Only holders of record of CBC A-1 Preferred, CBC A-2 Preferred and CBC Common at the close of business on July 7, 1997, the CBC Record Date, will be entitled to notice of and to vote at the CBC Meeting. The holders of CBC's classes of stock not subject to the proxy solicitation requirements of the Exchange Act are being sent copies of this Proxy Statement. At the close of business on the CBC Record Date, there were 13,460,436 shares of CBC Common outstanding, 1,000,000 shares of CBC A-1 Preferred outstanding and 2,000,000 shares of CBC A-2 Preferred outstanding. Each share of CBC Common and CBC A-2 Preferred will entitle its holder to one vote, and each share of CBC A-1 Preferred will entitle its holder to two votes per share.

 CBC Stockholder Vote Required.

  The Merger. CBC Common is listed on the Nasdaq National Market. Because of the number of shares of CBC Common to be issued in the Merger, the rules and regulations of the Nasdaq National Market require that holders of CBC Common, CBC A-1 Preferred and CBC A-2 Preferred approve the issuance of shares by the affirmative vote of a majority of the total votes cast at the CBC Meeting. Approval of the Merger by the holders of CBC Common, CBC A-1 Preferred and CBC A-2 Preferred will constitute approval of each of the transactions contemplated by the Merger Agreement including, without limitation, the substitution of options to purchase CBC Common for KRES options issued to directors, employees and consultants of KRES and its subsidiaries and the grant of CBC options to certain KRES officers and directors as more fully set forth herein.

  The 1997 Employee Stock Option Plan, 1998 Employee Stock Purchase Plan, Amendment of the 1991 Service Providers Stock Option Plan, 1996 Equity Incentive Plan and Ratification of Independent Public Accountants. A vote of a majority of the outstanding votes entitled to be cast by the holders of CBC A-1 Preferred, CBC A-2 Preferred and CBC Common, voting together as a single class, present in person or by proxy at the CBC Meeting at which a quorum is present is required to approve CBC's 1997 Stock Option Plan, 1998 Employee Stock Purchase Plan, the proposed amendment to CBC's 1991 Service Providers Stock Option Plan, CBC's 1996 Equity Incentive Plan and ratification of Arthur Andersen LLP as CBC's independent accountants for calendar 1997. Holders of at least a majority of the total outstanding shares of CBC Common, CBC A-1 Preferred and CBC A-2 Preferred must be represented, either in person or by proxy, at the CBC Meeting for a quorum to be present.

  CBC Proxies. Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, in the case of the Merger the shares of CBC entitled to vote will be voted FOR approval of the Merger. In the case of the other proposals set forth herein, where no specification is made on a properly executed and returned proxy, the shares (other than shares held within CBC's Capital Accumulation Plan (the "Cap Plan"), a 401k Plan), will be voted FOR the election of all nominees for director, FOR approval of CBC's 1997 Employee Stock Option Plan, FOR approval of CBC's 1998 Employee Stock Purchase Plan, FOR approval of the proposed amendment to CBC's 1991 Service Providers Stock Option Plan, FOR approval of CBC's 1996 Equity Incentive Plan and FOR the ratification of the selection of Arthur Andersen LLP to serve as independent accountants for CBC for 1997.

  T. Rowe Price Trust Company is the trustee (the "Trustee") for the Cap Plan and will vote the shares of CBC Common held within the Cap Plan ("Cap Plan Shares") on the proposals to be acted upon as directed on the enclosed proxy card by each plan participant to whose account shares have been credited. The Trustee will vote any Cap Plan Shares on the proposals to be acted upon for which participant directions are not received as follows: with respect to election of directors and ratification of appointment of independent accountants, in the same proportion as the shares of CBC Common for which the Trustee did receive participant directions; and with respect to approval of the Merger, the 1997 Employee Stock Option Plan, the proposed amendment to CBC's 1991 Service Providers Stock Option Plan, 1998 Employee Stock Purchase Plan and the 1996 Equity Incentive Plan, as directed by the Executive Committee of the Board of Directors. On May 31, 1997, there were 2,637,754 shares of CBC Common held within the Cap Plan.

  If a stockholder has shares under an IRA arrangement, the enclosed proxy card will serve as voting instructions for the shares held in an IRA as well as shares registered solely in the stockholder's name.

  It is not expected that any matters other than those referred to in this Joint Proxy Statement/Prospectus will be brought before the CBC Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the CBC Meeting.

  A CBC stockholder may revoke a proxy at any time before it is voted by filing with the Corporate Secretary of CBC, Walter V. Stafford, 533 South Fremont Avenue, Los Angeles, California 90071, an instrument revoking the proxy, or by submitting a duly executed proxy bearing a later date, or by attending the CBC Meeting and voting in person. Attendance at the CBC Meeting will not by itself constitute revocation of a proxy.

CBC STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS AND WILL NOT EXCHANGE THEIR CERTIFICATES AFTER THE MERGER.

KRES MEETING

  The KRES Meeting is scheduled to be held on Wednesday, August 20, 1997 at 9:00 A.M., Pacific Time, at KRES' executive offices located at 4343 Von Karman Avenue, Newport Beach, California. At the KRES Meeting, the holders of KRES Common will be asked to vote on the Merger and the transactions contemplated thereby. The approval of the Merger by the holders of KRES Common will constitute approval of each of the transactions contemplated by the Merger Agreement (other than the issuance of new CBC stock options to five officers and directors of KRES), including, without limitation, the substitution of options to purchase CBC Common for KRES Options. See "THE MERGER--General; Merger Consideration" and "--Interests of Certain Persons in the Merger."

  THE KRES BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AS BEING FAIR AND IN THE BEST INTERESTS OF KRES AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE KRES STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  KRES Record Date and Voting Rights. Only holders of record of KRES Common at the close of business on June 25, 1997, the KRES Record Date, will be entitled to notice of and to vote at the KRES Meeting. At the close of business on such date, there were 6,680,743 shares of KRES Common outstanding. Each share of KRES Common will entitle the holder thereof to one vote.

  KRES Stockholder Vote Required. The approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of KRES Common. Holders of at least a majority of the outstanding shares of KRES Common must be represented, at the KRES Meeting, either in person or by proxy, for a quorum to be present.

  KRES Proxies. Each properly completed proxy returned in time for voting at the KRES Meeting will be voted in accordance with the instructions indicated on the proxy, or, if no instructions are provided, will be voted FOR approval of the Merger and the transactions contemplated thereby. It is not expected that any matters other than that referred to in this Joint Proxy Statement/Prospectus will be brought before the KRES Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the KRES Meeting.

  A KRES stockholder may revoke a proxy at anytime before it is voted by filing with the Corporate Secretary of KRES, Herbert L. Roth, 4343 Von Karman Avenue, Newport Beach, California, 92660, an instrument revoking the proxy, or by returning a duly executed proxy bearing a later date, or by attending the KRES Meeting and voting in person. Attendance at the KRES Meeting will not by itself constitute revocation of a proxy.

  KRES STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS WITH RESPECT TO THE SURRENDER OF KRES STOCK CERTIFICATES WILL BE MAILED TO EACH KRES STOCKHOLDER PRIOR TO THE EFFECTIVE TIME.

                     BACKGROUND AND REASONS FOR THE MERGER

BACKGROUND

  In August of 1995 CBC initiated potential merger discussions with KRES and its major shareholder, FSEP III. The parties exchanged some confidential information but could not reach agreement with respect to relative values. The discussions were terminated in November of 1995. In December of 1996, James J. Didion, CBC's Chairman and Chief Executive Officer, contacted Donald M. Koll, founder and Chairman of the KRES Board, to determine if there was an interest in pursuing merger discussions. Mr. Koll indicated that he had such an interest and suggested that Mr. Didion contact Bradford Freeman, a principal of FSEP III, the holder of a majority of the outstanding stock of KRES. In early January of 1997, Mr. Didion called Mr. Freeman, who also expressed an interest in pursuing merger discussions. Over the course of the next two and one-half months, representatives of CBC, FSEP III, KRES and AP KMS Partners and other major KRES shareholders negotiated the basic terms of a merger. Those negotiations were completed on March 18, 1997 when the parties signed a non-binding letter of intent. Through March 18, 1997, no party had performed due diligence with respect to CBC or KRES. The non-binding letter of intent provided that CBC would issue a total of up to 6,148,256 shares of CBC Common for all of the issued and outstanding stock of KRES (not to exceed 7,233,243 shares) and would substitute options for CBC Common for various options for KRES Common held by certain officers, directors and consultants of KRES. In the view of CBC (but not necessarily in the view of KRES and its shareholders) this number of shares was based upon figures provided by KRES with respect to the level of its indebtedness and other obligations and its EBITDA for the 12-month period ended December 31, 1996.

  From March 18, 1997 through May 13, 1997, CBC conducted due diligence with respect to KRES and KRES and certain of its shareholders conducted due diligence with respect to CBC. CBC conducted due diligence with an internal team and a legal team consisting of personnel from Pillsbury Madison & Sutro LLP. On May 14, 1997 CBC, KRES, FS Equity Partners, AP KMS Partners and certain others signed a definitive agreement with respect to the Merger. The definitive agreement reduced the number of shares of CBC Common to be issued to not more than 5,614,261 shares but also provided for the issuance of warrants with respect to 600,000 shares of CBC Common exercisable at a price of $30.00 per share. The primary reasons for the reduction in the initial number of shares to be issued were a difference between the way KRES and CBC calculate EBITDA and an increase in the anticipated amount of KRES' bank indebtedness and other obligations.

RECOMMENDATIONS OF THE CBC BOARD; REASONS FOR THE MERGER

  By unanimous vote of the directors present, the CBC Board approved the Merger Agreement as being fair and in the best interest of CBC and its stockholders. ACCORDINGLY THE CBC BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  The CBC Board believes that the Merger offers the potential for CBC to improve profitability and capitalization through economies of scale, the elimination of redundancies, access to additional capital and the enhancement of market position. By consolidating certain operations and eliminating duplicative expenses, CBC expects to achieve substantial savings of operating costs. Such savings would be realized over time as consolidation is completed. Realization of improvements in profitability is dependent, in part, on the extent to which the revenues of CBC and KRES are maintained and will be influenced by many factors, and there can be no assurance that cost savings will be realized or that improvements in profitability will be achieved.

  Prior to entering into the Merger Agreement, CBC conducted a due diligence review of KRES. The due diligence was conducted over a period of approximately 40 days by a CBC team which included Walter V. Stafford, CBC's General Counsel, James J. Didion, CBC's Chief Executive Officer, John C. Haeckel, CBC's Chief Financial Officer, and Ronald J. Platisha, CBC's Principal Accounting Officer, and a legal team from CBC's outside law firm, Pillsbury Madison & Sutro LLP.

  The primary function of the various due diligence teams was to review KRES' operations, business practices, information technology, corporate structure, contractual obligations, liabilities, financial position and other areas which might be material to CBC in making its acquisition, both to help familiarize CBC with KRES's business and to uncover any material problems. The CBC due diligence team found no material problems as a result of the due diligence. However some issues existed, including (i) a $5,250,000 payment KRES was required to make in order to facilitate the buy out of the interest of a joint venture partner, thereby terminating the joint venture agreement which would have required CBC, after the Merger, to pay to such partner a portion of the revenues it generated in the region in which the joint venture operated, (ii) a small difference in the manner in which KRES computed EBITDA compared to the manner in which CBC computed EBITDA, and (iii) KRES' increased bank indebtedness (caused by increased operating expenses and investments in new initiatives), the resolution of such issues resulted in a small reduction in the number of shares of CBC Common issuable in connection with the Merger.

  In making its determination, the CBC Board took into account the results of CBC's due diligence review of KRES' business. In its presentation to the CBC Board on April 22, 1997, CBC's management reported on the results of its due diligence investigation of KRES. The due diligence team did not make any formal findings but presented the results of it investigation and analyses to the CBC Board. The results of the due diligence team's investigation and analyses which were relied upon by the CBC Board included (i) verification of the corporate data, business history, operations and properties of KRES, (ii) verification of the contracts and commitments to which KRES was a party, (iii) verification of the amounts and nature of indebtedness and other liabilities of KRES and confirmation that these could be assumed by CBC, (iv) confirmation that KRES had no material liabilities about which the CBC Board was previously unaware, (v) confirmation that KRES' financial condition and results of operations were substantially similar to what the CBC Board had believed them to be prior to the conduct of the due diligence, (vi) the existence of potential synergies resulting from the combined company and (vii) confirmation that KRES' business practices, information technology and operations could be successfully integrated with CBC's in a cost-effective manner. The due diligence team related to the CBC Board the reasons for KRES' abandonment of its proposed initial public offering as described above under "KOLL REAL ESTATE SERVICES."

  The terms of the Merger, the Merger Agreement and related agreements and the Exchange Ratio resulted from arm's-length negotiations between management of CBC and certain of the stockholders of KRES and their respective representatives. In the course of reaching its decision to approve the Merger, the Merger Agreement and related agreements, the CBC Board considered a number of factors in addition to those discussed above, including the following:

  (i) the reports of the due diligence teams with respect to the business, financial performance and condition, results of operations, liabilities and prospects of KRES;

  (ii) the growth prospects of CBC preceding and following the Merger;

  (iii) the historical and projected financial results of CBC and KRES and the possible synergies to be obtained from the Merger, including the CBC Board's belief that the Merger provides the potential for CBC and KRES to compete more effectively and improve their profitability through economies of scale, the elimination of redundancies and the enhancement of market position (CBC projected the financial results of the combined companies by combining the calendar 1996 results of both companies, assuming $10 million in potential synergies during the first year and $12 million during each year thereafter and assuming a 8% growth rate in revenue and a 6% growth rate in costs for each of the next four calendar years);

  (iv) economic conditions and prospects for KRES in the markets in which it operates, in light of the intensifying competitive pressures in the property, facility and investment management industries;

  (v) the structure of the transaction, including the fact that CBC's stockholders would retain approximately 74% of the equity of the combined company;

  (vi) the proposed composition of CBC's and KRES' Board and management following the Merger, including the fact that the current members of the CBC Board would continue in such capacities (with the addition of four representatives of KRES' shareholders which the CBC Board believed would provide continuity and expertise during the integration of the two companies), see "Management and Operations After the Merger";

  (vii) the terms of the Merger Agreement and other documents to be executed in connection with the Merger;

  (viii) the belief that the business combination with KRES would offer substantial long-term value to CBC's stockholders;

  (ix) the views of CBC's financial advisors and the opinion rendered by Merrill Lynch to the effect that the Exchange Ratio was fair, from a financial point of view;

  (x) the terms of other recent comparable combinations;

  (xi) the "intellectual capital" of the KRES management team and its willingness to consider new initiatives and look at existing businesses from a different perspective; and

  (xii) the employment and consulting contracts approved in connection with the Merger. See "--Interests of Certain Persons in the Merger."

  In the course of its deliberations, the CBC Board also recognized a number of potential disadvantages, including the following:

  (i) the Merger involves costs associated with its completion and the operational consolidation of the two companies, which could adversely affect the operating results of CBC;

  (ii) the Merger involves the dedication of substantial management resources;

  (iii) the highly competitive nature of the property management services business;

  (iv) the matters described under "Risk Factors"; and

  (v) the potential loss of key KRES employees who do not want to be part of a larger company or who are concerned that they will not be treated fairly in relation to their CBC counterparts.

  The foregoing discussion of information and factors considered and given weight by the CBC Board is not intended to be exhaustive but is intended to set forth all material information related thereto. In view of the variety of factors considered by the CBC Board in connection with its evaluation of the Merger Agreement and the proposed Merger, the CBC Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendations. However, in their discussions the CBC Board and management emphasized the possible synergies to be obtained from KRES' experience in facility, property and asset management services with that of CBC. The CBC Board concluded that these factors outweighed the potential disadvantages of the Merger.

  In evaluating the recommendation of the CBC Board, stockholders should carefully consider the matters described under "Risk Factors."

RECOMMENDATIONS OF THE KRES BOARD; REASONS FOR THE MERGER

  On May 2, 1997, the KRES Board approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of and fair to KRES and its stockholders. ACCORDINGLY, THE KRES BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  In evaluating the Merger, the KRES Board considered and evaluated, among other things, (i) the consideration offered by CBC for the outstanding shares of KRES Common, (ii) the prospects for future growth in the value of CBC Common, (iii) current economic, industry and market conditions affecting both KRES and CBC, (iv) the position of both KRES and CBC in the markets and market segments in which they compete, (v) the terms of the Merger Agreement, (vi) the tax-free nature of the Merger, (vii) the potential opportunities and challenges of combining the two organizations, (viii) the relinquishment of control of KRES following the Merger and (ix) the potential disruption to KRES' business operations in the event that the Merger is not consummated. Because of the variety and complexity of the factors considered, the KRES Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to specific factors in reaching its determinations.

  The KRES Board believes that the Merger offers the potential for improved growth and profitability for the combined organization upon consummation of the Merger. The KRES Board believes that there is the potential for significant cost savings from consolidating duplicative operations and functions and achieving economies of scale across a larger organization. In addition, the KRES Board believes that the Merger offers potential for revenue enhancement through cross-marketing of a broader array of services across a larger customer base.

  The KRES Board believes that the CBC organization would be a complementary strategic and cultural fit with the KRES organization. CBC's position as an overall market leader, as well as its strengths in sales and leasing brokerage and mortgage banking activities, would complement KRES' property, facilities and asset management businesses. The newly-formed organization would benefit from increased size and scope of operations in an increasingly competitive and cost-sensitive marketplace. In addition, the Merger would combine CBC's significant size, access to capital and longstanding market presence with KRES' innovation, creativity and acquisition expertise. As CBC Common is traded on the Nasdaq National Market, the Merger would offer KRES stockholders enhanced liquidity, as KRES Common is not currently traded on any public market. Finally, the KRES Board believes that KRES management would have a significant ongoing role in the newly-formed organization.

  Based on the foregoing matters, the KRES Board believes that a number of significant strategic benefits will accrue from the Merger that may be of significant benefit to KRES, its employees and its stockholders. There can be no assurance, however, that any or all of the benefits expected from the Merger will be fully realized. In evaluating the recommendations of the KRES Board, stockholders should carefully consider the matters described under "Risk Factors."

                         OPINION OF FINANCIAL ADVISOR

  CBC retained Merrill Lynch to render an opinion to the Board of Directors with respect to CBCs proposed business combination with KRES. On April 22, 1997, Merrill Lynch delivered its oral opinion, which opinion was subsequently confirmed in a written opinion dated as of April 22, 1997, to the Board of Directors of CBC to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the Transaction Consideration to be paid by CBC pursuant to the April 18, 1997 draft of the Merger Agreement (the "April Merger Agreement") is fair to CBC from a financial point of view. References herein to the "Merrill Lynch Opinion" refer to the written opinion of Merrill Lynch dated as of April 22, 1997.

  A copy of the Merrill Lynch Opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Merrill Lynch, is attached to this Joint Proxy Statement/Prospectus as Annex
3. Stockholders of CBC are urged to read the Merrill Lynch Opinion in its entirety. The Merrill Lynch Opinion is directed only to the fairness from a financial point of view of the transaction consideration to be paid by CBC pursuant to the April Merger Agreement. The Merrill Lynch Opinion does not address the merits of the underlying decision of CBC to engage in the Merger and does not constitute a recommendation to any stockholder of CBC as to how such stockholder should vote. The summary of the Merrill Lynch Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

  The Transaction Consideration to be paid by CBC was determined through negotiations between CBC and KRES and was approved by their respective Boards of Directors. Merrill Lynch was not retained to and did not consider any alternative transactions or participate in the negotiations regarding the Transaction Consideration. Merrill Lynch expressed no opinion as to the prices at which the shares of CBC Common will trade following the announcement or consummation of the Merger. Merrill Lynch's opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on, and the information made available to Merrill Lynch as of, the date of the Merrill Lynch Opinion.

  In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things,
(i) reviewed KRES's audited consolidated financial statements and related financial information for the fiscal year ended March 31, 1996, the periods from December 1, 1994 through March 31, 1995 and April 1, 1994 through November 30, 1994, and the year ended March 31, 1994; KRES's related unaudited financial information for the three years ended December 31, 1996; and KRES's Registration Statement on Form S-1 filed with the Securities and Exchange Commission; (ii) reviewed CBC's Annual Reports on Forms 10-K and related financial information for the three fiscal years ended December 31, 1996; CBC's quarterly reports on Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1996, June 30, 1996 and September 30, 1996; and certain other of CBC's filings with the Securities and Exchange Commission during the last three years, including certain reports on Forms 8-K and its Registration Statement on Form S-1; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of KRES and CBC, as well as the synergies and the amount and timing of the related cost savings and expenses expected to result from the Merger furnished to Merrill Lynch by KRES and CBC, respectively; (iv) conducted discussions with members of senior management and representatives of KRES and CBC concerning their respective businesses and prospects, before and after giving effect to the Merger and the expected operating benefits arising from the Merger; (v) reviewed the market prices and valuation multiples for the shares of CBC Common and compared them with those of certain publicly traded companies that Merrill Lynch deemed relevant; (vi) reviewed the results of operations of KRES and CBC and compared them with those of certain companies that Merrill Lynch deemed relevant; (vii) reviewed, under applicable valuation methodologies, the theoretical valuation of the Warrants to be issued pursuant to the April Merger Agreement; (viii) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Merrill Lynch deemed relevant; (ix) reviewed the potential pro forma impact of the Merger on CBC's earnings, cash flow and capitalization ratios; (x) reviewed a draft of the April Merger Agreement; and (xi) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

  In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to it or discussed with or reviewed by or for Merrill Lynch or publicly available. Merrill Lynch did not assume any responsibility for making any independent verification of such information or for making any independent evaluation or appraisal of any of the assets or liabilities of KRES or CBC, nor was Merrill Lynch furnished with any such evaluation or appraisal. Merrill Lynch relied upon the estimates of the managements of CBC and KRES of the synergies expected to result from the Merger and assumed that such synergies will be achieved. Such synergies, which relate to property management and other general and administrative expenses, are expected to result in total pre-tax synergies of approximately $5 million beginning in the six months ending 1997, $11 million for the calendar year ending 1998 and $12 million for the calendar years ending 1999 and 2000. With respect to the financial forecast information and the synergies and related cost savings and expenses expected to result from the Merger furnished to or discussed with Merrill Lynch by KRES and CBC, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of KRES's or CBC's management, as the case may be, as to the expected future financial performance of KRES or CBC, as the case may be. In addition, Merrill Lynch did not assume any obligation to conduct, nor did Merrill Lynch conduct, any physical inspection of the properties or facilities of KRES or CBC. Merrill Lynch also assumed that the Merger would be consummated on terms substantially similar to those set forth in the draft of the April Merger Agreement and that the Warrants to be issued as part of the Transaction Consideration would contain terms not materially different from, and otherwise in conformance with, those customary in similar transactions. Merrill Lynch assumed in rendering its opinion, that the Merger will constitute a reorganization within the meaning of section 368(a) of the Code.

  The aggregate consideration to be paid by CBC pursuant to the Merger Agreement differs from the Transaction Consideration set forth in the April Merger Agreement upon which the Merrill Lynch Opinion is based. In accordance with the Transaction Consideration set forth in the April Merger Agreement, each outstanding share of KRES Common would have been converted into the right to receive (i) 0.79 shares of CBC Common and (ii) a Warrant exercisable into
0.0691 shares of CBC Common at an exercise price of $30.00 per share (the "Warrant Consideration"); provided, that the number of shares of CBC Common issuable upon exercise of the Warrants would not exceed 500,000 shares. Pursuant to the terms of the Merger Agreement, however, each outstanding share of KRES Common would be converted into (i) 0.776175 shares of CBC Common, subject to adjustment (including adjustments relating to outstanding indebtedness of KRES upon consummation of the Merger), and (ii) a number of Warrants, each exercisable into one share of CBC Common at an exercise price of $30.00 per share, equal to (A) 600,000 divided by (B)(1) the number of shares of KRES Common outstanding immediately prior to the Effective Time of the Merger plus (2) the number of shares of KRES Common into which outstanding options to purchase shares of KRES Common are exercisable at such time (0.083238 Warrants per share of KRES Common based on an assumed aggregate of 7,208,243 shares of KRES Common Stock outstanding and underlying such KRES Options immediately prior to the Effective Time); provided, that the number of shares of CBC Common issuable upon exercise of the warrants may not exceed 600,000 shares.

  The Merrill Lynch Opinion and the discussion set forth herein is based upon the Transaction Consideration set forth in the April 18, 1997 draft of the Merger Agreement. Merrill Lynch has informed CBC that, based upon the terms of the final Merger Agreement dated May 14, 1997, it would not have modified its opinion that the aggregate consideration to be paid by CBC in the Merger is fair from a financial point of view to CBC. In reaching such determination, Merrill Lynch did not undertake to review any documentation in addition to that set forth in its opinion delivered to the CBC Board on April 22, 1997, nor did Merrill Lynch provide the CBC Board with a formal opinion regarding the fairness of the aggregate consideration as set forth in the final Merger Agreement dated May 14, 1997.

  The following paragraphs contain a summary of certain of the financial and comparative analyses performed by Merrill Lynch in arriving at its opinion to the CBC Board dated as of April 22, 1997. The summary does not purport to be a complete description of the analyses conducted by Merrill Lynch. The preparation of a fairness opinion is a complex process involving the application of complex methodologies and educated judgment that is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying its opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing its opinion, but rather made qualitative judgments and estimates that it considered reasonable and appropriate under the circumstances as to the significance and relevance of each analysis and factor. In addition, the matters considered by Merrill Lynch in arriving at the Merrill Lynch Opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions, many of which are beyond the control of KRES and CBC. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. Accordingly, neither Merrill Lynch nor any other person assumes responsibility for their accuracy.

  Stock Trading History. Merrill Lynch examined the history of trading prices and volume for the shares of CBC Common and the Standard & Poors Composite Average of 500 industrial companies in relation to each other and the relationship between price movements thereof. Since CBC's initial public offering in November 1996, shares of CBC Common have traded as high as $27 3/8 per share and as low as $18 per share. The closing price of a share of CBC Common on March 4, March 11, and March 17, 1997, two weeks, one week and immediately prior to announcement of the Merger, respectively, was $23 1/2, $23 3/4 and $24 1/2, respectively.

  Warrant Valuation. Merrill Lynch used "Black-Scholes" and binomial option pricing models to value the Warrants based upon the terms set forth in the April Merger Agreement. Based upon such models and using other valuation parameters, including assumptions for interest rates and volatility factors, the Warrants were attributed a theoretical value of approximately $4,700,000, for a total implied exchange ratio, together with the CBC Common, of 0.82 per share.

  Comparable Public Companies Analysis. Merrill Lynch compared certain financial and operating information and ratios for KRES and CBC with corresponding publicly available financial and operating information and ratios for a group of publicly traded companies that Merrill Lynch deemed to be relevant. The companies reviewed included Amresco Inc. ("Amresco"), Grubb & Ellis Company, Insignia Financial Group, Inc. ("Insignia") and CBC (only with respect to KRES) (collectively, the "Comparables"). These companies were selected, among other reasons, because they operate in one or more of the market segments and businesses in which KRES and CBC operate. Merrill Lynch's calculations resulted in the following relevant valuation ranges based in each case upon its analysis of those Comparables that it deemed most relevant to the respective comparison and, in the case of KRES, relied primarily upon information regarding CBC: (i) total enterprise value (defined as the market value of common equity plus book value of total debt and preferred stock less cash) as a multiple of latest twelve months ("LTM") revenue (as of December 31, 1996) of 0.7x to 0.9x for CBC (with CBC at 0.88x) and 0.9x to 1.5x for KRES; (ii) total enterprise value as a multiple of LTM (as of December 31, 1996) earnings before interest taxes, depreciation and amortization ("EBITDA") of 7.3x to 8.3x for CBC (with CBC at 7.8x) and 7.3x to 8.3x for KRES; (iii) total market value of common equity as a multiple of LTM (as of December 31, 1996) cash earnings (defined as EBITDA less interest less cash provision for taxes) of 9.0x to 10.0x for CBC (with CBC at 9.5x); and
(iv) total market value of common equity as a multiple of projected calendar 1997 net income of 16.0x to 20.0x for CBC (with CBC at 20.6x). Applying the ranges of multiples derived from Merrill Lynch's analysis of the financial information of those Comparables deemed most relevant by Merrill Lynch, Merrill Lynch calculated implied per share equity values of CBC ranging from $20.89 to $25.63, and of KRES ranging from $14.45 to $19.98, for an implied exchange ratio range of .56 to .96 (adjusted for the Warrant Consideration, the implied exchange ratio range is .59 to .99).

  None of the companies utilized in the above analysis for comparative purposes is, of course, identical to CBC or KRES. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparables and other factors that could affect the public trading value of the Comparables.

  Comparable Acquisition Analysis. Merrill Lynch also reviewed the consideration paid and financial terms of seven transactions involving real estate services companies (the "Comparable Acquisitions"). The Comparable Acquisitions reviewed, in reverse chronological order of announcement date, were: (i) the pending acquisition by Apartment Investment and Management Company of NHP, Incorporated (not yet approved by stockholders); (ii) the acquisition by CBC of L.J. Melody & Company (an acquisition by the registrant); (iii) the acquisition by Insignia Financial of Edward S. Gordon Company; (iv) the acquisition by HFS Incorporated of Coldwell Banker; (v) the acquisition by HFS, Inc. of Century 21 Real Estate Corporation; (vi) the acquisition by CBC of Westmark Realty Advisors (an acquisition by the registrant); and (vii) the acquisition by Amresco of Holliday Fenoglio & Company. Merrill Lynch analyzed the offer value and transaction consideration multiples implied by the prices paid in these transactions. The calculations resulted in the following relevant ranges, based in each case on Merrill Lynch's analysis of those Comparable Acquisitions that it deemed most relevant to the respective comparison: offer value (defined as the offer price per share multiplied by the sum of the number of shares outstanding and the number of exercisable options outstanding less proceeds resulting from the exercise of the options) as a multiple of LTM cash earnings of 9.0x to 12.0x for CBC; transaction value (defined as offer value plus the book value of total debt and preferred stock assumed less cash) as a multiple of EBITDA of 7.0x to 10.0x for CBC and KRES; and transaction value as a multiple of LTM revenue of 0.8x to 1.0x for CBC and 1.0x to 1.6x for KRES. Applying the ranges of multiples derived from Merrill Lynch's analysis of the financial information of those Comparable Acquisitions deemed most relevant by Merrill Lynch, Merrill Lynch calculated implied per share equity values of CBC ranging from $20.89 to $29.77, and of KRES ranging from $14.45 to $22.74, for an implied exchange ratio range of .49 to 1.09 (adjusted for the Warrant Consideration, the implied exchange ratio range is .51 to 1.12).

  No transaction utilized in the comparable acquisition transaction analysis was identical to the Merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies included in the comparable acquisition transaction analysis and other factors that could affect the offer value and the transaction consideration.

  Discounted Cash Flow Analysis. Merrill Lynch also performed discounted cash flow analyses (i.e., an analysis of the present value for the projected unlevered free cash flows and terminal value for the periods and at the discount rates indicated) of both CBC and KRES for the years 1997 through 2002, inclusive, using discount rates reflecting a weighted average cost of capital ranging from 12.0% to 14.0% and terminal value multiples of calendar year 2002 EBITDA ranging from 7.0x to 9.0x. Applying the results of such discounted cash flow analysis, and assuming no synergies arising out of the Merger, Merrill Lynch calculated implied per share equity values of CBC ranging from $27.23 to $38.05, and of KRES ranging from $16.04 to $23.04, for an implied exchange ratio range of .42 to .85 (adjusted for the Warrant Consideration, the implied exchange ratio range is .44 to .87). Applying the same results but assuming synergies arising out of the Merger in pre-tax annual amounts of $5 million beginning in the six months ending December 31, 1997, $11 million for the calendar year ending 1998, and $12 million for the calendar years ending 1999 to 2002, Merrill Lynch calculated implied per share equity values of CBC ranging from $29.42 to $41.00, and of KRES ranging from $20.00 to $28.25 for an implied exchange ratio range of .49 to .96 (adjusted for the Warrant Consideration, the implied exchange ratio range is .50 to
 .98).

  Contribution Analysis. Merrill Lynch analyzed CBC's relative contribution to the combined company with respect to revenues, EBITDA and net income at and for the pro forma fiscal year ended December 31, 1996. The pro forma information for the combined company was based on the actual fiscal year ended December 31, 1996 results for CBC and KRES. As a result of the Merger, CBC's stockholders will own approximately 73.9% of the equity of the combined company. This compares with CBC's contribution to the combined company's pro forma results, without taking into account any synergies, of approximately 82.4% of revenues, 79.1% of EBITDA and 94.3% of net income. Merrill Lynch also calculated the relative contributions to the combined company's estimated 1997 and 1998 EBITDA, giving full effect to the expected synergies. CBC's contribution to the combined company's estimated 1997 and 1998 EBITDA is 71.2% and 70.7%, respectively, excluding 9.7% and 10.4% in contribution attributable to expected synergies, respectively.

  Pro Forma Merger Analysis. Merrill Lynch analyzed certain pro forma effects resulting from the Merger, including the potential impact of the Merger on projected earnings per share ("EPS") and EBITDA for the combined company, and in each such case, with and without expected synergies. In its analysis, Merrill Lynch assumed that the Merger was treated as a purchase for accounting purposes and excluded any one-time restructuring charges that may result from the Merger. With synergies, the Merger would be accretive on an EPS and EBITDA basis to the holders of CBC Common immediately and for the three calendar years ended December 31, 2000. Without taking into account expected synergies, the Merger would be dilutive to the holders of CBC Common for the same periods.

  The CBC Board selected Merrill Lynch to render a fairness opinion not only on the basis of Merrill Lynch's reputation as an internationally recognized investment banking firm with substantial expertise in transactions similar to the Merger but also on the basis of its familiarity with CBC and CBC's business. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. For Merrill Lynch's services, CBC has agreed to pay Merrill Lynch a fee of $500,000 upon the delivery of Merrill Lynch's written fairness opinion. CBC also agreed to reimburse Merrill Lynch for certain reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) incurred in connection with its engagement and to indemnify Merrill Lynch and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement. CBC further agreed that, if it determines to pursue an underwritten offering of equity securities in connection with the Merger, CBC will offer to retain Merrill Lynch to act as lead underwriter.

  Merrill Lynch has also performed various investment banking services for KRES and CBC in the past and has received customary fees for such services. In the ordinary course of its securities business, Merrill Lynch may actively trade equity securities of CBC for its own account and the accounts of its customers, and Merrill Lynch therefore may hold a long or short position in such securities.

                        MATERIAL EFFECTS OF THE MERGER

GENERAL EFFECTS

  Upon consummation of the Merger, KRES will become a wholly-owned subsidiary of CBC, and CBC will immediately contribute the stock of KRES to CBC Group, CBC's principal operating subsidiary. Acquisition Corporation will cease to exist as a separate corporate entity, and holders of KRES Common (other than those holders exercising appraisal rights) at the time and on the date an agreement of merger is filed with the Delaware Secretary of State will receive
(i) a number of shares of CBC Common equal to the Stock Exchange Ratio multiplied by the number of shares of KRES Common held by each KRES stockholder as of the Effective Time and (ii) Warrants for a number of shares of CBC Common equal to the Warrant Exchange Ratio multiplied by the number of shares of KRES Common held by each KRES stockholder as of the Effective Time. The KRES Options will be exchanged for equivalent options to purchase CBC Common and individual holders of KRES Options who are directors, employees or consultants of KRES or certain of its subsidiaries immediately prior to the Effective Time will receive Warrants for a number of shares of CBC Common equal to the Warrant Exchange Ratio multiplied by the number of shares of KRES Common into which such KRES Options are exercisable. See "THE MERGER--Merger Consideration" and "--Effect on Employee Benefit and Stock Plans." After the Merger, the present holders of KRES Common will hold approximately 5.6 million shares of CBC Common which will represent approximately 30% of the CBC Common then outstanding (assuming no conversion of the Preferred Stock), and CBC will hold 100% of the KRES Common then outstanding. In terms of voting rights, the present holders of KRES Common will hold approximately 26% of all voting rights. KRES stockholders who receive stock of CBC Common pursuant to the Merger and will be stockholders of CBC, a Delaware corporation. See "COMPARISON OF THE RIGHTS OF HOLDERS OF CBC COMMON AND KRES COMMON." CBC intends to contribute the KRES Common to CBC Group, its principal operating subsidiary, immediately after the Merger.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

  The Merger is intended to constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), with the following material federal income tax consequences:

  (a) No gain or loss will be recognized by KRES stockholders upon the receipt of CBC Common in exchange for their KRES Common;

  (b) The aggregate basis of the CBC Common received by a KRES stockholder will be the same as the aggregate basis of the KRES Common surrendered in exchange therefor, subject to adjustment as discussed below if the Warrants are treated as property other than stock or securities;

  (c) A KRES stockholder's holding period for the CBC Common received in exchange for KRES Common will include the period during which such KRES Common was held, provided that such KRES Common is a capital asset at the Effective Time;

  (d) A KRES stockholder receiving cash in the exchange in lieu of a fractional interest in CBC Common will be treated as if such stockholder actually received such fractional share interest, and such fractional interest was subsequently redeemed by CBC; and

  Consummation of the Merger is conditioned upon delivery of an opinion to KRES from Riordan & McKinzie, counsel to KRES, that, based upon assumptions and understandings contained in the opinion, the Merger will constitute a reorganization within the meaning of Code Sections 368(a)(1)(A) and 368(a)(2)(E), and no gain or loss will be recognized by KRES and the KRES stockholders as a result of the receipt of CBC Common. Subject to the discussions below and the taxability of cash in lieu of fractional share interests mentioned above, CBC and KRES believe that these assumptions and understandings are reasonable and that such an opinion will be delivered at the closing of the Merger.

  Existing Income Tax Regulation sections promulgated under sections 354 and 355 of the Code treat the Warrants as neither stock nor securities for reorganization purposes. However, under applicable case law preceding such regulations, the Warrants could be treated as securities for reorganization purposes. In December, 1996, the Department of the Treasury proposed Income Tax Regulations which treat the Warrants as securities without a principal amount. As presently drafted, such regulation would apply to exchanges occurring on or after sixty (60) days following its adoption. Thus, at the present time, it is not clear whether the Warrants received by the KRES stockholders will be treated for reorganization purposes as securities or as property other than stock or securities. Regardless of whether the Warrants constitute securities for reorganization purposes, no gain or loss will be recognized by KRES, Acquisition Corporation or CBC as a result of the issuance of the Warrants.

  If the Warrants are treated for reorganization purposes as securities as provided in the proposed Income Tax Regulations, the following material federal income tax consequences will result in connection with the Warrants:

    (a) No gain or loss will be recognized by KRES stockholders upon receipt of Warrants in the Merger exchange;

    (b) The basis of a KRES stockholder in the Warrants received in the Merger will equal zero; and

    (c) A KRES stockholder's holding period for the Warrants received in exchange for KRES Common will include the period during which such KRES Common was held by such KRES stockholder; provided that such KRES Common is a capital asset at the Effective Time.

  If, however, the Warrants are treated as other than stock or securities as set forth in the existing Income Tax Regulations, the following material federal income tax consequences will result in connection with the Warrants:

    (a) KRES stockholders will recognize gain upon receipt of Warrants in the Merger exchange in an amount equal to the lesser of (i) the excess of the fair market value of the CBC Common and Warrants received over the basis of such KRES stockholder in the KRES Common exchanged in the Merger, or
  (ii) the fair market value of such Warrants received in the Merger;

    (b) the basis of a KRES stockholder in the Warrants will equal the fair market value of such Warrants;

    (c) The aggregate basis of the CBC Common received by a KRES stockholder will be the same as the aggregate basis of the KRES Common surrendered in exchange therefor decreased by the fair market value of any Warrants received by such KRES stockholder and increased by the amount of gain such KRES stockholder recognizes upon receipt of Warrants; and

    (d) A KRES stockholder's holding period for the Warrants received in exchange for KRES Common will commence on the day following receipt of such Warrants.

  No gain or loss will be recognized by a holder of an unexercised option to acquire KRES Common solely as a result of the conversion of such option into an option to acquire CBC Common, provided that (i) the option to acquire KRES Common was issued in connection with the performance of services and (ii) neither the option to acquire KRES Common nor the option to acquire CBC Common had or has a readily ascertainable fair market value (within the meaning of Income Tax Regulations Section 1.83-7(b)) when issued or at the Effective Time.

  A KRES stockholder who perfects dissenters' rights and receives payment for such stockholder's KRES Common will be treated as if such stock was redeemed. In general, if the KRES Common is held as a capital asset at the Effective Time, a dissenting stockholder will recognize a capital gain or loss measured by the difference between the amount of cash received and the basis of the KRES Common. However, if such dissenting KRES stockholder owns, directly or constructively through application of Section 318 of the Code, any KRES Common as to which dissenters' rights are not exercised and perfected and which are therefore exchanged for

CBC Common in the Merger, such stockholder may be treated as having received a dividend in the amount of cash paid to the stockholder in exchange for the shares as to which dissenters' rights are perfected. Under Section 318 of the Code, an individual is deemed to own stock that is actually owned (or deemed to be owned) by certain members of such individual's family (spouse, children, grandchildren and parents, with certain exceptions) and other related parties, including, for example, certain entities in which the individual has a direct or indirect interest (such as partnerships, estates, trusts and corporations), as well as stock that such individual (or a related person) has the right to acquire upon exercise of an option or conversion right held by such individual (or related person). Each KRES stockholder who intends to dissent from the Merger (see "Appraisal Rights") should consult such stockholder's own tax advisor with respect to the application of the constructive ownership rules to the stockholder's particular circumstances as well as with regard to the 20 percent federal backup withholding which may become applicable to the gross proceeds realized in respect of KRES Common of a dissenter failing either to furnish its federal taxpayer identification number as requested by KRES or its transfer agent or to otherwise establish an exemption from such withholding.

  The foregoing is not intended to be a comprehensive discussion of all possible federal income tax consequences of the Merger. Furthermore, this Joint Proxy Statement/Prospectus does not provide information about the tax consequences of the Merger under the tax laws of any state or of any local or foreign jurisdiction or with respect to any KRES stockholder who is a dealer in securities, who is a foreign person or who acquired KRES Common in connection with the performance of services.

         KRES STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS
              WITH RESPECT TO ALL TAX CONSEQUENCES OF THE MERGER

ACCOUNTING TREATMENT

  The Merger will be accounted for by CBC under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB No. 16"). Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. After the Effective Time, CBC will include KRES' results using the consolidation method of accounting.

EXCHANGE ACT REQUIREMENTS

  CBC Common is currently registered under the Exchange Act. Following the Merger, CBC, so long as it is subject to Section 13(a) or 15(d) of the Exchange Act, will have an obligation to file annual, quarterly and other periodic reports with the Commission, which will include consolidated financial and other information regarding CBC and its subsidiaries. Directors, officers and 10% stockholders of CBC will continue to be subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and all other applicable provisions of the federal and state securities laws with respect to transactions in CBC equity securities. CBC Common will continue to be quoted on the Nasdaq National Market. CBC is considering listing the CBC Common on the New York Stock Exchange rather than on Nasdaq and on May 20, 1997 CBC's Board unanimously approved such a listing at the time selected by CBC's Chief Executive Officer. CBC currently intends to list on the New York Stock Exchange and to delist from the Nasdaq before the end of 1997.

                        OPERATIONS FOLLOWING THE MERGER

  Following the Merger, the stock of KRES will be contributed to CBC Group and KRES will become a wholly-owned subsidiary of CBC Group. Other than as described below, it is the present intention of CBC to operate CBC in substantially the same manner following the Merger as currently being operated. Initially, CBC intends to continue to operate the subsidiaries of KRES under their existing names but a majority of them are expected to be liquidated or merged into another subsidiary by the end of 1997.

  Consolidation of Operations. The property management, facilities management, brokerage and corporate services functions of KRES will not be continued in KRES but rather will be integrated into the businesses of CBC Group. In terms of business practices, CBC Group intends to adopt the best business practices of each company. The asset management/pension advisory business of KRES generally will be maintained as a separate business and will not be combined with the asset management/pension advisory services of Westmark, a wholly-owned subsidiary of CBC Group. The mortgage banking business of KRES will be integrated into the mortgage banking business of L.J. Melody & Company, a wholly-owned subsidiary of CBC Group. CBC Group's international operations are largely conducted through alliances with third parties whereas KRES has operated internationally through joint ventures in which it takes a material interest and plays a significant role. No decisions have been made with respect to the integration of international operations.

  Consolidation of Certain Corporate Functions. CBC and KRES believe the combined companies will be able to realize certain cost savings and operational efficiencies following the Merger by consolidating various corporate functions currently being conducted separately by CBC and KRES (accounting, personnel, legal and corporate) and by eliminating certain duplicative administrative functions.

  New CBC Officers. Following the Merger and the integration and pursuant to the Merger Agreement, Raymond E. Wirta will be appointed President--Capital Markets of CBC and William E. Rothe will be appointed a Senior Executive Vice President of CBC with primary responsibility (with another CBC Senior Executive Vice President) for the integration of CBC and KRES. See "Interests of Certain Persons in the Merger--KRES Management." Other current officers of KRES will retain their current employment arrangements but with CBC Group, rather than KRES.

  KRES Management. Following the Merger, the executive officers of KRES will be (i) James J. Didion, Chief Executive Officer, (ii) John C. Haeckel, Chief Financial Officer and Treasurer and (iii) Walter V. Stafford, Secretary and General Counsel. For general information regarding such individuals, their compensation and certain relationships and related transactions, see "SELECTED INFORMATION REGARDING CBC."

  KRES Board of Directors. Pursuant to the Merger Agreement, CBC, as sole stockholder of KRES, will take appropriate action such that, promptly following the Merger, the KRES Board will be modified and James J. Didion, John C. Haeckel and Walter V. Stafford will constitute the KRES Board, all of such directors to serve until their successors are duly elected and qualified. See "Interests of Certain Persons in the Merger."

                                  THE MERGER

  The terms and conditions of the Merger are set forth in the Merger Agreement attached to this Joint Proxy Statement/Prospectus as Annex 1 and incorporated herein by reference. The following summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Merger Agreement.

GENERAL; MERGER CONSIDERATION

  Under the terms of the Merger Agreement, if approved by the stockholders of CBC and KRES and if all other conditions set forth in the Merger Agreement are satisfied or waived, Acquisition Corporation, a wholly owned subsidiary of CBC, will be merged into KRES, the separate corporate existence of Acquisition Corporation will cease, and KRES as the surviving corporation will become a wholly owned subsidiary of CBC. At the Effective Time, each holder of KRES Common (other than those exercising appraisal rights) will receive (i) a number of shares of CBC Common equal to the Stock Exchange Ratio multiplied by the number of shares of KRES Common held by such KRES stockholder as of the Effective Time and (ii) 0.083238 Warrants (based on an assumed aggregate of 7,208,243 shares of KRES Common Stock outstanding and underlying such KRES Options immediately prior to the Effective Time) multiplied by the number of shares of KRES Common held by such KRES stockholder as of the Effective Time. The holders of CBC Common will continue to hold CBC Common following the Merger. The outstanding options granted by KRES to purchase KRES Common ("KRES Options") will be exchanged for equivalent options ("New Options") to purchase CBC Common. In addition, holders of KRES Options who are directors, employees or consultants of KRES or a subsidiary of KRES at the Effective Time will receive a number of Warrants equal to 0.083238 (based on an assumed aggregate of 7,208,243 shares of KRES Common Stock outstanding and underlying such KRES Options immediately prior to the Effective Time) multiplied by the number of shares of KRES Common into which such holder's KRES options are exercisable. The number of shares of CBC Common issued in connection with the Merger will not exceed 5,614,261 (including shares of CBC Common underlying CBC Options issued in exchange for KRES Options), and the number of shares into which the Warrants are exercisable will not exceed 600,000. See "THE MERGER--Effect on Employee Benefit and Stock Plans."

  Warrants issuable pursuant to the Merger are exercisable into shares of CBC Common at an exercise price of $30.00 per share of CBC Common. In addition, each Warrant shall have a term of 7 years from the Closing Date, shall become exercisable on the third anniversary of the Closing Date and shall be subject to the terms and conditions of a Warrant Agreement to be entered into by and among CBC, Acquisition Corporation and the Shareholders of KRES as of the Closing Date. Those Warrants issued in respect of KRES Options are subject to forfeiture and reallocation under certain circumstances. See "THE MERGER-- Adjustments to Merger Consideration."

ADJUSTMENTS TO MERGER CONSIDERATION

  If, between the date of the Merger Agreement and the Effective Time, the outstanding shares of CBC Common or KRES Common shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the Stock Exchange Ratio shall be correspondingly adjusted. In addition, for each $100,000 by which Bank Indebtedness exceeds $47,375,000 or by which any subcategory of Bank Indebtedness exceeds the applicable sublimit set forth in the Merger Agreement (but without duplication), in both cases as of the Closing Date, the Stock Exchange Ratio shall be reduced, without limitation, by 0.0005883. Bank Indebtedness includes the aggregate amount of indebtedness owed to banks or other lending institutions by KRES and its subsidiaries and, in certain cases, any entity with respect to which KRES or its subsidiaries has a material investment or is subject to unlimited liability as a general partner or otherwise, and any entity which 50% of the ownership interests having the power to elect the board of directors of such entity is directly or indirectly controlled by any of the foregoing.

  Following the Effective Time and until the Warrants first become exercisable, if any New Option expires or is terminated without being exercised, all Warrants issued in respect of the KRES Options for which such New Option was exchanged shall be forfeited by the holder thereof. At such time as the Warrants become exercisable, all Warrants forfeited pursuant to the immediately preceding sentence shall be reallocated among those individuals who held shares of KRES Common or KRES Options as of the date of the Merger Agreement (each a "Reallocation Holder" and collectively, the "Reallocation Holders") pro rata based on the aggregate number of shares of the CBC Common issued and shares of CBC Common underlying New Options issued to each Reallocation Holder pursuant to the Merger Agreement divided by the total number of shares of CBC Common issued and shares of CBC Common underlying New Options issued to all Reallocation Holders pursuant to the Merger Agreement.

EFFECTIVE TIME

  The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. The filing with respect to the Merger will occur as soon as practicable, but not more than one business day following the later of (i) the approval of the Merger by CBC's and KRES' stockholders at the CBC Meeting and the KRES Meeting, and (ii) satisfaction (or waiver by the party whose satisfaction is required) of each of the conditions precedent set forth in the Merger Agreement unless another date is agreed to in writing by CBC, Acquisition Corporation and KRES. Assuming all other conditions to the Merger are satisfied or waived, it is anticipated that the filing will occur promptly after approval by the stockholders of CBC and KRES.

EXCHANGE OF CERTIFICATES

  At or prior to the Closing, each holder of shares of KRES Common wishing to exchange its shares will surrender the certificate(s) (each, a "Certificate") representing such shareholder's shares of KRES Common to CBC. No service charges, brokerage commissions or transfer taxes will be payable by stockholders in connection with the Merger. After the Effective Time, there will be no further registration of transfers on the stock transfer books of KRES.

  Upon surrender of a Certificate for cancellation to CBC, the holder of such Certificate shall be entitled to receive in exchange therefor shares of CBC Common, payments in lieu of fractional shares and a Warrant as set forth in the Merger Agreement. In the event of a transfer of ownership of KRES Common which is not registered in the transfer records of KRES, the appropriate number of shares of CBC Common and the appropriate Warrant may be delivered to a transferee if the Certificate representing the right to receive such CBC Common is presented to CBC and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  Until surrendered as contemplated by the Merger Agreement, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of CBC Common as provided by the Merger Agreement and the Delaware General Corporation Law.

FRACTIONAL SHARES

  Pursuant to the Merger Agreement, no certificates for fractional interests in shares of CBC Common will be issued pursuant to the Merger. In lieu of certificates representing such fractional interests, each holder of KRES Common whose shares are not convertible into a whole number of shares of CBC Common shall be entitled to receive, upon surrender of such holder's Certificates formerly representing KRES Common for exchange as provided above, an amount of cash (without interest and rounded up to the nearest whole cent) determined by multiplying such fractional interest by the average closing sale price for CBC Common for the ten most recent trading days ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

STOCK EXCHANGE LISTING

  It is a condition to KRES' and the KRES Shareholders' respective obligations to consummate the Merger that all appropriate action shall have been taken for listing the shares of CBC Common to be received in the Merger on the Nasdaq National Market. CBC has agreed to take all appropriate actions to cause such shares of CBC Common to be issued in the Merger to be so listed.

EXPENSES

  The Merger Agreement provides, in general, that CBC shall pay the reasonable fees and expenses incurred incident to the preparation and carrying out of the transactions contemplated by the Merger Agreement (including legal, accounting and investment banking services and travel) provided, however, that the aggregate amount payable by CBC and KRES for all fees and expenses of all legal counsel to KRES and the KRES Shareholders shall not exceed $500,000 and any amount payable in excess of such amount for fees and expenses of legal counsel of KRES and the KRES Shareholders shall be payable by the KRES Shareholders. The Merger Agreement further provides that CBC shall pay all government filing fees and the costs of printing, filing and mailing this Joint Proxy Statement/Prospectus (collectively, the "Filing Fees"). The Merger Agreement also provides that, notwithstanding the foregoing, (i) KRES shall bear all the Filing Fees and all reasonable fees and expenses (including without limitation, fees and expenses payable to counsel to CBC, outside consultants, accountants and to all investment banking firms and their respective counsel) actually incurred by CBC and Acquisition Corporation in the event that KRES' stockholders fail to approve the Merger by that date which is twenty (20) days after the effective date of the Registration Statement or shareholders of KRES holding over 100,000 shares exercise dissenter's rights and (ii) if the transactions contemplated by the Merger Agreement are not consummated by October 31, 1997, each party to the Merger Agreement shall be responsible for its own fees and expenses and KRES and the KRES Shareholders shall promptly reimburse CBC for any amounts advanced, reimbursed or otherwise paid to them by CBC to cover fees and expenses pursuant to the Merger Agreement.

EFFECT ON EMPLOYEE BENEFIT AND STOCK PLANS

  All employee pension benefit plans, welfare benefit plans and other plans or programs maintained or to which contributions are made for the benefit of current or former employees of KRES or any of its subsidiaries, as in effect immediately prior to the Effective Time are expected to be determined after Effective Time and CBC will substitute its plans or programs which may or may not be comparable to those of KRES.

  Following the Effective Time, the outstanding KRES Options issued to directors, employees or consultants of KRES who are directors, employees or consultants of KRES or its subsidiaries immediately prior to the Effective Time shall be replaced with New Options to purchase the number of shares of CBC Common equal to the Stock Exchange Ratio multiplied by the number of shares of KRES Common previously covered by the KRES Option, rounded down to the nearest whole number of shares of CBC Common. The exercise price for each such share of CBC Common under the New Option shall be equal to the exercise price for each share of KRES Common divided by the Exchange Ratio, rounded up to the nearest whole cent. Each such New Option shall otherwise have substantially the same terms and conditions as the KRES Options had immediately prior to the Effective Time. CBC has reserved a sufficient number of shares of CBC Common for issuance upon exercise of the New Options. CBC has also agreed to use its reasonable best efforts to file a registration statement on Form S-8 at or prior to the Effective Time that will cover the shares of CBC Common issuable upon exercise of the New Options.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains customary representations and warranties (subject to certain scheduled exceptions) relating to, among other things, (i) each of CBC's, KRES' and Acquisition Corporation's and certain of their respective subsidiaries' organization, qualification and similar corporate matters; (ii) each of CBC's,

KRES' and Acquisition Corporation's capital structure; (iii) equity ownership interests of KRES; (iv) authorization, execution, delivery, performance and enforceability of the Merger Agreement with respect to CBC, Acquisition Corporation, KRES and the KRES Shareholders and related matters; (v) no required consent, approval or authorization or filing with any governmental entity in connection with the Merger Agreement, subject to certain exceptions;
(vi) the accuracy and completeness of the financial statements of CBC and KRES and the absence of any undisclosed liabilities; (vii) the absence of certain changes in the respective businesses of CBC and KRES since the end of their respective most recent fiscal years; (viii) good title to CBC's, KRES' and certain of their respective subsidiaries' assets and properties, free and clear of material liens (except the lien of current taxes not yet delinquent and liens under existing credit agreements); (ix) real property of KRES and certain of its subsidiaries and certain environmental matters; (x) accounts receivable of KRES and certain of its subsidiaries; (xi) filing of tax returns and the payment of taxes by CBC, KRES and certain of their respective subsidiaries; (xii) compensation by KRES of its directors, officers, employees and stockholders since March 31, 1997 and amounts payable to certain employees as a result of a change of control; (xiii) compliance with law by CBC, KRES and certain of their respective subsidiaries; (xiv) no material pending or threatened litigation against CBC, KRES or certain of their respective subsidiaries; (xv) certain material contracts, their binding nature, the absence of any defaults thereunder and the performance by KRES and certain of its subsidiaries thereunder; (xvi) proprietary rights and insurance policies of KRES and certain of its subsidiaries; (xvii) receivables of KRES or certain of its subsidiaries owing from their directors, officers, employees or stockholders or owing by any affiliate of any director or officer of KRES or certain of its subsidiaries; (xviii) interests by parties related to KRES in competing businesses or contracts to which KRES or certain of its subsidiaries is a party; (xix) employee relations of KRES and certain of its subsidiaries;
(xx) employee benefit plans of KRES and plans, programs, agreements, policies or other arrangements relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as an independent contractor; (xxi) the absence of any knowing misstatements by KRES, the KRES Shareholders or CBC; (xxii) the accuracy of information supplied by CBC, KRES and the KRES Shareholders in connection with the Registration Statement and this Joint Proxy/Prospectus and (xxiii) the absence of any dissatisfaction with the Merger on the part of any material customers of KRES.

CERTAIN COVENANTS

  Pursuant to the Merger Agreement, each of KRES and CBC has agreed to cause its respective subsidiaries to carry on its business in the regular and ordinary course, including the payment of all state and federal taxes, in substantially the same manner as conducted prior to the execution of the Merger Agreement and to use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers, key employees, agents and representatives and preserve its goodwill and relationships with existing and potential customers, employees, independent contractors, clients, suppliers and others having business dealings with it to the end that the goodwill and ongoing business of KRES and CBC, respectively, shall not be impaired at the Effective Time.

  In addition, the Merger Agreement provides that between the date thereof and the Effective Time, except as expressly contemplated by the Merger Agreement (or the Schedules thereto) or to the extent that the party in whose favor a covenant runs gives its prior written consent, among other things: (i) neither CBC, KRES nor their respective subsidiaries shall (A) declare or pay any dividends or make other distributions on shares of capital stock or partnership or other equity interests except for dividends by wholly owned subsidiaries and in the case of KRES and its subsidiaries, partnership and limited liability company distributions in the ordinary course of business consistent with past practice and in the case of CBC, dividends on its preferred stock, (B) split, combine or reclassify any of its capital stock or partnership or other equity interests or issue any securities in respect of shares of its capital stock or partnership or other equity interests or (C) repurchase, redeem or otherwise acquire any shares of its capital stock other than the repurchase by KRES of KRES Common under certain employee benefit plans and the purchase by CBC or any of its subsidiaries of stock or other equity interests in a direct or indirect wholly-owned subsidiary; (ii) neither KRES nor certain of its subsidiaries shall issue or purchase any shares of capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, other than the issuance of KRES Common upon the exercise of KRES Options; (iii) neither KRES nor certain of its subsidiaries nor CBC shall amend its charter documents or Bylaws; (iv) neither KRES nor certain of its subsidiaries shall acquire any material assets or any business, corporation, partnership, association or other business organization or division and CBC shall not make any such acquisitions in excess of $12,500,000 in the aggregate for each of KRES and CBC; (v) neither KRES nor any of its subsidiaries nor CBC or any of its subsidiaries shall lease or dispose of any material assets except in the ordinary course of business; (vi) neither KRES nor certain of its subsidiaries shall incur any indebtedness (other than in connection with certain permitted acquisitions, under existing credit facilities or with respect to working capital loans between KRES and certain of its subsidiaries or between such subsidiaries in the ordinary course of business consistent with past practice) or guarantee any such indebtedness or issue or sell any debt securities of KRES or its subsidiaries or guarantee any debt securities of others; (vii) neither KRES nor certain of its subsidiaries shall (A) adopt or materially amend any collective bargaining agreement with employees, (B) enter into, adopt, amend or terminate any benefit plan or any agreement, plan or policy between KRES or certain of its subsidiaries and their respective directors or officers so as to materially increase benefits; (C) increase the compensation or fringe benefits of any officer or employee who earned $100,000 or more in the twelve month period ended March 31, 1997 ("Key Employee") or any director or provide any other benefit not required by any plan or arrangement as in effect on the date of the Merger Agreement (other than to accelerate the vesting schedule of KRES Options outstanding on the date of the Merger Agreement) or enter into any agreement or arrangement to do any of the foregoing, except (with respect to employees who are not Key Employees or directors only) for normal increases and benefit changes in the ordinary course of business consistent with past practice, bonuses paid under policies consistent with past practice, and employee stock options granted in accordance with past practice that do not result in a material increase in benefits or compensation expense to such party; (D) create or amend any stock plan or grant any equity based award pursuant to any stock plan or otherwise; or (E) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any Key Employee or director of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by the Merger Agreement, except for contracts, agreements, arrangements or commitments which create an at-will employment relationship with an employee (other than a director) or which provide for a severance payment to such an employee equal to or less than eight months base salary for such employee; (viii) neither KRES nor certain of its subsidiaries nor CBC nor its subsidiaries shall take any action that would reasonably be expected to result in any of its representations and warranties in the Merger Agreement becoming untrue or any of the conditions to the Merger not being satisfied; (ix) neither KRES nor CBC shall change their methods of accounting in effect at December 31, 1996, except as required by changes in generally accepted accounting principles concurred in by their respective independent auditors; (x) neither KRES nor its subsidiaries nor CBC nor its subsidiaries shall take any action that would disqualify the Merger as a "reorganization" for tax purposes; and (xi) neither KRES nor any of its subsidiaries shall fail to make all salary, benefit, bonus and minority interest payments on a timely basis consistent with past practice.

  Each of CBC and KRES has also agreed that it and its subsidiaries will confer on a regular basis with the other, report on operational matters and promptly advise the other of any change or event having or which could have a material adverse effect on it or its subsidiaries or which would constitute a material breach of the representations, warranties or covenants of it contained in the Merger Agreement. Under the Merger Agreement, each of CBC and KRES has further agreed to provide the other or its counsel with copies of all filings made by it and its subsidiaries with any governmental entity in connection with the Merger.

  Each KRES Shareholder has also agreed to certain covenants under the Merger Agreement, including (i) not to directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or grant any option with respect to or other interest in, any shares of KRES Common to any person or entity or enter into any agreement or agree so to do and (ii) to enter into a Voting Agreement and Irrevocable Proxy in favor of CBC (which Voting Agreement and Irrevocable Proxy will grant CBC the right, among other things, to vote all of each such KRES Shareholder's shares of KRES Common in favor of the Merger) and to vote all shares of KRES Common held by such person entitled to vote at the KRES Stockholder's Meeting (and at any adjournment thereof) in favor of the Merger. See "CERTAIN OTHER AGREEMENTS--Voting Agreement and Proxy Agreements."

NO SOLICITATION OF TRANSACTIONS

  The Merger Agreement provides that neither KRES, its subsidiaries nor the KRES Shareholders will, directly or indirectly through any officer, director, employee, representative or agent: solicit, initiate or encourage inquiries or the submission of proposals or offers from any third party relating to any Acquisition Transaction or participate in any discussions or negotiations regarding or furnish third parties with any confidential information with respect to, or otherwise cooperate with, participate in, facilitate or agree to endorse or encourage any attempt to do any of the foregoing. The Merger Agreement provides that KRES and the KRES Shareholders shall promptly advise CBC (orally and in writing) of any such inquiry or proposal, or contacts with third parties for any such Acquisition Transaction and the details thereof and not accept (nor shall KRES' board of directors or any committee thereof recommend) any such proposal or offer. "Acquisition Transaction" means any acquisition or purchase of all or substantially all of the business, properties or assets of, or any equity interest in, KRES or certain of its subsidiaries or any merger, consolidation, business combination or similar transaction involving KRES or certain of its subsidiaries, other than the transactions contemplated by the Merger Agreement, the sale by KRES' auction subsidiary of certain assets to which it takes title in the ordinary course of its business and certain scheduled items.

INDEMNIFICATION

  Pursuant to the Merger Agreement, CBC and Acquisition Corporation, its wholly-owned subsidiary, have agreed to indemnify certain individuals against claims made against them by reason of the fact that they were officers or directors of KRES or certain of its subsidiaries prior to the Effective Time, to the same degree CBC currently indemnifies its own directors and officers.

  A limited number of representations and warranties made by the KRES Shareholders and CBC, respectively, survive the Effective Time and the Merger Agreement provides that claims for indemnity may be made for breaches thereof.

  The representations and warranties of the KRES Shareholders which survive the Effective Time relate to (i) title to their shares of KRES Common and their authority to sell such shares and enter into the Merger Agreement, which are of unlimited duration, (ii) the absence of certain undisclosed liabilities on KRES' March 31, 1997 balance sheet, which survive for one year after the Effective Time and (iii) no KRES Shareholder having knowingly furnished any information to CBC in writing pursuant to the Merger Agreement, at any time prior to the Effective Time, which contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading, which survive for one year after the Effective Time.

  With respect to breaches of the representation described in clause (i) above, each KRES Shareholder is liable for all damages caused by a breach of such representation by such KRES Shareholder. The KRES Shareholders are not responsible for any losses caused by a breach of the representations described in clauses (ii) and (iii), above, until the aggregate amount of all such losses exceeds $2,000,000, at which time they are responsible for all such losses (including the first $2,000,000). With respect to breaches of the representation described in clause (ii), the maximum aggregate amount for which the KRES Shareholders may be liable is $17,500,000 and no KRES Shareholder may be liable for any amount in excess of its pro rata share of all such losses. With respect to breaches of the representation described in
(iii), a KRES Shareholder shall only be liable if it knowingly furnished the information which caused the breach or knew that KRES or another KRES Shareholder furnished such information and all KRES Shareholders with such knowledge shall be jointly and severally liable. In addition, KRES Shareholders breaching the representation described in (iii) shall forfeit all options exercisable into CBC Common which they hold other than those issued in connection with the Merger. No KRES Shareholder shall be liable for breaches of the representations described in clauses (ii) and (iii) for any amount in excess of the total value of the CBC Common and New Options received by such KRES Shareholder.

  The representations and warranties of CBC which survive the Effective Time relate to (i) authority to enter into the Merger Agreement and (ii) the due authorization, valid issuance, fully paid and nonassessable nature of the shares of CBC Common issued in the Merger and that such shares are not subject to any preemptive rights, each of which is of unlimited duration. CBC has agreed to indemnify the KRES Shareholders against all damages arising from a breach of such representations.

ADDITIONAL AGREEMENTS

  The Merger Agreement contains additional covenants including, among others,
(i) KRES has agreed to and to cause its accountants to afford to CBC and its representatives access to KRES and certain of its subsidiaries properties, books, contacts, commitments and records and to its accountants' work papers,
(ii) each party has agreed to take all reasonable actions to comply with all legal requirements which may be imposed with respect to the Merger and to obtain any consents and approvals (or exemptions) of any governmental authority or other third party required to be obtained by such party or its subsidiaries; (iii) KRES and CBC have each agreed to submit the Merger Agreement and related matters to its respective stockholders for approval;
(iv) each of KRES and CBC have agreed not to furnish information relating to the Merger to the public without the consent of the other; (v) each party to the Merger Agreement has agreed to act in good faith to cause all the conditions precedent to its obligations under the Merger Agreement to be satisfied; (vi) each party to the Merger Agreement has agreed to take all reasonably necessary actions such that the Merger will be treated as a tax-free reorganization and (vi) each party to the Merger Agreement has agreed to update its disclosures made thereunder as to any material fact arising between the date of the Merger Agreement and the Closing Date.

  In addition to its agreements set forth in the first paragraph of this section, CBC has agreed, among other matters, to (i) take the actions described in "THE MERGER--Effect on Employee Benefits and Stock Plans" and
(ii) cause its Board of Directors to be constituted as described in "Operations Following the Merger--Board of Directors."

  In addition to its agreements set forth in the first paragraph of this section, KRES has agreed, among other matters to (i) furnish CBC with the name, address and number of shares of KRES Common held by any dissenting stockholder, (ii) make certain payments to CBC in the event that CBC or one of its subsidiaries is unable to participate as a broker with respect to the sale of certain properties held by certain investment partnerships in which KRES or one of its subsidiaries has an interest and (iii) identify those persons who are its "affiliates" for purposes of Rule 145 under the Securities Act, and to use its best efforts to cause such persons to agree not dispose of shares received by them in connection with the Merger except in compliance with the Securities Act. See "CERTAIN OTHER AGREEMENTS--Affiliates Agreements."

CONDITIONS TO CONSUMMATION OF THE MERGER

  Each party's obligation to effect the Merger is subject to various conditions, unless waived, which include, in addition to other customary closing conditions, the following:

  (i) the Merger Agreement shall have been approved and adopted by the affirmative vote of holders of a majority of the outstanding shares of KRES Common entitled to vote thereon, and the Merger Agreement shall have been approved and adopted by the affirmative vote of a majority of votes cast by holders of CBC Common and CBC A-1 Preferred and CBC A-2 Preferred entitled to vote thereon;

  (ii) all necessary governmental approvals for the Merger shall have been obtained (other than those the failure of which to obtain would not have a material adverse effect on CBC or KRES) and any waiting periods imposed by any governmental entity with respect to the Merger shall have expired;

  (iii) all consents or approvals required from third parties relating to contracts, permits, leases and other instruments shall have been obtained (other than those the failure of which to obtain would not have a material adverse effect on CBC or KRES);

  (iv) no law will have been enacted by a governmental entity which would make the Merger illegal, prohibit ownership and operation by CBC or Acquisition Corporation of a material portion of KRES and its subsidiaries, compel CBC or Acquisition Corporation to dispose of a material portion of KRES or its subsidiaries, or render CBC, KRES or its subsidiaries unable to consummate the Merger, except for any waiting period provisions; and

  In addition, the obligations of CBC, Acquisition Corporation, KRES and the KRES Shareholders to effect the Merger are subject to the following additional conditions (any of which may be waived by the respective obligated party):

  (i) the representations and warranties of KRES and the KRES Shareholders (in the case of CBC and Acquisition Corporation) and of CBC and Acquisition Corporation (in the case of KRES and the KRES Shareholders) shall be true and correct in all material respects, each of KRES and its subsidiaries and the KRES Shareholders (in the case of CBC and Acquisition Corporation) and CBC and Acquisition Corporation (in the case of KRES and its subsidiaries) shall have performed in all material respects all obligations required to be performed by each under the Merger Agreement and, in the case of KRES and its subsidiaries, in the Certificate of Merger;

  (ii) there shall have been no changes in the financial condition, results of operations, business or properties of KRES or certain of its subsidiaries (in the case of CBC and Acquisition Corporation) or CBC or its subsidiaries (in the case of KRES and the KRES Shareholders) which have had or may be reasonably expected to have a material adverse effect on KRES and its subsidiaries, taken as a whole or CBC and its subsidiaries, taken as a whole, respectively.

  (iii) No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger or (in the case of CBC and Acquisition Corporation) materially limiting CBC's ability to own or operate KRES and its subsidiaries, taken as a whole, shall have been issued by any federal or state court and remain in effect, and no litigation or other proceeding instituted by any Governmental Entity or by any of the stockholders of KRES seeking the issuance of such an order or injunction, shall be pending which has a reasonable probability of resulting in such order or injunction.

  In addition, the obligations of CBC and Acquisition Corporation to effect the Merger are subject to the following additional conditions (any of which may be waived by CBC and Acquisition Corporation):

  (i) the number of shares of KRES Common which are owned by stockholders of KRES who perfect and pursue their appraisal rights in accordance with Section 262 of the Delaware General Corporation Law shall not exceed 100,000;

  (ii) Donald M. Koll shall have entered into a covenant not to compete with CBC;

  (iii) KRES, The Koll Company and Donald M. Koll shall have assigned KRES' license to use the Koll name to CBC;

  (iv) KRES shall have caused one of its subsidiaries to redeem its partner's interest in a specified partnership and shall not be a party to any covenant not to compete or similar arrangement which would materially affect CBC or any of its affiliates' respective businesses (with certain limited exceptions);

  (v) Certain Stockholders and Registration Rights Agreements by and among KRES and its stockholders shall have been terminated;

  (vi) The lenders under KRES' primary credit facility shall have waived any Event of Default caused by the Merger for a period of 60 days following the Effective Time and shall have agreed that no payments of principal shall be due thereunder until such time and there shall be no other Event of Default thereunder;

  (vii) The result achieved by dividing the trade accounts receivable of KRES and its subsidiaries as of the last day of the month preceding the Closing by revenues for the twelve months ending with such day shall not be less than 97% of the Average Receivables Ratio. The "Average Receivables Ratio" is defined as the sum of the six ratios, as of the last day of each of January, February, March, April, May and June of 1997, of (i) trade accounts receivable as of such date to (ii) the revenues of KRES and its subsidiaries for the twelve months ended on each such date, divided by six; and

  (viii) The average period for which accounts payable have been outstanding for the month preceding the Closing shall not exceed by more than 3% the sum of the average period for which trade payables have been outstanding on the last day of each month for the twelve-month period ended June 30, 1997 divided by 12.

TERMINATION

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of KRES or CBC:

  (i) by mutual written consent of KRES and CBC;

  (ii) (A) by CBC if there has been a breach of any representation, warranty, covenant or agreement of the KRES Shareholders or KRES contained in the Merger Agreement which has had or would reasonably be expected to have a material adverse effect; (B) by the KRES Shareholders or KRES if there has been a breach of any representation, warranty, covenant or agreement of CBC or Acquisition Corporation contained in the Merger Agreement which has had or would reasonably be expected to have a material adverse effect;

  (iii) by either CBC or KRES if the Merger shall not have been consummated before October 31, 1997 (which failure, in the case of termination by CBC or Acquisition Corporation, was due to a failure of any of the conditions to the obligations of CBC and Acquisition Corporation set forth in the Merger Agreement and, in the case of termination by KRES or the KRES Shareholders, was due to a failure of any of the conditions to the obligations of KRES or the KRES Shareholders set forth in the Merger Agreement);

  (iv) by either CBC or KRES if (A) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or
(B) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority which would make consummation of the Merger illegal;

  (v) by CBC if any required approval of the stockholders of KRES shall not have been obtained by that date which is twenty (20) days after the effective date of the Registration Statement or by KRES if any required approval of the stockholders of CBC shall not have been obtained by October 31, 1997;

  (vi) by CBC or KRES if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority, which would (A) prohibit CBC's, KRES' or certain of its subsidiaries' ownership or operation of all or a material portion of the business or assets of KRES and such subsidiaries or CBC and its subsidiaries, in each case taken as a whole, or compel CBC and its subsidiaries or KRES or certain of its subsidiaries to dispose of or hold separate all or a material portion of the business or assets of KRES and such subsidiaries or CBC and its subsidiaries, in each case taken as a whole, as a result of the Merger or (B) render CBC or KRES unable to consummate the Merger, except for any waiting period provisions;

  (vii) by CBC if over 100,000 shares of KRES Common are dissenting shares;

  (viii) by CBC if any of the following events occur:

    (A) KRES or the KRES Shareholders advise CBC (or either is obligated under the Merger Agreement to advise CBC but has failed to do so) that KRES or any KRES Shareholder has been advised in writing by counsel that it is required to participate in negotiations, provide information, or otherwise cooperate with any corporation, partnership, person or other entity or group (as defined in Section 13(d) of the Exchange Act) (other than KRES or an affiliate of KRES) (a "Third Party") concerning an Acquisition Transaction and KRES intends to proceed with such action or any KRES Shareholder intends to approve of, vote for or recommend such action, or KRES (or certain of its subsidiaries), any KRES Shareholder or any of their respective directors, officers or agents, directly or indirectly, solicits or initiates any discussions relating to an Acquisition Transaction;

    (B) KRES shall have adopted, approved or implemented or taken any action in respect of or entered into an agreement with respect to, any plan of liquidation or commenced or undertaken, any restructuring or recapitalization plan which contemplates the disposition or distribution, directly or indirectly, of any material amount of assets or securities of KRES to some or all of its securityholders either by dividend, share purchase, exchange offer, reclassification, merger, exchange or otherwise; or

    (C) KRES' Board of Directors or any committee thereof shall have withdrawn, or amended or modified in any manner adverse to CBC or Acquisition Corporation, its approval or recommendation of this Agreement or the Merger or taken any position inconsistent with such approval or recommendation or shall have recommended another Acquisition Transaction or resolved to do any of the foregoing.

  (ix) by CBC if any condition to CBC's obligation to complete the Merger has not been satisfied or waived by CBC;

  (x) by KRES if any condition to KRES' obligation to complete the Merger has not been satisfied or waived by KRES;

  (xi) by KRES if CBC shall have failed to obtain the consent of its primary lender by June 2, 1997; and

  (xii) by CBC if KRES and certain of its subsidiaries shall have incurred Bank Indebtedness in amounts in excess of those permitted by the Merger Agreement and the incurrence of such additional Bank Indebtedness shall have had a material adverse effect on KRES and certain of its subsidiaries, taken as a whole.

  The occurrence of any event referred to in clause (viii) above is referred to herein as a "Third Party Transaction."

  In the event of termination of the Merger Agreement by CBC or KRES, the Merger Agreement and the Certificate of Merger will become void and there will be no liability or obligation on the part of CBC or KRES or their respective officers or directors other than under certain specified provisions of the Merger Agreement dealing with confidentiality agreements, indemnification provisions and the payment of expenses and other than liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

  In the event that CBC terminates the Merger Agreement due to the occurrence of a Third Party Transaction, then KRES, within one day of notice from CBC, shall pay to CBC in cash or immediately available funds (i) a termination fee of $5,000,000 and (ii) an amount equal to all Filing Fees paid by CBC or Acquisition Corporation and all fees and expenses actually incurred by CBC and Acquisition Corporation in connection with the Merger Agreement and the transactions contemplated thereby (including without limitation, fees and expenses payable to counsel to CBC, outside consultants, accountants and to all investment banking firms and their respective counsel).

AMENDMENT AND WAIVER

  The Merger Agreement may be amended at any time by an instrument in writing signed by all the parties thereto, except that after the Merger has been approved by the stockholders of CBC, Acquisition Corporation or KRES, no amendment may be entered into which requires further approval by such stockholders unless such further approval is obtained. In addition, any party to the Merger Agreement by appropriate corporate or other action, to the extent legally allowed, may extend the time for performance of the obligations of the other parties to the Merger Agreement, waive inaccuracies in representations and warranties and waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

                           CERTAIN OTHER AGREEMENTS

VOTING AGREEMENTS AND PROXY AGREEMENTS

  In connection with the Merger Agreement, CBC and Acquisition Corporation entered into a Voting Agreement (the "KRES Voting Agreement") and Proxy Agreements (the "Proxy Agreements") dated May 14, 1997 with FS, AP KMS II, LLC and AP KMS Partners, L.P., Koll Holding Company, Raymond E. Wirta and William
S. Rothe, who are either stockholders of KRES or hold options to purchase KRES Common. Mr. Wirta is also a director and officer of KRES and Mr. Rothe is also an officer of KRES. As of May 31, 1997, such stockholders and optionholders held in the aggregate approximately 96.7% of the currently outstanding KRES Common (approximately 91.1% on a fully diluted basis) and options to purchase 115,000 shares of KRES Common. The remaining 31 shareholders and optionholders of KRES who, as of May 31, 1997, held approximately 3.3% of the outstanding KRES Common (approximately 8.9% on a fully diluted basis) and options to purchase 417,500 shares of KRES Common are not parties to the Voting Agreement with CBC. Only stockholders are entitled to vote, optionholders have no voting rights. See "SELECTED INFORMATION WITH RESPECT TO KRES--Ownership of KRES Common." No consideration was paid to such entities or individuals in connection with the Voting Agreement or Proxy Agreements.

  Pursuant to the KRES Voting Agreement and Proxy Agreements, each such stockholder and optionholder agreed to vote its or his shares of KRES Common
(a) in favor of the Merger pursuant to the Merger Agreement and any transaction reasonably necessary or appropriate to implement the Merger, (b) in opposition to any proposal for the amendment of KRES' Certificate or Bylaws inconsistent with the Merger and the Merger Agreement and (c) other than pursuant to the Merger and the Merger Agreement, in opposition to any proposal for any merger or other business combination, consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by KRES or any of its subsidiaries or affiliates or any offer or sale of any substantial equity interest in or all or a substantial portion of the stock or assets of, KRES or any of its subsidiaries or affiliates. Each such stockholder and optionholder also granted CBC irrevocable proxies to vote all KRES Common held by them in favor of the Merger Agreement. Such stockholders and optionholders also agreed that they will not make, solicit, or encourage any offers relating to, or engage in negotiations with, or furnish any nonpublic information relating to KRES or its subsidiaries or affiliates to, any third person with regard to any merger or other business combination, acquisition of a substantial portion of the assets or equity interest in, KRES or its subsidiaries or affiliates, other than any transaction contemplated by the Merger Agreement. Each such stockholder or optionholder of KRES further agreed not to take any action to prevent the consummation of the Merger pursuant to the Merger Agreement.

  Pursuant to the KRES Voting Agreement, FS also agreed that prior to the Effective Time of the Merger, with certain exceptions, it will not take any action, directly or indirectly, in connection with (a) the election or removal of directors or any change in the current composition of the Board of Directors of KRES, or (b) any amendment to KRES' Certificate of Incorporation, Bylaws or other constitutive documents relating to the constitution of a quorum of directors or stockholders necessary for a meeting, or the number or voting rights of stockholders or directors. FS further agreed to take all lawful action to maintain the current number, voting rights and composition of the Board of Directors of KRES.

  The foregoing summary of the Voting Agreement and Proxy Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement and Proxy Agreements, copies of which are included in the Registration Statement relating to this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION."

AFFILIATES AGREEMENTS

  The CBC Common to be issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any person who is an "affiliate" of CBC or KRES within the meaning of Rules 144 and 145 under the Securities Act. Rules 144 and 145 impose restrictions on the manner in which such affiliates may resell securities and also on the quantity of securities that such affiliates and others with whom they might act in concert may resell within any three-month period.

  On May 14, 1997, each person who may be deemed to be an affiliate of KRES entered into an agreement with CBC providing that such person will not offer to sell or otherwise dispose of any CBC Common obtained as a result of the Merger except in compliance with the Securities Act and the rules and regulations thereunder or otherwise represented to CBC individually or through counsel that such person is aware of the restrictions contained in such rules and regulations. Generally this will require that such sales be made in accordance with Rule 145(d) under the Securities Act. Rule 145(d) generally requires that (i) for specified periods, such sales be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act or (ii) such person is not an affiliate of CBC, and at least one year has elapsed since the date the CBC Common was acquired as a result of the Merger and CBC is in compliance with the current information requirements of Rule 144 or (iii) such person is not, and has not been for at least three months, an affiliate of CBC, and a period of at least two years has elapsed since the date the CBC Common was acquired as a result of the Merger. The volume limitations should not pose any material limitations on any CBC stockholder who owns less than one percent of the outstanding CBC Common after the Merger unless pursuant to Rule 144, such stockholder's shares are required to be aggregated with those of another stockholder.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

KRES MANAGEMENT

  To assure the retention of key executives of KRES, CBC has entered into an employment agreement with William S. Rothe, KRES' President and into a consulting agreement with Donald M. Koll, KRES' Chairman of the Board.

  Following the Merger, pursuant to such employment agreement between CBC and Mr. Rothe, which becomes effective at the Effective Time of the Merger (the "Effective Date"), Mr. Rothe will serve as Senior Executive Vice President of CBC. Pursuant to this employment agreement, Mr. Rothe will resign from each and every position and office which he holds with KRES, KMS or any wholly-owned subsidiary of either of them as of the Effective Date. Mr. Rothe's compensation will consist of (i) base annual salary in the amount of $325,000 which will be reviewed from time to time by CBC but will not be made less than $325,000, (ii) participation in an annual incentive compensation program which may entitle him to an annual bonus equal to, less than or greater than one hundred percent of his salary (with a $175,000 guaranteed bonus during the first year of the employment agreement) and (iii) the grant of a ten year stock option for 100,000 shares of CBC Common at an exercise price of $22.75 per share. The option vests as to one-third of the shares on the third anniversary of the Effective Time, as to two-thirds on the fourth anniversary and as to all of the shares on the fifth anniversary of the Effective Time. Upon any termination of employment, Mr. Rothe will forfeit all unvested shares. Mr. Rothe's employment agreement has a term of two years from the Effective Time of the Merger. In addition options on identical terms to Mr. Rothe's were granted to Mr. Wirta (100,000 shares), Richard Abraham (50,000 shares) and Richard Wollack (50,000 shares) in connection with their retention as employees of CBC.

  Pursuant to a consulting agreement between CBC and Mr. Koll which also becomes effective at the Effective Time, Mr. Koll will serve as a consultant to CBC and shall be deemed an independent contractor. Mr. Koll's compensation will consist of (i) base salary of $12,500 per month and (ii) the grant of a stock option to purchase 250,000 shares of CBC Common for an exercise price of $36.75 per share which will be fully vested as of the Effective Date but will terminate one year after the consulting agreement is terminated. Mr. Koll's consulting agreement has a term of one year from the Effective Time of the Merger.

KRES DIRECTORS

  Following the Effective Time, James J. Didion, John C. Haeckel and Walter V. Stafford will constitute the KRES Board, and will serve until their successors are duly elected and assume office. Messrs. Didion, Haeckel and Stafford are currently directors and executive officers of CBC. See "SELECTED INFORMATION REGARDING CBC--Directors and Executive Officers" and "Operations Following the Merger."

  Directors of KRES and certain of their affiliates are currently subject (other than with respect to the surrender of KRES Common in exchange for CBC Common pursuant to the Merger) to certain volume limitations imposed by Rule 144 under the Securities Act which restrict the number of shares of KRES Common that each may transfer at any given time, and such directors and affiliates will continue to be subject to similar restrictions under Rule 144 and/or Rule 145 of the Securities Act with respect to shares of CBC Common held following the Merger. Because of the larger number of CBC shares outstanding, one effect of the Merger is that certain affiliates may be allowed to sell or transfer a greater number of shares in a single transaction than would be possible prior to the Merger.

PROPOSED CBC DIRECTORS

  Following the Merger, so long as certain KRES shareholders who are signatories to the Merger Agreement (collectively, the "KRES Shareholders") hold shares equal to 60% of the shares originally issued to them pursuant to the Merger Agreement, three individuals selected by such shareholders (and reasonably satisfactory to the Corporate Governance Committee of the CBC Board) shall be nominated for election to the CBC Board. For so long as they are employed or engaged by CBC two of those individuals will be Raymond E. Wirta and Donald M. Koll, current KRES directors. In addition to the three directors referred to above, following the Effective Time and until the election of directors to CBC's Board first following the Effective Time, CBC will cause one individual selected by AP KMS II, LLC and reasonably satisfactory to the Corporate Governance Committee of CBC's Board to be nominated for election to CBC's Board. In the event that the KRES Shareholders no longer hold shares equal to 60% of the shares originally issued to them pursuant to the Merger Agreement, so long as FS owns 60% of the shares originally issued to FS pursuant to the Merger Agreement CBC will cause one individual selected by FS and reasonably satisfactory to CBC to be nominated for election to CBC's Board. At the CBC Meeting, holders of CBC Common, CBC A-1 Preferred and CBC A-2 Preferred will vote on the election of 19 Director nominees, and CBC currently expects that all of its nominees for directors to CBC's Board will be elected at the CBC Meeting. Donald M. Koll, Raymond Wirta, Bradford M. Freeman and Ricardo Koenigsberger have been nominated for election to CBC's Board at the CBC Meeting in the event the Merger is approved. See "PROPOSAL FOR NOMINATION AND ELECTION OF CBC DIRECTORS".

STOCK OPTIONS

  Pursuant to the Merger Agreement, CBC will assume each KRES Option outstanding under a KRES option plan held by an individual who is a director, employee or consultant of KRES or its subsidiaries immediately prior to the Effective Time by substituting a CBC Option for each such KRES Option. Each CBC Option that is substituted by CBC will continue to be subject to substantially the same terms and conditions set forth in the KRES options plans, except that (i) such CBC Options will be exercisable for that number of whole shares of CBC Common equal to the product of the number of shares of KRES Common that were purchasable under such KRES Options immediately prior to the Effective Time multiplied by the Stock Exchange Ratio, and (ii) the per share exercise price for the shares of CBC Common issuable upon exercise of such CBC Option will be equal to the quotient determined by dividing the exercise price per share of KRES Common at which such KRES Option was exercisable immediately prior to the Effective Time by the Stock Exchange Ratio. Following the Effective Time, each such individual entitled to receive a CBC Option will receive a Warrant for a number of shares of CBC Common equal to the Warrant Exchange Ratio multiplied by the number of shares of KRES Common into which such KRES Option is exercisable. As of May 31, 1997, there were outstanding options to purchase 532,500 shares of KRES Common. See "THE MERGER--Effect on Employee Benefit and Stock Plans."

               BUSINESS AND FINANCIAL INFORMATION REGARDING KRES

KRES SELECTED CONSOLIDATED FINANCIAL AND SHARE DATA

  The following tables set forth financial and other data for KRES on a consolidated historical basis for the periods and dates indicated. The selected historical financial data as of December 31, 1996 and March 31, 1996 and for the nine months ended December 31, 1996, the year ended March 31, 1996 and the four month and eight month periods ended March 31, 1995 and November 30, 1994, respectively, are derived from, and are qualified by reference to, KRES' and KRES' predecessors audited consolidated financial statements included elsewhere in this Prospectus. The selected financial data as of March 31, 1995, 1994 and 1993 and for the years ended March 31, 1994 and 1993 are derived from the audited consolidated financial statements of KRES' and KRES' predecessor not included herein. The selected historical consolidated financial data for the three month periods ended March 31, 1997 and 1996 and for the nine month period ended December 31, 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which KRES considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997.

  The financial and other data presented below are qualified by reference to and should be read in conjunction with KRES' audited consolidated historical financial statements and notes thereto, and other information included elsewhere in this Joint Proxy Statement/Prospectus.

                                                                                              KOLL MANAGEMENT SERVICES,
                                                    KRES(1)                                       INC. (PREDECESSOR)(1)
                          -----------------------------------------------------------------  -----------------------------
                                                                                    FOUR
                          THREE MONTHS ENDED     NINE MONTHS ENDED                 MONTHS    EIGHT MONTHS      YEAR
                               MARCH 31,           DECEMBER 31,       YEAR ENDED    ENDED       ENDED     ENDED MARCH 31,
                          --------------------  --------------------  MARCH 31,   MARCH 31,  NOVEMBER 30, ----------------
                           1997(2)    1996(2)     1996       1995        1996       1995         1994      1994     1993
                          ---------  ---------  ---------  ---------  ----------  ---------  ------------ -------  -------
                                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
Revenue.................  $  35,005  $  29,824  $  99,236  $  89,877  $ 119,700   $  32,490    $51,566    $59,671  $38,924
Costs and expenses,
 excluding depreciation,
 amortization and
 interest...............     34,317     25,534     87,964     77,365    102,899      28,939     48,289     53,152   33,742
Depreciation............        700        535      1,753      1,348      1,883         486        682        736      184
Amortization............      2,146      2,013      5,946      4,924      6,937       1,389      1,545        980      455
Operating income (loss).     (1,688)     1,439      4,795      6,226      7,664       1,577      1,005      5,143    4,543
Income (loss) before
 provision for income
 taxes..................     (2,445)       504      1,336      3,270      3,773         985        653      5,017    4,506
Net income (loss).......     (1,907)       142       (297)     1,179      1,322         395        250      2,987    2,701
Net income (loss) per
 common and common
 equivalent share
 outstanding............       (.29)       .03       (.06)       .22        .25         .07        --         --       --
Weighted average number
 of common and common
 equivalent shares
 outstanding(3).........  6,557,286  5,427,305  5,301,455  5,371,940  5,385,781   5,267,704        --         --       --
OTHER DATA:
EBITDA(4)...............      1,054      3,923     12,137     12,280     16,202       3,355      3,211      6,812    5,182
Net cash provided by
 (used in) operating
 activities.............        745      6,511     (4,407)     3,022      9,533      (3,850)      (172)       404       33
Net cash (used in)
 investing activities...     (1,285)    (2,172)    (3,143)   (11,722)   (13,894)    (31,801)    (2,182)    (4,070)  (2,744)
Net cash provided by
 (used in) financing
 activities.............       (512)       212      2,956     10,979     11,191      34,780      2,530       (141)     --
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital.........     19,033     13,295        607      2,528     13,295      (2,303)       --       3,304    9,832
Total assets............    126,073    124,990    135,236    122,783    124,990      96,708        --      32,858   17,357
Long-term liabilities...     33,909     45,297     37,740     43,552     45,297      27,597        --       2,832      250
Minority interest.......     10,360     13,631     10,848      8,847     13,631       8,552        --       2,383      552
Stockholders' equity....     56,945     34,527     34,227     34,325     34,527      32,992        --      14,159   12,616


                                                  (footnotes on following page)

--------
(1) The financial data for KRES reflect the effects of the KRES/KMS Merger and as a result are not comparable to the financial data for Koll Management Services, Inc. (the Predecessor Company) prior to the Merger.

(2) A significant component of KRES' revenue is transactional in nature which is subject to certain seasonality. Historically, KRES' revenue, operating income and net income in the first and fourth quarters of its fiscal years are generally lower than in the second and third quarters due to these fluctuations, which is consistent with industry trends. Therefore, quarterly results are not necessarily representative of results for the entire year.

(3) See Note 1 of Notes to KRES Consolidated Financial Statements.

(4) EBITDA represents earnings before interest, income taxes, depreciation and amortization, thereby removing the effect of certain non-cash charges on income, consisting of depreciation and the amortization of intangible assets relating to acquisitions. Non-cash compensation expense under stock award plans of $329,000 for the period ending December 31, 1996, certain other non-recurring items including compensation expense related to the KRES/KMS merger of $1,208,000 for the eight months ending November 30, 1994 and recognition of certain costs related to KRES' IPO effort and the unexpended loan fees related to the previous credit facility repaid in January 1997 of $1,390,000 for the period ending March 31, 1997 are included as expenses which have the effect of reducing EBITDA.

  Management believes that the presentation of EBITDA will enhance a reader's understanding of KRES' operating performance and ability to service debt as it provides a measure of cash generated that can be used by KRES to service its debt and for other required or discretionary purposes. Management has used EBITDA as one of the primary measures of operating performance in evaluating its recent acquisitions. EBITDA should not be considered as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles ("GAAP")), or (ii) operating cash flow (determined in accordance with GAAP). The measure entitled "EBITDA" may not be comparable to similarly entitled measures reported by other companies.

  The following table sets forth items derived from the KRES's consolidated statements of income for each of the periods presented in dollars and as a percent of revenue.

                                THREE MONTHS                      NINE MONTHS
                               ENDED MARCH 31,                ENDED DECEMBER 31,              YEAR ENDED MARCH 31,
                         -------------------------------  ------------------------------  -------------------------------
                             1997             1996            1996            1995             1996        COMBINED 1995
                         --------------   --------------  --------------  --------------  ---------------  --------------
                                                        (DOLLARS IN THOUSANDS)
Property and Corporate
 Services:
 Revenue................ $27,974  100.0%  $24,612  100.0% $78,424  100.0% $71,020  100.0% $ 95,625  100.0% $65,230  100.0%
 Costs of fee based
  services..............  22,074   78.9    18,066   73.4   57,249   73.0   51,244   72.2    69,583   72.8   47,779   73.2
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Gross operating margin. $ 5,900   21.1%  $ 6,546   26.6% $21,175   27.0% $19,776   27.8% $ 26,042   27.2% $17,451   26.8%
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Allocated
  administrative costs..   2,712    9.7     3,542   14.4   11,804   15.4   11,513   16.2    15,055   15.7   12,309   18.9
 Depreciation and
  amortization expense..     442    1.6     1,040    4.2    3,015    3.8    2,448    3.4     3,488    3.7    1,340    2.1
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Operating income....... $ 2,746    9.8%  $ 1,964    8.0% $ 6,356    8.1% $ 5,815    8.2% $  7,499    7.8% $ 3,802    5.8%
                         =======  =====   =======  =====  =======  =====  =======  =====  ========  =====  =======  =====
Investment Management:
 Revenue................ $ 4,879  100.0%  $ 4,243  100.0% $15,497  100.0% $16,435  100.0% $ 20,685  100.0% $16,528  100.0%
 Costs of fee based
  services..............   3,584   73.5     2,238   52.7    9,952   64.2    8,949   54.5    10,914   52.8    9,228   55.8
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Gross operating margin. $ 1,295   26.5%  $ 2,005   47.3% $ 5,545   35.8% $ 7,486   45.5% $  9,771   47.2% $ 7,300   44.2%
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Allocated
  administrative costs..      73    1.5       248    5.8      797    5.1      690    4.2       938    4.5      822    5.0
 Depreciation and
  amortization expense..     568   11.6       663   15.6    2,284   14.7    1,498    9.1     2,161   10.4    1,034    6.3
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Operating income....... $   654   13.4%  $ 1,094   25.9% $ 2,464   15.9% $ 5,298   32.2% $  6,672   32.3% $ 5,444   32.9%
                         =======  =====   =======  =====  =======  =====  =======  =====  ========  =====  =======  =====
Total fee based
 services:
 Revenue................ $32,853  100.0%  $28,855  100.0% $93,921  100.0% $87,455  100.0% $116,310  100.0% $81,758  100.0%
 Costs of fee based
  services..............  25,658   78.1    20,304   70.4   67,201   71.6   60,193   68.8    80,497   62.2   57,007   69.7
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Gross operating margin. $ 7,195   21.9%  $ 8,551   29.6% $26,720   28.4% $27,262   31.2% $ 35,813   30.8% $24,751   30.3%
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Allocated
  administrative costs..   2,785    8.5     3,790   13.1   12,601   13.4   12,203   14.0    15,993   13.8   13,131   16.1
 Depreciation and
  amortization expense..   1,010    3.1     1,703    5.9    5,299    5.6    3,946    4.5     5,649    4.9    2,374    2.9
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Operating income....... $ 3,400   10.3%  $ 3,058   10.6% $ 8,820    9.4% $11,113   12.7% $ 14,171   12.1% $ 9,246   11.3%
Corporate:
 Minority interest in
  (income) loss of
  consolidated entities.     (67)  (0.2)      513    1.8       26    0.0   (1,192)  (1.4)     (679)  (0.6)  (1,094)  (1.3)
 Equity in income (loss)
  of unconsolidated
  entities..............     470    1.4      (303)  (1.1)   1,222    1.3      (14)   0.0      (317)  (0.3)    (144)  (0.2)
 Corporate expenses.....  (5,491) (16.7)   (1,829)  (6.3)  (5,273)  (5.6)  (3,681)  (4.2)   (5,511)  (4.7)  (5,426)  (5.6)
 Interest expense.......    (757)  (2.3)     (935)  (3.2)  (3,459)  (3.7)  (2,956)  (3.4)   (3,891)  (3.3)    (944)  (1.2)
                         -------  -----   -------  -----  -------  -----  -------  -----  --------  -----  -------  -----
 Income (loss) before
  income taxes.......... $(2,445)  (7.4%) $   504    1.7% $ 1,336    1.4% $ 3,270    3.7% $  3,773    3.2% $ 1,638    2.0%
                         =======  =====   =======  =====  =======  =====  =======  =====  ========  =====  =======  =====

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF KRES

 Introduction

  KRES' revenue is derived primarily from services provided by KRES' Property and Corporate Services Division and Investment Management Division ("Fee Based Services") and includes property and investment management fees, reimbursement for expenses related to management personnel, leasing and other transaction commissions (net of related commissions paid to others), construction management fees and auction commissions. KRES' revenue is based in large part on property management fees which are directly related to the level of rents collected at the properties. For the last several years, occupancy and rental rates across the country have generally been either stable or increasing. In addition, a significant component of KRES' revenue is transactional in nature and seasonal. Historically, this seasonality has caused KRES' revenue, operating income and net income in the first and second calendar quarters to be generally lower than in the third and fourth calendar quarters, which is consistent with industry trends. See "RISK FACTORS--Seasonality." Therefore, quarterly results are not necessarily representative of results for an entire year or for any future period. Costs and expenses of Fee Based Services are generally those costs incurred directly in connection with KRES' management of properties and assets, in addition to the costs associated with the operations of KRES' regional offices. Under the terms of KRES' typical property and facilities management contract, a significant portion of the direct management costs are reimbursed. Such reimbursement is included in revenue.

  Since April 1, 1991, KRES has implemented an aggressive growth plan as it has continued its strategy of solidifying its position as a leading fully-integrated real estate services company. The growth reflected in KRES' financial statements is the result principally of acquisitions of real estate service companies, internal growth from new assignments from existing and first-time clients and new business initiatives, including capital markets and Asian operations. KRES' acquisition program has focused on (i) regional property management companies in strategically-targeted markets,
(ii) investment management companies and (iii) other complementary service providers. Since April 1, 1991, KRES has completed more than 20 acquisitions for an aggregate purchase price in excess of $45.0 million, the most significant of which (based on revenue and net income) were: The Shelard Group, Inc. ("Shelard"), Ross-Dove Company, Inc. ("Ross-Dove"), CBS Investment Realty, Inc. ("CBS"), Karsten Realty Advisors ("Karsten") and Rubloff Inc. ("Rubloff"). Other acquisitions that were strategically significant include National Real Estate Index ("NREI") and The Peregrine White Company, Inc. ("Peregrine White").

  KRES' administrative costs represent the costs of KRES' corporate management and the various overhead departments including accounting, human resources, payroll and management information services. In 1996 these administrative costs grew at a more rapid pace than revenues and this trend continued into the first calendar quarter of 1997. As a result of KRES' acquisition and new initiatives strategy, KRES has experienced increased overhead costs in the areas of corporate accounting, human resources and management information services and higher start-up costs associated with the new growth initiatives. As a result of these cost increases, KRES' recent financial performance has been less profitable than in prior periods. Management believes, however, that KRES will realize increased revenues in the future as a result of its growth strategy to date. In the event that such revenue increases do not materialize as anticipated, management believes that it can reduce the current level of spending associated with its growth strategy.

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31,
1996

  Revenue from Property and Corporate Services Division. The majority of this division's revenue is recurring base contract fees and direct cost reimbursement. Other revenue includes commissions from leasing and property sales transactions net of related commissions paid to others. Revenue of $28.0 million for the quarter ended March 31, 1997 increased $3.4 million (13.8%) as compared to revenue of $24.6 million for the quarter ended March 31, 1996 primarily due to revenue from new facilities management contracts. Revenue from the international operations had also increased over the prior quarterly period, however, the increase was partially offset by a decrease in base fee and onsite revenue under property management contracts.

  Revenue from the Investment Management Division. Investment management revenue is generated by recurring base investment management fees and contract incentive fees related to the achievement of investment yields in excess of base amounts stipulated in various of KRES' investment management contracts. Other components of revenue include fees associated with the acquisition and disposition of real estate assets on behalf of clients. Revenue of $4.9 million for the quarter ended March 31, 1997 increased $700,000 (16.7%) as compared to revenue of $4.2 million for the quarter ended March 31, 1996. This increase was attributable to an increase in incentive fees earned under an investment management contract.

  Costs of Property and Corporate Services Division. Costs and expenses of this division's Fee Based Services are primarily salaries and wages incurred in connection with the management of properties and associated with the division's regional administrative offices. Costs of $22.1 million for the quarter ended March 31, 1997 increased $4.0 million (22.1%) as compared to costs of $18.1 million for the quarter ended March 31, 1996. This increase is primarily attributable to reimbursable costs and expenses related to new facilities management contracts and increased investment spending related to growing KRES' international operations from three to seven offices in Asia.

  Costs of the Investment Management Division. Costs and expenses of this division's Fee Based Services are primarily salaries and wages incurred in connection with providing investment advisory and management services. Costs of $3.6 million for the quarter ended March 31, 1997 increased $1.4 million (63.6%) as compared to costs of $2.2 million for the quarter ended March 31, 1996. This increase is primarily due to additional acquisition costs related to new investment fund formation and costs related to new growth initiatives in the real estate securitization industry, which are being pursued by KRES.

  Gross Operating Margin. KRES' total fee based margin declined to 21.9% from 29.6% of revenue for the quarters ended March 31, 1997 and 1996, respectively, due primarily to higher reimbursable costs and expenses related to new facilities management contracts, and additional acquisition costs for new investment fund formation and new initiatives within the Investment Management Division.

  Depreciation Expense. Depreciation expense is computed using the straight-line method over estimated useful lives ranging from three to seven years on capital assets such as computer hardware, software, office furniture and equipment and leasehold improvements. Depreciation expense of $700,000 for the quarter ended March 31, 1997 increased $165,000 (30.8%) as compared to $535,000 for the quarter ended March 31, 1996 primarily as a result of additional investments in computer hardware and software.

  Corporate Expenses. Corporate expenses represent costs incurred by the various corporate overhead departments, as well as net expenses incurred in operating the temporary services, employee-relations consulting, risk management, training, human resources, and management information services departments, unallocated depreciation and amortization, gains and losses on the sale of KRES' investments, and interest income. Expenses of $5.5 million for the quarter ended March 31, 1997 increased $3.7 million (205.6%) as compared to expenses of $1.8 million for the quarter ended March 31, 1996 due primarily to
(i) a $1.4 million write-off of unamortized costs related to KRES's previous credit facility which was replaced in January 1997, and (ii) increased costs in the management information services and accounting departments required to accomodate growth.

  Net Income (Loss) and EBITDA. For the quarter ended March 31, 1997, KRES incurred a $1.9 million loss, which includes a $720,000 (net of 40% tax rate) write-off of unamortized loan costs related to KRES' previous credit facility. For the quarter ended March 31, 1996, KRES had income of $142,000. The $2.0 million change was due to the reasons cited above. EBITDA of $1.1 million for the quarter ended March 31, 1997 decreased $2.8 million (71.8%) as compared to $3.9 million for the quarter ended March 31, 1996.

NINE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1995

  Revenue from Property and Corporate Services Division. The majority of this division's revenue is recurring base contract fees and direct cost reimbursement. Other revenue includes commissions from leasing and property sales transactions net of related commissions paid to others. Revenue of $78.4 million for the nine months ended December 31, 1996 increased $7.4 million (10.4%) as compared to revenue of $71.0 million for the nine months ended December 31, 1995. This increase was due to revenue from new facilities management contracts and increased transaction revenue for client advisory services.

  Revenue from the Investment Management Division. Investment management revenue is generated by recurring base investment management fees and contract incentive fees related to the achievement of investment yields in excess of base amounts stipulated in various of KRES' investment management contracts. Other components of revenue include fees associated with the acquisition and disposition of real estate assets on behalf of clients. Revenue of $15.5 million for the nine months ended December 31, 1996 decreased $900,000 (5.5%) as compared to revenue of $16.4 million for the nine months ended December 31, 1995. This decrease was primarily due to decrease in acquisition activity and related fees.

  Costs of Property and Corporate Services Division. Costs and expenses of this division's Fee Based Services are primarily salaries and wages incurred in connection with the management of properties and associated with the division's regional administrative offices. Costs of $57.2 million for the nine months ended December 31, 1996 increased $6.0 million (11.7%) as compared to costs of $51.2 million for the nine months ended December 31, 1995. This increase is primarily attributable to reimbursable costs and expenses related to new facilities management contracts. The growth of the international operations, which expanded from three to seven offices in Asia, also contributed to the increase in costs of this division.

  Costs of the Investment Management Division. Costs and expenses of this division's Fee Based Services are primarily salaries and wages incurred in connection with providing investment advisory and management services. Costs of $10.0 million for the nine months ended December 31, 1996 increased $1.1 million (12.4%) as compared to costs of $8.9 million for the nine months ended December 31, 1995. This increase is primarily due to additional acquisition costs related to new investment fund formation and costs related to new growth initiatives by KRES in the real estate securitization industry.

  Gross Operating Margin. KRES' total fee based margin declined to 28.4% from 31.2% of revenue for the nine months ended December 31, 1996 and 1995, respectively, due primarily to higher reimbursable costs and expenses related to new facilities management contracts, and additional acquisition costs for new investment fund formation and new initiatives within the Investment Management Division.

  Depreciation Expense. Depreciation expense is computed using the straight-line method over estimated useful lives ranging from three to seven years on capital assets such as computer hardware, software, office furniture and equipment and leasehold improvements. Depreciation expense of $1.8 million for the nine months ended December 31, 1996 increased $500,000 (38.5%) as compared to $1.3 million for the nine months ended December 31, 1995 primarily as a result of additional investments in hardware and software.

  Corporate Expenses. Corporate expenses represent costs incurred by the various corporate overhead departments, as well as net expenses incurred in operating the temporary services, employee-relations consulting, risk management, training, human resources, and management information services departments, unallocated depreciation and amortization, gains and losses on the sale of KRES' investments, and interest income. Expenses of $5.3 million for the nine months ended December 31, 1996 increased $1.6 million (43.2%) as compared to expenses of $3.7 million for the nine months ended December 31, 1995 due primarily to increased costs in the accounting and management information services departments required to accommodate growth partially offset by a gain on the sale of KRES' interest in two investments.

  Amortization expense. Amortization expense consists primarily of amortization of the costs of management agreements, covenants not to compete and goodwill associated with the KRES/KMS Merger and other acquisitions. The costs associated with acquired management agreements are amortized over the periods benefited ranging from two to ten years. Covenants not to compete are amortized over the periods benefited ranging from five to ten years. Goodwill resulting from the KRES/KMS Merger is being amortized over 30 years and goodwill resulting from other acquisitions is being amortized over a range of five to 30 years. Amortization expense of $5.9 million for the nine months ended December 31, 1996 increased $1.0 million (20.4%) as compared to $4.9 million for the nine months ended December 31, 1995 primarily due to the amortization of the costs of management agreements and assets acquired after December 31, 1995.

  Net Income (Loss) and EBITDA. For the nine months ended December 31, 1996, KRES incurred a $297,000 net loss. For the nine months ended December 31, 1995, KRES had net income of $1.2 million. The $1.5 million change was due to the reasons cited above. EBITDA of $12.1 million for the nine months ended December 31, 1996 decreased $200,000 (1.6%) as compared to $12.3 million for the nine months ended December 31, 1995.

YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

  Revenue from Property and Corporate Services Division. Revenue of $95.6 million for the year ended March 31, 1996 increased $30.4 million (46.6%) as compared to revenue of $65.2 million for the year ended March 31, 1995. The acquisitions of Shelard, CBS and Ross-Dove contributed $23.2 million of the revenue increase. Other revenue contributions included (i) approximately $5.9 million in additional facilities management revenue, primarily from four new contracts and (ii) a $2.1 million increase from two smaller acquisitions. Managed square feet increased 14.6 million square feet from March 31, 1995 to March 31, 1996.

  Revenue from Investment Management Division. Revenue of $20.7 million for the year ended March 31, 1996 increased $4.2 million (25.2%) as compared to revenue of $16.5 million for the year ended March 31, 1995 primarily due to acquisition and management fees earned from newly-formed investment funds. Additionally, the NREI acquisition in April 1995 added $1.0 million in revenue. Assets under management increased $207 million from March 31, 1995 to March 31, 1996.

  Costs of Property and Corporate Services Division. Costs of $69.6 million for the year ended March 31, 1996 increased $21.8 million (45.6%) as compared to $47.8 million for the year ended March 31, 1995. The acquisitions of Shelard, CBS and Ross-Dove added expenses totaling $17.0 million. The balance of the increase was primarily due to (i) approximately $4.1 million related to new facilities management contracts, (ii) $1.6 million related to two smaller acquisitions and (iii) approximately $1.5 million related to KRES' investment in international operations. These increases were partially offset by reduced expenses associated with reductions in overhead in certain departments and restructuring of compensation arrangements.

  Costs of Investment Management Division. Costs of $10.9 million for the year ended March 31, 1996 increased $1.7 million (18.3%) as compared to costs of $9.2 million for the year ended March 31, 1995 primarily due to the acquisition of NREI in April 1995.

  Gross Operating Margin. KRES' total fee based margin increased to 30.8% from 30.3% of revenue for the years ended March 31, 1996 and 1995, respectively, due primarily to the acquisitions of Shelard, CBS and Ross-Dove in the Property and Corporate Services Division, along with higher acquisition and management fees earned on newly-formed Investment Division funds.

  Depreciation Expense. Depreciation expense of $1.9 million for the year ended March 31, 1996 increased $715,000 (61.2%) as compared to $1.2 million for the year ended March 31, 1995 primarily as a result of KRES' investment in computer hardware and software.

  Corporate Expenses. Corporate expenses represent costs incurred by the various corporate overhead departments, as well as net expenses incurred in operating the risk management, training, human resources, and management information services departments, unallocated depreciation and amortization, gains and losses on the sale of KRES' investments, and interest income. Expenses of $5.5 million for the year ended March 31, 1996 increased $100,000 (1.9%) as compared to expenses of $5.4 million for the year ended March 31, 1995 due primarily to increased infrastructure costs in the accounting, human resources, and management information services departments required to accommodate the acquisitions of Shelard, CBS, and Ross Dove in the Property and Corporate Services Division. This increase was mostly offset by $800,000 in merger costs incurred while bringing the company private in the year ended March 31, 1995.

  Amortization Expense. Amortization expense of $6.9 million for the year ended March 31, 1996 increased $4.0 million (136.4%) as compared to $2.9 million for the year ended March 31, 1995 as the result of amortization of goodwill and management contracts related to the Ross-Dove and CBS acquisitions, which were completed in March 1995, the fiscal 1996 acquisitions, including Shelard, and the amortization of goodwill related to the Merger.

  Net Income and EBITDA. For the year ended March 31, 1996 as compared to the year ended March 31, 1995, net income increased $655,000 (101.6%) from $645,000 to $1.3 million and EBITDA increased $9.6 million (145.5%) from $6.6 million to $16.2 million primarily due to increased revenues from KRES' acquisitions and growth of existing operations.

LIQUIDITY AND CAPITAL RESOURCES

  For the quarter ended March 31, 1997, the operations of KRES generated cash of $745,000. KRES used $1.3 million for investing activities, including $622,000 for the purchase of furniture, fixtures and equipment and $477,000 for investments in and advances to its unconsolidated subsidiaries. KRES received an equity infusion from certain existing shareholders of $25 million, had net repayments on debt of $22.2 million, paid $2.5 million in financing fees and distributed $680,000 in minority partners' earnings, which, among other uses, resulted in a net use of cash for financing activities of $512,000. The total net decrease in cash and cash equivalents for the quarter ended March 31, 1997 was $1.1 million.

  For the nine months ended December 31, 1996, the net cash used in KRES' operating activities totalled $4.4 million. KRES used a net of $3.1 million for investing activities, including the combined expenditure of $7.5 million for the acquisition of management agreements and businesses ($2.5 million), the purchase of furniture, fixtures and equipment ($2.2 million) and investments in and advances to its unconsolidated subsidiaries ($2.8 million). Offsetting this was $4.4 million of net proceeds from the sale of KRES' investment in two limited liability companies. Financing activities provided cash of $3.0 million, which included $8.8 million in net borrowings on the credit facility, $1.5 million in payments in connection with current and prior years' acquisitions, and $4.2 million in distributions for minority partners' share of earnings. The total net decrease in cash and cash equivalents for the nine months ended December 31, 1996 was $4.6 million.

  KMS has a credit facility agented by Bankers' Trust Company, which as of March 31, 1997, provided for a $70 million revolving facility ($45 million for acquisitions and $25 million for working capital) and a $25 million term loan. The credit agreement matures on September 30, 2001 and periodic principal reductions are required beginning March 31, 1998. All amounts outstanding under the credit facility bear interest at a customary base rate or Eurodollar rate plus a margin based upon KMS' leverage ratio (the ratio of total debt to earnings before interest, taxes, depreciation and amortization). The margins range from 0% to 0.75% in the case of the base rate and from 0.625% to 1.75% in the case of the Eurodollar rate. The credit facility is guaranteed by KRES and KMS' wholly-owned subsidiaries and is secured by a pledge of stock of KMS and each of its wholly-owned subsidiaries. As of March 31, 1997, $28.5 million was outstanding under the credit facility, consisting of $25.0 million on the term loan and $3.5 million on the working capital sublimit. As of May 31, 1997, $45.2 million was outstanding under the credit facility, consisting of $25.0 million on the term loan, $16.3 million on the working capital sublimit, and $3.9 million on the acquisition sublimit.

  The credit facility contains certain customary affirmative and negative covenants, including but not limited to covenants regarding KMS' leverage (maximum debt is three times EBITDA), net worth (minimum net worth as of March 31, 1997 was $46.7 million) and interest coverage (minimum EBITDA is four times interest), the prohibition of any dividend payments to KRES other than amounts permitted to cover certain administrative expenses ($50,000 annually) and to repurchase, pursuant to the terms of certain subscription agreements, KRES common stock from management (aggregate limit of $750,000), as well as limitations on other indebtedness, liens, investments, and mergers and acquisitions. There are no premiums or prepayment penalties under the KMS credit facility.

  For the 12 months ended March 31, 1996, KRES' operations generated cash of $9.5 million. Cash provided by operating activities resulted primarily from net income and increases in accounts payable and accrued liabilities offset by an increase in accounts receivable. KRES used $13.9 million in investing activities, which included $8.4 million for the acquisition of management agreements and businesses and $2.2 million for the purchase of furniture, fixtures and equipment. Financing activities provided cash of $11.2 million, which included $23.1 million in net borrowings on the credit facility, less $10.8 million in payments in connection with current and prior years' acquisitions. The resulting net increase in cash and cash equivalents for the 12 months ended March 31, 1996 was $6.8 million.

  The Merger proposed herein represents a violation of certain covenants of the credit facility, and consummation of the Merger would require repayment in full of the amounts outstanding under the credit facility. CBC has made arrangements through its senior secured credit facility to pay off all amounts outstanding under the credit facility.

KRES' BUSINESS

 Overview

  KRES provides real estate and real estate-related services through two principal operating divisions: Property and Corporate Services and Investment Management. The Property and Corporate Services Division provides (i) property management services and (ii) corporate and facilities management services. The Investment Management Division provides (i) real estate investment fund and portfolio management, (ii) acquisition, disposition, financing and valuation services related to commercial properties and (iii) real estate market and securities research.

  KRES' primary business objective has been to pursue increased revenue, market share and profitability through (i) providing and developing new services for existing and prospective institutional and corporate clients and property tenants and their employees operating properties managed by KRES, (ii) capitalizing on the trend by large corporations to reduce operating costs by outsourcing their non-core activities and (iii) taking advantage of recovering and emerging real estate markets through acquisitions and joint ventures to expand its geographic market into markets that it does not currently service.

 Property & Corporate Services Division

  The Property and Corporate Services Division operates through 10 regional offices and 255 field offices in the United States and Asia. KRES performs property and facilities management and leasing services for an approximately 146 million square foot portfolio of office, industrial, retail, multi-family and corporate space.

  Property Management. Property management services include maintenance, marketing and leasing services for investor-owned, but not typically investor-occupied, property. KRES currently provides property management services to more than 325 clients. A typical property management agreement requires KRES to provide the following services: (i) billing and collection of rent payments and other charges, (ii) payment of expenses for property operations, (iii) negotiation of new leases, lease renewals and tenant expansions,
(iv) development and implementation of marketing plans and promotions for each property using market data, (v) taking actions necessary for the proper management of the properties (including physical inspections, supervision of maintenance activities, responding to tenant requests and arranging for improvements and repairs), (vi) negotiation of service and labor contracts to maintain a property, (vii) maintenance of records of funds received and disbursed in connection with a property, (vii) preparation of accounting and financial reports and income and cash flow budgets, (viii) coordination of management activities and (ix) procurement of legal services to assist in collection of rent or eviction of tenants.

  Under a typical property management agreement, KRES will be entitled to receive management fees and lease commissions. The management fee in most cases is a specified percentage of the monthly gross rental income generated and collected from tenants occupying the property under management, and as a result, will increase and decrease as building rents and occupancies increase and decrease. Many of these property management agreements also include a stated minimum management fee. KRES also may be entitled to reimbursement for costs (such as costs of wages of on-site employees, field office rent, supplies and utilities) incurred that are directly attributable to management of the property. Under certain property management agreements, KRES may also be entitled to construction management fees.

  Lease commissions, which are calculated as a percentage of the minimum rent payable under the terms of the lease, are generally earned by KRES at the commencement of a lease and are not contingent upon the tenant fulfilling the terms of the lease. In cases where a real estate broker is not involved, lease commissions earned by KRES for a new lease typically range between 2% and 6% of minimum rent payable under the lease. For the renewal of an existing lease, such fees are generally 50% of a new lease commission. In cases where a third-party real estate broker is involved, KRES typically must share 50% of its commission with the broker.

  A property management agreement typically provides that the agreement remains in effect for an indefinite period but enables the property owner to terminate the agreement upon 30 days' prior written notice, which KRES believes to be a customary industry termination provision. KRES historically has been reasonably successful in retaining property management agreements, but has experienced the loss of such agreements in certain instances when a property has been sold or when a property owner decides to change property managers or to assume direct responsibility for managing the property.

  Corporate Services and Facilities Management. The Corporate Services Group specializes in the administration, management and maintenance of properties that are owned and occupied by large corporations and institutions, such as corporate headquarters, regional offices, administrative offices and manufacturing and distribution facilities, as well as tenant representation, capital asset disposition, strategic real estate consulting and other ancillary services for corporate clients. KRES' portfolio of corporate and facilities assignments has facilities management, including reducing building and operations costs, maintaining and enhancing the value of each facility and providing managerial and technical support. Services that KRES provides include tenant representation, acquisition and disposition strategies, strategic real estate consulting, operations and maintenance, lease administration, contract management, operational surveys and audits, technical and administrative support and ancillary services. KRES focuses on developing programs for its corporate clients in total quality management, operating cost benchmarking, proprietary lease administration and building management software and the establishment of vendor performance standards.

  Under a typical facilities management agreement, KRES is entitled to receive management fees and reimbursement for its costs (such as costs of wages of on-site employees, field office rent, supplies and utilities) incurred that are directly attributable to management of the facility. In most instances, office space and furniture for the on-site office are provided by the client. Under certain facilities management agreements, KRES may also be entitled to an additional incentive fee which is paid if KRES meets certain performance criteria established in advance between the client and KRES. The management fee in most cases is based upon a fixed annual amount per square foot of the facility managed.

  A typical facilities management agreement is written for a stated term of one or more years and may contain provisions for extensions of the agreement. Agreements typically include a provision for cancellation by either party upon the giving of notice within a specified short time frame.

  In addition to the services described above, through its acquisition of Koll-Dove, KRES conducts auctions for capital assets, commercial real estate, financial instruments, excess or obsolete inventory and other assets. Clients seeking to dispose of excess capital assets include defense contractors, personal computer manufacturers and distributors, printed circuit board companies and semiconductor fabrication firms. Clients utilizing Koll-Dove to auction commercial and financial assets real estate include banks, commercial and asset-based lenders, restructuring businesses and insurance companies. Through its 30% interest in Koll Telecommunications, KRES also provides site location and acquisition, entitlement and zoning, leasing and construction management services for telecommunication cell sites nationwide. See "--Acquisitions".

  In November 1994, KRES expanded its operations to Asia to capitalize on the region's growth potential and demand for U.S. real estate expertise and systems. In June 1995, KRES received a license to do business in China, enabling KRES to provide services in this large and emerging market. Under the name "Koll Asia Pacific," KRES has hired and partnered with local professionals to gain the necessary cultural and local business knowledge to deliver services in Asia that are similar to those KRES delivers in the United States. Koll Asia Pacific has offices in Singapore, Shanghai, Tokyo, Hong Kong, Beijing, Kuala Lumpur, Bangkok, Manila and Jakarta, where KRES' operational headquarters is located. KRES' technical support services are located in Singapore. To date KRES' Asian operations have not been profitable.

 Investment Management Division

  The Investment Management Division provides a variety of asset and portfolio management services to the pension fund and institutional real estate investment community including (i) real estate investment fund and portfolio management, (ii) acquisition, disposition, financing and valuation services related to commercial properties and (iii) real estate market and securities research. As of March 31, 1997, the Division managed asset portfolios, consisting primarily of commercial real estate investments, which had an aggregate cost basis of approximately $2 billion, over half of which had been raised through a joint venture with The Bren Company, a New York-based real estate investment management company. The Investment Management Division has over 80 clients, such as pension funds, banks, insurance companies, high net-worth individuals, partnerships and international investors. KRES is a sponsor and manager of 19 separate accounts and seven commingled funds which are invested principally in commercial properties and mortgage assets.

  KRES provides the following additional services for its real estate investment clients: strategic planning, investment analysis, risk management, fiduciary oversight, financial forecasts, due diligence, equity and mortgage asset management, and mortgage banking. Certain subsidiaries of KRES are Registered Investment Advisors under the Investment Advisors Act of 1940.

  Direct Investment Management. The Investment Management Division raises funds from new and existing clients, acquires direct equity and mortgage positions in portfolios of real estate and securitized real estate investments, actively manages these investments to maximize their value, including ongoing strategic assessment of properties, and evaluates and disposes of assets and investments to generate the highest portfolio return consistent with client objectives. During the last two years, KRES has raised in excess of $935 million, has completed acquisitions of real estate assets valued in excess of $1 billion and has completed dispositions of real estate assets valued at approximately $580 million.

  KRES acquires portfolios of direct equity and mortgage positions in investment-grade real estate and performing and non-performing real estate mortgages through the acquisition of portfolios and single assets that offer growth potential in cash flow and investment value. Acquisition services are provided by professionals who focus on finding and acquiring properties that satisfy clients' requirements. KRES provides acquisition services for real estate equities and mortgages involving industrial, retail, office, multi-family, hotels and resorts and other types of property. These services include pricing, transaction structuring, due diligence and market research.

  Once assets are acquired, KRES assists each client in developing individually tailored strategies for increasing the value of a mortgage or equity asset. The plan is then implemented after conducting an analysis of the relative market position of each asset, including its location and leasing status, existing physical condition, legal and environmental issues and current market conditions. KRES manages each asset from property management services to ongoing forecasting and valuation. In addition, KRES services the mortgages it acquires. An investment management team is accountable for maximizing the performance of and executing the investment strategy for each asset to which it is assigned. KRES also has a team of disposition professionals who work closely with clients selling properties. The disposition teams provide services which include valuation, marketing strategy, marketing material production, brokerage services, broker management, sale negotiations, financial structuring and due diligence review.

  Securitized Investment Management. KRES' securitized investment management activities involve management of clients' investments in real estate securities, principally publicly-traded REITs. Through proprietary research models developed by NREI, including REIT-Score, KRES manages portfolios of real estate securities for individuals and institutions that typically desire greater liquidity than is available through direct real estate investments. KRES believes that its securitized investment management is positioned for solid growth due to (i) KRES' extensive real estate research activities and
(ii) the trend of institutions and individuals to allocate greater assets to securitized real estate investments. In response to this trend, in April 1996 KRES formed a venture with Alliance Capital Management L.P. ("Alliance"), a publicly-traded limited partnership whose largest unit-holder is The Equitable Companies Incorporated and a leading international investment advisor with over $180 billion in assets under management, to establish REIT mutual funds and offer REIT portfolio management. KRES is responsible for the analysis of the properties owned by the REITs in which the venture is investing as well as the markets in which the REITs' properties are located, and Alliance is responsible for the securities and financial analysis, portfolio construction and investment advisory contracts.

  Market Research. Market research is supplied by KRES through NREI. NREI's research focuses on assisting clients with analysis and interpretation of market data in order to provide them with a competitive edge in the rapidly changing real estate marketplace. NREI's publications and products are sold to more than 3,000 customers, including many of the largest property managers, portfolio managers, insurance companies and pension funds. NREI's real estate market trend publications and related print and disk products provide real estate price and rent data spanning 64 major U.S. markets. This research is based upon two data bases consisting of (i) numerous real estate transactions and (ii) quarterly information tracking the operating performance of over 2,500 commercial properties.

  Environmental Venture. In February 1996 KRES entered into a venture with ENSR, an environmental remediation firm, to assist the private sector in remediating and increasing the value of contaminated properties. This venture offers owners of impaired properties the skills and capital necessary to remediate and dispose of such properties. ENSR provides remediation services and capital in connection with such remediation and KRES provide marketing, property management and disposition services. This venture is structured to isolate KRES from any environmental liability.

 Acquisitions

  KRES' growth strategy has focused on the acquisition of regional property management companies in strategically-targeted markets, investment management companies and other complementary service providers. Since April 1991, KRES has completed more than 20 acquisitions for an aggregate purchase price in excess of $45 million.

 Employees and Employee Education

  As of March 31, 1997, KRES had approximately 2,600 employees. KRES believes its relationships with its employees are good.

  KRES' training program, known as Koll College, offers KRES' employees and its clients training programs in the real estate industry. Since its introduction in 1990, Koll College has become a diversified training and development institution. Koll College has evolved into a revenue-generating training organization for industry members and corporations.

  Through Koll College, KRES offers more than 50 courses which emphasize management and professional skills to improve productivity and services provided to clients and customers. The curriculum is structured to address a variety of career levels and lines of business. Course subject matter ranges from orientation information for new employees to executive programs for senior management. Taught by a full-time staff of instructors who are aided by KRES' internal "subject matter experts" in specialized fields, the classes relate directly to the latest industry knowledge and technology. As an example of KRES' involvement in the industry, Koll College was asked to partner with the International Facility Management Association to provide training programs to its members nationwide.

 KRES Facilities

  KRES' executive offices are located in Newport Beach, California and consist of 102,339 square feet of office space leased from The Koll Company and one of its affiliates. These offices are under four leases: 53,445 square feet which is on a monthly basis, 9,381 and 20,481 square feet which expire February 2002, and 19,032 square feet which expires June 2000. KRES also has 10 regional offices and 255 field management offices. Certain regional offices are leased from clients of KRES on terms which KRES believes reflect the fair market value of comparable office space. The field management offices are typically located in managed properties and are often provided by the property owners without charge to KRES.

 Legal Proceedings

  KRES is subject to claims and suits in the ordinary course of business. There are no legal proceedings pending or, to the knowledge of management, threatened against KRES that could, if determined adversely, have a material adverse effect on KRES' financial condition, results of operations or cash flows.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited pro forma balance sheet as of March 31, 1997 and statements of operations for the three months ended March 31, 1997 and for the year ended December 31, 1996 ("the pro forma financial statements") give effect to (i) the Merger as if it had occurred as of January 1, 1996 in the pro forma combined statements of operations and as of March 31, 1997 in the pro forma combined balance sheet and (ii) the acquisition, in the pro forma combined statements of operations for the year ended December 31, 1996, of
L. J. Melody by CBC as if this acquisition had occurred as of January 1, 1996. See "DESCRIPTION OF CAPITAL STOCK and THE MERGER."

  The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable. The Merger and the acquisition of L. J. Melody have been accounted for by CBC as a purchase. The adjustments included in the pro forma financial statements represent the effects of CBC's preliminary determination and allocation of the purchase price to the fair value of the assets and liabilities acquired, based upon currently available information. There can be no assurance that the actual effects will not differ significantly from the pro forma adjustments reflect in the pro forma financial statements.

  The pro forma financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the transactions had been consummated as of the dates indicated. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements and footnotes of CBC, KRES and L. J. Melody included herein.

                   PRO FORMA COMBINED SUMMARY FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                              CBC AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1997

                                  CBC                  KRES          PRO FORMA       TOTAL
                          AS OF MARCH 31, 1997 AS OF MARCH 31, 1997 ADJUSTMENTS    COMBINED
                          -------------------- -------------------- -----------    ---------
         ASSETS
         ------
Current Assets:
 Cash...................       $  35,376             $  2,786        $    --       $  38,162
 Short-term
  investments...........           6,400                  --              --           6,400
 Receivables............          29,487               27,209             --          56,696
 Accounts receivable
  from affiliates.......             --                 3,528             --           3,528
 Deferred taxes.........          14,925                1,746          10,308 (h)     26,979
 Prepaid and other......           6,845                8,623          (4,436)(a)     11,032
                               ---------             --------        --------      ---------
   Total Current Assets.          93,033               43,892           5,872        142,797
Property plant and
 equipment..............          40,998                6,100             --          47,098
Goodwill................          64,675               37,313          76,474 (b)    183,472
                                                                       10,669 (a)
                                                                        3,253 (c)
                                                                       10,792 (d)
                                                                      (20,000)(e)
                                                                        3,905 (f)
                                                                       (3,387)(g)
                                                                         (222)(h)
Investments and
 advances...............             --                 6,497           3,387 (g)      9,884
Other intangible assets.           9,847               20,627          (3,905)(f)     46,569
                                                                       20,000 (e)
Inventoried property....           7,355                  --              --           7,355
Deferred taxes..........          35,086                  --              --          35,086
Other assets............           5,258               11,644          (6,233)(a)      7,416
                                                                       (3,253)(c)
                               ---------             --------        --------      ---------
   Total Assets.........       $ 256,252             $126,073        $ 97,352      $ 479,677
                               =========             ========        ========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)
------------------------------------
Current Liabilities:
 Compensation and
  employee benefits.....       $  22,232             $  8,722        $    --       $  30,954
 Accounts payable &
  accrued liabilities...          22,657               11,046          10,792 (d)     44,495
 Reserve for bonus and
  profit sharing........           3,128                  --              --           3,128
 Current maturities of
  long-term debt........          15,031                5,091             --          20,122
 Senior revolving
  credit lines..........          16,000                  --              --          16,000
 Current portion of
  capital lease
  obligations...........           2,100                  --              --           2,100
                               ---------             --------        --------      ---------
   Total Current
    Liabilities.........          81,148               24,859          10,792        116,799
Senior term loans.......          62,528                  --              --          62,528
Senior subordinated term
 loans..................          72,372                  --              --          72,372
Inventoried property
 loan...................           7,470                  --              --           7,470
Other long-term debt....           2,639               29,972             --          32,611
                               ---------             --------        --------      ---------
   Total long-term debt.         145,009               29,972             --         174,981
Other long-term
 liabilities............          27,653                2,922             --          30,575
Deferred income taxes...             --                 1,015           7,528 (h)      8,543
                               ---------             --------        --------      ---------
   Total Liabilities....         253,810               58,768          18,320        330,898
Minority Interests......             --                10,360             --          10,360
Stockholders' Equity
 (Deficit)(i):
 Preferred stock........              40                  --              --              40
 Common stock...........             133                   67             (67)(b)        185
                                                                           52 (b)
Additional paid-in-
 capital................         199,710               58,402         (58,402)(b)    333,077
                                                                      133,367 (b)
Notes receivable from
 sale of stock..........          (5,109)                 --              --          (5,109)
Retained
 earnings/Accumulated
 deficit................        (192,332)              (1,524)          1,524 (b)   (189,774)
                                                                        2,558 (h)
                               ---------             --------        --------      ---------
   Total stockholders'
    equity (deficit)....           2,442               56,945          79,032        138,419
                               ---------             --------        --------      ---------
   Total liabilities &
    stockholders' equity
    (deficit)...........       $ 256,252             $126,073        $ 97,352      $ 479,677
                               =========             ========        ========      =========

                        CBC COMMERCIAL AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                             AS OF MARCH 31, 1997

(a) Represents the write-off of amounts related to certain KRES deferred costs that have been reallocated to the purchase price of assets acquired by CBC. These costs consisted primarily of costs to organize and structure investment funds in which KRES holds general partnership interests ($6.1 million), investments and advances ($1.7 million), organization costs ($1.2 million) and miscellaneous other assets.

(b) Represents the fair value of CBC Common Stock, options and warrants expected to be issued in connection with the Merger and the elimination of KRES equity. The purchase price included the following amounts attributable to the CBC Common Stock, options and warrants:

                                                           NUMBER      TOTAL
                                                          --------- ------------
      CBC Common Stock................................... 5,185,426 $121,858,000
      Options............................................   428,836 $  6,861,000
      Warrants...........................................   600,000 $  4,700,000

(c) Represents the write-off of KRES' capitalized deferred debt issuance costs.

(d) Represents an adjustment to accrue the following as a component of purchase price:

      Severance for KRES employees expected to be terminated........ $2,011,000
      KRES facilities to be closed..................................  4,314,000
      Integration costs.............................................    492,000
      Transaction fees and related costs............................  3,975,000

  Integration costs consist primarily of third party costs for certain software modifications required to be made to the KRES computer systems in order to make them compatible with operational requirements of the combined entity. Transaction fees and related costs consist primarily of investment banker fees, the cost of financial due diligence, legal and accounting fees.

(e) Represents the component of the purchase price allocated to the estimated current fair value of incentive fees KRES is entitled to receive upon the liquidation of real estate investment funds KRES manages.

(f) Represents the adjustment to reflect KRES' management contracts at their estimated current fair value.

(g) Represents the adjustment to reflect KRES' investments at their estimated current fair value.

(h) Represents adjustments to reflect the tax effect of the pro forma adjustments including adjustments to goodwill for deferred taxes resulting from KRES related items and adjustments to retained earnings for deferred taxes resulting from CBC related items.

(i) CBC expects to incur additional costs resulting from the merger associated with severance for CBC employees expected to be terminated and CBC's system integration costs. The pro forma combined balance sheet does not reflect an adjustment related to such costs which are currently estimated at $6.5 million.

                              CBC AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                               CBC            KRES
                          FOR THE THREE  FOR THE THREE
                           MONTHS ENDED   MONTHS ENDED   PRO FORMA       TOTAL
                          MARCH 31, 1997 MARCH 31, 1997 ADJUSTMENTS     COMBINED
                          -------------- -------------- -----------    ----------
Revenues................    $  134,064      $35,005      $  5,114 (a)  $  163,958
                                                          (10,225)(b)
Commissions, fees and
 other incentives.......        67,607       25,658         5,114 (a)      98,379
Operating,
 administrative and
 other..................        56,390        8,592       (10,225)(b)      54,757
Depreciation and
 amortization...........         3,121        2,846        (2,094)(c)       5,929
                                                              548 (d)
                                                              329 (e)
                                                              990 (f)
                                                              189 (i)
                            ----------      -------      --------      ----------
Operating income (loss).         6,946       (2,091)           38           4,893
Interest income.........           632          --            --              632
Interest expense........         3,745          757           --            4,502
Minority interest.......           --            67           --               67
                            ----------      -------      --------      ----------
Income (loss) before
 equity in income of
 unconsolidated entities
 and provision for
 income taxes...........         3,833       (2,915)           38             956
Equity income (loss) in
 unconsolidated
 entities...............           --           470                           470
                            ----------      -------      --------      ----------
Income (loss) before
 provision for income
 taxes..................         3,833       (2,445)           38           1,426
Provision (benefit) for
 income tax.............         1,560         (538)        1,072 (g)       1,678
                                                             (416)(h)
                            ----------      -------      --------      ----------
  Net income (loss).....    $    2,273      $(1,907)     $   (618)     $     (252)
                            ==========      =======      ========      ==========
  Net income (loss)
   applicable to common
   shareholders.........    $    1,273                                 $   (1,252)
                            ==========                                 ==========
Per share data:
  Primary earnings
   (loss) per share.....    $     0.09                                 $    (0.06)
                            ==========                                 ==========
  Weighted average
   common and common
   equivalent shares
   outstanding..........    13,898,616                                 19,326,428 (j)
                            ==========                                 ==========
  Fully diluted earnings
   (loss) per share.....    $     0.09                                 $    (0.06)
                            ==========                                 ==========
  Weighted average
   common and common
   equivalent shares
   outstanding..........    13,903,933                                 19,331,745 (j)
                            ==========                                 ==========

                             CBC AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

(a) Represents the gross up of commissions paid by KRES to its brokers as revenues and commission expense to conform to CB's reporting format.

(b) Represents an adjustment to reflect KRES's revenues and operating costs net of onsite reimbursable costs incurred and charged to tenants, in order to conform to CB's reporting format.

(c) Represents reversal of KRES's historical amortization expense related to its goodwill, amortization of certain deferred costs and other intangibles.

(d) Represents amortization expense for management agreements assuming a useful life of 10 years for facilities management and 4 years for property management contracts. Property management contracts generally have 30-day renewable terms and facilities contracts have an average remaining term of 7 years, including automatic renewal options. Most contracts also have additional renewal option periods.

  The 4 year life for property management contracts is based on KRES's historical experience of 25 percent average annual runoff rate on such contracts. An amortization period of 10 years was selected for facilities contracts as KRES has a history of runoff on such contracts of approximately 10 percent per annum. The facilities management contracts are based on long standing relationships with clients and have historically proven to maintain a relatively consistent runoff rate and most of them have been consistently renewed at their respective renewal dates. CBC expects to continue to have a similar experience with these contracts.

(e) Represents amortization expense on KRES's investments to amortize the difference between the purchase price allocated to these investments and their underlying net book value.

(f) Represents amortization expense for total goodwill resulting from the transaction using a 30 year estimated useful life.

(g) Represents reversal of KRES's tax benefit associated with its historical amortization expense.

(h) Represents the tax effect of the pro forma adjustments.

(i) Represents amortization expense for covenants not to compete over the average remaining terms of 3 years.

(j) Reflects the effect of the pro forma number of weighted average common stock and common stock equivalent shares giving effect to the CBC Common and CBC Common equivalent shares to be issued in connection with the Merger. The weighted average number of shares are calculated as follows:

   Weighted average shares outstanding for primary earnings per share:
     Weighted average common and common equivalent shares--
      historical...................................................  13,898,616
     Expected shares to be issued..................................   5,185,426
     Shares related to options expected to be granted..............     242,386
                                                                     ----------
   Weighted average common and common equivalent shares--pro forma.  19,326,428
                                                                     ==========
   Weighted average shares outstanding for fully diluted earnings per share:
     Weighted average common and common equivalent shares--
      historical...................................................  13,903,933
     Expected shares to be issued..................................   5,185,426
     Shares related to options expected to be granted..............     242,386
                                                                     ----------
   Weighted average common and common equivalent shares--pro forma.  19,331,745
                                                                     ==========

                              CBC AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                       L.J. MELODY                   CBC
                              CBC        FOR THE                 ADJUSTED FOR     KRES
                          FOR THE YEAR SIX MONTHS                  THE YEAR   FOR THE YEAR
                             ENDED        ENDED                     ENDED        ENDED
                          DECEMBER 31,  JUNE 30,    PRO FORMA    DECEMBER 31, DECEMBER 31,  PRO FORMA       TOTAL
                              1996        1996     ADJUSTMENTS       1996         1996     ADJUSTMENTS     COMBINED
                          ------------ ----------- -----------   ------------ ------------ -----------    ----------
Revenues................   $  583,068    $ 3,417     $   --       $  586,485    $129,060    $ 20,215 (f)  $  701,301
                                                                                             (34,459)(g)
Commissions, fees and
 other incentives.......      292,266      3,612      (1,070)(a)     295,041      87,505      20,215 (f)     402,761
                                                         233 (b)
Operating,
 administrative and
 other..................      228,799      1,545         --          230,344      26,532     (34,459)(g)     222,417
Depreciation and
 amortization...........       13,574        163         355 (c)      14,092      10,247      (7,903)(h)      24,663
                                                                                               2,194 (i)
                                                                                               1,316 (j)
                                                                                               3,960 (k)
                                                                                                 757 (l)
                           ----------    -------     -------      ----------    --------    --------      ----------
Operating income (loss).       48,429     (1,903)        482          47,008       4,776        (324)         51,460
Interest income.........        1,503        145         --            1,648         --          --            1,648
Interest expense........       24,123        --          216 (d)      24,339       4,394         --           28,733
Minority interest.......          --         --          --              --         (539)        --             (539)
                           ----------    -------     -------      ----------    --------    --------      ----------
Income (loss) before
 equity income and
 provision for income
 tax....................       25,809     (1,758)        266          24,317         921        (324)         24,914
Equity income (loss) in
 unconsolidated
 entities...............          --         --          --              --          919         --              919
                           ----------    -------     -------      ----------    --------    --------      ----------
Income (loss) before
 provision for income
 tax....................       25,809     (1,758)        266          24,317       1,840        (324)         25,833
Provision (benefit) for
 income tax.............       11,160        --         (287)(e)      10,873       1,995       2,460 (m)      13,665
                                                                                              (1,663)(n)
Reduction of valuation
 allowances.............      (55,900)       --          --          (55,900)        --          --          (55,900)
                           ----------    -------     -------      ----------    --------    --------      ----------
Net provision (benefit)
 for income tax.........      (44,740)       --         (287)        (45,027)      1,995         797         (42,235)
                           ----------    -------     -------      ----------    --------    --------      ----------
 Net income (loss)......   $   70,549    $(1,758)    $   553      $   69,344    $   (155)   $ (1,121)     $   68,068
                           ==========    =======     =======      ==========    ========    ========      ==========
 Net income (loss)
  applicable to common
  shareholders..........   $   69,549                             $   68,344                              $   67,068
                           ==========                             ==========                              ==========
Per share data:
 Primary earnings (loss)
  per share.............   $     5.02                             $     4.94                              $     3.48
                           ==========                             ==========                              ==========
 Weighted average common
  and common equivalent
  shares outstanding....   13,845,325                             13,845,325                              19,273,137 (o)
                           ==========                             ==========                              ==========
 Fully diluted earnings
  (loss) per share......   $     4.90                             $     4.82                              $     3.42
                           ==========                             ==========                              ==========
 Weighted average common
  and common equivalent
  shares outstanding....   14,184,296                             14,184,296                              19,612,108 (o)
                           ==========                             ==========                              ==========

                             CBC AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

(a) Reflects the reversal of an accrual for a one-time acquisition related bonus to L.J. Melody employees prior to the acquisition of L.J. Melody by CBC.

(b) Reflects additional amortization compensation expense attributable to Lawrence J. Melody's employment.

(c) Reflects the amortization of net $9.0 million in intangible assets and goodwill assuming a useful life of 30 years.

(d) Reflects interest on acquisition financing.

(e) Reflects deferred tax benefit of certain pro forma adjustments relating to L.J. Melody purchase accounting entries, consisting of additional compensation expense, interest expense and amortization of intangibles.

(f) Represents the gross up commissions paid by KRES to its brokers as revenues and commission expense to conform to CBC's reporting format.

(g) Represents an adjustment to reflect KRES's revenues and operating costs net of onsite reimbursable costs incurred and charged to tenants, in order to conform to CBC's reporting format.

(h) Represents reversal of KRES's historical amortization expense related to its goodwill, amortization of certain deferred costs and other intangibles.

(i) Represents amortization expense for management agreements assuming a useful life of 10 years for facilities management and 4 years for property management contracts. Property management contracts generally have 30-day renewable terms and facilities contracts have an average remaining term of 7 years, including automatic renewal options. Most contracts also have additional renewal option periods.

   The 4 year life for property management contracts is based on KRES's historical experience of 25 percent average annual runoff rate on such contracts. An amortization period of 10 years was selected for facilities contracts as KRES has a history of runoff on such contracts of approximately 10 percent per annum. The facilities management contracts are based on long standing relationships with clients and have historically proven to maintain a relatively consistent runoff rate and most of them have been consistently renewed at their respective renewal dates. CBC expects to continue to have a similar experience with these contracts.

(j) Represents amortization expense on KRES's investments to amortize the difference between the purchase price allocated to these investments and their underlying net book value.

(k) Represents amortization expense for total goodwill resulting from the transaction using a 30 year estimated useful life.

(l) Represents amortization expense for covenants not to compete over the average remaining terms of 3 years.

(m) Represents the tax effect of the pro forma adjustments.

(n) Represents reversal of KRES's tax benefit associated with the amortization of its historical amortization expense.

(o) Reflects the effect of the pro forma number of weighted average common stock and common stock equivalent shares giving effect to the CBC Common and the CBC Common equivalent shares to be issued in connection with the Merger.

  The weighted average number of shares are calculated as follows:

   Weighted average shares outstanding for primary earnings per share:
     Weighted average CBC Common and CBC Common equivalent shares--
      historical.................................................... 13,845,325
     Expected shares to be issued...................................  5,185,426
     Shares related to options expected to be granted...............    242,386
                                                                     ----------
     Weighted average CBC Common and CBC Common equivalent shares--
      pro forma..................................................... 19,273,137
                                                                     ==========

   Weighted average shares outstanding for fully diluted earnings per share:
     Weighted average CBC Common and CBC Common equivalent shares--
      historical.................................................... 14,184,296
     Expected shares to be issued...................................  5,185,426
     Shares related to options expected to be granted...............    242,386
                                                                     ----------
     Weighted average CBC Common and CBC Common equivalent shares--
      pro forma..................................................... 19,612,108
                                                                     ==========

                       DESCRIPTION OF CBC CAPITAL STOCK

  The following summary is a description of certain provisions of CBC's Certificate and Bylaws that will be in effect upon consummation of the Merger. Such summary does not purport to be complete, and is qualified in its entirety by all of the provisions of the CBC Certificate and Bylaws. The authorized capital stock of CBC consists of 100,000,000 shares of Common Stock, $.01 par value ("CBC Common"), and 8,000,000 shares of preferred stock, $.01 par value ("CBC Preferred").

CBC COMMON STOCK

  As of July 7, 1997, there were 13,460,436 shares of CBC Common outstanding held by approximately 972 stockholders of record. The holders of CBC Common are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of shares of CBC Common and CBC Preferred with a majority of the votes entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding CBC Preferred, holders of CBC Common are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon a liquidation, dissolution or winding up of CBC, subject to the payment of any amounts which holders of CBC Preferred are entitled to receive in preference to holders of CBC Common, to the extent any assets of CBC remain available for distribution to stockholders, the holders of CBC Common and CBC Preferred are entitled to receive $10.00 per share, reduced by any prior payments to such holder in connection with any liquidation, dissolution or winding up of CBC (not including accrued and unpaid dividends and accrued interest thereon). The holders of CBC Common are entitled to share in the remaining assets (after the aforementioned $10.00 per share distribution) of CBC legally available for distribution, with the holders of CBC Preferred receiving an amount of such remaining assets per share equal to sixty percent (60%) of the per share amount distributed with respect to the CBC Common. Holders of CBC Common have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the CBC Common. All outstanding shares of CBC Common are, and the shares of CBC Common to be outstanding upon consummation of the Merger will be, fully paid and nonassessable.

CBC PREFERRED STOCK

  The CBC Preferred consists of a single class of 8,000,000 shares, of which three series are outstanding: (a) 1,000,000 shares of Series A-l Preferred Stock ("CBC A-1 Preferred"), (b) 2,000,000 shares of Series A-2 Preferred Stock ("CBC A-2 Preferred") and (c) 1,000,000 shares of Series A-3 Preferred Stock ("CBC A-3 Preferred Stock" and, collectively with the CBC A-1 Preferred and CBC A-2 Preferred, "Preferred Stock").

  Holders of CBC Preferred are entitled to dividends ("Preference Dividend") at the rate of $0.25 per fiscal quarter on each share of Preferred Stock, payable out of funds legally available therefor. The accrual of such dividend is retroactive to October 1, 1996. Until CBC has completed its acquisition program, it does not intend to pay the dividend on the Preferred Stock. As a consequence, such dividend will accumulate and bear interest which will be paid on a current basis, and CBC will be prohibited from voluntarily pre-paying long-term debt until such accumulated dividend and interest have been paid in full. If CBC refinances its existing bank indebtedness it will be required to pay all accrued but unpaid Preference Dividends. CBC is in the process of exploring its options with respect to a refinancing of its debt.

  In the event the Preference Dividend is not declared and paid within one year after the last day of the quarter to which it relates, it will bear compound annual interest at a fixed rate of 8% annually, with respect to the CBC A-1 and A-3 Preferred and, with respect to the CBC A-2 Preferred, at either (i) a fixed rate of 8% annually or (ii) an annual rate equal to the six-month rate offered to The Sumitomo Bank, Limited in the London interbank market, for amounts comparable to the amount of any unpaid dividend, plus 2 1/2%. The holders of the CBC A-2 Preferred have elected the variable rate option. As of July 16, 1997, such six-month rate offered by the Sumitomo

Bank, Limited was 5.9375%. Until all accrued and unpaid Preference Dividends are paid, no shares of CBC Common will be redeemed by CBC (other than shares issued pursuant to stock option, stock purchase or similar plans), and no dividends will be paid on any shares of CBC Preferred (other than the CBC A-1, A-2 and A-3 Preferred) or CBC Common.

  The Preference Dividend will not be paid, and no interest will accrue or be paid thereon, if applicable law restricts or prohibits the declaration or payment of the Preference Dividend. The Preference Dividend is also not be required to be declared or paid to the extent it would violate any contractual restrictions in a credit agreement of CBC. CBC has agreed that it will not enter into any contractual prohibition with respect to the accumulation of dividends or the accrual and payment of interest on any unpaid dividends with respect to the CBC Preferred.

  In addition to the Preference Dividend and any interest payable thereon, each share of CBC Preferred is entitled to receive dividends in the amount of sixty percent (60%) of the amount received by each share of CBC Common.

  Upon any liquidation, dissolution or winding up of CBC, holders of CBC Preferred and CBC Common are entitled to share in the remaining assets of CBC after payment of liabilities and any accrued and unpaid Preference Dividend, including any interest thereon, subject to prior distribution rights of other preferred stock, if any, then outstanding, as follows: (i) each holder of CBC Preferred and CBC Common is entitled to receive an amount, reduced by any prior payments to such holder pursuant to such liquidation, dissolution or winding up of CBC, other than the Preference Dividend and any interest thereon, equal to $10.00 per share and (ii) each holder of CBC Preferred is entitled to share ratably in all remaining assets of CBC to the extent of sixty percent (60%) of the distribution, with respect to each share of CBC Common, in excess of $10.00.

  The holders of shares of CBC A-2 Preferred have one (1) vote per share of CBC A-2 Preferred. The holders of shares of CBC A-1 Preferred have two (2) votes per share of CBC A-1 Preferred on all matters submitted to a vote of the stockholders of CBC and, except as provided by law, vote together with the holders of shares of CBC A-2 Preferred and the holders of CBC Common as one class on all matters submitted to a vote of stockholders of CBC. The holders of CBC A-3 Preferred are not entitled to vote on any matters, except as required by law.

  The CBC Preferred is convertible into shares of CBC Common at the option of the holder thereof at a ratio ranging from .60 to .78 shares of CBC Common for each share of CBC Preferred, depending on the Market Price (as defined below) of the CBC Common at the time of conversion as follows:

      NUMBER OF SHARES OF                                 COMMON STOCK FOR EACH
       "MARKET PRICE" OF                                   SHARE OF PREFERRED
        COMMON STOCK                                              STOCK
      -------------------                                -----------------------
       Under  $10.00.................................... No conversion permitted
      $10.00 - $21.90...................................          0.78
       22.00 -  22.99...................................          0.76
       23.00 -  23.99...................................          0.74
       24.00 -  24.99...................................          0.72
       25.00 -  25.99...................................          0.70
       26.00 -  26.99...................................          0.68
       27.00 -  27.90...................................          0.66
       28.00 -  28.99...................................          0.64
       29.00 -  29.99...................................          0.62
      $30.00 or more....................................          0.60

  The term "Market Price" means the average closing price for a share of Common Stock as reported by The Wall Street Journal (West Coast Edition) for 20 consecutive trading days immediately preceding the date as of which conversion occurs.

  The CBC Board has the authority, subject to certain rights of the CBC A-1, A-2 and A-3 Preferred and without further action by the stockholders, to issue the authorized shares of preferred stock not included in such series from time to time in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and qualifications or restrictions thereof. In addition, upon conversion of any of the CBC Preferred, the shares converted will be available for issuance in one or more series from time to time. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of additional CBC Preferred could decrease the amount of earnings and assets available for distribution to holders of CBC Common or adversely affect the rights and powers, including voting rights, of the holders of CBC Common, and may have the effect of delaying, deferring or preventing a change in control of CBC. CBC has no present plans to issue any shares of CBC Preferred.

CBC WARRANTS

  Each Warrant issuable pursuant to the Merger will be exercisable into a share of CBC Common at an exercise price of $30.00 per share of CBC Common. In addition, each Warrant will have a term of 7 years from the Closing Date, will become exercisable on the third anniversary of the Closing Date and will be subject to the terms and conditions of a Warrant Agreement to be entered into by and among CBC, Acquisition Corporation and the KRES Shareholders as of the Closing Date.

  The Exercise Price of the Warrants is subject to adjustment as appropriate in certain circumstances, including if CBC, after the issuance of such Warrants (i) pays a dividend or makes a distribution on CBC Common in shares of CBC Common or other shares of its capital stock; (ii) subdivides its outstanding shares of CBC Common into a greater number of shares; (iii) combines its outstanding shares of CBC Common into a smaller number of shares;
(iv) issues by reclassification of CBC Common any shares of its capital stock;
(v) distributes rights, options or warrants to all holders of its CBC Common entitling them to purchase shares of CBC Common at a price per share less than the current market price per share on that record date; (vii) distributes to all holders of CBC Common any assets (excluding cash) or debt securities or any rights or warrants to purchase debt securities, assets or other securities; (viii) issues shares of CBC Common for a consideration per share less than the current market price per share on the date CBC fixes the offering price of such additional shares; or (ix) issues any securities convertible into or exchangeable or exercisable for CBC Common (other than securities issued in transactions described in clauses (vi) and (vii) above) for a consideration per share of CBC Common less than the current market price per share on the date of issuance of such securities.

  No adjustment is made to the Exercise Price for certain issuances of CBC Common at prices below the current market price, including CBC Common issued
(i) upon the exercise of Warrants or certain rights or the conversion or exchange of other securities; (ii) to CBC's employees under employee benefit plans; (iii) in proportionate amount to shareholders of any person which merges into CBC; (iv) in a firmly underwritten public offering; (v) in a private placement to, or through certain placement agents or (vi) as a dividend on any preferred stock in lieu of cash dividends. No adjustment is made to the Exercise Price for certain issuances of securities convertible into CBC Common including in the circumstances described in clauses (iii),
(iv) and (v), above, securities outstanding prior to the date of issuance of the Warrants and certain issuances of convertibles securities in connection with the incurrence of debt.

  The "current market price" per share of CBC Common (for purposes of adjustments to the Exercise Price of the Warrants) on any date is the average of the Quoted Prices of the CBC Common for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the CBC Common is the last reported sales price of the CBC Common as reported by the Nasdaq National Market, or if the CBC Common is listed on a securities exchange, the last reported sales price of the CBC Common on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the CBC Common. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations or other valuation information as it in good faith considers appropriate.

  If CBC consolidates or merges with or into, or sells, transfers or leases all or substantially all of its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, sale, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction.

  Upon each adjustment of the Exercise Price, the number of shares of CBC Common into which each Warrant outstanding prior to the making of the adjustment in the Exercise Price is exercisable is adjusted by multiplying the number of shares such Warrant was exercisable into prior to the adjustment by a fraction equal to the Exercise Price prior to such adjustment divided by the Exercise Price following such adjustment.

  Following the Effective Time and until the Warrants become exercisable, if any New Option expires or is terminated without being exercised, all Warrants issued in respect of the KRES Options for which such New Option was exchanged shall be forfeited by the holder thereof. At such time as the Warrants become exercisable, all Warrants forfeited pursuant to the immediately preceding sentence shall be reallocated among the Reallocation Holders pro rata based on the aggregate number of shares of the CBC Common issued and shares of CBC Common underlying New Options issued to each Reallocation Holder pursuant to the Merger Agreement divided by the total number of shares of CBC Common issued and shares of CBC Common underlying New Options issued to all Reallocation Holders pursuant to the Merger Agreement. See "The Merger-Adjustments to Merger Consideration."

REGISTRATION RIGHTS

  Pursuant to a registration rights agreement between CBC and the holders of the Preferred Stock (the "Preferred Stock Registration Rights Agreement"), until expiration of the Rule 144 Period (as defined below), if CBC proposes to register any of its securities, it will use its best efforts to include in such registration CBC Common acquired by the holders of CBC Preferred upon conversion of the CBC Preferred. The registration rights granted to the holders of Preferred Stock do not apply to certain transactions, including registrations relating solely to employee benefit plans, a corporate reorganization, reclassification, merger, consolidation or acquisition or a registration that does not permit secondary sales. The "Rule 144 Period" means the period beginning and continuing until the CBC Common acquired on conversion of the Preferred Stock is no longer subject to the volume limitation provisions of Rule 144 of the Securities Act, either pursuant to the provisions of the Registration Rights Agreement or by operation of law.

  In connection with the Merger, on May 14, 1997 CBC entered into a registration rights agreement (the "KRES Registration Rights Agreement") with FS Equity Partners III, L.P.; FS Equity Partners International, L.P. ("collectively, FS"); AP KMS Partners, L.P.; AP KMS II, LLC (collectively, "Apollo"); Raymond Wirta; Koll Holding Company and William Rothe (collectively with FS and Apollo, the "Principal KRES Shareholders") with respect to shares of CBC Common issued to them in connection with the Merger or upon the exercise of warrants issued to them in connection with the Merger. Pursuant to this agreement, if during CBC's 1998, 1999 or 2000-2002 fiscal years such Principal KRES Shareholders (subject to the minimum holdings requirements described below) request that CBC register shares of CBC Common held by them, CBC will use its best efforts to effect such a registration (a "Demand Registration"). CBC is obligated to use its best efforts to initiate two Demand Registrations during its 1998 fiscal year, two during its 1999 fiscal year and two during the period commencing at the beginning of fiscal year 2000 and ending at the end of fiscal year 2002. Each Demand Registration is required to be firmly underwritten by underwriters selected by the Principal KRES Shareholders requesting registration, with CBC's consent. CBC agreed to use its best efforts to keep the first Demand Registration requested during its 1998 fiscal year effective for a period of 90 days and, in the case of each other Demand Registration, for a period of 60 days. Apollo's rights pursuant to the Demand Registration provisions of the KRES Registration Rights Agreement terminate on the earliest to occur of (i) the date when all shares of CBC Common held by Apollo may be sold under Rule 144 during any 90-day period, (ii) one year from the Effective Time of the Merger, provided CBC has filed certain reports it is required to file pursuant to the Exchange Act or
(ii) two years from the Effective Time of the Merger.

  If shares held by Apollo are requested to be included in connection with the first Demand Registration, if any, initiated during CBC's 1998 fiscal year, but are limited as a result of marketing factors as advised by the representative of the underwriters of such registration, than after the closing of such registration CBC agreed to use its best efforts to register up to 200,000 shares held by Apollo which were excluded from such registration (the "Supplemental Apollo Demand Registration"). The Supplemental Apollo Demand Registration will be effected pursuant to Rule 415 of the Securities Act, which generally provides for an offering to be made on a continuous basis. Pursuant to the KRES Registration Rights Agreement, CBC agreed to keep such registration effective for a period equal to the earlier of the date Apollo has completed the distribution described in the registration statement or 60 days. Apollo's rights pursuant to the Supplemental Apollo Demand Registration are not assignable and terminate on the earlier to occur of (i) the date Apollo's Demand Registration rights terminate as described above or
(ii) the end of CBC's 1998 fiscal year.

  In addition, if after December 31, 1997 CBC determines to register any CBC Common Stock for its own account or for the account of any entity exercising registration rights in connection with a firmly underwritten offering solely for cash (other than pursuant to (i) a requested registration as described above, (ii) an employee benefit plan or dividend reinvestment or similar plan,
(iii) a reorganization, reclassification, merger, consolidation or acquisition, (iv) a registration which does not permit secondary sales or (v) antitakeover measures or transactions by CBC), CBC will use its best efforts to include in such registration all shares of CBC Common Stock requested to be included by the Principal KRES Shareholders (a "Piggyback Registration"). The right of any Principal KRES Shareholder to participate in any such requested registration is conditioned upon the holder's participation in the underwritten offering and the inclusion of such holder's shares of CBC Common Stock in the underwriting. CBC agreed to use its best efforts to keep a Piggyback Registration effective for a period of 90 days. The Principal KRES Shareholder's Piggyback Registration rights terminate six years after the date of the KRES Registration Rights Agreement, unless such request is with respect to shares of CBC Common issued pursuant to exercise of the Warrants issued in connection with the Merger, in which case such rights terminate eight years after the date of the KRES Registration Rights Agreement.

  Under the KRES Registration Rights Agreement, the right to request CBC to register shares of CBC Common Stock is exercisable only by the Principal KRES Shareholders holding (i) with respect to the first request made prior to the end of CBC's 1998 fiscal year, not less than 500,000 shares of CBC Common Stock issued pursuant to the Merger, and (ii) with respect to all other requests for registration, not less than 50% of the then-outstanding shares of CBC Common Stock issued to all the Principal KRES Shareholders pursuant to the Merger (provided such 50% constitutes at least 750,000 shares of CBC Common.

  Other than as set forth above with respect to the Supplemental Apollo Demand Registration, the registration rights under the KRES Registration Rights Agreement may be transferred only to a transferee of not less than 250,000 shares of CBC Common.

DELAWARE ANTI-TAKEOVER LAW

  CBC is subject to the "business combination" statute of the Delaware General Corporation Law (Section 203). In general, such statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) such transaction is approved by the board of directors prior to the date the interested stockholder obtains such status, (ii) upon consummation of such transaction, the "interested stockholder" beneficially owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) beneficially 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to CBC and, accordingly, may discourage attempts to acquire CBC.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the CBC Common is The Bank of New York.

                      SELECTED INFORMATION REGARDING CBC

OWNERSHIP OF CBC CAPITAL STOCK

  The following table sets forth certain information regarding beneficial ownership of CBC's voting capital stock as of May 31, 1997 by: (i) each person who is known by CBC to own beneficially more than five percent of each class of CBC's voting stock; (ii) each of CBC's directors and nominees for directors; (iii) each of CBC's executive officers named under "CBC Directors and Executive Compensation--Summary Compensation Table" and (iv) all directors and executive officers of CBC as a group.

                                                                PERCENT     PERCENT
                                                                  OF          OF
                             TITLE OF CLASS    NUMBER OF SHARES  CLASS  VOTING POWER(1)
                             --------------    ---------------- ------- ---------------
Kajima U.S.A., Inc......  Series A-1 Preferred    1,000,000(2)    100%       11.55%
 320 Park Avenue                 Common               6,586(3)
 26th Floor
 New York, New York
 10022
Fukoku Mutual Life......  Series A-2 Preferred    1,000,000(2)     50%        5.76%
 Insurance Company                                    1,989(4)
 2-2, Uchisaiwaicho 2-chome
 Chiyoda-ku, Tokyo 100
 Japan
S.R.E.S.--Fifth Avenue,
 Inc....................  Series A-2 Preferred    1,000,000(2)     50%        5.78%
 666 Fifth Avenue                Common               4,106(5)
 New York, New York
 10103
Kasen Development, Inc..  Series A-3 Preferred    1,000,000(2)    100%        --
 3-2, Toyo 6-chome
 Koto-Ku, Tokyo 135
 Japan
Stanton D. Anderson(6)..         Common              27,351        *           *
Gary J. Beban(6)........         Common             194,035      1.45%        1.12%
Richard C. Blum(6)(7)...         Common             439,167      3.28%        2.53%
Richard C.
 Clotfelter(6)(9).......         Common             113,835        *           *
Daniel A.
 D'Aniello(6)(8)........         Common             306,734      2.29%        1.77%
James J.
 Didion(6)(9)(10).......         Common             422,492      3.16%        2.43%
Bradford M. Freeman.....           --                 --          --          --
Hiroaki Hoshino(11).....           --                 --          --          --
Thaddeus W. Jones(6)....         Common              77,233        *           *
George J. Kallis(6)(9)..         Common             114,934        *           *
Ricardo Koenigsberger...           --                 --          --          --
Takayuki Kohri(12)......           --                 --          --          --
Donald M. Koll..........           --                 --          --          --
Frederic V. Malek(6)....         Common             318,808      2.38%        1.84%
Lawrence J. Melody(6)...         Common               7,759        *           *
Jeffrey S. Morgan.......         Common               9,837        *           *
Walter V. Stafford(9)...         Common              90,750        *           *

                                                                       PERCENT     PERCENT
                                                                         OF          OF
                                       TITLE OF CLASS NUMBER OF SHARES  CLASS  VOTING POWER(1)
                                       -------------- ---------------- ------- ---------------
Peter V. Ueberroth(6)................      Common           11,667        *           *
Ray E. Uttenhove.....................      Common            3,456       --          --
Gary L. Wilson(6)....................      Common            1,667        *           *
Raymond E. Wirta.....................        --              --          --          --
All directors and executive officers       Common        2,519,672      18.84%      14.50%
 as a group (25 persons)(13) ........

--------
  * Less than 1%.
 (1) Represents percent of total voting power in cases where the holders of Series A-1 Preferred, Series A-2 Preferred and CBC Common vote as a single class.
 (2) CBC's Series A-1 Preferred, Series A-2 Preferred and Series A-3 Preferred is convertible into CBC Common at the holder's option at a ratio based upon the per share market price of the CBC Common Stock, ranging from .60 shares of CBC Common per share of CBC Preferred at a market price of $30.00 or more per share of CBC Common to .78 shares of CBC Common per share of CBC Preferred at a market price of $10.00 to $21.99 per share of CBC Common. No conversion of the CBC Preferred is permitted when the market price of the CBC Common is below $10.00 per share. The holders of CBC Series A-3 Preferred are not entitled to vote except as required by statute.
 (3) Represents options to purchase 6,586 shares of CBC Common issued to Kajima U.S.A., Inc. in respect of services rendered as a director by Mr. Hoshino and by Kajima U.S.A., Inc.
 (4) Represents options to purchase 1,989 shares of CBC Common issued to Fukoku Mutual Life Insurance Company in respect of management consulting services rendered pursuant to a Management Agreement entered into in 1989 with the holders of CBC Preferred.
 (5) Represents 4,106 shares of CBC Common issued upon exercise of options issued to S.R.E.S.--Fifth Avenue, Inc. in respect of services rendered as a director by Mr. Kohri.
 (6) Represents number of shares of CBC Common which the named individual beneficially owns as well as those which the individual has options to acquire that are exercisable on or before May 31, 1997, which options have not been exercised. The respective numbers shown in the table include the following number of option shares for the following individuals: Anderson--4,235; Beban--65,000; Blum--1,667; Clotfelter-- 50,000; D'Aniello--4,235 (options issued to the Carlyle Group, L.P.); Didion--94,355; Jones--30,000; Kallis--40,000; Malek--5,934; Melody--
     7,562; Ueberroth--1,667; and Wilson--1,667. Such shares do not include options for 2,609 shares of CBC Common Stock issued to Kajima U.S.A., Inc. in respect of services rendered as a director by Mr. Hoshino.
 (7) Includes 437,500 shares owned by BK Capital Partners and BK Capital Partners II, limited partnerships of which Richard C. Blum & Associates, L.P. is the general partner. Mr. Blum holds the majority of the interests in Richard C. Blum & Associates, L.P.
 (8) Includes 4,235 shares of CBC Common subject to outstanding options issued in the name of the Carlyle Group, L.P., which, by virtue of Mr. D'Aniello's interest in the general partner of the Carlyle Group, L.P. and investment control over such shares, may be deemed to be beneficially owned by Mr. D'Aniello.
 (9) Does not include shares of CBC Common issued in the name of CBC in respect of CBC Common units credited to the following persons in the following amounts under CBC's Deferred Compensation Plan but which are not beneficially owned by such persons: Clotfelter--1,895; Didion-- 121,970; Kallis--10,991; Melody--982; Sandstad--1,672; Stafford--19,136
     and Uttenhove--598.
(10) Includes 6,000 shares held by a trust for the benefit of three members of Mr. Didion's immediate family.
(11) Mr. Hoshino is a Director of Kajima U.S.A., Inc., which together with an affiliate (Kashen Development, Inc.) owns 2,000,000 shares of the CBC's Preferred, 1,000,000 of which are voting securities, and 6,586 shares of CBC Common. Mr. Hoshino disclaims beneficial ownership of such shares.
(12) Mr. Kohri is Deputy Manager of Sumitomo Real Estate Sales Japan, an affiliate of S.R.E.S.--Fifth Avenue, Inc., which owns 1,000,000 shares of CBC's Preferred and 4,106 shares of CBC's Common. Mr. Kohri disclaims beneficial ownership of such shares.
(13) Includes 402,872 shares of CBC Common subject to outstanding options exercisable on or before August 31, 1997.

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning each of CBC's directors and executive officers, each of whom (Other than Jeffrey S. Morgan) is expected to remain as a director and/or executive officer following the
Merger:

          NAME            AGE                             POSITION
          ----            --- -----------------------------------------------------------------
James J. Didion(4)......   57 Chairman of the Board and Chief Executive Officer
Gary J. Beban(4)........   50 President/Director
John C. Haeckel(4)(5)...   38 Chief Financial Officer and Senior Executive Vice President
Thaddeus W. Jones.......   54 Senior Executive Vice President/Senior Executive Director--
                               CBC/Madison Advisory Group
George J. Kallis........   54 Senior Executive Vice President--Brokerage Western U.S./ Director
Charles O. McBride, Jr..   55 Senior Executive Vice President/Chief Operating Officer--
                               Property Management Services
Jeffrey S. Morgan.......   42 Senior Vice President/Director
Ronald J. Platisha......   50 Executive Vice President and Principal Accounting Officer
Kenneth D. Sandstad.....   50 Senior Executive Vice President--Brokerage Eastern U.S.
Walter V.
 Stafford(4)(5).........   56 Senior Executive Vice President and General Counsel
John L. Stanfill........   55 President--CB Commercial Investment Properties
Richard C. Clotfelter...   59 President--Westmark Realty Advisors L.L.C./Director
Lawrence J. Melody......   59 President--L.J. Melody & Company/Director
Stanton D. Anderson(2)..   56 Director
Richard C.
 Blum(1)(2)(3)..........   61 Director
Daniel A. D'Aniello(2)..   50 Director
Hiroaki Hoshino.........   55 Director
Takayuki Kohri..........   45 Director
Paul C. Leach(2)........   52 Director
Frederic V. Malek(1)(3).   60 Director
Peter V. Ueber-
 roth(1)(3).............   59 Director
Gary L. Wilson(1)(3)....   57 Director

--------
(1) Member of Compensation Committee of the Board of Directors.

(2) Member of Audit Committee of the Board of Directors.

(3) Member of Acquisition/Investment Committee of the Board of Directors

(4) Member of the Executive Committee

(5) Non-Voting Member of the Executive Committee

  James J. Didion. Mr. Didion has been Chairman and Chief Executive Officer of CBC since January 1987 and a Director since CBC's incorporation. Previously, he served as President of CBC following a career of almost 24 years in sales and management positions in the commercial brokerage operations of CBC Mr. Didion is a member and current trustee of the Urban Land Institute. He is also a member of the National Realty Committee and was Chairman of the National Realty Committee from 1993 through June 1996. Mr. Didion holds an A.B. degree from the University of California, Berkeley and serves on the University's Advisory Board for the Haas School of Business.

  Gary J. Beban. Mr. Beban has been the President of CBC since May 1995 and a Director since 1989. He joined CBC's Los Angeles office in 1970 as an industrial and investment properties specialist and thereafter served in several management positions in Chicago. Mr. Beban has also been the President of CB Commercial Brokerage Services since 1987. He is a member of the Industrial Development Research Council and the National Realty Committee. Mr. Beban serves on the Board of Directors of The First American Financial Corporation and its wholly-owned subsidiary, First American Title Insurance, Inc. Mr. Beban holds a B.A. degree from the University of California, Los Angeles.

  John C. Haeckel. On April 1, 1997, Mr. Haeckel, 38, joined CBC as Chief Financial Officer and Senior Executive Vice President. Since 1996, Mr. Haeckel has been President of Perdix Group, LLC, a management consulting firm that he founded. From 1993 to 1995, he was Chief Financial Officer and from 1994 to 1995 he was Executive Vice President of Broadway Stores, Inc. From 1987 to 1994 he was a General Partner and from 1984 to 1986 he was an Associate with Chilmark Partners, a merchant banking firm. Mr. Haeckel holds a B.A. degree and a Masters of Business and Public Management degree from Rice University.

  Thaddeus W. Jones. Mr. Jones has been Senior Executive Vice President of CBC and Senior Executive Director of CBC/Madison Advisory Group since 1994, after having served as Executive Director--CBC/Madison Advisory Group from 1992 to 1994. From 1986 to 1992 Mr. Jones was President of CB Commercial Realty Advisors and from 1984 to 1986 he was a Senior Vice President, after having served in various management positions in CBC's brokerage business. Mr. Jones rejoined CB Commercial in 1982 after leaving in 1979. Mr. Jones holds a B.S. degree from the University of California, Los Angeles.

  George J. Kallis. Mr. Kallis has been CBC's Senior Executive Vice President--Brokerage Western U.S. since 1992 and a Director of CBC since 1995. Prior to that time, he served as Executive Vice President from 1991 to 1992 and as Senior Vice President and Regional Manager--Brokerage from 1988 to 1991. Mr. Kallis joined CBC in 1977. Mr. Kallis is a member of the International Council of Shopping Centers and the Urban Land Institute and is on the Board of Directors of the Los Angeles County Economic Development Council. Mr. Kallis holds a B.S. degree in Business Administration from the University of Maryland.

  Charles O. McBride. Mr. McBride has been Senior Executive Vice President of CBC and Chief Operating Officer--Property Management Services since April 1991. He joined CBC in 1989 as Executive Vice President/Chief Operating Officer--Property Management Services. Mr. McBride was a senior officer with PM Realty Group, a national real estate management and services company, from 1971 to 1989, serving as Executive Vice President from 1981 to 1989. Mr. McBride holds a B.A. degree from the University of Texas.

  Jeffrey S. Morgan. Mr. Morgan has been a Senior Vice President of CBC since 1991 and a Director of CBC since 1995. He joined CBC in 1978 and is a specialist in industrial properties. He has been named to CBC's Colbert Coldwell Circle (representing the top three percent of CBC's sales force) for five of the last nine years. In 1994 he was awarded the William H. McCarthy Award, the highest honor awarded producing professionals within CBC. Mr. Morgan holds a B.S. degree in Marketing from California State University (Northridge).

  Ronald J. Platisha. Mr. Platisha has been CBC's Executive Vice President and Principal Accounting Officer since 1992. Mr. Platisha was promoted to Senior Vice President in 1991, after serving as First Vice President and Controller from 1982 to 1991. Mr. Platisha joined CBC in 1976. Mr. Platisha holds a B.S. degree from California State University (Long Beach).

  Kenneth D. Sandstad. Mr. Sandstad has been CBC's Senior Executive Vice President--Brokerage Eastern U.S. since 1991. He has also held the following positions with CBC: Institutional Services Manager from 1994 to 1996, Division Manager (Central Division) from 1990 to 1994 and Regional Manager (South Central) from 1985 to 1990. Mr. Sandstad was also a Director of CBC from 1992 to 1994. Mr. Sandstad joined CBC in 1974, beginning at the Minneapolis office in the brokerage division. He holds a B.A. degree from St. Olaf College and a J.D. degree from the University of Minnesota.

  Walter V. Stafford. Mr. Stafford has served as Senior Executive Vice President and General Counsel of CBC since 1995. Mr. Stafford was a partner at the law firm Pillsbury Madison & Sutro LLP from 1973 to 1982 and from 1988 to 1995. From 1982 to 1988 he was Senior Vice President and General Counsel at Diasonics, Inc., a medical device manufacturer, and from 1982 to 1994 he was a director of that company. Mr. Stafford holds a B.A. from the University of California, Berkeley and an L.L.B. degree from Boalt Hall.

  John L. Stanfill. Mr. Stanfill is President of CB Commercial Investment Properties. Previously, he was Managing Director--Special Investments, a position he was appointed to when he rejoined CBC in 1990 after founding a real estate investment banking firm in 1979. From 1976 to 1979, Mr. Stanfill served as Vice President of Investment Marketing of CBC. He originally joined CBC in 1971. Mr. Stanfill holds a B.A. in English Literature from the University of California, Los Angeles.

  Richard C. Clotfelter. Mr. Clotfelter was elected Chairman and President, Westmark Realty Advisors, an indirect wholly-owned subsidiary of CBC in 1995, and has been a Director of CBC since 1993. Mr. Clotfelter joined CBC in 1993 as President--Capital Markets, Asset Valuation and Management Activities. From April 1977 through 1992, he was President of Prescott, Inc., a real estate development and management company. Mr. Clotfelter is on the Board of Directors of The Commerce Bancorporation. Mr. Clotfelter is also a member of the Urban Land Institute, serving on its Urban Development/Mixed Used Council. Mr. Clotfelter holds a B.A. degree from Stanford University.

  Lawrence J. Melody. Mr. Melody has served as a Director since August 1996. He is also President of L.J. Melody & Company which he founded in February 1978. He is a member of the International Council of Shopping Centers, the Urban Land Institute (a member of the Multifamily Council), the Pension Real Estate Association, the National Association of Industrial and Office Parks, the National Multi Housing Council, as well as other professional organizations. He is a member of Board of Trustees of the Mortgage Bankers Association of America and past President and Director of the Texas Mortgage Bankers Association, who awarded him their Distinguished Service Award in 1995. Mr. Melody holds a B.A. degree from the University of Notre Dame.

  Stanton D. Anderson. Mr. Anderson has been a Director of CBC since 1989. In 1995, he became counsel to the law firm of McDermott, Will & Emery. Prior to 1995, Mr Anderson was a founding partner in the law firm of Anderson, Hibey & Blair. He is also a founder of Global USA, Inc. an international consulting company, where he serves as Chairman and President. He served as Deputy Director of the Republican Convention in 1980, 1984 and 1988, as counsel to the Reagan-Bush Campaign in 1980 and as a Director of the 1980 Presidential Transition. Mr. Anderson serves on the Board of Directors of International Management & Development Group, Ltd. Mr. Anderson holds a B.A. degree from Westmont College and a J.D. degree from Willamette University School of Law.

  Richard C. Blum. Mr. Blum has been a Director of CBC since 1993. He is the Chairman and President of Richard C. Blum & Associates, Inc., a merchant banking firm he founded in 1975. Mr. Blum is a member of the Board of Directors of National Education Corporation; Sumitomo Bank of California; Triad Systems Corporation; Northwest Airlines Corporation; and URS Corporation. Mr. Blum also serves as Vice Chairman of URS Corporation. Mr. Blum holds a B.A. from the University of California, Berkeley, a graduate degree from the University of Vienna and an M.B.A. degree from the University of California, Berkeley.

  Daniel A. D'Aniello. Mr. D'Aniello has been a Director of CBC since 1989. He has served as Managing Director of The Carlyle Group, a merchant banking firm since May 1987. From August 1986 through April 1987, Mr. D'Aniello was Vice President--Finance and Development of Marriott Inflite Services, Inc., a subsidiary of Marriott Corp. Mr. D'Aniello is Chairman of the Board of Directors of GTS Duratek, Inc. Mr. D'Aniello holds a B.S. degree from Syracuse University and an M.B.A. from the Harvard University Graduate School of Business.

  Hiroaki Hoshino. Mr. Hoshino has been a Director of CBC since 1992. Previously, he served as Senior Vice President, Treasurer and Chief Financial Officer of Kajima International, Inc. from April 1987 to March 1990 and as Senior Vice President and Chief Financial Officer of that company from April 1990 to March 1991.

From April 1991 to March 1993, he served as Executive Vice President and Chief Financial Officer of Kajima International Inc. Since April 1991, he has served as the Chief Financial Officer and since April 1993 he has been Executive Vice President and Chief Financial Officer of Kajima U.S.A., Inc. From September 1992 to April 1996, he was Executive Vice President, Chief Financial Officer and Director of Kajima Capital of America, Inc. Since April 1996 he has been President, Chief Executive Officer, Chief Financial Officer and Director of Kajima Capital of America, Inc. Mr. Hoshino holds a B.A. degree from Gakushuin University.

  Takayuki Kohri. Mr. Kohri has been a Director of CBC since 1989. Previously, he was Assistant Manager of Sumitomo Real Estate Sales in Japan from 1984 to August 1988. From August 1988 to July 1993, he was an Executive Vice President of Sumitomo Real Estate Sales L.A., Inc. Since July 1993, he has been Deputy Manager of Sumitomo Real Estate Sales Japan, a real estate sales and development firm. Mr. Kohri holds a B.A. degree in Economics from Keio University.

  Paul C. Leach. Mr. Leach has been a Director of CBC since August 1996. Since its founding in 1991, Mr. Leach has served as president of Paul Leach & Company, a private investment banking firm in San Francisco which specializes in international and domestic acquisitions and investments. He is also Managing Director of The Lone Cypress Company, the owner of Pebble Beach Company. From 1988 through 1991, Mr. Leach was a senior manager and partner in the international merger and acquisition group at Deloitte & Touche. Prior to 1988, he held several positions in San Francisco, including serving as a partner with both Osterweis Capital Management and Centennial Petroleum Company and manager of corporate development for Natomas Company. From 1975 through 1977, Mr. Leach served as associate director of the Domestic Council Staff at the White House during the Ford Administration. Mr. Leach holds an A.B. degree from Dartmouth College and M.B.A. and J.D. degrees from Stanford Graduate School of Business and Stanford Law School, respectively.

  Frederic V. Malek. Mr. Malek has been a Director of CBC since 1989. He has served as Chairman of Thayer Capital Partners, a merchant banking firm he founded since 1993. He was President of Marriott Hotels and Resorts from 1981 through 1988 and was Executive Vice President of Marriott Corp. from 1978 through 1988. He was Senior Advisor to The Carlyle Group, a merchant banking firm, from November 1988 through December 1991. From September 1989 through June 1990, he was President of Northwest Airlines and from June 1990 until December 1991 he served as Vice Chairman of Northwest Airlines. From December 1991 through November 1992, Mr. Malek served as Campaign Manager for the 1992 Bush/Quayle presidential campaign. He also serves on the Board of Directors of American Management Systems, Inc.; Automatic Data Processing Corp.; Choice Hotels International, Inc.; FPL Group Inc.; Manor Care, Inc.; National Education Corp.; Northwest Airlines Corporation; and Paine Webber Funds. Mr. Malek holds a B.S. degree from the United States Military Academy at West Point and an M.B.A. degree from the Harvard University Graduate School of Business.

  Peter V. Ueberroth. Mr. Ueberroth has been a Director of CBC since 1989. Since 1989, he has been an investor and Managing Director of Contrarian Group, Inc., a business management company. From 1984 through 1989, he was the Commissioner of Major League Baseball in the United States. Mr. Ueberroth is a member of the Board of Directors of The Coca Cola Company; Ambassadors International, Inc.; Doubletree Hotels Corp; and Transamerica Corporation.

  Gary L. Wilson. Mr. Wilson has been a Director of CBC since 1989. Since 1991, he has been Co-Chairman of Northwest Airlines, Inc., Northwest Airlines Corporation and NWA, Inc. From 1985 until January 1990, Mr. Wilson was an Executive Vice President and Chief Financial Officer and Director for The Walt Disney Company and remains a Director of The Walt Disney Company. Mr. Wilson also serves on the Board of Directors of On Command Corporation and Veritas Holdings GmbH. From 1974 until 1985, he was Executive Vice President and Chief Financial Officer of Marriott Corporation. Mr. Wilson holds a B.A. degree from Duke University and an M.B.A. from the Wharton Graduate School of Business and Commerce at the University of Pennsylvania.

  Frank C. Carlucci and Richard A. Pogue have resigned as directors of CBC.

  All directors are elected to hold office until the next annual meeting of stockholders of CBC and until their successors have been elected. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the directors or executive officers of CBC.

BOARD COMMITTEES; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  There are currently five committees of the CBC Board: an Executive Committee, a Compensation Committee, an Audit Committee, an
Acquisition/Investment Committee and a Corporate Governance Committee.

  The Executive Committee has four members--Messrs. Didion, Beban, Haeckel and Stafford, however, only two members of such Committee vote, Messrs. Didion and Beban. The Executive Committee acts on behalf of the Board when the Board is not in session.

  The Compensation Committee members are Messrs. Blum, Malek, Ueberroth and Wilson. The Compensation Committee determines the salaries of the Chairman and Chief Executive Officer and, upon the recommendation of the Chief Executive Officer, the salaries and incentive compensation of the President and the Chief Financial Officer. The Compensation Committee also authorizes the adoption of employee benefit plans (other than plans which involve more than 250,000 shares of CBC Common) and makes grants of stock options, restricted stock awards and all other stock related incentive compensation awards to employees and directors pursuant to plans adopted by CBC. Outside directors comprise all of the members of the Compensation Committee.

  The members of the Audit Committee are Messrs. Anderson, D'Aniello and Leach, who are outside directors of CBC. The purpose of the Audit Committee is to recommend a firm of independent public accountants to be appointed by the CBC Board subject to stockholder ratification, review CBC's annual consolidated financial statements and consult with the representatives of the independent public accountants and the Chief Financial Officer and Principal Accounting Officer with regard to the adequacy of internal controls.

  The Acquisition/Investment Committee members are Messrs. Blum, Didion, Malek, Ueberroth and Wilson. The purpose of the Acquisition/Investment Committee is to authorize the undertaking by CBC of definitive negotiations with respect to any acquisition or investment that contemplates the issuance of any class of CBC's stock up to $25 million or the aggregate cost of which is $10 million or more but not more than $25 million. Acquisitions with a cost of over $25 million require approval of the CBC Board. Cost includes the purchase price of the acquisition plus any long-term indebtedness assumed.

  In December 1996, the CBC Board approved the establishment of a Corporate Governance Committee, which is composed of three members. The Committee did not meet in 1996. The members of the Corporate Governance Committee are Messrs. Anderson, Leach and Malek. The purpose of the Corporate Governance Committee is to oversee matters related to corporate governance, including the process of nominating directors for election and to nominate directors for election. The Corporate Governance Committee will consider nominees recommended by stockholders but has not yet established procedures for stockholders to follow in submitting recommendations.

DIRECTOR'S FEES

  Each of the directors of CBC who is not also an executive officer is entitled to receive a fee of $2,500 for attendance at each meeting of the CBC Board, $2,500 for attendance at each meeting of a board committee which does not coincide with a CBC Board meeting and an annual retainer of $15,000. No director received compensation from CBC for services as a director in excess of $27,500 in 1996. Non-employee directors are reimbursed for their expenses for each meeting attended. In 1993, below market options were granted to certain non-employee directors in partial payment of directors' fees. In October 1996, the Compensation Committee (Messrs. Blum, Ueberroth and Wilson abstaining) granted each of Messrs. Blum, Ueberroth and Wilson a 10,000 share stock option under CBC's 1991 Service Providers Stock Option Plan exercisable at the initial public offering price of $20.00 per share and vesting over three years. CBC is considering, as part of the 1991 Service Providers Stock Option Plan, the adoption of a longer term stock option program for its independent directors.

CBC DIRECTORS AND EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth information concerning the compensation of CBC's chief executive officer and CBC's four most highly compensated executive officers for the three years ended December 31, 1996.

                                                                         LONG TERM
                                        ANNUAL COMPENSATION            COMPENSATION
                                 --------------------------------- -----------------------
                                                                                SECURITIES
                                                        OTHER      RESTRICTED   UNDERLYING
   NAME AND PRINCIPAL                                  ANNUAL        STOCK        STOCK       ALL OTHER
        POSITION         YEAR     SALARY  BONUS(1) COMPENSATION(2)   AWARDS      OPTIONS   COMPENSATION(3)
   ------------------    ----    -------- -------- --------------- ----------   ---------- ---------------
James J. Didion......... 1996    $400,000 $574,678     $   --       $       (4)      --        $1,262
 Chairman of the         1995     390,000  279,160      51,212           --          --         1,520
 Board and Chief         1994     390,000  300,000      82,005           --          --         1,105
 Executive Officer
Gary J. Beban........... 1996    $325,000 $503,156         --               (4)      --         1,262
 President               1995     300,000  190,527         --            --          --         1,520
                         1994     300,000  236,118         --            --       10,000          273
Walter V. Stafford...... 1996    $300,000 $359,798         --               (4)      --           --
 Senior Executive        1995(5)  114,646  121,772         --        167,000(6)      --           --
 Vice President and      1994         --       --          --            --          --           --
 General Counsel
Thaddeus W. Jones....... 1996    $210,000 $309,826         --            --          --           --
 Senior Executive        1995     210,000  173,079         --            --          --           --
 Vice President          1994     210,000  177,259         --            --       20,000          --
 Senior Executive
 Director--CBC/Madison
 Advisory Group
George J. Kallis........ 1996    $200,000 $294,835         --               (4)      --           567
 Senior Executive        1995     200,000  153,538       8,770           --          --           --
 Vice President--        1994     200,000  177,944      10,129        32,500(6)      --           747
 Brokerage

--------
(1) Bonus for each year is paid in the first quarter of the following year. Pursuant to CBC's Deferred Compensation Plan, Mr. Didion elected to defer his entire bonuses in 1994, 1995 and 1996, Mr. Stafford elected to defer a substantial portion of his bonuses in 1995 and 1996, and Mr. Kallis elected to defer all or a substantial portion of his bonuses in 1994, 1995 and 1996. A substantial portion of such deferred amounts will be invested in shares of CBC Common.

(2) With respect to bonuses payable for 1994 and 1995, under CBC's Deferred Compensation Plan, an individual who elected to defer any of such bonus for investment in shares of CBC's Common was credited with such shares based on the appraised value of the shares at the time the election to defer was made. The amounts shown represent the difference between the aggregate appraised value of such shares at the time the bonus was paid and the aggregate appraised value of such shares at the time the election to defer was made. The amounts shown relate to bonuses payable in the first quarter of the following year.

(3) Consists of each individual's allocable share of profit sharing contributions in the form of shares of CBC Common made by CBC to CBC's Capital Accumulation Plan, based on the value of the stock at the time of contribution based on the appraised or market value of CBC Common.

(4) Pursuant to CBC's Equity Incentive Plan, a restricted stock purchase plan, in 1996 shares of CBC Common were purchased by such individual for a purchase price of $10 per share (the appraised value of the CBC Common at the time of such purchase), which was paid by delivery of a full recourse promissory note. The notes bear interest at the rate of 6.84% per annum which may be forgiven if the executive's performance produces a high enough level of bonus (approximately $7,500 in interest is forgiven for each $10,000 of bonus). The aggregate number and value of such shares held by the individuals named above as of December 31, 1996 (based on the last reported sale price of the Common Stock on such date as reported by The Nasdaq Stock Market, which was $20.00) and net of the purchase price of such shares was as follows: Mr. Didion--175,027 ($1,750,270); Mr. Beban--53,910 ($539,100);
   Mr. Stafford--70,750 ($707,500); and Mr. Kallis--42,750 ($427,500). The
   shares vest at the rate of 5 percent per quarter commencing December 31, 1995. As a result of bonuses paid in 1997 for 1996, all interest on the various promissory notes for 1996 was forgiven.

(5) Mr. Stafford's employment by CBC commenced in July 1995.

(6) Represents the appraised value of restricted stock awards at the date of grant. The aggregate number of shares and value of restricted stock (excluding stock issued pursuant to CBC's Equity Incentive Plan and stock issued in prior years and no longer subject to any specified vesting period) held by the individuals named above as of March 31, 1997 (based on the last reported sale price of the CBC Common on such date as reported by The Nasdaq Stock Market) was as follows: Mr. Kallis--5,000 ($100,000); and Mr. Stafford--20,000 ($400,000). The shares awarded to Mr. Stafford vest at the rate of 20 percent per year. Shares of restricted stock issued in prior years that are no longer subject to vesting are included in the table under "Principal Stockholders" above. The holders of shares of restricted stock are entitled to receive dividends on such shares to the extent dividends are paid on the CBC Common.

  At a meeting of the CBC Board held on May 20, 1997, the CBC Board authorized the compensation committee to negotiate an employment agreement containing a compensation program for Mr. Didion effective January 1, 1997 which includes
(i) a salary increase of $100,000 to $500,000, (ii) an annual bonus of between 0 and 200% of salary based upon CBC's achieving the EBITDA target designated by the Compensation Committee of the CBC Board, which for 1997 is $68.1 million (with the bonus subject to a reduction of up to 25% based upon an individual performance assessment by the Compensation Committee) and (iii) an option grant for 200,000 shares of CBC Common at their fair market value on the day of grant. Subsequent to the Board Meeting, the Compensation Committee granted Mr. Didion a stock option for 200,000 shares which vests at the rate of approximately 3.23% per month. The option price is $21.50, the fair value on the date of grant. On May 23, 1997, the Company and Mr. Didion entered into an employment agreement containing the compensation program described above. In addition, the employment agreement provides that if Mr. Didion is terminated without cause, his 200,000 share stock option fully vests and he is entitled to a lump sum payment equal to approximately 2.7 times his annual salary. If such a termination occurs during the twelve month period following a change of control of the Company, the severance amount is subject to reduction for any amounts Mr. Didion earns for services rendered to the Company during the two year period following such termination and also is subject to reduction to the level necessary to avoid the excise tax imposed by
Section 4999 of the Code.

  Fiscal Year End Option Values. The following table sets forth information concerning unexercised options held as of December 31, 1996 by the persons named in the table under "Summary Compensation Table" above. No options have been exercised by any of such persons.

                               NUMBER OF SECURITIES            VALUE OF
                                    UNDERLYING         UNEXERCISED IN-THE-MONEY
                              UNEXERCISED OPTIONS AT          OPTIONS AT
                                 DECEMBER 31, 1996         DECEMBER 31, 1996
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
James J. Didion.............   75,000            0      $750,000          --
Gary J. Beban...............   65,000        5,000       650,000     $ 50,000
Walter V. Stafford..........        0            0           --           --
Thaddeus W. Jones...........   30,000       10,000       300,000      100,000
George J. Kallis............   40,000            0       400,000          --

 Board Compensation Committee Report on Executive Compensation

  CBC's policies relating to compensation of its executive officers and other senior executives are intended to provide incentives to attract, retain and reward executives in order to enhance CBC's profitability and performance. This goal is achieved in part by materially linking each individual executive's compensation with the results achieved by such executive.

  Compensation of each of the named executive officers as well as other senior executives consists of a base salary and annual incentive compensation. Base salaries are generally below competitive levels as CBC relies significantly on annual and longer term incentive compensation to attract, retain and motivate senior managers.

  Annual incentive compensation, which is generally paid in cash, is tied to CBC's financial performance and the results achieved by each individual executive in the preceding fiscal year. The annual incentive compensation actually paid to each executive is based on CBC's level of financial performance and the executive's achievement of individual performance goals established at the beginning of the year. Performance goals range from specific financial goals (such as sales growth, margin improvement or cost reductions) to strategic goals (such as increased market share, new product development and innovation and cross-selling) to management goals (such as productivity and quality improvement and personnel matters). Specific weighing is assigned to each identified goal. At the end of the year, performance of these goals is determined on an arithmetic scale with the pre-established weighing.

  The Chief Executive Officer's annual incentive compensation, like that of other executives, is tied to CBC's financial performance and the results achieved by the Chief Executive Officer as evaluated by the Compensation Committee. The Chief Executive Officer's annual incentive compensation for 1996 was based on the significant improvement in CBC's operating results in 1996 over 1995. Income before interest taxes, depreciation and amortization increased to $62.0 million from $41.5 million in 1995, and CBC had net income in 1996 of $24.2 million (excluding the effect of recorded tax benefits related to projected future taxable income for 1996) compared to net income in 1995 of $7.4 million. In the future the Chief Executive Officer's annual incentive compensation will be dependent upon achieving an EBITDA target agreed upon for each year as follows:

      PERCENTAGE OF                                                 INCENTIVE AS
     EBITDA TARGET                                                  A PERCENTAGE
        ACHIEVED                                                     OF SALARY
     --------------                                                 ------------
     Less than 90%.................................................       0
       90%.........................................................      25%
       100%........................................................      75%
       110%........................................................     100%
       120%........................................................     125%
       130%........................................................     150%
       140%........................................................     200%

  The Chief Executive Officer's Annual incentive for any year may be reduced by the Compensation Committee by up to 25% if he fails to meet specific personal goals established by the Committee for that year.

  Executive officers and other senior officers are also provided longer term incentive compensation through grants of restricted stock awards and stock options which vest over time. The Compensation Committee believes that stock option grants provide an incentive to senior management to view CBC from the perspective of equity shareholders because such options provide value to the recipient only when the value of CBC's stock increases above the grant price of the options. Grants of restricted stock provide the same incentive. In determining the grants of and recommendations of grants of restricted stock and stock options to individual executives (other than to the Chief Executive Officer), the Chief Executive Officer considers, among other things, the level of responsibility and contribution and anticipated performance requirements of each individual.

  In 1996 the Compensation Committee of the CBC Board adopted the 1996 Equity Incentive Plan (the "Equity Incentive Plan") and the CBC Board reserved 550,000 shares of CBC Common for issuance thereunder.

The purpose of the plan is to offer selected senior executives an opportunity to acquire a proprietary interest in the success of CBC, or to increase such interest, by purchasing shares of CBC Common. In 1996 an aggregate of 510,906 shares were sold to senior executives for a purchase price equal to $10 per share. See Note 6 to "Executive Compensation--Summary Compensation Table" above.

  In 1993 the Internal Revenue Code was amended to eliminate the deduction for compensation in excess of $1 million per year paid to the chief executive officer and the four top-paid executive officers of public reporting companies. CBC currently does not intend to limit compensation to its executive officers because of limits on deductions under the Internal Revenue Code.

  The Compensation Committee believes that its actions are, and have been, consistent with CBC's policies as noted above and in the best interests of CBC's stockholders.

  The foregoing report has been furnished by Messrs. Blum, Malek, Ueberroth and Wilson. The Compensation Committee is appointed by the CBC Board and consists of outside, independent directors.

  Stock Performance Graph. Set forth below is a graph comparing the yearly percentage change in the cumulative total stockholder return on CBC Common with the cumulative total stockholder return of (i) the Nasdaq Market Index and (ii) a peer group index consisting of the common stock of Grubb & Ellis Co., a commercial real estate brokerage company traded on the New York Stock Exchange, for the period from December 31, 1991 through December 31, 1996. Cumulative total stockholder return consists of change in stock price and cumulative dividends, assuming dividend reinvestment. The amount used for the stock price of CBC Common for periods prior to November 26, 1996 when CBC Common commenced trading on Nasdaq National Market is the appraised value for purposes of CBC's Capital Accumulation Plan of CBC's Class B-2 Common Stock (which converted into CBC Common on a one-for-one basis on December 2, 1996). The appraised value reflected a discount applied by the outside appraisal firm due to CBC's stock not being publicly traded and being subject to numerous restrictions on transfer. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of CBC's stock.

                COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
   AMONG CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC., NASDAQ STOCK MARKET
                   (U.S.) AND S & P FINANCIAL (DIVERSIFIED)

                      [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           CB COML REAL       NASDAQ STOCK    S & P FINANCIAL
(Fiscal Year Covered)        ESTATE SVCS GRP    MARKET (U.S.)   (DIVERSIFIED)
-------------------          ----------------   -------------   ---------------
FYE   11/96                  $100                $100           $100
FYE   12/96                  $105                $106           $106

--------
* $100 invested on November 26, 1996 in stock or on October 31, 1996 in index--including reinvestment of dividends. Fiscal year ending December 31.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

  The CBC Certificate limits the liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be limited under the Delaware General Corporation Law ("Delaware Law"). Delaware Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders, for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of their duty of loyalty to CBC or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided
Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  CBC's Certificate also provides that CBC shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law. CBC has entered into separate indemnification agreements with its directors that could require CBC, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. CBC believes that the limitation of liability provision in its Certificate of Incorporation and the indemnification agreements will facilitate CBC's ability to continue to attract and retain qualified individuals to serve as directors and officers of CBC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On May 23, 1997, the Company and Mr. Didion entered into an employment agreement which provides for (i) an annual salary of $500,000, (ii) an annual bonus of between 0 and 200% of such salary based on CBC's achieving the EBITDA target designated by the Compensation Committee of the CBC Board, which for 1997 is $68.1 million (with the bonus subject to a reduction of up to 25% based upon an individual performance assessment by the Compensation Committee) and (iii) an option grant for 200,000 shares of CBC Common at an exercise price of $21.50 (the fair market value on the date of grant), which vests at the rate of approximately 3.23% per month. In addition, the employment agreement provides that if Mr. Didion is terminated without cause, his 200,000 share stock option fully vests and he is entitled to a lump sum payment equal to approximately 2.7 times his annual salary. If such a termination occurs during the twelve month period following a change of control of the Company, the severance amount is subject to reduction for any amounts Mr. Didion earns for services rendered to the Company during the two year period following such termination and also is subject to reduction to the level necessary to avoid the excise tax imposed by Section 4999 of the Code.

  Mr. Clotfelter, a director of CBC and president of Westmark, owns 85% of the stock of Prescott, Inc. ("Prescott"), a property management company based in Seattle, Washington. In 1994, CBC completed the acquisition of certain assets of Prescott, which consisted of property management agreements, for an aggregate purchase price of $175,000. In connection with the acquisition of assets from Prescott, in 1994 Mr. Clotfelter incurred indebtedness to CBC in an aggregate principal amount of $106,000. The indebtedness bore interest at nine percent, which was determined under CBC's policies for employee loans, and the largest amount outstanding at any time (including principal and interest) was $109,000. The loan was paid in full as of March 20, 1996.

  In February 1995, CBC retained the law firm of McDermott, Will & Emery, to which Mr. Anderson, a director of CBC, is counsel, to provide services to CBC consisting of legal counsel in connection with CBC's activities with certain federal agencies.

  In connection with CBC's acquisition of L.J. Melody CBC entered into an Employment Agreement, dated as of July 1, 1996 ("Melody Employment Agreement"), pursuant to which CBC agreed to employ Mr. Melody as President and Chief Executive Officer of L.J. Melody through June 30, 2001. Pursuant to the Melody Employment Agreement, Mr. Melody is entitled to receive (a) a base salary of $26,000 per month and (b) incentive compensation equal to 10% of L.J. Melody's annual pre-tax net income, after deducting certain costs and expenses relating to employee benefits, interest on working capital, allocation of overhead and other items provided by CBC. Total incentive compensation payments to Mr. Melody in 1996 were $198,844.

  Pursuant to CBC's Equity Incentive Plan, a restricted stock purchase plan, in 1996 shares of CBC Common were purchased by the executive officers and Directors named below for a purchase price of $10 per share (the appraised value of the Common Stock at the time of such purchase), which was paid by delivery of a full recourse promissory note. The notes bear interest at the rate of 6.84% per annum which may be forgiven if the executive's performance produces a high enough level of bonus (approximately $7,500 in interest is forgiven for each $10,000 of bonus). The aggregate number of shares purchased and the amount of the promissory note delivered by the following individuals were: Mr. Beban--53,910 ($539,100); Mr. Clotfelter--33,750 ($337,500); Mr.
Didion--175,027 ($1,750,270); Mr. Kallis--42,750 ($427,500); Mr. Stafford--
70,750 ($707,500); and Mr. Stanfill--54,383 ($543,830). As a result of bonuses paid in 1997 for 1996 all interest accrued in 1996 on the various promissory notes was forgiven. In each case, the original principal amount of the promissory note is equal to the highest amount which was outstanding during 1996 and is also equal to the amount currently outstanding under each such note.

  Richard C. Blum & Associates, Inc., of which Mr. Blum, a director of CBC, is Chairman and President, and CBC have tentatively agreed to form a joint venture to opportunistically acquire and develop property on behalf of mutual clients. The specifics of any venture are still to be determined.

  CBC and CB Group have entered into Indemnity Agreements with each of their present directors, some of whom are also officers of CBC.

  For information concerning indemnification of directors and officers of CBC, see "--Limitation of Liability and Indemnification Matters."

CBC'S CREDIT AGREEMENTS

  The following summary is a description of certain provisions of CBC's Senior Secured Credit Agreement and Senior Subordinated Credit Agreement that are currently in effect. Such summary does not purport to be complete and is qualified in its entirety by all of the provisions of such agreements.

 Senior Secured Debt Repayment and Amendments

  Approximately $52.8 million of indebtedness ("Term Debt"), including $18.0 million of indebtedness secured by certain mortgages (the "Mortgage Debt"), is outstanding under CBC's Senior Secured Credit Agreement. The Senior Secured Credit Agreement also provides for a $20 million revolving credit facility ("Revolving Credit Facility A") of which approximately $19.4 million is currently outstanding including letters of credit and, effective with the KRES Merger an additional $50 million revolving credit facility ("Revolving Credit Facility B"). Prior to the KRES Merger the maximum limit under Revolving Credit Facility B is $10 million. No indebtedness is outstanding under Revolving Credit Facility B. In November 1996, the Senior Secured Credit Agreement was amended to contain substantially the terms and conditions described below. All indebtedness outstanding under the Senior Secured Credit Agreement other than that outstanding under Revolving Credit Facility B bears interest at a rate equal to, at CBC's option, LIBOR plus 250 basis points or the prime rate plus 150 basis points. Amounts outstanding on Revolving Credit Facility B bears interest at a rate equal to, at CBC's option, LIBOR plus 300 basis points or the prime rate plus 200 basis points. Principal payments on the Term Debt of $2.625 million each are due quarterly with final payment of $5.5 million on December 31, 2001. The availability period of Revolving Credit Facility A ends December 31, 2001. Revolving Credit Facility B was converted into a facility that can be used for acquisitions. Effective as of the closing of the Merger there will be $50 million available under Revolving Credit Facility B, approximately $45 million of which will be used to pay off KRES bank indebtedness. Amounts borrowed for this purpose must be repaid within 6 months of the closing. Principal payments on amounts outstanding under such facility will be paid quarterly at the rate of 5% of the outstanding balance but the entire principal amount becomes due and payable six months after the closing of the KRES acquisition.

  Subject to certain exceptions and limitations, CBC is obligated to make prepayments in respect of indebtedness outstanding under the Senior Secured Credit Agreement equal to (a) 100% of the net cash proceeds from any sale or other disposition of assets resulting in aggregate consideration in excess of $1 million in any twelve-month period, or (b) 25% of the net cash proceeds from a sale of CBC's capital stock. In general, prepayments are applied first to Term Debt (other than the Mortgage Debt) and then to indebtedness outstanding under Revolving Credit Facility A and Revolving Credit Facility B, pro rata according to the respective principal amounts then outstanding thereunder, and then to the Mortgage Debt. A prepayment required to be made as a result of the sale of real property which secures the Mortgage Debt is applied, first, to Mortgage Debt, next to other Term Debt, and, finally, to indebtedness outstanding under Revolving Credit Facility A and Revolving Credit Facility B, pro rata according to the respective principal amounts then outstanding thereunder. All of the foregoing prepayments in respect of Revolving Credit Facility A and Revolving Credit Facility B permanently reduce the amount available under the respective revolving credit facility by the amount of the prepayment.

  The obligations of CBC under the Senior Secured Credit Agreement are secured by substantially all of the assets of CBC and its subsidiaries, including cash, accounts receivable, equipment, intellectual property, and real property as well as the stock of certain of CBC's subsidiaries.

  The Senior Secured Credit Agreement, as amended, contains certain financial tests which CBC is obligated to satisfy. These tests include a leverage ratio, an interest coverage ratio, a fixed charges coverage ratio, and a senior loan debt service coverage ratio. The Senior Secured Credit Agreement also contains a number of affirmative and negative covenants covering such matters as maintenance of corporate existence, payment of taxes, maintenance of properties, maintenance of insurance, the granting or existence of certain liens, incurrence of additional indebtedness, payment of dividends, investments, capital expenditures, sales or other dispositions of property, payments in respect of subordinated debt, and compliance with ERISA.

  The financial and other covenants in the Senior Secured Credit Agreement may prevent CBC from carrying out a transaction or taking other action otherwise determined by the Board of Directors to be in CBC's best interests. For example, the covenant regarding limitations on incurrence of indebtedness or regarding limitations on liens may preclude CBC and its subsidiaries from making an acquisition (whether by merger or in some other form). Although CBC would intend to seek a waiver or modification of these covenants under appropriate circumstances, there can be no assurance that CBC will be able to obtain such a waiver or modification upon terms and conditions acceptable to CBC on a timely basis, or at all. As a result, the covenants in the Senior Secured Credit Agreement may effectively preclude CBC from pursuing its strategy of growth through acquisitions or delay CBC's ability to carry out that strategy.

  The Senior Secured Credit Agreement contains a number of events of default (each an "Event of Default"), including, without limitation, failure to make required payments or prepayments of principal or interest, breach of covenant, breach of a representation or warranty in a material respect, default in respect of other indebtedness in excess of $500,000, insolvency of CBC or any of its subsidiaries, failure to discharge or pay or obtain a stay in respect of a judgment in excess of $100,000, certain events relating to ERISA involving a liability or payment in excess of $100,000, a change of control, as defined below, and a material adverse change in the business, assets, prospects, results of operation or the financial condition of CBC or of CBC and its subsidiaries taken as a whole. Change of control is defined under the Senior Secured Credit Agreement as (i) the acquisition, by any person (other than CBC's Capital Accumulation Plan), of more than 25% of the total voting power of all classes of CBC's equity securities (excluding the acquisition by the Underwriters of Common Stock in the Offering) or (ii) a change in the board of directors of CBC such that board members at the beginning of any one-year period no longer constitute a majority of the board at the end of such period, or (iii) CBC ceases to own 100% of the outstanding common stock of CBC's primary operating subsidiary. Upon the occurrence of an Event of Default (other than an Event of Default relating to insolvency), the lenders under the Senior Secured Credit Agreement have the right, in addition to other available remedies, to terminate the revolving credit facilities, to declare all indebtedness outstanding thereunder immediately due and payable, and to thereafter pursue applicable remedies against any and all collateral securing payment of such indebtedness.

 Senior Subordinated Debt Amendments

  Approximately $65.9 million of indebtedness is outstanding under CBC's Senior Subordinated Credit Agreement. The Senior Subordinated Credit Agreement was also amended and restated in November of 1996. As so amended such credit agreement contains financial and other covenants and events of default no more restrictive than those under the Senior Secured Credit Agreement. Interest on the senior subordinated debt is LIBOR plus 125 basis points from January 1, 1997 through December 31, 1998, LIBOR plus 200 basis points during 1999, LIBOR plus 300 basis points during 2000 and LIBOR plus 400 basis points during 2001 and beyond. Interest in excess of LIBOR plus 125 basis points is deferred and added to principal until the final maturity date. The principal outstanding under the Senior Subordinated Credit Agreement is due and payable in full on July 23, 2002 and may not be prepaid while any amount is unpaid under the Senior Secured Credit Agreement.

REFINANCING OF SENIOR SECURED AND SENIOR SUBORDINATED DEBT

  CBC is in the process of refinancing its existing senior and subordinated debt (including debt related to the acquisition of L.J. Melody & Company and Westmark Realty Advisors) and expanding its revolver and acquisition facilities. However, there can be no assurance that the refinancing can be achieved.

                      SELECTED INFORMATION REGARDING KRES

OWNERSHIP OF KRES COMMON

  The following table sets forth certain information regarding beneficial ownership of KRES' Common as of May 31, 1997 by (i) each person (or group of affiliated persons) known by KRES to own beneficially more than 5% of KRES Common, (ii) each of KRES' directors, (iii) KRES' Chief Executive Officer and each other executive officer of KRES and (iv) KRES' directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and investment power with respect to all shares of KRES Common shown as beneficially owned by them, subject to community property laws where applicable.

                                                    SHARES OF COMMON
                                                STOCK BENEFICIALLY OWNED
                                                --------------------------------
                                                  NUMBER           PERCENTAGE
                                                --------------    --------------
   Freeman Spogli & Co. Incorporated(1)........      4,383,630            65.6%
    Bradford M. Freeman
    Ronald P. Spogli
    J. Frederick Simmons
    Jon D. Ralph(2)
   The Koll Holding Company(3).................        946,037            14.2%
    Donald M. Koll
   Apollo Real Estate Advisors, L.P.(4)........      1,103,926            16.5%
   Raymond E. Wirta............................        672,000(5)         10.1%
   William S. Rothe, Jr........................        148,800(6)          2.2%
   Richard S. Abraham..........................         17,000(7)            *
   Richard G. Wollack..........................         14,000(8)            *
   W. Edward Scheetz...........................            --              --
   All directors and executive officers as a
    group
    (10 persons)...............................      6,512,593(9)         97.0%

--------
 * Less than 1%

(1) 4,223,852 shares and 159,778 shares of KRES Common are owned by FS Equity Partners III, L.P. ("FSEP III") and FS Equity Partners International, L.P. ("FSEP International, and collectively with FSEP III, "FS"), respectively. As general partner of FS Capital Partners, L.P. ("FS Capital"), which is general partner of FSEP III, FS Holdings, Inc. ("FSHI") has the sole power to vote and dispose of the shares owned by FSEP III. As general partner of FS&Co. International, L.P. ("FS&Co. International"), which is the general partner of FSEP International, FS International Holdings Limited
    ("FS International Holdings") has the sole power to vote and dispose of the shares owned by FSEP International. Messrs. Freeman, Spogli and Simmons and William M. Wardlaw, John M. Roth and Charles P. Rullman are the sole directors, officers and shareholders of FSHI and FS International Holdings, and as such may be deemed to be the beneficial owners of the shares of KRES' capital stock owned by FSEP III and FSEP International. Does not include shares subject to the Safeco Option described in footnote 3 below. The business address of FSEP III, FS Capital, FSHI and its sole directors, officers and shareholders is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025 and the business address of FSEP International, FS&Co. International and FS International Holdings is c/o Paget-Brown & Company, Ltd., West Winds Building, Third Floor, Grand Cayman, Cayman Islands, B.W.I.

(2) Mr. Ralph is an employee of an affiliate of Freeman Spogli & Co.
    Incorporated.

(3) The Koll Holding Company ("KHC") is a wholly-owned subsidiary of The Koll Company, which is wholly-owned by The Koll Company Stock Trust, of which Mr. Koll is the trustee and Mr. Koll and Dorothy B. Koll are its co-trustors and sole beneficiaries. 772,800 of such shares are subject to a pledge in favor of Safeco Insurance Company of America ("Safeco") pursuant to a Pledge Agreement dated

   November 13, 1995, as amended, by and among The Koll Company, KHC, Safeco and Mr. Wirta (the "Safeco Pledge Agreement"). The shares of KRES Common owned by KHC, other than shares subject to an option in favor of Mr. Rothe, are currently subject to an option for 60 days following May 11, 1997 (the "Safeco Option") in favor of FS and Apollo, which may be exercised to cause the termination of the Safeco Pledge Agreement. In addition, 672,000 of these shares are subject to an option in favor of Mr. Wirta and 100,800 of these shares are subject to an option in favor of Mr. Rothe. The business address of KHC, The Koll Company, The Koll Company Stock Trust and Mr. and Mrs. Koll is 4343 Von Karman Avenue, Newport Beach, California 92660.

(4) 824,525 shares and 279,401 shares of KRES Common are owned by AP KMS Partners, L.P. ("AP KMS Partners") and AP KMS II, LLC ("AP KMS II," and collectively with AP KMS Partners, "Apollo") respectively. As general partner of AP-GP KMS Partners, L.P., which is general partner of AP KMS Partners, AP KMS Acquisition Corporation has the sole power to vote and dispose of the shares owned by AP KMS Partners. As general partner of Apollo Real Estate Advisors II, L.P. ("AREA II"), which is general partner of Apollo Real Estate Investment Fund II, L.P. ("AREIF II"), which is a member of AP KMS II, Apollo Real Estate Capital Advisors, II, Inc. ("ARECA II") has the sole power to vote and dispose of the shares owned by AP KMS
    II. Does not include shares subject to the Safeco Option. The business address of AP KMS Partners, AP-GP KMS Partners, L.P., AP KMS Acquisition Corporation, AP KMS II, AREIF II, AREA II and ARECA II is 1301 Avenue of the Americas, 38th Floor, New York, New York 10019.

(5) These shares may be acquired upon exercise of a presently-exercisable stock option on outstanding shares held by KHC at an exercise price of $4.53 per share.

(6) Includes 100,800 shares which may be acquired upon exercise of a presently-exercisable stock option on outstanding shares held by KHC at an exercise price of $4.53 per share and 23,000 shares that may be acquired upon exercise of a presently-exercisable stock option with KRES at an exercise price of $10.00 per share.

(7) Includes 7,000 shares which may be acquired upon exercise of a presently-exercisable stock option with KRES at an exercise price of $12.00 per share.

(8) Includes 4,000 shares which may be acquired upon exercise of a presently-exercisable stock option with KRES at an exercise price of $10.00 per share.

(9) Includes 34,000 shares which may be acquired upon exercise of presently-exercisable stock options with KRES.

             COMPARISON OF RIGHTS OF STOCKHOLDERS OF CBC AND KRES

  The rights of CBC shareholders are governed by CBC's Certificate of Incorporation, its Bylaws (the "CBC Bylaws") and the Delaware General Corporation Law (the "DGCL"). The rights of KRES shareholders are governed by KRES's Certificate of Incorporation, its Bylaws (the "KRES Bylaws"), the Stockholders Agreement, and the DGCL. See, "PROPOSAL FOR NOMINATION AND ELECTION OF CBC DIRECTORS--Stockholders Agreement and Registration Rights Agreement." Following consummation of the Merger, the rights of holders of KRES Common who become holders of CBC Common will be governed by CBC's Certificate of Incorporation, the CBC Bylaws and the DGCL. The following is a summary of material differences between the rights of holders of CBC Common and the rights of holders of KRES Common under their respective Certificates of Incorporation and Bylaws. This comparison is qualified in its entirety by reference to CBC's Certificate of Incorporation, the CBC Bylaws, KRES's Certificate of Incorporation and the KRES Bylaws.

BOARD OF DIRECTORS

  KRES. The KRES Bylaws provide that the number of directors shall be fixed from time to time by resolution of the KRES Board. The current number of directors is fixed at seven (7).

  CBC. The CBC Bylaws provide that the number of directors shall be one or more, as determined from time to time by resolution of the CBC Board. The current number of directors authorized is nineteen (19), subject to consummation of the merger, if the merger is not consummated, the number of directors authorized shall be fifteen (15). There are currently fifteen (15) directors serving on the CBC Board.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

  KRES. The KRES Bylaws provide that a vacancy on the KRES Board may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though such majority is less than a quorum.

  CBC. The CBC Bylaws provide that a vacancy on the CBC Board relating to a director who is to be elected by all stockholders entitled to vote, may be filled by the affirmative vote of a majority of the remaining directors then in office, even though such majority is less than a quorum. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the CBC Certificate, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

AMENDMENT OF CERTIFICATE OF INCORPORATION

  KRES. Under the DGCL, an amendment to the Certificate of Incorporation generally requires the recommendation of the board of directors, the approval of a majority of all shares entitled to vote thereon, voting together as a single class and the approval of a majority of the outstanding stock of each class entitled to vote thereon.

  CBC. Under the DGCL, an amendment to the Certificate of Incorporation generally requires the recommendation of the board of directors, the approval of a majority of all shares entitled to vote thereon, voting together as a single class and the approval of a majority of the outstanding stock of each class entitled to vote thereon. In addition, the CBC Certificate provides that so long as any CBC Series A-1, CBC Series A-2 or CBC Series A-3 Preferred Stock remains outstanding, CBC shall not amend its certificate of incorporation so as to change the rights preferences or privileges of any series of CBC's Preferred Stock without the vote or written consent by the holders of a majority of the CBC A-1 Preferred, CBC A-2 Preferred and CBC A-3 Preferred, voting together as a single class.

VOTING RIGHTS

  KRES. Holders of KRES Common are entitled to one vote per share on all matters submitted to a vote of shareholders. KRES does not allow cumulative voting.

  CBC. Holders of CBC Common vote as a single class together with the holders of CBC A-1 Preferred and holders of CBC A-2 Preferred with respect to all matters submitted to a vote of shareholders. Holders of CBC A-1 Preferred have two votes per share and holders of CBC A-2 Preferred have one vote per share. CBC does not allow cumulative voting.

DIVIDENDS

  KRES. Holders of KRES Common receive dividends when, as and if declared by the KRES Board, subject to Section 170 of the DGCL.

  CBC. Holders of CBC Common receive dividends when, as and if declared by the CBC Board, subject to Section 170 of the DGCL and to the rights of the holders of CBC Preferred. Until all accrued and unpaid dividends on the CBC Preferred Stock shall have been paid or declared and set apart during any fiscal year, CBC may not pay or declare and set apart any dividends on CBC Common. Whenever any dividends are paid on the CBC Common, the holders of CBC Preferred are entitled to an amount per share equal to 60% of the amount per share paid on the CBC Common (such amount is any addition to any preference dividend due on the Preferred Stock in accordance with its terms).

LIQUIDATION

  KRES. Upon a liquidation, dissolution or winding up of KRES, after the payment of claims in accordance with the DGCL, the holders of KRES Common would be entitled to share pro rata in the remaining assets of KRES based on their respective shareholdings.

  CBC. Upon a liquidation, dissolution or winding up of CBC, after the payment of claims in accordance with the DGCL, (i) first, the holders of CBC Preferred shall be entitled to receive all accrued and unpaid dividends relating to the CBC Preferred (together with interest thereon), (ii) second, the holders of CBC Preferred and the holders of CBC Common shall each be entitled to receive an amount equal to $10.00 per share of Preferred Stock or Common as the case may be and (iii) finally any excess assets shall be distributed such that the holders of CBC Preferred receive an amount per share equal to 60% of the per share amount received by the holders of CBC Common.

                               APPRAISAL RIGHTS

  Holders of shares of KRES Common outstanding at the Effective Time are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, except as otherwise set forth in agreements binding upon any such holder. Section 262 is reprinted in its entirety as Annex 4 to this Joint Proxy Statement/Prospectus. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex 4. This discussion and Annex 4 should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights, if available, or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights, if available.

  A holder of KRES Common who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of
Section 262, who neither votes in favor of the Merger Agreement nor consents thereto in writing and who is not otherwise bound by an agreement preventing it from validly perfecting appraisal rights may be entitled to an appraisal by the Delaware Court of the fair value of its shares of KRES Common. Except as set forth herein, holders of KRES Common will not be entitled to appraisal rights in connection with the Merger. Stockholders of CBC will have no appraisal rights in connection with the Merger.

  Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the KRES Meeting, not less than 20 days prior to the meeting, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Joint Proxy Statement/Prospectus will constitute such notice to the holders of KRES Common.

  Holders of KRES Common who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to KRES prior to the vote by the holders of KRES Common on the Merger Agreement and the transactions contemplated thereby, including the Merger. In addition, certain holders of KRES Common may not be entitled to appraisal rights if they are bound by any agreement which restricts their ability to perfect such appraisal rights. Certain stockholders of KRES are parties to agreements in which they have agreed that, in the event FS sells all its shares of KRES Common, such holders shall sell their shares on the same terms and conditions. CBC and KRES reserve the right to assert that such stockholders have waived their appraisal rights.

  A holder of KRES Common who signs and returns a proxy without expressly directing by checking the applicable boxes on the proxy card enclosed herewith that its shares of KRES Common be voted against the proposal or that an abstention be registered with respect to its shares of KRES Common in connection with the proposal will effectively have thereby waived its appraisal rights as to those shares of KRES Common because, in the absence of express contrary instructions, such shares of KRES Common will be voted in favor of the proposal. See "THE MEETINGS--KRES Proxies." Accordingly, a holder of KRES Common who desires to perfect appraisal rights with respect to any of its shares of KRES Common must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the Merger Agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto. Merely failing to vote against the Merger will not constitute a waiver of appraisal rights, except as provided above. A demand for appraisal must be executed by or on behalf of the holder of record of KRES Common and must reasonably inform KRES of the identity of the holder of record of KRES Common and that such record holder intends thereby to demand appraisal of its shares of KRES Common. A person having a beneficial interest in shares of KRES Common that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of KRES Common are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of KRES Common are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

  A record owner, such as a broker, fiduciary or other nominee, who holds shares of KRES Common as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of KRES Common outstanding in the name of such record owner.

  A holder of KRES Common who elects to exercise appraisal rights, if available, should mail or deliver its written demand to: Koll Real Estate Services, 4343 Von Karman Avenue, Newport Beach, California, 92660, Attention:
Herbert L. Roth, Secretary.

  The written demand for appraisal should specify the holder's name and mailing address, the number of shares of KRES Common owned, and that the holder is thereby demanding appraisal of its shares. A proxy or vote against the Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the corporation surviving the Merger (the "Surviving Corporation") will provide notice of the Effective Time to all holders who have complied with Section 262.

  Within 120 days after the Effective Time, either the Surviving Corporation or any holder of KRES Common who has complied with the required conditions of
Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a holder of KRES Common, demanding a determination of the fair value of the shares of all dissenting holders of KRES Common. There is no present intent on the part of CBC to file an appraisal petition and holders of KRES Common seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of KRES Common who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If appraisal rights are available, within 120 days after the Effective Time, any holder of KRES Common who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of KRES Common not voting in favor of the Merger Agreement and with respect to which demands for appraisal were received by KRES and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation.

  If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which holders of KRES Common, if any, are entitled to appraisal rights. The Delaware Court may require the holders of KRES Common who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any holder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such holder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of KRES Common owned by such holders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."
Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

  Holders of KRES Common considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting holder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting holder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

  Any holder of KRES Common who has duly demanded appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to holders of KRES Common of record at a date prior to the Effective Time.

  At any time within 60 days after the Effective Time, any holder of KRES Common will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the KRES Stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, the rights of holders of KRES Common to appraisal will cease, and such holders will be entitled to receive the Merger consideration. Inasmuch as the Surviving Corporation has no obligation to file such a petition, and CBC has no present intention to do so, any holder of KRES Common who desires such a petition to be filed is advised to file it on a timely basis. Any holder of KRES Common may withdraw such holder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of its demand for appraisal and acceptance of the Merger consideration, except
(i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation and
(ii) that no appraisal proceeding in the Delaware Court will be dismissed as to any holder of KRES Common without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just. Any holder of KRES Common who withdraws such holder's demand for appraisal or who fails to perfect such demand after the Effective Time will be treated as having made a non-election with respect to its KRES Common.

             PROPOSAL FOR NOMINATION AND ELECTION OF CBC DIRECTORS

  Shares of CBC Common, CBC A-1 Preferred and CBC A-2 Preferred represented by the enclosed proxy are intended to be voted, unless authority is withheld, for the election of the 19 Director nominees named below. Directors are elected annually by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of stockholders and entitled to vote on the election of Directors provided a quorum is present. Proxies cannot be voted for a greater number of persons than the number of nominees named.

                              Stanton D. Anderson
                              Daniel A. D'Aniello
                                 Gary J. Beban
                                Richard C. Blum
                             Richard C. Clotfelter
                                James J. Didion
                                Hiroaki Hoshino
                                Takayuki Kohri
                               George J. Kallis
                                 Paul C. Leach
                               Frederic V. Malek
                              Lawrence J. Melody
                            Ray Elizabeth Uttenhove
                              Peter V. Ueberroth
                                Gary L. Wilson
                                Donald M. Koll*
                               Raymond E. Wirta*
                             Bradford M. Freeman*
                             Ricardo Koenigsberger
--------
* Any vote in favor of Messrs. Koll, Wirta, Freeman or Koenigsberger will be null and void and of no force or effect unless and until the Merger is approved.

CBC DIRECTORS AND NOMINEES FOR DIRECTORS

  For a description of the positions with CBC presently held by and the business experience for the past five years for each nominee for Director of CBC, see "SELECTED INFORMATION REGARDING CBC--Directors and Executive Officers."

  In addition, the following is a description of the positions with KRES presently held by and the business experience for the past five years for, Messrs. Uttenhove, Koll, Wirta, Freeman and Koenigsberger, who do not presently serve on the CBC Board:

  Ray Elizabeth Uttenhove, age 49. Ms. Uttenhove has been First Vice President of Retail Tenant Services of CBC since August, 1995. Ms. Uttenhove joined CBC in March, 1981. She has been named to CBC's Colbert Coldwell Circle (representing the top three percent of CBC's sales force) for 1995 and 1996. In 1995 she was awarded the William H. McCarthy Award, the highest honor awarded producing professionals within CBC. Ms. Uttenhove holds a B.A. degree from Mary Baldwin College and M.A. and M. Ed. degrees from Georgia State University.

  Donald M. Koll, age 64. Mr. Koll has served as a director of KRES since November 1994 and as Chairman since August 1996. He has served as Chairman of the Board and as a director of Koll Management Services since June 1988, and also served as the Chief Executive Officer of Koll Management Services from June 1988 to May 1991. Mr. Koll founded The Koll Company in 1962 and has served as Chairman of the Board and Chief Executive Officer of The Koll Company since that time. Since June 1992, Mr. Koll has been a member of the Board of Directors and has served as an executive officer of Koll Real Estate Group, Inc., which filed for Chapter 11 bankruptcy protection on July 14, 1997 with a reorganization plan preapproved by its bondholders. Mr. Koll is also a member of the Board of Directors of Koll Real Estate Group, Inc., a real estate services company, The Irvine Company and Fidelity National Financial, Inc., a title company. He holds a Bachelor of Arts Degree from Stanford University.

  Raymond E. Wirta, age 53. Mr. Wirta has served as the Chief Executive Officer of KRES since November 1994 and as Chief Executive Officer of Koll Management Services since May 1991. He has been a director of KRES since November 1994 and of Koll Management Services since June 1988. Prior to that time, Mr. Wirta held various management positions with Koll Management Services since 1981. Mr. Wirta is a member of the Board of Directors and served as an executive officer from June 1992 to November 1996 of Koll Real Estate Group, Inc., which filed for Chapter 11 bankruptcy protection on July 14, 1997 with a reorganization plan preapproved by its bondholders. Mr. Wirta is a Certified Property Manager and holds a Bachelor of Arts Degree from Long Beach State University and a Master of Business Administration Degree in International Management from Golden Gate University.

  Bradford M. Freeman, age 55. Mr. Freeman has served as a director of KRES and Koll Management Services since November 1994. Mr. Freeman is a founding partner of FS&Co., which was founded in 1983. Mr. Freeman is also a member of the Board of Directors of RDO Equipment Company, an agricultural and industrial equipment distributor. Mr. Freeman holds a Bachelor of Arts Degree from Stanford University and a Master of Business Administration Degree from Harvard University.

  Ricardo Koenigsberger, age 31. Mr. Koenigsberger has been a partner of Apollo Real Estate Advisors II, L.P. since 1996, and has been associated since 1995 with Apollo Real Estate Advisors, L.P., which, together with affiliates, acts as managing general partner of the Apollo Real Estate Investment Funds, private real estate investment funds which invest in direct and indirect real property interests, including real estate related public and private debt and equity securities. From prior to 1992 Mr. Koenigsberger has been associated with Apollo Advisors, L.P. which acts as managing general partner of Apollo Investment Fund, L.P. and AIF II, L.P., private securities investment funds. Mr. Koenigsberger is a director of Meadowbrook Golf, Inc., Atlantic Gulf Communities Corporation and Western Pacific Housing, Inc.


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COMMITTEES AND MEETINGS OF THE CBC BOARD

  The CBC Board held five meetings during calendar year 1996. Mr. Blum was absent from two of the CBC Board meetings, two of the Audit Committee meetings, one Compensation Committee meeting and no Acquisition/Investment Committee Meetings. Mr. D'Aniello was absent from two of the CBC Board meetings. Mr. Hoshino was absent from two of the CBC Board meetings. Mr. Ueberroth was absent from three of the CBC Board meetings and no Acquisition/Investment Committee Meetings. Mr. Wilson was absent from two of the CBC Board meetings and no Acquisition/Investment Committee Meetings.

  There are currently five committees of the CBC Board: an Executive Committee, a Compensation Committee, an Audit Committee, an Acquisition/Investment Committee and a Corporate Governance Committee. See "SELECTED INFORMATION REGARDING CBC--Board Committees, Compensation Committee Interlocks and Insider Participation" for a description of each of these committees and the members thereof. The Executive Committee, which was established as part of CBC's November, 1996 initial public offering did not meet in 1996. The Compensation Committee met once in 1996, the Audit Committee met two times in 1996, the Acquisition/Investment Committee met once in 1996 and the Corporate Governance Committee, which was formed in December 1996, did not meet in 1996. Incumbent Directors Blum, D'Aniello, Hoshino, Ueberroth and Wilson attended fewer than 75% of the aggregate of (1) the total number of meetings of the CBC Board during fiscal 1996 and (2) the total number of meetings held by all committees of the CBC Board on which they served during fiscal 1996.

CBC DIRECTORS FEES

  Each of the Directors of CBC who is not also an executive officer is entitled to receive a fee of $2,500 for attendance at each meeting of the CBC Board, $2,500 for attendance at each meeting of a board committee which does not coincide with a CBC Board meeting and an annual retainer of $15,000. No Director received compensation from CBC for services as a Director in 1996 in excess of $27,500.

CBC EXECUTIVE COMPENSATION

  For a description of CBC's executive compensation, including its Summary Compensation Table, Aggregated Options Table and Compensation Committee Report on Executive Compensation, see "SELECTED INFORMATION REGARDING CBC-Executive Compensation."

MANAGEMENT

  For a description of CBC's executive officers, see "SELECTED INFORMATION REGARDING CBC--Directors and Executive Officers," above. All executive officers hold their office at the pleasure of the CBC Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH THE KOLL COMPANY

 Management Services Agreements

  In April 1993, KRES entered into a management services agreement (the "Management Services Agreement") with The Koll Company, a corporation which is indirectly wholly-owned by Donald M. Koll, a nominee to the CBC Board whereby
(i) The Koll Company, through certain key personnel primarily employed by The Koll Company, including Mr. Wirta (who is also a nominee to the CBC Board), provided executive management services to KRES and (ii) KRES provides management information, personnel and human resources services (including administration of The Koll Company's 401(k) Plan) to The Koll Company and certain of its affiliates. Payments by KRES to The Koll Company for Mr. Wirta's executive management services and occupancy costs for each of the twelve months ended March 31, 1995 and 1996 totaled $276,000 and $281,000, respectively. In addition, in March 1995, KRES entered into an agreement with Koll Real Estate Group, Inc. whereby KRES provides management information systems and human resource services to Koll Real Estate Group, Inc., an affiliate of Donald M. Koll, similar to those provided under the Management Services Agreement.

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Payments by The Koll Company and certain of its affiliates to KRES for management information, personnel and human resources services provided by KRES under the Management Services Agreement for the twelve months ended March 31, 1995 and 1996 and the nine months ended December 31, 1996 totaled $1.2 million, $756,000 and $466,000, respectively. As of April 1, 1996, Mr. Wirta became an employee of KRES and The Koll Company no longer provided executive management services to KRES under the Management Services Agreement. KRES continues to provide management information services and personnel and human resources services to The Koll Company.

  Effective July 1, 1993, KRES began paying the costs of health insurance benefits for The Koll Company and its affiliates. The Koll Company and each affiliate are billed monthly for their pro-rata portion (based on number of employees) of the payments. Billings to The Koll Company and its affiliates for such health insurance benefits for each of the twelve months ended March 31, 1995 and 1996 and the nine months ended December 31, 1996 were approximately $1.2 million, $1.7 million and $1.2 million, respectively.

 License Agreement

  Under the terms of an amended license agreement (the "License Agreement") by and between KRES and The Koll Company dated November 23, 1994, KRES was granted a perpetual, royalty-free license ("License") to use, and to allow its subsidiaries to use, the "Koll" name and certain logos associated therewith ("Licensed Marks") solely in connection with the provision of real estate management services, including property, facility, asset and investment management services relating to real property ("Licensee Services"). Pursuant to the License Agreement, The Koll Company retains the right to use and grant others the right to use the Licensed Marks for any purpose, provided that it shall not use nor grant a third party the right to use the Licensed Marks in connection with the provision of Licensee Services. In general, The Koll Company may only terminate the License if (i) KRES fails to honor the terms of the License Agreement, including maintaining the quality of the services associated with the Licensed Marks and protecting against infringement of the Licensed Marks by third parties, (ii) KRES abandons use of the Licensed Marks for three consecutive years, or (iii) KRES is deemed insolvent. The License Agreement will be assigned to CBC as part of the Merger.

 Lease Agreements

  KRES leases its headquarters office space and some of its regional and field offices from partnerships in which The Koll Company and Messrs. Koll and Wirta are partners. The initial rent under each lease was based upon the fair market value of the premises at the time the lease was signed. KRES is not responsible for property taxes, insurance or maintenance expenses of the leased premises under the terms of the leases. Rental payments made by KRES to partnerships in which The Koll Company and Messrs. Koll and Wirta are partners totaled $1.4 million, $1.1 million and $1.4 million for the twelve months ended March 31, 1995 and 1996 and the nine months ended December 31, 1996, respectively. Two leases for KRES' headquarters were the only leases with terms in excess of one year and for which annual rental payments exceeded $100,000 each.

 Lease Guaranty

  Pursuant to a lease guaranty dated November 15, 1994 (the "Lease Guaranty") made by KRES for the benefit of a general partnership (in which The Koll Company and Messrs. Koll and Wirta are partners) and Aetna Life Insurance Company ("Aetna"), KRES has guaranteed payment and performance by The Koll Company of a lease agreement covering the building in which KRES' headquarters are located. KRES subleases its headquarters office space from The Koll Company. Such general partnership has assigned all of its rights under the Lease Guaranty to Aetna in connection with a loan in the original principal amount of $9.0 million made by Aetna to such general partnership.

 Agreement Regarding Business Opportunities

  Pursuant to a business opportunities agreement (the "Business Opportunities Agreement") entered into in 1991 by and between KRES and The Koll Company and its affiliates, KRES was afforded the exclusive right to

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

pursue, through subcontracting and otherwise, any and all real property and asset management opportunities awarded to The Koll Company and its affiliates by any source (including the Resolution Trust Corporation), other than certain pension and retirement fund clients to whom a subsidiary of The Koll Company was providing real property management services as of April 1991. The terms of the Business Opportunities Agreement provided that it would continue until The Koll Company owned less than 20% of the outstanding common stock of KMS. In April 1996 The Koll Company's beneficial ownership of KMS dropped below 20% and the Business Opportunities Agreement terminated. See "--Recent Stock Transactions."

 Transactions with Partnerships Affiliated with The Koll Company

  KRES is responsible for managing properties in which The Koll Company and Messrs. Koll and Wirta, have an ownership interest. Approximately $9.3 million, or 11.1%, $5.2 million, or 4%, and $3.5 million or 4% of KRES' management revenue for the twelve months ended March 31, 1995 and 1996 and the nine months ended December 31, 1996, respectively, was derived from managing properties that are owned by partnerships which are affiliates of The Koll Company. The partnerships that own these properties typically include a financial institution that was responsible for initially financing the development or acquisition of the project. The management agreements between KRES and these partnerships typically are negotiated between the financial partner in the partnerships and KRES and are believed to reflect fair market value terms. These management agreements are for an indefinite period but generally provide the property owner with the right to terminate upon 30 days' prior written notice.

STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENTS

  On January 9, 1997 KRES, FS, KHC, The Koll Company and Apollo entered into a Third Amended and Restated Stockholders Agreement (the "Stockholders Agreement") under which AP KMS II was provided certain rights and assumed certain obligations. In addition, KRES entered into an Amended and Restated Registration Rights Agreement with Apollo. The Stockholders Agreement provides that, as long as FS holds a majority of the Voting Securities (as defined therein) held by FS, KHC and Apollo, the KRES Board and each of its subsidiaries shall be comprised of seven directors, with FS nominating four directors, KHC and Apollo each nominating one director and KRES' Chief Executive Officer (or if KRES has no Chief Executive Officer, the most senior executive officer of KRES) being the other director. In the event FS does not continue to hold such a majority of Voting Securities, FS, KHC and Apollo have agreed, subject to certain exceptions, to vote their shares of KRES Common to elect up to seven directors in proportion to their respective percentage ownership of Voting Securities.

  In addition, the Stockholders Agreement grants an option (the "Safeco Option") to FS and Apollo which provides that, since The Koll Company and KHC did not terminate the Safeco Pledge Agreement by May 11, 1997, FS and Apollo may, for a period of 60 days after May 11, 1997, exercise such Safeco Option for an exercise price of $18.00 to purchase shares of KRES Common held by KHC, the proceeds of which shall be used to cause Safeco to terminate the Safeco Pledge Agreement. The Safeco Option is exercisable first with respect to those shares of KRES Common held by KHC which are not subject to an option in favor of Mr. Wirta or Mr. Rothe and then, subject to certain limitations, with respect to those shares which are subject to an option in favor of Mr. Wirta. In no event shall the Safeco Option apply to shares subject to an option in favor of Mr. Rothe. The Safeco Option is exercisable by FS and Apollo pro rata with respect to the aggregate shares purchased by each of them from KHC on March 29, 1996 and April 1, 1996.

  KRES has entered into Registration Rights Agreements with FS, KHC and Apollo in connection with shares of KRES Common which generally provide that each such party is entitled, under certain conditions, to demand that KRES register shares of KRES Common owned by such party at various times following a public offering by KRES.

  As a condition to the Merger, the Stockholders Agreement, all Registration Rights Agreements and all other similar agreements relating to equity securities of KRES will have been terminated.

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

OTHER TRANSACTIONS

  For certain relationships and related transactions between CBC and current directors and executive officers of CBC, see "SELECTED INFORMATION REGARDING CBC--Certain Relationships and Related Transactions."

           PROPOSAL TO APPROVE CBC'S 1997 EMPLOYEE STOCK OPTION PLAN

GENERAL

  At the CBC Meeting, CBC stockholders are also being asked to approve CBC's 1997 Employee Stock Option Plan ("1997 Option Plan") which provides for the grant of stock options to certain employees of CBC. The 1997 Option Plan provides for the grant of options to purchase up to 700,000 shares of CBC Common. Set forth below is a summary of the 1997 Option Plan, which is qualified in its entirety by Annex 5 to this Joint Proxy Statement/Prospectus which sets forth the full text of the 1997 Option Plan in substantially the form that will be adopted if approved by CBC stockholders.

ADMINISTRATION

  The 1997 Option Plan will be administered by the Compensation Committee of the CBC Board (the "Committee"). The Committee will have the power and authority to take all actions and make all determinations required or provided for under the 1997 Option Plan or any option issued thereunder and all such other actions and determinations deemed by the Committee to be necessary or appropriate for the administration of the Plan.

ELIGIBLE EMPLOYEES

  Awards of stock options under the 1997 Option Plan may be made by the Committee to any employee or independent contractor of CBC (or any subsidiary of CBC) identified as a key employee by CBC's Chief Executive Officer, except that no options may be granted to any person who, at the time of the grant, is a director or executive officer of CBC within the meaning of the Exchange Act or who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of CBC or any subsidiary. CBC's current directors and executive officers are listed above under the caption "SELECTED INFORMATION REGARDING CBC--Directors and Executive Officers."

OPTIONS TO BE GRANTED, PRICE AND EXERCISABILITY

  Nonstatutory options ("NSOs") and "incentive stock options" ("ISOs") as defined under Section 422A of the Internal Revenue of 1986, as amended (the "Code"), may be granted under the 1997 Option Plan. No person may be granted in any year options to purchase more than 75,000 shares of CBC Common. The option price for any option granted under the 1997 Option Plan will be the closing of the CBC Common on the date of grant as reported by The Wall Street Journal (West Coast Edition).

  Options granted under the 1997 Option Plan shall be exercisable at such time and be subject to such restrictions and conditions as the Committee will in each instance approve, which need not be the same for all option holders. Each option that is intended to qualify as an ISO will comply with the applicable provisions of the Code as to such stock options.

  With the consent of the Committee, payment of the option price may be made through the tender to CBC of shares of CBC Common which shall be valued for such purpose at their fair market value on the date of exercise.

TRANSFERABILITY

  The Committee may impose restrictions on any shares acquired through the award of stock options including, without limitation, restrictions under applicable federal and state securities laws. Options are not

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

assignable or transferable other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414 of the Code, and during the optionee's lifetime, any option may be exercised only by such optionee or, in the event an optionee's legal incapacity or incompetency, such optionee's guardian or legal representative.

TERMINATION OF EMPLOYMENT

  In the event of an optionee's death, any outstanding options then exercisable may be exercised at any time prior to the expiration date of the options or such earlier date as is provided for in the option agreement. In the event of termination of an optionee's employment by reason of permanent and total disability, any outstanding options then exercisable may be exercised at any time prior to the expiration date of the options or within one year after such date of termination of employment, whichever period is shorter. On termination of employment other than due to death or disability, the rights under any outstanding options then exercisable may be exercised for a period of 30 days or such longer period as is specified in the option agreement.

SECURITIES SUBJECT TO PLAN

  If option awards under the 1997 Option Plan terminate, expire or lapse, the related shares will again be available for the grant of options.

CHANGES IN CAPITALIZATION

  In the event any change is made to the CBC Common by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease affecting such outstanding shares generally that is effected without receipt of consideration by CBC, occurring after the effective date of the Plan, the number and kinds of shares available under the Plan will be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which options are outstanding will be adjusted proportionately and accordingly so that the proportionate ownership interest of the holder of the option immediately following such event will, to the extent practicable, be the same as immediately prior to such event.

ACCELERATION OF VESTING

  In the event of the termination of the 1997 Option Plan as a result of a Terminating Reorganization (as defined below), any holder of options under the 1997 Option Plan will have the right, during such period occurring prior to such termination as the Committee determines, to exercise such options whether or not such options were otherwise exercisable at the time such termination occurred. "Terminating Reorganization" means the dissolution or liquidation of CBC, or a merger, consolidation or reorganization of CBC with one or more other companies in which CBC is not the surviving company, or the sale of substantially all of the assets of CBC to another company, or any transaction (including, without limitation, a merger or reorganization in which CBC is the surviving company) approved by the CBC Board after February 4, 1997 which results in any person owning 25 percent or more of the combined voting power of all classes of stock of CBC. In the event of a Terminating Reorganization, the 1997 Option Plan and all outstanding options thereunder will terminate except to the extent provision is made in connection with the Terminating Reorganization for the continuation of the 1997 Option Plan and/or the assumption of the outstanding options or for the substitution of new options with appropriate adjustments as to the number and kinds of shares and exercise prices.

TERM AND AMENDMENT OF THE PLAN

  No options may be granted under the 1997 Option Plan more than ten years after the date the 1997 Option Plan is approved by CBC's stockholders. The CBC Board or the Committee may at any time and from time to time amend, suspend or terminate the Plan. No such amendment may, without stockholder approval, increase the maximum number of shares subject to the Plan, change the minimum option price, increase the maximum period

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

during which options may be exercised, extend the term of the 1997 Option Plan, materially increase the benefits to optionees or modify the Plan's eligibility requirements.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE 1997 OPTION PLAN

  The Federal income tax treatment for ISOs and NSOs options differs as follows:

  Incentive Options. No taxable income is recognized by the optionee at the time the ISO is granted, and no taxable income is generally recognized at the time such an option is exercised. If the optionee does not make a disposition of the purchased shares within the two-year period following the grant date of the option nor within the one-year period following the exercise date of the option, any profit or loss recognized upon the subsequent disposition will be long-term capital gain or loss. If the optionee disposes of the purchased shares within either the two-year or one-year period mentioned above (a "disqualifying disposition"), then the optionee will in general recognize ordinary income in the year of disposition equal to the amount by which the fair market value of the shares on the date the option was exercised exceeded the exercise price (the "option spread"). Any additional gain recognized upon such disposition will be a capital gain, which will be long-term if the shares are held for at least one year.

  So long as the optionee does not make a disqualifying disposition of the purchased shares, no business expense deduction may be taken by CBC. To the extent that the optionee must recognize ordinary income due to a disqualifying disposition, CBC will be allowed an income tax deduction equal to the option spread. The deduction will in general be allowed for the taxable year of CBC in which the ordinary income is recognized by the optionee.

  Nonstatutory Options. A holder of an option which is an NSO will generally recognize ordinary income at the time the option is exercised in an amount equal to the difference between the exercise price of the option and the current fair market value of the shares received. CBC would normally receive an ordinary deduction equal to that difference. However, the optionee will not recognize income (and CBC will not receive a corresponding deduction) upon exercise of an non-statutory option if, at that time, the option shares are subject to a substantial risk of forfeiture and are nontransferable. Absent an election to be currently taxed, if such forfeiture and transfer restrictions do apply recognition of taxable income will be deferred until the forfeiture restrictions lapse, or the shares become transferable, whichever first occurs. In any case, upon the subsequent disposition of the option shares, the optionee will recognize capital gain or loss in an amount equal to the difference between the optionee's tax basis in the shares and the amount realized upon sale. For this purpose, the optionee's tax basis will include the option price paid by the optionee plus the amount of any ordinary income recognized upon the exercise of the option or the lapse of forfeiture or transfer restrictions.

VOTE REQUIRED

  A VOTE OF A MAJORITY OF THE OUTSTANDING VOTES ENTITLED TO BE CAST BY THE HOLDERS OF CBC'S A-1 PREFERRED, A-2 PREFERRED AND COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, PRESENT IN PERSON OR BY PROXY AT THE CBC MEETING, IS REQUIRED TO APPROVE THE CBC 1997 STOCK OPTION PLAN.

CBC BOARD RECOMMENDATION

  THE CBC BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

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

          PROPOSAL TO APPROVE CBC'S 1998 EMPLOYEE STOCK PURCHASE PLAN

  CBC's stockholders are being asked to approve the CB Commercial Real Estate Services Group, Inc. 1998 Employee Stock Purchase Plan (the "ESPP") which will provide employees of CBC and its subsidiaries an opportunity to purchase CBC Common through payroll deductions. Set forth below is a summary of the ESPP, which is qualified in its entirety by Annex 6 to this Joint Proxy Statement/Prospectus which sets forth the full text of the ESPP in substantially the form that will be adopted if approved by CBC stockholders.

  Under the ESPP, an aggregate of 300,000 shares of CBC Common have been reserved for issuance during the two-year period commencing January 1, 1998, with no more than 150,000 to be issued in any calendar year (all shares under the ESPP will be newly issued; no shares will be purchased in the market for issuance pursuant to the ESPP). The ESPP permits the Compensation Committee of the CBC Board to authorize the issuance of additional shares under the ESPP after the initial two-year period, but there is no assurance the Committee will agree to do so. Any full-time employee will be eligible to participate in the ESPP effective as of any January 1 following the date he or she delivers the applicable plan enrollment form to CBC. Eligible employees participate in the ESPP by authorizing payroll deductions up to 10% of their total cash compensation, not to exceed $25,000 per year. At the end of each one-year offering period, the first of which will commence January 1, 1998, CBC will apply the amount contributed by the participant during the offering period to purchase whole shares of CBC Common. Shares of CBC Common are purchased at the lower of (i) the market price of CBC Common at the beginning of the applicable offering period or (ii) the market price of such CBC Common at the end of the applicable offering period (market price is the closing price of CBC Common on the applicable date). Certificates for such shares will be sent to participants as soon as reasonably practicable after the end of the applicable offering period. To the extent the number of shares of CBC Common that could be purchased with the aggregate contributions made by participants in any year exceeds the number of shares available for that year, the shares will be allocated to participants pro rata based on the amount of their contributions and any contributions not applied to purchase shares will be returned to participants with interest at 5% after the end of the applicable offering period (interest will not otherwise be credited under the ESPP). All expenses incurred in connection with the implementation and administration of the ESPP will be paid CBC.

VOTE REQUIRED

  A VOTE OF A MAJORITY OF THE OUTSTANDING VOTES ENTITLED TO BE CAST BY THE HOLDERS OF CBC'S A-1 PREFERRED, A-2 PREFERRED AND COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, PRESENT IN PERSON OR BY PROXY AT THE CBC MEETING, IS REQUIRED TO APPROVE THE CBC 1998 EMPLOYEE STOCK PURCHASE PLAN.

CBC BOARD RECOMMENDATION

  THE CBC BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

       PROPOSAL TO AMEND CBC'S 1991 SERVICE PROVIDERS STOCK OPTION PLAN

  At the CBC Meeting, CBC stockholders are also being asked to approve an amendment to CBC's 1991 Service Providers Stock Option Plan (the "1991 Plan"), which was approved by the stockholders of CBC in 1991 and authorizes the issuance of stock options with respect to 700,000 shares of CBC Common. The text of the amendment is attached as Annex 7 to this Joint Proxy Statement/Prospectus. The amendment is intended to make it clear that options may be granted either at fair market value or, when an employee or independent contractor has given up the right to receive cash compensation (salary, bonus, directors fees, etc.), at an appropriate discount. The text of the 1991 Plan permits grants either at fair market value or at a discount, but the description of the 1991 Plan in the proxy statement which requested approval of the Plan by CBC Stockholders indicated that the "primary" purpose of the Plan was to grant discounted options, thus implying that more than half of all of the shares reserved under the 1991 Plan should be granted on a discounted basis. If the amendment is approved, the Compensation Committee of the CBC Board would be able to grant whatever options it thinks

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appropriate, whether at fair market value or at an appropriate discount when someone agrees to forgo cash compensation. To date, the Compensation Committee has granted options for a total of 270,713 shares of CBC Common, 30,000 to three directors at fair market value, 40,713 to various directors and consultants at a discount in exchange for giving up cash compensation and 200,000 to Chairman and Chief Executive Officer James J. Didion at fair market value. If the CBC Stockholders do not approve the amendment to the 1991 Plan, no further fair market grants will be made pursuant to that plan.

VOTE REQUIRED

  A VOTE OF A MAJORITY OF THE OUTSTANDING VOTES ENTITLED TO BE CAST BY THE HOLDERS OF CBC'S A-1 PREFERRED, A-2 PREFERRED AND COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, PRESENT IN PERSON OR BY PROXY AT A CBC MEETING, IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE 1991 PLAN.

CBC BOARD RECOMMENDATION

  THE CBC BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

             PROPOSAL TO APPROVE CBC'S 1996 EQUITY INCENTIVE PLAN

GENERAL

  At the CBC Meeting, CBC stockholders will be asked to approve CBC's 1996 Equity Incentive Plan (the "EIP") which permits CBC to grant eligible employees the right to purchase up to 550,000 shares of CBC Common Stock. Set forth below is a summary of the EIP which is qualified in its entirety by Annex 8 to this Joint Proxy Statement/Prospectus which sets forth the full text of the EIP.

  The EIP was adopted by the Board of Directors in November of 1995 and grants to purchase 510,906 shares of CBC Common Stock were made to eight eligible employees in February of 1996. These employees were permitted to pay the entire purchase price (other than the par value of the shares) by delivery of a full recourse promissory note because CBC was not at that time subject to the margin rules of Federal Reserve Board Regulation G which restricts credit extensions with respect to traded stock to 50% of its value. On April 1, 1997 the Compensation Committee granted new Chief Financial Officer John Haeckel the right to purchase 35,000 shares of common stock under the EIP and to pay the purchase price in excess of par value by delivery of a full recourse promissory note. Under Regulation G this will be an impermissible extension of credit unless the EIP is approved by the CBC stockholders.

ADMINISTRATION

  The EIP is administered by the Compensation Committee of the CBC Board. The Committee has the power and authority to take all actions and make all determinations required or provided for under the EIP and all such other actions and determinations deemed by the Committee to be necessary or appropriate for the administration of the Plan.

ELIGIBLE EMPLOYEES

  Only the Chief Executive Officers, Presidents and Senior Executive Vice Presidents of CBC and its subsidiaries (plus other key management personnel designated by the Chief Executive Officer) are eligible to receive grants under the EIP.

SHARES TO BE ISSUED, PRICE, PAYMENT AND VESTING

  A total of 550,000 shares of CBC Common have been reserved for issuance under the EIP. The shares may be issued to senior executives for a purchase price equal to the greater of $10.00 per share or fair market value. The purchase price for shares under this plan must be paid either in cash or by delivery of a full recourse promissory note. Any shares purchased vest at the rate of 5% per quarter. In the event a participant's employment is terminated without cause within 12 months after a change in control he or she will vest in 50% of the original number of shares awarded (or, if less, the then unvested shares). Any shares which are not vested at the time an employee's employment terminates may be repurchased by the Company for the lesser of the original purchase price or their fair market value. Any repurchased shares are available for regrant under the EIP.

SHARES GRANTED

  In January 1996, the Compensation Committee awarded ten senior executives a total of approximately 540,000 shares under the EIP, subject to the authority of Chief Executive Officer to reduce any grants. After reductions a total of 510,906 shares were purchased. The following amounts of shares were purchased by the individuals named in the Summary Compensation Table above: James J. Didion--175,027; Gary J. Beban--53,910; Richard C. Clotfelter--33,750; George
J. Kallis--42,750; Richard A. Pogue--35,750; Kenneth D. Sandstad--44,586; Walter V. Stafford--70,750 and John L. Stanfill--54,383. The shares previously acquired were purchased at $10.00 per share. On April 1, 1997 John Haeckel was granted the right to purchase 35,000 shares of Common Stock for $23.50 per share.

VOTE REQUIRED

  A VOTE OF A MAJORITY OF THE OUTSTANDING VOTES ENTITLED TO BE CAST BY THE HOLDERS OF CBC'S A-1 PREFERRED, A-2 PREFERRED AND COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, PRESENT IN PERSON OR BY PROXY AT THE CBC MEETING, IS REQUIRED TO APPROVE THE CBC 1996 EQUITY INCENTIVE PLAN.

BOARD RECOMMENDATION

  THE CBC BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

          PROPOSAL FOR RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The CBC Board has appointed the firm of Arthur Andersen LLP, Certified Public Accountants ("AA"), who audited CBC's consolidated financial statements for calendar year 1996, as independent accountants to audit the consolidated financial statements of CBC for the calendar year 1997. The selection is being presented to the stockholders for ratification at this meeting. If the stockholders do not ratify the employment of AA, the selection of independent accountants will be reconsidered by the CBC Board. Representatives from the firm of AA will be present at the CBC Meeting. They will be provided the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  Management of CBC knows of no other business to be presented at the meeting. If other matters do properly come before the CBC Meeting, persons acting pursuant to the proxy will vote on them in their discretion.

  A copy of CBC's Form 10-K for the year ended December 31, 1996 has been mailed to holders of CBC capital stock prior to the mailing of this Joint Proxy Statement/Prospectus.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the CBC Common offered hereby will be passed upon for CBC by Pillsbury Madison & Sutro LLP, Los Angeles, California.

                                    EXPERTS

  The combined statement of assets and liabilities and the related statements of revenues and expenses, shareholders' equity (deficit) and cash flows of Ross-Dove Company, Inc., Dovetech, Inc., Dovemedia Ltd. and Dove Capital Inc., as of and for the year ended December 31, 1994 and the consolidated financial statements and related schedules of CBC and subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996 included in CBC's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated in this Joint Proxy Statement/Prospectus by reference have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The consolidated financial statements of KRES at December 31, 1996 and March 31, 1996 and of KRES and its predecessor for each of the periods in the 33 months ended December 31, 1996, and the combined statement of operations of the business acquired from the Shelard Group, Inc. and Affiliate for the year ended December 31, 1994, included in the Proxy Statement of CBC, which is referred to and made a part of this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  Representatives of Arthur Andersen LLP are expected to be present at the CBC Meeting and representatives of Ernst & Young LLP are expected to be present at the KRES Meeting. In each case, such representatives are expected to be available to respond to appropriate questions.

                            SOLICITATION OF PROXIES

  Each of CBC and KRES will bear the cost of the solicitation of proxies from their respective stockholders, except that CBC will bear the cost of printing and mailing this Joint Prospectus/Proxy Statement. The solicitation is being made by mail, telephone, facsimile transmission and personal interview. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons, and CBC and KRES will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. In addition, directors, officers and regular employees of CBC, KRES and their respective subsidiaries may solicit proxies from stockholders of their respective companies, without additional compensation.

                      STOCKHOLDER PROPOSALS FOR 1998 CBC
                        ANNUAL MEETING OF STOCKHOLDERS

  Proposals of stockholders for inclusion in the proxy statement for the 1998 annual meeting of CBC stockholders must be received on or before January 27, 1998. Proposals should be mailed to the Secretary of CBC, Walter V. Stafford, 533 South Fremont Avenue, Los Angeles, CA 90071.

                             INDEX OF DEFINED TERMS

                                                                  PAGE ON WHICH
TERM                                                             TERM IS DEFINED
----                                                             ---------------
AA..............................................................       124
Acquisition Corporation.........................................         1
Acquisition Transaction.........................................        59
Aetna...........................................................       117
Alliance........................................................        78
Amresco.........................................................        47
AP KMS II.......................................................       109
AP KMS Partners.................................................       109
APB No. 16......................................................        52
Apollo..........................................................        91
April Merger Agreement..........................................        45
AREA II.........................................................       109
ARECA II........................................................       109
AREIF II........................................................       109
Average Receivables Ratio.......................................        62
Bank Indebtedness...............................................        54
business combination............................................        92
Business Opportunities Agreement................................       117
Cap Plan........................................................        40
Cap Plan Shares.................................................        40
CBC.............................................................         1
CBC A-1 Preferred...............................................         8
CBC A-2 Preferred...............................................         8
CBC A-3 Preferred...............................................        88
CBC Board.......................................................         9
CBC Bylaws......................................................       111
CBC Certificate.................................................         9
CBC Common......................................................         1
CBC Group.......................................................         1
CBC Meeting.....................................................         7
CBC Options.....................................................         1
CBC Preferred...................................................        88
CBS.............................................................        70
Certificate.....................................................        55
Code............................................................        50
Committee.......................................................       119
Comparable Acquisitions.........................................        47
Comparables.....................................................        47
current market price............................................        90
Delaware Corporation Law........................................        13
Delaware Law....................................................       104
Demand Registration.............................................        91
DGCL............................................................       110
disqualifying disposition.......................................       121
EBITDA..........................................................        47
Effective Date..................................................        65
Effective Time..................................................         2

                                                                  PAGE ON WHICH
TERM                                                             TERM IS DEFINED
----                                                             ---------------
EPS.............................................................        49
Equity Incentive Plan...........................................       102
ESPP............................................................       121
Event of Default................................................       106
Exchange Act....................................................         3
Exchange Ratio..................................................         8
Fee Based Services..............................................        70
Filing Fees.....................................................        56
FS..............................................................        10
FS Capital......................................................       108
FS International Holdings.......................................       108
FS&Co...........................................................        40
FS&Co. International............................................       108
FSEP III........................................................        11
FSEP International..............................................       108
FSHI............................................................       108
GAAP............................................................        17
HSR Act.........................................................        11
Insignia........................................................        47
interested stockholder..........................................        92
Investor Services...............................................        35
ISOs............................................................       119
Karsten.........................................................        70
Key Employee....................................................        58
KHC.............................................................       108
KMS.............................................................        38
KRES............................................................         1
KRES Board......................................................         8
KRES Bylaws.....................................................       110
KRES Common.....................................................         1
KRES Meeting....................................................         7
KRES Options....................................................         1
KRES Performance Option Plan....................................        11
KRES Registration Rights Agreement..............................        91
KRES Shareholders...............................................        10
KRES Voting Agreement...........................................        64
KRES/KMS Merger.................................................        19
Langdon Rieder..................................................        37
Lease Guaranty..................................................       117
License.........................................................       117
License Agreement...............................................       117
Licensed Marks..................................................       117
Licensee Services...............................................       117
L.J. Melody.....................................................        37
LTM.............................................................        47
MAI.............................................................        37
Management Services Agreement...................................       116
Market Price....................................................        91
Meetings........................................................         7
Melody Employment Agreement.....................................       104

                                                                  PAGE ON WHICH
TERM                                                             TERM IS DEFINED
----                                                             ---------------
Merger..........................................................         1
Merger Agreement................................................         1
Merrill Lynch...................................................         9
Merrill Lynch Options...........................................         9
Mortgage Debt...................................................       105
MSAs............................................................        36
New Options.....................................................        54
NREI............................................................        70
NSOs............................................................       119
option spread...................................................       121
Peregrine White.................................................        70
Piggyback Registration..........................................        92
Preference Dividend.............................................        88
Preferred Stock.................................................        88
Preferred Stock Registration Rights Agreement...................        91
Prescott........................................................       104
Principal KRES Shareholders.....................................        91
pro forma financial statements..................................        20
Property and User Services......................................        35
Proxy Agreements................................................        64
Quoted Price....................................................        90
Reallocation Holder.............................................        55
Registration Statement..........................................         3
Revolving Credit Facility A.....................................       105
Revolving Credit Facility B.....................................       105
Ross-Dove.......................................................        70
Rubloff.........................................................        70
Rule 144 Period.................................................        91
Safeco..........................................................       109
Safeco Option...................................................       109
Safeco Pledge Agreement.........................................       109
Sears...........................................................        35
SEC.............................................................         3
Securities Act..................................................         2
Shelard.........................................................        70
Stock Exchange Ratio............................................         2
Stockholders Agreement..........................................       118
Supplemental Apollo Demand Registration.........................        92
Surviving Corporation...........................................       113
Term Debt.......................................................       105
Terminating Reorganization......................................       120
Third Party.....................................................        62
Third Party Transaction.........................................        63
Transaction Consideration.......................................         9
Trustee.........................................................        40
Warrant Consideration...........................................        46
Warrant Exchange Ratio..........................................         2
Warrants........................................................         2
Westmark........................................................        37
1991 Plan.......................................................       122
1997 Option Plan................................................       119

                         INDEX TO FINANCIAL STATEMENTS

KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)
 Report of Independent Auditors...........................................   F-2
 Consolidated Balance Sheets as of March 31, 1997, December 31, 1996 and
  March 31, 1996..........................................................   F-3
 Consolidated Statements of Operations for the three months ended March
  31, 1997 and March 31, 1996, the nine months ended December 31, 1996 and
  December 31, 1995, the year ended March 31, 1996, and the four months ended March 31, 1995 and Koll Management Services (Predecessor) for the
  eight months ended November 30, 1994....................................   F-4
 Consolidated Statements of Stockholders' Equity for Koll Management
  Services (Predecessor) at November 30, 1994 and for Koll Real Estate
  Services at March 31, 1995, March 31, 1996, December 31, 1996 and March
  31, 1997................................................................   F-5
 Consolidated Statements of Cash Flows for the three months ended March
  31, 1997 and March 31, 1996, the nine months ended December 31, 1996 and
  December 31, 1995, the year ended March 31, 1996 and the four months ended March 31, 1995 and Koll Management Services (Predecessor) for the
  eight months ended November 30, 1994....................................   F-6
 Notes to Consolidated Financial Statements...............................   F-7
BUSINESS ACQUIRED FROM THE SHELARD GROUP, INC. AND AFFILIATE
 Report of Independent Auditors ..........................................  F-26
 Combined Statement of Operations for the year ended December 31, 1994....  F-27
 Notes to Combined Statement of Operations................................  F-28
ROSS-DOVE COMPANY, INC., DOVETECH, INC., DOVEMEDIA, LTD. AND DOVE CAPITAL,
 INC.
 Report of Independent Public Accountants.................................  F-30
 Combined Statement of Assets and Liabilities as of December 31, 1994.....  F-31
 Combined Statements of Revenues and Expenses for the year ended December
  31, 1994................................................................  F-32
 Combined Statements of Shareholders' Equity (Deficit) for the year ended
  December 31, 1994.......................................................  F-33
 Combined Statements of Cash Flows for the year ended December 31, 1994...  F-34
 Notes to Combined Financial Statements...................................  F-35

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Koll Real Estate Services

  We have audited the accompanying consolidated balance sheets of Koll Real Estate Services (the "Company") as of December 31, 1996 and March 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the nine months ended December 31, 1996, the year ended March 31, 1996 and the four months ended March 31, 1995. We also have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Koll Management Services, Inc. (the "Predecessor Company") for the eight months ended November 30, 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Koll Real Estate Services at December 31, 1996 and March 31, 1996, and the consolidated results of its operations and its cash flows for the nine months ended December 31, 1996, the year ended March 31, 1996 and the four months ended March 31, 1995, and the consolidated results of operations and cash flows of Koll Management Services, Inc. for the eight months ended November 30, 1994, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Newport Beach, California
April 23, 1997

                           KOLL REAL ESTATE SERVICES

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT PAR VALUE AND SHARE AMOUNTS)

                                              MARCH 31,  DECEMBER 31, MARCH 31,
                                                1997         1996       1996
                                             ----------- ------------ ---------
                                             (UNAUDITED)
                   ASSETS
                   ------
Current assets:
  Cash and cash equivalents.................  $  1,322     $  2,374   $  6,968
  Restricted cash...........................       --         4,000        --
  Cash held in trust........................     1,464        4,600      3,292
  Accounts receivable, net of allowance for
   doubtful accounts of $1,437 in March
   1997, $1,347 in December 1996 and $1,147
   in March 1996............................    27,209       28,603     25,802
  Due from affiliates.......................     3,528        3,734      2,238
  Deferred income taxes.....................     1,746        1,729      1,851
  Prepaid expenses and other current assets.     8,623        7,988      4,679
                                              --------     --------   --------
    Total current assets....................    43,892       53,028     44,830
Furniture, fixtures and equipment...........     6,100        6,178      5,961
Investments and advances....................     6,497        5,596      3,779
Covenants not to compete....................     2,272        2,349      2,570
Management agreements.......................    18,355       18,957     20,170
Goodwill....................................    37,313       37,839     36,025
Other assets................................    11,644       11,289     11,655
                                              --------     --------   --------
                                              $126,073     $135,236   $124,990
                                              ========     ========   ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
Current liabilities:
  Accounts payable and accrued liabilities..  $  9,537     $ 12,825   $ 11,518
  Trust account liability...................     1,452        4,575      3,977
  Accrued compensation and benefits.........     8,722       10,073      8,277
  Notes payable to banks....................     2,572       20,974      4,675
  Current portion of acquisition
   obligations..............................     2,519        2,597      2,154
  Income taxes payable......................        57        1,377        934
                                              --------     --------   --------
    Total current liabilities...............    24,859       52,421     31,535
Acquisition obligations, less current
 portion....................................     3,522        3,524      3,574
Notes payable to banks, less current
 portion....................................    26,450       30,264     37,664
Deferred income taxes.......................     1,015        1,015      2,391
Other long-term obligations.................     2,922        2,937      1,668
Minority interest...........................    10,360       10,848     13,631
Commitments and contingencies (Notes 8 and
 13)
Stockholders' equity:
  Preferred stock, $.01 par value, 2,000,000
   shares authorized, none issued or
   outstanding..............................       --           --         --
  Common stock, $.01 par value, 35,000,000
   shares authorized, 6,680,732 shares
   issued and outstanding in March 1997, and
   5,291,854 shares issued and outstanding
   in December 1996 and 6,000,000 shares
   authorized, 5,301,854 shares issued and
   outstanding in March 1996................        67           53         53
Additional paid-in capital..................    58,402       33,791     33,907
Retained earnings...........................      (487)       1,420      1,717
Stock subscription notes....................    (1,037)      (1,037)    (1,150)
                                              --------     --------   --------
                                                56,945       34,227     34,527
                                              --------     --------   --------
                                              $126,073     $135,236   $124,990
                                              ========     ========   ========

                See notes to consolidated financial statements.

                           KOLL REAL ESTATE SERVICES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      KOLL REAL ESTATE SERVICES
                                                    -----------------------------------------------------------------
                                                                                                              FOUR
                                                    THREE MONTHS ENDED      NINE MONTHS ENDED      YEAR      MONTHS
                                                         MARCH 31,            DECEMBER 31,         ENDED      ENDED
                                                    --------------------  ---------------------- MARCH 31,  MARCH 31,
                                                      1997       1996       1996        1995       1996       1995
                                                    ---------  ---------  ---------  ----------- ---------  ---------
                                                        (UNAUDITED)                  (UNAUDITED)
REVENUE:
Fee based services (including affiliated
 revenue of $5,090, $3,969, $13,081,
 $13,323, $14,445, $3,475 and $5,275 for the
 three month periods ended March 31, 1997
 and 1996, the nine month periods ended
 December 31, 1996 and 1995, the year ended
 March 31, 1996, the four months ended March
 31, 1995, and the eight months ended
 November 30, 1994, respectively)...........        $  32,853  $  28,855  $  93,921   $  87,455  $ 116,310  $  31,494
Interest income.............................              104         64        357         218        282         97
Other (including affiliated revenue of $202,
 $211, $585, $711, $793, $554 and $696 for
 the three month periods ended March 31,
 1997 and 1996, the nine month periods ended
 December 31, 1996 and 1995, the year ended
 March 31, 1996, the four months ended March
 31, 1995, and the eight months ended
 November 30, 1994, respectively)...........            2,048        905      4,958       2,204      3,108        899
                                                    ---------  ---------  ---------   ---------  ---------  ---------
                                                       35,005     29,824     99,236      89,877    119,700     32,490
COSTS AND EXPENSES:
Fee based services..........................           25,658     20,304     67,201      60,193     80,497     22,331
Administrative (including rent paid to
 affiliates of $511, $451, $1,599, $1,203,
 $1,585, $473 and $896 for the three month
 periods ended March 31, 1997 and 1996, the
 nine month periods ended December 31, 1996
 and 1995, the year ended March 31, 1996,
 the four months ended March 31, 1995, and
 the eight months ended November 30, 1994,
 respectively)..............................            8,592      5,743     20,789      15,980     21,723      6,161
Compensation expense related to Merger......              --         --         --          --         --         --
Merger transaction costs....................              --         --         --          --         --         --
Interest expense............................              757        935      3,459       2,956      3,891        592
Depreciation expense........................              700        535      1,753       1,348      1,883        486
Amortization expense........................            2,146      2,013      5,946       4,924      6,937      1,389
Minority interest in income (loss) of
 consolidated entities......................               67       (513)       (26)      1,192        679        447
                                                    ---------  ---------  ---------   ---------  ---------  ---------
                                                       37,920     29,017     99,122      86,593    115,610     31,406
                                                    ---------  ---------  ---------   ---------  ---------  ---------
Income (loss) before equity in income of
 unconsolidated entities and income taxes...           (2,915)       807        114       3,284      4,090      1,084
Equity in income (losses) of unconsolidated
 entities...................................              470       (303)     1,222         (14)      (317)       (99)
                                                    ---------  ---------  ---------   ---------  ---------  ---------
Income (loss) before income taxes...........           (2,445)       504      1,336       3,270      3,773        985
Income tax expense (benefit)................             (538)       362      1,633       2,091      2,451        590
                                                    ---------  ---------  ---------   ---------  ---------  ---------
Net income (loss)...........................        $  (1,907) $     142  $    (297)  $   1,179  $   1,322  $     395
                                                    =========  =========  =========   =========  =========  =========
Net income (loss) per common and common
 equivalent share outstanding...............        $    (.29) $     .03  $    (.06)  $     .22  $     .25  $     .07
                                                    =========  =========  =========   =========  =========  =========
Weighted average number of common and common
 equivalent shares outstanding..............        6,557,286  5,427,305  5,301,455   5,371,940  5,385,781  5,267,704
--------------------------------------------------
                                                    =========  =========  =========   =========  =========  =========
                                                        KOLL
                                                     MANAGEMENT
                                                     SERVICES,
                                                        INC.
                                                    ------------
                                                    EIGHT MONTHS
                                                       ENDED
                                                    NOVEMBER 30,
                                                        1994
                                                    ------------
REVENUE:
Fee based services (including affiliated
 revenue of $5,090, $3,969, $13,081,
 $13,323, $14,445, $3,475 and $5,275 for the
 three month periods ended March 31, 1997
 and 1996, the nine month periods ended
 December 31, 1996 and 1995, the year ended
 March 31, 1996, the four months ended March
 31, 1995, and the eight months ended
 November 30, 1994, respectively)...........          $50,264
Interest income.............................               21
Other (including affiliated revenue of $202,
 $211, $585, $711, $793, $554 and $696 for
 the three month periods ended March 31,
 1997 and 1996, the nine month periods ended
 December 31, 1996 and 1995, the year ended
 March 31, 1996, the four months ended March
 31, 1995, and the eight months ended
 November 30, 1994, respectively)...........            1,281
                                                    ------------
                                                       51,566
COSTS AND EXPENSES:
Fee based services..........................           34,676
Administrative (including rent paid to
 affiliates of $511, $451, $1,599, $1,203,
 $1,585, $473 and $896 for the three month
 periods ended March 31, 1997 and 1996, the
 nine month periods ended December 31, 1996
 and 1995, the year ended March 31, 1996,
 the four months ended March 31, 1995, and
 the eight months ended November 30, 1994,
 respectively)..............................           10,941
Compensation expense related to Merger......            1,208
Merger transaction costs....................              817
Interest expense............................              352
Depreciation expense........................              682
Amortization expense........................            1,545
Minority interest in income (loss) of
 consolidated entities......................              647
                                                    ------------
                                                       50,868
                                                    ------------
Income (loss) before equity in income of
 unconsolidated entities and income taxes...              698
Equity in income (losses) of unconsolidated
 entities...................................              (45)
                                                    ------------
Income (loss) before income taxes...........              653
Income tax expense (benefit)................              403
                                                    ------------
Net income (loss)...........................          $   250
                                                    ============
Net income (loss) per common and common
 equivalent share outstanding...............
Weighted average number of common and common
 equivalent shares outstanding..............
--------------------------------------------------

                See notes to consolidated financial statements.

                           KOLL REAL ESTATE SERVICES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                         COMMON STOCK   ADDITIONAL              STOCK
                         --------------  PAID-IN   RETAINED  SUBSCRIPTION
                         SHARES  AMOUNT  CAPITAL   EARNINGS     NOTES      TOTAL
                         ------  ------ ---------- --------  ------------ -------
KOLL MANAGEMENT
 SERVICES, INC.
Balance at March 31,
 1994................... 3,150    $32    $ 3,906   $10,221     $   --     $14,159
  Options exercised.....     3     --         37       --          --          37
  Net income............   --      --        --        250         --         250
                         -----    ---    -------   -------     -------    -------
Balance at November 30,
 1994................... 3,153    $32    $ 3,943   $10,471     $   --     $14,446
                         =====    ===    =======   =======     =======    =======
KOLL REAL ESTATE
 SERVICES
Balance at inception....   --     $--    $   --    $   --      $   --     $   --
  Sale of common stock,
   net of offering costs
   of $1,153............ 2,746     28     26,273       --       (1,060)    25,241
  Issuance of common
   stock for stock of
   subsidiary (at
   predecessor cost).... 2,522     25      7,331       --          --       7,356
  Net income............   --      --        --        395         --         395
                         -----    ---    -------   -------     -------    -------
Balance at March 31,
 1995................... 5,268     53     33,604       395      (1,060)    32,992
  Additional offering
   costs................   --      --        (65)      --          --         (65)
  Sale of common stock..    36     --        376       --         (188)       188
  Stock repurchased.....    (2)    --         (8)      --            8        --
  Collections on stock
   subscription notes...   --      --        --        --           90         90
  Net income............   --      --        --      1,322         --       1,322
                         -----    ---    -------   -------     -------    -------
Balance at March 31,
 1996................... 5,302     53     33,907     1,717      (1,150)    34,527
  Stock repurchased.....   (10)    --       (116)      --          --        (116)
  Collections on stock
   subscription notes...   --      --        --        --          113        113
  Net loss..............   --      --        --       (297)        --        (297)
                         -----    ---    -------   -------     -------    -------
Balance at December 31,
 1996................... 5,292     53     33,791     1,420      (1,037)    34,227
  Sale of common stock
   (unaudited).......... 1,389     14     24,611       --          --      24,625
  Net loss (unaudited)..   --      --        --     (1,907)        --      (1,907)
                         -----    ---    -------   -------     -------    -------
Balance at March 31,
 1997 (unaudited)....... 6,681    $67    $58,402   $  (487)    $(1,037)   $56,945
                         =====    ===    =======   =======     =======    =======

                See notes to consolidated financial statements.

                           KOLL REAL ESTATE SERVICES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                                         KOLL
                                                                                                                      MANAGEMENT
                                                                     KOLL REAL ESTATE SERVICES                      SERVICES, INC.
                                                    --------------------------------------------------------------- --------------
                                                      THREE MONTHS      NINE MONTHS ENDED      YEAR     FOUR MONTHS  EIGHT MONTHS
                                                    ENDED MARCH 31,        DECEMBER 31,        ENDED       ENDED        ENDED
                                                    -----------------  --------------------- MARCH 31,   MARCH 31,   NOVEMBER 30,
                                                      1997     1996      1996       1995       1996        1995          1994
                                                    --------  -------  --------  ----------- ---------  ----------- --------------
                                                      (UNAUDITED)                (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)............................       $ (1,907) $   142  $   (297)  $  1,179   $  1,322    $    395      $    250
Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating
 activities:
 Gain on sale of investment..................            --       --     (1,537)                  --          --            --
 Provision for deferred income taxes.........            --      (850)   (1,145)       724       (126)        (60)          (41)
 Depreciation and amortization...............          2,846    2,549     7,699      6,272      8,820       1,875         2,227
 Provision for doubtful accounts.............             30      194       475        640        834          65           --
 Reserves on equity investments..............            --       --        --         --         --          325           --
 Equity in income (loss) of unconsolidated
  entities and minority interest, net........           (365)   1,402      (155)       432      1,834         146           349
Changes in operating assets and liabilities:
 Restricted cash.............................          4,000      --     (4,000)       --         --          --            --
 Accounts receivable.........................          1,364      226    (2,902)   (10,248)   (10,022)     (2,468)       (3,424)
 Due from affiliates.........................            206     (911)   (1,496)       827        (84)       (362)          603
 Prepaid expenses and other assets...........          2,334    4,795    (3,162)    (6,388)    (1,593)     (2,667)       (1,566)
 Accounts payable and accrued liabilities....         (3,283)  (2,867)       13      6,974      4,107        (821)        2,800
 Accrued compensation and benefits...........         (3,160)     991     1,796      2,521      3,512        (283)         (958)
 Income taxes payable........................         (1,320)     840       304         89        929           5          (412)
                                                    --------  -------  --------   --------   --------    --------      --------
Net cash provided by (used in) operating
 activities..................................            745    6,511    (4,407)     3,022      9,533      (3,850)         (172)
                                                    --------  -------  --------   --------   --------    --------      --------
INVESTING ACTIVITIES
Acquisitions of management agreements and
 businesses..................................           (186)    (285)   (2,503)    (8,133)    (8,418)     (2,648)         (804)
Purchases of furniture, fixtures and
 equipment...................................           (622)    (396)   (2,176)    (1,794)    (2,190)     (1,409)       (1,408)
Investments and advances, net................           (477)  (1,491)   (2,751)       855       (636)     (2,405)          618
Deferred costs...............................            --       --        --      (1,931)    (1,931)       (299)         (588)
Proceeds from sale of investment.............            --       --      4,450        --         --          --            --
Acquisition of Koll Management Services,
 Inc.........................................            --       --       (163)      (719)      (719)    (25,040)          --
                                                    --------  -------  --------   --------   --------    --------      --------
Net cash used in investing activities........         (1,285)  (2,172)   (3,143)   (11,722)   (13,894)    (31,801)       (2,182)
                                                    --------  -------  --------   --------   --------    --------      --------
FINANCING ACTIVITIES
Payment of deferred financing costs..........         (2,529)     --       (150)      (412)      (412)       (889)         (683)
Borrowings on lines of credit................         48,952   11,210    44,786     41,611     52,821      21,100        23,750
Repayments on lines of credit................        (71,168)  (5,356)  (35,945)   (24,376)   (29,732)     (8,130)      (19,926)
Payment of acquisition obligations...........            (87)  (5,702)   (1,488)    (5,100)   (10,802)     (2,307)         (483)
Sales (repurchases) of common stock and
 collections on subscription notes...........         25,000       60       (3)        155        215      25,241            37
Minority interests' distributions from
 consolidated entities.......................           (680)     --     (4,244)      (899)      (899)       (235)         (165)
                                                    --------  -------  --------   --------   --------    --------      --------
Net cash provided by (used in) financing
 activities..................................           (512)     212     2,956     10,979     11,191      34,780         2,530
                                                    --------  -------  --------   --------   --------    --------      --------
Net (decrease) increase in cash and cash
 equivalents.................................         (1,052)   4,551    (4,594)     2,279      6,830        (871)          176
Cash and cash equivalents at beginning of
 period......................................          2,374    2,417     6,968        138        138       1,009           833
                                                    --------  -------  --------   --------   --------    --------      --------
Cash and cash equivalents at end of period...       $  1,322  $ 6,968  $  2,374   $  2,417   $  6,968    $    138      $  1,009
                                                    ========  =======  ========   ========   ========    ========      ========
Supplemental Disclosures of Cash Flow
 Information
 Cash paid for interest......................       $    726  $ 1,147  $  3,403   $  2,324   $  3,471    $    384      $    210
                                                    ========  =======  ========   ========   ========    ========      ========
 Income taxes paid...........................       $    810  $    59  $  2,549   $  1,440   $  1,499    $    597      $  1,182
                                                    ========  =======  ========   ========   ========    ========      ========

                See notes to consolidated financial statements.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996
  (INFORMATION FOR THREE-MONTH PERIODS ENDED MARCH 31, 1997 AND 1996 AND THE
           NINE MONTH PERIOD ENDED DECEMBER 31, 1995 IS UNAUDITED.)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

  Koll Real Estate Services ("Koll" or the "Company," formerly KMS Holding Corporation), a Delaware corporation, was organized to acquire Koll Management Services, Inc. ("KMS" or the "Predecessor Company") in November 1994. KMS was incorporated in California in June 1988 and reincorporated in Delaware in May 1991.

  KMS was a wholly-owned subsidiary of The Koll Company ("TKC") until July 31, 1991, when it completed an initial public offering of common stock. On November 23, 1994, Koll acquired 100% of the outstanding common stock of KMS pursuant to a merger agreement (the "Merger"). In connection with the Merger, TKC transferred all of its stock in KMS to The Koll Holding Company ("KHC"), of which 1,576,000 shares of common stock (representing 50% of the outstanding stock of KMS) were contributed to Koll for a 48% interest. Koll accounted for the acquisition of these shares at KHC's predecessor cost, or $7,356,000. Koll then acquired the remaining 50% of KMS' common stock for $25,224,000 ($16 per share), of which 36% was acquired from KMS' public shareholders and the remaining 14% interest was acquired from KHC. KMS subsequently agreed to pay the public shareholders an additional $0.50 per share, which totaled an additional $569,000. The aggregate purchase price, including direct transaction costs of $366,000, was $33,515,000.

  The Merger resulted in $18,955,000 of purchase price in excess of the estimated fair value of the net assets acquired. This amount, net of subsequent amortization, is included in goodwill in the accompanying consolidated balance sheets. Transaction costs associated with the Merger and incurred by KMS totaled $817,000 and were expensed.

  The accompanying consolidated financial statements present the Merger as if it had occurred after the close of business on November 30, 1994, the designated effective date of the transaction for accounting purposes.

  The accompanying consolidated statements of operations, stockholders' equity, and cash flows for the eight months ended November 30, 1994 present the consolidated results of the Predecessor Company's operations and its cash flows prior to the Merger. The consolidated results of the Company's operations and its cash flows for the nine months ended December 31, 1996, the year ended March 31, 1996 and the four months ended March 31, 1995 reflect the results of the Merger and, as a result, are not comparable to the financial position, results of operations and cash flows of the Predecessor Company in periods prior to the Merger.

  Effective December 31, 1996, the Company changed its fiscal year to end on December 31 from the previous fiscal year ending on March 31. Accordingly, the Company's results of operations and its cash flows for the transition period ended December 31, 1996 are for a nine month period.

BUSINESS

  The Company provides real estate management and advisory services throughout the United States and in certain portions of Asia. The services provided include property management, asset management, facility management, commercial brokerage, asset disposition, institutional investment and pension fund advisory and construction management services. A portion of the Company's business is conducted with affiliates of TKC (Note 11).

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

INTERIM FINANCIAL INFORMATION

  The accompanying unaudited consolidated financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 and the nine months ended December 31, 1995, have been prepared in accordance with generally accepted accounting principles and the requirements of Regulation S-X for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The Company provides for income taxes during interim periods based on the estimated annual effective tax rate.

CONSOLIDATION

  The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries and partnerships in which it has controlling interests. Results of operations of acquired entities are recognized commencing on the effective date of each entity's acquisition. All significant intercompany transactions have been eliminated in consolidation.

ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 1996 and March 31, 1996, and revenue and expenses for the periods presented. Actual results could differ from those estimates.

  Significant estimates made in preparing the consolidated financial statements include allowances for doubtful accounts, amounts used in evaluating the recoverability of investments, advances and intangible assets, as well as the amortization lives used for the Company's intangible assets.

CASH EQUIVALENTS

  Cash equivalents consist of short-term, highly-liquid investments with maturities of 90 days or less when purchased.

CASH HELD IN TRUST AND TRUST ACCOUNT LIABILITY

  Cash held in trust consists principally of gross proceeds from auctions collected on behalf of the selling parties which is held in a trust account until the final settlement date of the auction. Such amounts held at year-end are shown as cash held in trust in the accompanying consolidated balance sheets. Cash held in trust is excluded from cash and cash equivalents for purposes of the consolidated statements of cash flows.

  The trust account liability represents the portion of cash proceeds and credit card receivables, which are included in accounts receivable, that must be remitted to the selling parties.

FAIR VALUES OF FINANCIAL INSTRUMENTS

  Fair values of cash and cash equivalents and the current portion of long-term debt approximate the carrying value because of the short period of time to maturity. The fair value of long-term debt approximates its carrying value because the fixed rates of interest on a portion of the debt approximate current market rates and the remaining portion of the debt has variable rates of interest.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

PREPAID EXPENSES AND OTHER CURRENT ASSETS

  Prepaid expenses and other current assets consist primarily of prepaid insurance, various deposits and miscellaneous receivables.

FURNITURE, FIXTURES AND EQUIPMENT

  Furniture, fixtures and equipment are stated at cost (Note 3). Depreciation is computed using the straight-line method over estimated useful lives ranging from three to seven years.

INVESTMENTS AND ADVANCES

  Investments consist principally of noncontrolling interests in service and real estate entities. The Company accounts for investments in which it has significant influence (generally 20% to 50% interests) using the equity method of accounting. Under the equity method, the Company includes its share of the income or losses of such entities in its operating results. The Company records its share of the income or losses of certain entities 90 days in arrears. The Company accounts for entities in which it does not have significant influence (generally under 20% interests) using the cost method.

COVENANTS NOT TO COMPETE

  Costs related to covenants not to compete are amortized on a straight-line basis over the periods benefited, ranging from five to ten years. Payments for covenants not to compete that are contingent based upon future events are capitalized when the contingency is resolved and amortized over the remaining period benefited. Accumulated amortization totaled $636,000 and $415,000 at December 31, 1996 and March 31, 1996, respectively.

MANAGEMENT AGREEMENTS

  Management agreements include direct costs paid for such agreements to unaffiliated management companies and costs allocated to management agreements, based upon their estimated fair value, in connection with the Merger (Note 1--Organization) and acquisitions of the stock or assets of other companies (Note 2). The management agreements typically contain evergreen provisions which provide that the agreements remain in effect for an indefinite period but generally enable the property owner and the Company to terminate the agreement upon thirty days prior written notice.

  The cost associated with each "pool" of management agreements is amortized on a straight-line basis over the estimated periods benefited, ranging from two to ten years. The estimated period benefited is established based upon management's assessment of the risk associated with retaining the individual agreements within each pool. The "attrition" factors considered include the relationships with the owners of the underlying properties, the extent to which the Company retains the senior management that had historically managed the properties, and the cash flow of the properties. Accumulated amortization totaled $6,146,000 and $3,754,000 at December 31, 1996 and March 31, 1996,
respectively.

  When indicators of impairment of a pool of management agreements are present, management evaluates for impairment and reviews the reasonableness of the remaining amortization period by comparing the projected cash flow of each pool of management agreements, on an undiscounted basis, over the remaining amortization period of the pool to the remaining unamortized cost of the pool. If the projected undiscounted cash flow of any pool is less than the unamortized cost of the pool, then the recorded cost of the pool would be written down to

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR) an amount equal to its estimated fair value. Estimated fair value would be determined by discounting future cash flows at an appropriate discount rate.

  Projected cash flow for each pool of management agreements represents estimates, based on present plans and intentions, of management fees and other revenue less direct costs. The estimation process involved in the determination of projected cash flow is inherently uncertain since it requires estimates as to future events and conditions. Such future events and conditions include economic, political and market conditions, as well as the availability of suitable financing to fund development and construction activities, and the repayments or refinancing of existing indebtedness. Such economic, political, market and financing conditions may affect occupancy rates of the managed properties. As the amount and timing of the fees to be earned under such contracts is dependent upon such future uncertain events and conditions, the ultimate realization may be materially different in the near term from amounts presently estimated in determining projected cash flow.

GOODWILL

  Goodwill related to the Merger (Note 1--Organization), as well as acquisitions of unrelated companies, is amortized over the estimated periods benefited. Goodwill resulting from the Merger amounted to $18,955,000 and is being amortized over 30 years. Goodwill resulting from other acquisitions is being amortized over a range of 5 to 30 years. Accumulated amortization of goodwill amounted to $3,066,000 and $1,755,000 at December 31, 1996 and March 31, 1996, respectively.

OTHER ASSETS

  Other assets includes costs incurred by the Company to organize and structure investment funds in which the Company holds general partnership interests and for which the Company performs investment management and advisory services. Such costs are amortized using the straight-line method over the estimated period benefited of five years. Other assets also includes organization and deferred financing costs incurred in connection with the Merger. Organization costs are being amortized on a straight-line basis over five years. Deferred financing costs are being amortized on a straight-line basis over the term of the related loan agreements. Accumulated amortization totaled $4,069,000 and $2,506,000 at December 31, 1996 and March 31, 1996,
respectively. Other assets also includes certain long-term fees receivable, net of allowances of $496,000 and $541,000 at December 31, 1996 and March 31, 1996, respectively.

REVENUE

  Revenue consists primarily of management fees, certain onsite reimbursements, leasing commissions, investment sales commissions and auction fees. Base fee revenue (management fees and onsite reimbursements) is recognized as the services are rendered. Transaction fee revenue (such as leasing commissions, asset acquisition and disposition fees) is recognized when earned, generally upon the closing of the related transaction.

ADVERTISING EXPENSE

  The cost of advertising is expensed as incurred. The Company and the Predecessor Company incurred $483,000, $622,000, $450,000 and $229,000 in advertising costs during the nine months ended December 31, 1996, the year ended March 31, 1996, the four months ended March 31, 1995, and the eight months ended November 30, 1994, respectively.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

STOCK OPTIONS

  The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations in accounting for employee stock options. Effective April 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has adopted the disclosure-only provisions of FASB 123 and has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the amount an employee must pay to acquire the stock.

INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under SFAS No. 109, the liability method is used, whereby, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  Since the effective date of the Merger, KMS' operating results are included in the consolidated tax return of the Company for federal and certain state income tax purposes. Prior to the Merger, in certain states, KMS had filed combined state tax returns with TKC and tax expense had been apportioned based on a tax sharing agreement.

IMPAIRMENT OF LONG-LIVED ASSETS

  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS No. 121"). In accordance with SFAS No. 121, long-lived assets and certain intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability test is performed at the lowest level at which undiscounted net cash flows can be directly attributable to long-lived assets. When indicators of impairment are present and projected future undiscounted cash flows are less than the carrying amount of the asset, then the asset would be written down to its estimated fair value. The Company adopted SFAS No. 121 effective April 1, 1996 and there was no effect on its financial position, results of operations or liquidity.

PER SHARE DATA

  Earnings per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Common equivalent shares relating to stock options are computed using the treasury stock method. When the Company is in a loss position for a particular reporting period, the effect of outstanding stock options is excluded since it is anti-dilutive.

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement 128 on the calculation of earnings per share is not expected to be material.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

2. ACQUISITIONS

  Effective January 1, 1995, the Company purchased the stock of CBS Investment Realty, Inc. and CBS Investment Realty of New Mexico, Inc., property management and brokerage companies with headquarters in Phoenix, Arizona ("CBS"). The Company also purchased the business and assets of affiliated companies with property management and brokerage operations in Texas and California. The combined purchase price consisted of two promissory notes secured by letters of credit. One note was due and paid in January 1996. The second note bears interest at 9% per annum, payable quarterly, with principal installments due in April 1996 (which was paid), 1997, 1998 and 1999. The purchase price in excess of the estimated fair value of net assets acquired totaled $7,068,000 and is included, net of amortization, in goodwill in the December 31, 1996 and March 31, 1996 consolidated balance sheets. In May 1996, the Company executed an amendment to the CBS purchase agreement which provided for the buyout of the earnout portion of the purchase price. The buyout consists of four equal installments due May 1996 (which was paid), 1997, 1998 and 1999 and releases the Company from any further obligation to the former owners.

  In March 1995, the Company formed Koll-Dove Global Disposition Services, L.L.C. ("Koll-Dove"), a limited liability company engaged in asset disposition services. The Company has a 50.1% controlling interest in Koll-Dove, and the other 49.9% is owned by parties related to and including The Dove Holdings Corporation (formerly The Ross-Dove Company, Inc.) (collectively, "Dove Group"), an asset disposition company based in Northern California. The Company contributed cash at closing plus a promissory note which was paid in full by March 31, 1996. Dove Group contributed substantially all of its non-real estate assets and related liabilities, excluding receivables from its shareholders. This transaction has been accounted for as a purchase. The contribution by the Company of $5,000,000 in cash and notes exceeded the proportionate book value of net assets (liabilities) acquired by $5.1 million. This excess is included, net of amortization, in goodwill in the accompanying consolidated balance sheets.

  In April 1995, the Company acquired a real estate market research and publishing operation from Liquidity Financial Group, L.P. by purchasing certain assets, including publishing rights, contracts, trademarks and research information. The purchase price included a payment which was made in April 1995, plus an additional amount which is subject to downward adjustment based on earnings through May 2001. In August 1996, the Company executed an amendment to the purchase agreement which provided for the buyout of the earnout portion of the purchase price. The buyout consists of one fixed installment due in March 1998. The purchase price in excess of the estimated fair value of net assets acquired totaled $2,147,000 and is included, net of amortization, in goodwill in the accompanying consolidated balance sheets.

  In July 1995, the Company acquired certain businesses and assets of two affiliated Minneapolis-based companies, The Shelard Group, Inc. and SCI Services, Inc. (collectively "Shelard"). Shelard provides property and facility management services, commercial real estate brokerage services and general contractor and construction services in Minneapolis and St. Paul. The purchase price consisted of cash at closing and a portion of net operating income (as defined) above a specified amount, over a four-year period. The Company also entered into employment and noncompetition agreements with certain Shelard shareholders.

  These transactions have been accounted for as purchase business acquisitions and, accordingly, the results of operations of the acquired entities have been included in the Company's consolidated results of operations from the respective dates of acquisition.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

  The following summarizes the aggregate net purchase price of all acquisitions (excluding the acquisition of KMS by Koll) and the allocation to the assets acquired for the following periods (in thousands):

                                                                      KOLL
                                                                   MANAGEMENT
                                  KOLL REAL ESTATE SERVICES      SERVICES, INC.
                             ----------------------------------- --------------
                             NINE MONTHS             FOUR MONTHS  EIGHT MONTHS
                                ENDED     YEAR ENDED    ENDED        ENDED
                             DECEMBER 31, MARCH 31,   MARCH 31,   NOVEMBER 30,
                                 1996        1996       1995          1994
                             ------------ ---------- ----------- --------------
Furniture, fixtures and
 equipment..................    $   36      $  251     $   244       $  --
Covenants not to compete....       --          --          104          457
Management agreements.......     1,081       7,105       6,136        2,859
Goodwill....................     2,962       1,372      17,443          --
Other assets................       457         --        1,320          --
                                ------      ------     -------       ------
                                 4,536       8,728      25,247        3,316
Less minority interests and
 purchase price financed
 through the assumption of
 liabilities and seller
 financing..................     2,033         310      22,599        2,512
                                ------      ------     -------       ------
Cash paid for acquisitions
 of management agreements
 and businesses.............    $2,503      $8,418     $ 2,648       $  804
                                ======      ======     =======       ======

  The pro forma unaudited results of operations for the nine months ended December 31, 1996 and the year ended March 31, 1996, assuming that all acquisitions during those periods had been consummated as of April 1, 1995, are as follows (in thousands except per share data):

                                                   NINE MONTHS ENDED YEAR ENDED
                                                     DECEMBER 31,    MARCH 31,
                                                         1996           1996
                                                   ----------------- ----------
   Revenue........................................     $101,279       $124,853
   Net income (loss)..............................         (170)         2,499
   Net income (loss) per common and common
    equivalent share..............................         (.03)           .46

  Pro forma financial information is not presented for periods prior to April 1, 1995 because such periods are not comparable to the nine months ended December 31, 1996 and the year ended March 31, 1996 due to the Merger.

3. FURNITURE, FIXTURES AND EQUIPMENT

  Furniture, fixtures and equipment consist of the following (in thousands):

                                                          DECEMBER 31, MARCH 31,
                                                              1996       1996
                                                          ------------ ---------
   Leasehold improvements................................   $   711     $   695
   Office furniture and equipment........................     2,381       1,957
   Computer hardware and software........................     7,138       5,681
                                                            -------     -------
                                                             10,230       8,333
   Less: accumulated depreciation and amortization.......    (4,052)     (2,372)
                                                            -------     -------
                                                            $ 6,178     $ 5,961
                                                            =======     =======

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

4. INVESTMENTS AND ADVANCES

  The Company has noncontrolling interests in various entities that are accounted for using the equity and cost methods. The Company's investments in and advances to these entities are as follows at December 31, 1996 and March 31, 1996 (in thousands):

                                                               DUE (TO)
                                                                 FROM
   DECEMBER 31, 1996                       INTEREST INVESTMENT INVESTEES TOTAL
   -----------------                       -------- ---------- --------- ------
   Koll Telecommunication Services,
    L.L.C. ...............................   30%      $2,038    $     2  $2,040
   K/B Opportunity Fund III, L.P.  .......    *          500       (500)    --
   K/B Opportunity Fund IV, L.P. .........    *          500       (500)    --
   K/B Fund II............................    *        1,600     (1,100)    500
   K/B Fund III...........................    *        1,500     (1,000)    500
   K/B Fund IV............................    *          500        --      500
   SM Brell, L.P. ........................    *          680        --      680
   IB Brell, L.P. ........................    *          150        --      150
   Other..................................    **         907        319   1,226
                                                      ------    -------  ------
                                                      $8,375    $(2,779) $5,596
                                                      ======    =======  ======
                                                                DUE (TO)
                                                                 FROM
   MARCH 31, 1996                          INTEREST INVESTMENT INVESTEES TOTAL
   --------------                          -------- ---------- --------- ------
   Koll Telecommunication Services,
    L.L.C. ...............................   30%      $   81    $     2  $   83
   Insignia CCP III Acquisition, L.L.C. ..   40%         608        --      608
   Insignia CCP IV Acquisition, L.L.C. ...   40%       1,642        --    1,642
   K/B Opportunity Fund III, L.P.  .......    *          500       (500)    --
   K/B Fund II............................    *        1,600     (1,100)    500
   K/B Fund III...........................    *        1,500     (1,000)    500
   Other..................................    **          86        360     446
                                                      ------    -------  ------
                                                      $6,017    $(2,238) $3,779
                                                      ======    =======  ======

--------
 * Interests of 1% or less

** Various interests ranging up to 50%

  Amounts due from investees are non-interest bearing and are due on demand.

  The Company contributed subscription notes payable to certain investee partnerships. The aggregate notes contributed to the investee partnerships totaled $5,430,000 and $3,600,000 as of December 31, 1996 and March 31, 1996,
respectively, of which $3,100,000 and $2,600,000 as of December 31, 1996 and March 31, 1996, respectively, consist of nonrecourse notes (including $1,000,000 and $500,000, respectively, due on demand) that are netted with the investment balances. The remaining notes, totaling $2,330,000 and $1,000,000 at December 31, 1996 and March 31, 1996, respectively, are recourse and are included in other long-term obligations. The notes accrue interest at the long-term applicable federal rate circulated by the Internal Revenue Service (6.77% at December 31, 1996). The notes (including demand notes) mature upon the earlier of dates ranging from December 2005 to December 2006, or the termination of the respective investee partnerships. Principal and interest payments are to be made as distributions are received from the investee partnerships.

  As of December 31, 1996, certain subsidiaries are obligated to contribute additional nonrecourse capital notes to the investee partnerships in an aggregate amount of approximately $500,000.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

  During the nine months ended December 31, 1996, the Company sold its interests in Insignia CCP III Acquisition L.L.C. and Insignia CCP IV Acquisition L.L.C. and realized a gain of $1,537,000.

  As a general partner, the Company and its subsidiaries may be liable for the obligations of such partnerships, including any environmental liabilities that may arise. All of the general partnership interests are held by subsidiaries of KMS, and management believes that the Company's exposure to liabilities is limited to the total invested capital in and advances to the subsidiaries holding the general partnership interests. Management does not believe that any significant contingent liabilities exist with respect to its general partnership interests.

  The combined condensed financial information presented below for the entities accounted for using the equity method has been adjusted, where appropriate, to reflect the accounting principles used by the Company to recognize its share of the income (losses) of such investees in accordance with generally accepted accounting principles. In addition, the Company's financial statements have been restated to reflect the effect of the writeoff of deferred costs and change in revenue recognition method related to one of the Company's investees.

  Combined condensed financial information for the entities accounted for using the equity method, excluding those entities whose business is to invest in real estate, is as follows (in thousands):

  Condensed Statement of Operations Information:

                                                                   YEAR ENDED
                                               NINE MONTHS ENDED    MARCH 31
                                                 DECEMBER 31,    ---------------
                                                     1996         1996     1995
                                               ----------------- -------  ------
   Net revenue................................      $18,484      $ 7,479  $3,038
   Income from operations.....................        1,655       (1,356)     23
   Net income.................................        1,495       (1,173)     23

  Condensed Balance Sheet Information:

                                                          DECEMBER 31, MARCH 31,
                                                              1996       1996
                                                          ------------ ---------
   Current assets........................................    $5,964     $3,955
   Noncurrent assets.....................................       383        132
   Current liabilities...................................     3,731      3,613
   Noncurrent liabilities................................        31         31

  Combined condensed financial information for the entities accounted for using the equity method with investments in real estate is as follows (in thousands):

  Condensed Statement of Operations Information:

                                                                 YEAR ENDED
                                             NINE MONTHS ENDED   DECEMBER 31
                                               SEPTEMBER 30,   ----------------
                                                   1996         1995     1994
                                             ----------------- -------  -------
   Net revenue..............................      $35,753      $59,534  $30,323
   Income (loss) from operations............       14,136         (498)     463
   Net income (loss)........................       14,136         (498)     463

  Condensed Balance Sheet Information:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Current assets....................................   $ 15,607      $ 23,519
   Noncurrent assets.................................    180,743       237,301
   Current liabilities...............................      8,302        16,930
   Noncurrent liabilities............................    205,720       303,029

  At December 31, 1996, consolidated retained earnings includes $521,000 in undistributed earnings from investees that are accounted for using the equity method.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

5. NOTES PAYABLE TO BANKS

  As of December 31, 1996, the Company had a $63,675,000 line of credit ($48,675,000 at March 31, 1996) for acquisition ($35,675,000) and working capital ($28,000,000) purposes which was due to expire on December 31, 1999. At December 31, 1996, borrowings under the line of credit are secured by the common stock of KMS and its subsidiaries, and the maintenance of certain financial ratios is required. A commitment fee ranging from .25% to .50% per annum of the line amount and a letter of credit fee, ranging from 0.625% to 2.25% per annum of the letter of credit amount, depending upon KMS' leverage ratio, is required. Borrowings bear interest at either (i) prime plus a margin, ranging from 0% to 1.25% or (ii) adjusted Eurodollar rate plus a margin, ranging from 0.625% to 2.25%. The margins adjust depending upon KMS' leverage ratio, as specified in the credit agreement. At December 31, 1996, the interest rates ranged from 7.9375% to 9.5% and $46,887,500 was outstanding under the credit line, consisting of $22,963,814 on the acquisition line and $23,923,686 on the working capital revolver. At March 31, 1996, $42,025,000 was outstanding under the line of credit. In addition, $3,562,500 has been set aside on the acquisition line as collateral for a $3,562,500 letter of credit related to an acquisition that closed in fiscal 1995 and will be drawn as payments are due on the underlying note. Accordingly, at December 31, 1996, the Company had $9,148,686 of availability under the acquisition line and $4,076,314 of availability on the working capital revolver. The above line of credit was replaced with an amended and restated credit agreement subsequent to December 31, 1996 (Note 16).

  Management believes the Company was in compliance with all covenants under the credit agreement. The covenants restrict KMS from distributing funds to Koll, except to enable Koll to pay certain administrative expenses and to repurchase, pursuant to the terms of certain subscription agreements, Company common stock from management (Note 7). At December 31, 1996, retained earnings subject to these restrictions totaled $2,024,000.

  Koll-Dove has a revolving line of credit that is secured by Koll-Dove's proceeds on auctions and bears interest at prime plus 2% (10.25% at December 31, 1996). All outstanding principal plus accrued and unpaid interest were due on demand or, if no demand is made, on April 15, 1997. The Company is in the process of negotiating an extension of the credit lines. At December 31, 1996 and March 31, 1996, Koll-Dove had $350,000 and $314,000, respectively, outstanding under the line of credit. At December 31, 1996, Koll-Dove had $150,000 available to draw on the credit line and has a $1,000,000 letter of credit facility available through April 15, 1997.

  Koll-Dove also has a short-term loan agreement with a bank for $4,000,000, secured by a $4,000,000 certificate of deposit and all of Koll-Dove's accounts receivable. The loan bears interest at prime plus 2% (10.25% at December 31, 1996). All outstanding principal plus accrued and unpaid interest are due on demand or, if no demand is made, on January 7, 1997. The note was paid in full in January 1997.

  Future maturities of notes payable to banks at December 31, 1996 were as follows (in thousands):

     1997............................................................... $20,974
     1998...............................................................   8,064
     1999...............................................................  22,200
                                                                         -------
       Total............................................................ $51,238
                                                                         =======

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

6. ACQUISITION OBLIGATIONS

  Acquisition obligations consist of the following (in thousands):

                                    RANGE OF
                                 INTEREST RATES             BALANCE     BALANCE
                                  DECEMBER 31,  MATURITY  DECEMBER 31, MARCH 31,
                                      1996        DATES       1996       1996
                                 -------------- --------- ------------ ---------
   Obligations assumed..........  8.0% to 8.25% 1997-1998   $   384     $   453
   Notes payable to sellers.....             9% 1997-2000     5,189       4,750
   Other amounts due sellers....           --     1997          548         525
                                                            -------     -------
                                                              6,121       5,728
   Less current portion.........                             (2,597)     (2,154)
                                                            -------     -------
                                                            $ 3,524     $ 3,574
                                                            =======     =======

  Future maturities of acquisition obligations at December 31, 1996 are as follows (in thousands):

     1997................................................................ $2,597
     1998................................................................  2,218
     1999................................................................  1,306
                                                                          ------
       Total............................................................. $6,121
                                                                          ======

7. STOCK SUBSCRIPTION NOTES

  Stock subscription notes represent notes receivable from certain members of the Company's management for their purchases of the Company's stock. Koll had $1,037,000 in subscription notes receivable from such members of management at December 31, 1996 related to 247,000 shares of common stock. These notes bear interest, which is payable quarterly, at the prime rate of interest (8.25% at December 31, 1996). These notes are secured by the purchased shares and are due four to five years from date of issue. The Company has the right to repurchase from any member of management, upon termination of employment with the Company, all of such management member's shares.

8. OPERATING LEASES

  The Company has commitments under month-to-month and noncancelable operating leases for office facilities and office equipment. Total rent expense under office and equipment leases was $4,865,000 for the nine months ended December 31, 1996, $6,004,000 for the year ended March 31, 1996, $1,745,000 for the four months ended March 31, 1995 and $3,319,000 for the eight months ended November 30, 1994.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

  Minimum future rentals under noncancelable operating lease commitments in effect at December 31, 1996 are as follows (in thousands):

                                                                 NON-
                                                     AFFILIATE AFFILIATE  TOTAL
                                                     --------- --------- -------
   1997.............................................  $1,590    $2,423   $ 4,013
   1998.............................................     915     1,860     2,775
   1999.............................................     926     1,177     2,103
   2000.............................................     685       853     1,538
   2001.............................................     349       532       881
   Thereafter.......................................      58     1,910     1,968
                                                      ------    ------   -------
     Total..........................................  $4,523    $8,755   $13,278
                                                      ======    ======   =======

9. INCOME TAXES

  Significant components of the provision for income taxes are as follows (in thousands):

                                                                       KOLL
                                                                    MANAGEMENT
                                   KOLL REAL ESTATE SERVICES      SERVICES, INC.
                              ----------------------------------- --------------
                              NINE MONTHS             FOUR MONTHS  EIGHT MONTHS
                                 ENDED     YEAR ENDED    ENDED        ENDED
                              DECEMBER 31, MARCH 31,   MARCH 31,   NOVEMBER 30,
                                  1996        1996       1995          1994
                              ------------ ---------- ----------- --------------
   Current:
     Federal.................   $ 2,125      $1,906      $488          $333
     State...................       653         671       162           111
                                -------      ------      ----          ----
                                  2,778       2,577       650           444
   Deferred:
     Federal.................      (815)       (114)      (41)          (29)
     State...................      (330)        (12)      (19)          (12)
                                -------      ------      ----          ----
                                 (1,145)       (126)      (60)          (41)
                                -------      ------      ----          ----
                                $ 1,633      $2,451      $590          $403
                                =======      ======      ====          ====

  The differences between federal income taxes computed at the statutory rate and the total provision for income taxes are as follows (in thousands):

                                                                      KOLL
                                                                   MANAGEMENT
                                  KOLL REAL ESTATE SERVICES      SERVICES, INC.
                             ----------------------------------- --------------
                             NINE MONTHS             FOUR MONTHS  EIGHT MONTHS
                                ENDED     YEAR ENDED    ENDED        ENDED
                             DECEMBER 31, MARCH 31,   MARCH 31,   NOVEMBER 30,
                                 1996        1996       1995          1994
                             ------------ ---------- ----------- --------------
   Federal income taxes at
    statutory rate..........    $  471      $1,247      $346          $229
   State income taxes, net
    of federal tax benefit..       211         428        93            64
   Non-deductible amortiza-
    tion of goodwill........       541         475        71           --
   Valuation allowance for
    foreign losses..........       261         105       --            --
   Permanent differences....       149         196        80           110
                                ------      ------      ----          ----
                                $1,633      $2,451      $590          $403
                                ======      ======      ====          ====

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

  Deferred income taxes reflect the tax effects of temporary differences between the value of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                          DECEMBER 31, MARCH 31,
                                                              1996       1996
                                                          ------------ ---------
   Deferred tax assets:
     Accrued vacation...................................     $  535     $  762
     Merger costs.......................................        338        338
     Insurance liability accrual........................        607        645
     Reserves...........................................        642        359
     Other accruals.....................................        541        544
     Capital loss carryforwards.........................         13         60
     Foreign loss carryforward..........................        366        105
     Valuation allowance for deferred tax assets........       (366)      (105)
                                                             ------     ------
       Total deferred tax assets........................      2,676      2,708
   Deferred tax liabilities:
     Investments in partnerships and subsidiaries.......        420      1,302
     Management contracts basis.........................      1,345      1,559
     Other..............................................        197        387
                                                             ------     ------
       Total deferred tax liabilities...................      1,962      3,248
                                                             ------     ------
   Net deferred tax asset (liability)...................     $  714     $ (540)
                                                             ======     ======

  Income before income taxes from domestic and foreign operations is as follows (in thousands):

                                                                        KOLL
                                                                     MANAGEMENT
                                                                     SERVICES,
                                     KOLL REAL ESTATE SERVICES          INC.
                                ----------------------------------- ------------
                                NINE MONTHS             FOUR MONTHS EIGHT MONTHS
                                   ENDED     YEAR ENDED    ENDED       ENDED
                                DECEMBER 31, MARCH 31,   MARCH 31,  NOVEMBER 30,
                                    1996        1996       1995         1994
                                ------------ ---------- ----------- ------------
   United States...............   $ 2,804     $ 5,120     $1,014        $628
   Foreign.....................    (1,468)     (1,347)       (29)         25
                                  -------     -------     ------        ----
                                  $ 1,336     $ 3,773     $  985        $653
                                  =======     =======     ======        ====

10. COMMON STOCK AND STOCK AWARD PLANS

  During the four months ended March 31, 1995, the Company adopted the Koll Real Estate Services 1994 Nonqualified Performance Stock Option Plan, as amended (the "Performance Option Plan"), under which officers, certain directors, key employees and consultants of the Company and its subsidiaries are eligible to be granted options to purchase common stock of the Company. Through March 31, 1996 the Company's Board of Directors had set aside 515,000 shares of common stock to be issued pursuant to the Performance Option Plan, which is being administered by a committee established by the Company's Board of Directors. The vesting of options under the plan may be based on the Company's attainment of performance criteria specified at the time options are granted and may also be based on the passage of time. The percentage of the options granted through March 31, 1996 that would vest, if any, was to be determined based on adjusted cumulative earnings, as defined, during the five fiscal years ended March 31, 1999. At March 31, 1996, no compensation expense was accrued

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR) related to outstanding options under the Performance Option Plan since achievement of the minimum specified performance criteria was not yet deemed probable.

  On April 1, 1996, the Company's Board of Directors increased the number of shares set aside under the Performance Option Plan to 590,000 shares of common stock and granted an option to a director to purchase 75,000 shares of common stock at $14 per share. In addition, effective April 1, 1996, the Company modified the option agreements for all outstanding options to include a five-year fixed vesting period commencing April 1, 1996, with accelerated vesting based on the achievement of earnings goals for the three years ending
March 31, 1999. This modification resulted in a new measurement date under generally accepted accounting principles. Accordingly, non-cash compensation expense of $1,824,000 is being recognized over the vesting period, including $329,000 which was recognized during the nine months ended December 31, 1996.

  The following table summarizes activity under the Performance Option Plan through December 31, 1996:

                                        WEIGHTED AVERAGE
                                          OPTION PRICE   NUMBER OF AVAILABLE FOR
                                           PER SHARE      OPTIONS  FUTURE GRANT
                                        ---------------- --------- -------------
   Outstanding at December 1, 1994.....         --            --          --
   Granted.............................      $10.00       390,000     125,000
   Exercised...........................         --            --          --
   Canceled............................         --            --          --
                                                          -------     -------
   Outstanding at March 31, 1995.......      $10.00       390,000     125,000
   Granted.............................      $10.66        91,000     (91,000)
   Exercised...........................         --            --          --
   Canceled............................      $10.00        (7,500)      7,500
                                                          -------     -------
   Outstanding at March 31, 1996.......      $10.15       473,500      41,500
   Granted.............................      $14.00        97,000     (22,000)
   Exercised...........................         --            --          --
   Canceled............................      $10.00       (18,000)     18,000
                                                          -------     -------
   Outstanding at December 31, 1996....      $10.83       552,500      37,500
                                                          =======     =======

  The Company has adopted the disclosure-only provisions of FASB 123. Accordingly, compensation expense has not been recognized for the stock option plan based on the fair value at the grant date for awards in 1996 and 1995. The pro forma effects of using the fair value method to recognize compensation expense are not material to the Company's financial statements.

  The fair value of each option grant is estimated on the date of grant using the minimum value option-pricing model with the following weighted-average assumptions used for grants in the nine months ended December 31, 1996 and the year ended March 31, 1996, respectively: a risk-free interest rate of 6.6% and 6.1%, respectively; no dividend yield; and an expected life of 7.5 years. The weighted-average remaining contractual life of options at December 31, 1996 is approximately 8 years. The weighted-average fair value as of the grant date for options granted in the nine months ended December 31, 1996 and the year ended March 31, 1996 was $5.53 and $3.92, respectively. The exercise prices of options outstanding at December 31, 1996 ranged from $10.00 to $14.00.

  In May 1991, the Predecessor Company's Board of Directors adopted the Koll Management Services, Inc. 1991 Stock Award Plan (the "Stock Award Plan"). The Predecessor Company set aside 330,000 shares of its common stock to be issued pursuant to the Stock Award Plan. The Stock Award Plan was administered by the Compensation Committee appointed by the Predecessor Company's Board of Directors and provided for the

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR) grant of nonqualified and incentive stock options, restricted stock awards and stock appreciation rights. The grant prices and exercise period of options were determined by the Compensation Committee. Options typically expired after 10 years.

  The following table summarizes activity under the Predecessor Company's Stock Award Plan:

                                           OPTION PRICE  NUMBER OF AVAILABLE FOR
                                             PER SHARE    OPTIONS  FUTURE GRANT
                                           ------------- --------- -------------
   Outstanding at March 31, 1994.......... $10.00-$13.25  252,370     77,630
   Granted................................           --       --         --
   Exercised..............................        $12.50   (2,940)    (2,940)
   Canceled............................... $10.00-$11.50   (9,610)     9,610
                                                          -------     ------
   Outstanding at November 30, 1994....... $10.00-$13.25  239,820     84,300
                                                          =======     ======

  In connection with the Merger, the Predecessor Company paid $1,208,000, which was charged to expense in the eight-month period ended November 30, 1994, to cancel all vested stock options.

11. RELATED PARTY TRANSACTIONS

  The Company and KMS have provided services to affiliates of the Company. Such services include property and asset management, information, personnel, human resource and various other services. Total revenue earned for providing such services to affiliates was $13,666,000, $15,238,000, $4,029,000 and
$5,971,000 for the nine months ended December 31, 1996, the year ended March 31, 1996, the four months ended March 31, 1995, and the eight months ended November 30, 1994, respectively.

  Under a management agreement with TKC, the Company and KMS were provided executive management services by certain key personnel primarily employed by TKC. KMS compensated TKC for those services based on an annual estimate of the time spent by such personnel on business of the Company and its subsidiaries. During the year ended March 31, 1996, the four months ended March 31, 1995, and the eight months ended November 30, 1994, TKC billed $281,000, $87,000 and $189,000, respectively, for such executive management services. On April 1, 1996, this agreement was terminated and certain TKC executives became employees of KMS.

  The Company and KMS also pay costs of the health insurance benefits for TKC and its affiliates and bills TKC and each affiliate monthly in amounts approximating their pro-rata portion (based on employee head count) of the premium obligations. The total billings for such health insurance benefits for the nine months ended December 31, 1996, the year ended March 31, 1996, the four months ended March 31, 1995, and the eight months ended November 30, 1994 were $1,545,000, $1,721,000, $426,000 and $736,000, respectively. These billings are netted in cost of fee based services and administrative expenses in the accompanying consolidated statements of income.

  The Company and KMS paid consulting fees totaling $263,000, $350,000, $117,000 and $233,000 during the nine months ended December 31, 1996, the year ended March 31, 1996, the four months ended March 31, 1995, and the eight months ended November 30, 1994, respectively, to an investment advisor who was a director of KMS and is an officer of one of its wholly-owned subsidiaries. This individual is also a partner in a number of the Company's consolidated investee partnerships and received distributions from such partnerships totaling $1,824,000, $900,000, $235,000 and $65,000, respectively, for the nine months ended December 31, 1996, the year ended March 31, 1996, the four months ended March 31, 1995, and the eight months ended November 30, 1994.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

  As of December 31, 1996 and March 31, 1996, KMS had loaned an aggregate of approximately $710,000 and $640,000, respectively, to a customer partnership which includes as partners TKC and certain current and former officers and employees of either TKC or KMS.

  Three officers of KMS participate in the earnings of K/B Investors I and K/B Opportunity Investors, both of which are 50.1% owned and consolidated partnerships. The officers' aggregate participation interests are 12.4% and 13%, respectively. The amounts accrued for such payments at December 31, 1996 and March 31, 1996 were $5,000 and $98,000, respectively. The aggregate amounts paid under the participation agreement were $485,000, $592,000 and $62,000, respectively, during the nine months ended December 31, 1996, the year ended March 31, 1996 and the eight months ended November 30, 1994. No amounts were paid during the four months ended March 31, 1995.

  Payments by KMS to TKC for state income taxes totaled $220,000 during the eight months ended November 30, 1994. No payments were made to TKC for income taxes for the nine months ended December 31, 1996, the year ended March 31, 1996 or the four months ended March 31, 1995.

12. EMPLOYEE BENEFIT PLANS

  The Company's employees may participate, subject to eligibility, in TKC's 401(k) Plus Employee Savings Plan (the "401(k) Plan"). Employees are eligible to participate in the 401(k) Plan after 60 days of service and, at the Company's discretion, a portion of employee contributions may be matched by the Company at a rate up to 50%. No matching contributions were made by the Company or KMS during any of the periods presented.

13. COMMITMENTS AND CONTINGENCIES

  The Company is the guarantor of TKC's obligations under an operating lease for the Company's headquarters that requires minimum monthly payments of approximately $111,000 through August 31, 2007. The Company, as the primary occupant of the building, currently pays monthly rent to TKC of approximately $75,000.

  The Company is a defendant in various lawsuits and, based upon the advice of legal counsel, management believes that the outcome of such actions will not have a material effect on the Company's consolidated financial position, results of operations or liquidity.

14. INDUSTRY SEGMENTS

  The Company operates primarily in two business segments: (1) Property and Corporate Services, and (2) Investment Management. The Property and Corporate Services segment provides services including property management, leasing and marketing, general contracting and construction management, capital asset disposition and acquisition and other real estate management services. The Investment Management segment provides investment management services, including property acquisition, disposition, financing and valuation consulting and general partner management services for real estate limited partnerships throughout the United States.

   KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

  The following table summarizes selected financial data by business segment for the periods indicated (in thousands):

                                                                      KOLL
                                                                   MANAGEMENT
                                  KOLL REAL ESTATE SERVICES      SERVICES, INC.
                             ----------------------------------- --------------
                             NINE MONTHS             FOUR MONTHS  EIGHT MONTHS
                                ENDED     YEAR ENDED    ENDED        ENDED
                             DECEMBER 31, MARCH 31,   MARCH 31,   NOVEMBER 30,
                                 1996        1996       1995          1994
                             ------------ ---------- ----------- --------------
Identifiable assets, end of
 period
  Property and corporate
   services.................   $ 78,403    $ 69,750    $48,753      $33,213
  Investment management.....     20,533      23,167     16,109       11,071
  Investments and advances..      5,596       3,779      3,051          648
  Corporate.................     30,704      28,294     28,795       15,559
                               --------    --------    -------      -------
                               $135,236    $124,990    $96,708      $60,491
                               ========    ========    =======      =======
Revenue
  Property and corporate
   services--Nonaffiliates..   $ 70,718    $ 89,940    $23,238      $38,857
  --Affiliates..............      7,706       5,685      1,585        1,550
  Investment management--
   Nonaffiliates............     10,122      11,925      4,782        6,131
  --Affiliates..............      5,375       8,760      1,890        3,725
  Corporate --Nonaffiliates.      4,730       2,597        441          607
  --Affiliates..............        585         793        554          696
                               --------    --------    -------      -------
                               $ 99,236    $119,700    $32,490      $51,566
                               ========    ========    =======      =======
Operating profit
  Property and corporate
   services.................   $  6,356    $  7,499    $   364      $ 3,438
  Investment management.....      2,464       6,672      3,085        2,359
                               --------    --------    -------      -------
                                  8,820      14,171      3,449        5,797
Minority interest in
 (income) loss of
 consolidated entities......         26        (679)      (447)        (647)
Equity in income (loss) of
 unconsolidated entities....      1,222        (317)       (99)         (45)
Corporate expenses..........     (5,273)     (5,511)    (1,326)      (4,100)
Interest expense............     (3,459)     (3,891)      (592)        (352)
                               --------    --------    -------      -------
Income before income taxes..   $  1,336    $  3,773    $   985      $   653
                               ========    ========    =======      =======
Depreciation and
 amortization
  Property and corporate
   services.................   $  3,015    $  3,489    $   472      $   868
  Investment management.....      2,284       2,161        463          571
  Corporate.................      2,400       3,170        940          788
                               --------    --------    -------      -------
                               $  7,699    $  8,820    $ 1,875      $ 2,227
                               ========    ========    =======      =======
Capital expenditures
  Property and corporate
   services.................   $    784    $    859    $   550      $   548
  Investment management.....        235         209        141          141
  Corporate.................      1,157       1,122        718          719
                               --------    --------    -------      -------
                               $  2,176    $  2,190    $ 1,409      $ 1,408
                               ========    ========    =======      =======

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

  Identifiable assets by industry segment are those assets used in the Company and subsidiaries' operations in each industry segment. Identifiable assets and revenues of foreign operations are not material to the consolidated financial statements. Corporate assets are principally made up of deferred taxes, general prepaids, capitalized acquisition costs and deferred financing costs.

  The Company has a 30% interest in Koll Telecommunication Services, L.L.C. ("KTS"), whose operations are in the United States and Canada and are vertically integrated with the Company's Property and Corporate Services segment. The Company's equity in KTS' net income (loss) totaled $912,000, ($585,000), ($128,000) and ($48,000) during the nine months ended December 31, 1996, the year ended March 31, 1996, the four months ended March 31, 1995 and the eight months ended November 30, 1994. The Company's investment in KTS' net assets totaled $2,038,000, $81,000, $124,000 and $102,000 as of December 31,
1996, March 31, 1996 and 1995 and November 30, 1994, respectively.

  The Company had 40% interests in Insignia CCP III Acquisition, L.L.C. and Insignia CCP IV Acquisition L.L.C. Each of these L.L.C.s hold limited partnership interests in limited partnerships that own real estate throughout the United States. These operations are not vertically integrated into any of the Company's reported segments. The Company sold its interests in these entities during the nine months ended December 31, 1996 (Note 4).

  The Company and KMS have provided services to customers in diversified industries, and no single customer represented more than 10% of total revenue in any period presented in the accompanying consolidated financial statements. The percentage of the Company and its subsidiaries' total revenue to customers in the insurance industry was approximately 15% during the nine months ended December 31, 1996 and 22% during the year ended March 31, 1996.

  The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have been within management's expectations and within amounts provided through the allowance for doubtful accounts. At December 31, 1996, accounts receivable from customers in the insurance industry were $3,370,000.

  KOLL REAL ESTATE SERVICES AND KOLL MANAGEMENT SERVICES, INC. (PREDECESSOR)

15. QUARTERLY RESULTS OF OPERATIONS

  The following is a summary of the quarterly results of operations (unaudited) for the nine months ended December 31, 1996 and the year ended March 31, 1996 (in thousands, except per share amounts):

                                                    THREE MONTHS ENDED
                                            -----------------------------------
                                            DECEMBER 31, SEPTEMBER 30, JUNE 30,
                                                1996         1996        1996
                                            ------------ ------------- --------
   DECEMBER 31, 1996
   Revenue.................................   $36,118       $33,488    $29,630
   Net income (loss).......................       490          (490)      (297)
   Net income (loss) per common and common
    equivalent share.......................       .09          (.10)      (.05)

                                                THREE MONTHS ENDED
                                   --------------------------------------------
                                                                         JUNE
                                   MARCH 31, DECEMBER 31, SEPTEMBER 30,   30,
                                     1996        1995         1995       1995
                                   --------- ------------ ------------- -------
   MARCH 31, 1996
   Revenue........................  $29,824    $31,426       $30,885    $27,566
   Net income.....................      142        469           700         10
   Net income per common and com-
    mon equivalent share..........      .03        .09           .13        --

16. SUBSEQUENT EVENTS

  On January 9, 1997, the Company received a $25,000,000 equity infusion from certain existing shareholders and entered into an amended and restated credit agreement. The amended credit agreement increased the total borrowing availability and revised the components to consist of a $25,000,000 term loan and a $70,000,000 revolving facility ($45,000,000 for acquisitions and $25,000,000 for working capital). Unamortized deferred loan fees aggregating $1.2 million related to the pre-amendment credit facility were charged to expense in the quarter ended March 31, 1997. The new credit agreement matures on September 30, 2001 and periodic principal reductions are required beginning March 31, 1998. The fees and interest rate margins, which are more fully discussed in Note 5, were adjusted to the following ranges:

     Commitment Fee..............................................  .25% to .375%
     Letter of Credit Fee........................................ .625% to 1.75%
     Margin Over Prime...........................................    0% to  .75%
     Margin Over Eurodollar...................................... .625% to 1.75%

  On March 18, 1997, shareholders representing a majority of the Company's outstanding shares entered into a letter of intent agreement whereby the Company would be merged with and into a subsidiary of CB Commercial Real Estate Services Group, Inc.

  Subsequent to December 31, 1996, the Company began the process of negotiating the buyout of a minority interest in one of its consolidated subsidiaries for a purchase price of approximately $5,250,000.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Koll Real Estate Services

  We have audited the combined statement of operations of the Business Acquired from The Shelard Group, Inc. and Affiliate (the "Acquired Shelard Business") for the year ended December 31, 1994. This financial statement is the responsibility of Acquired Shelard Business' management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the results of operations of the Acquired Shelard Business for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Newport Beach, California
August 5, 1996

                             BUSINESS ACQUIRED FROM
                     THE SHELARD GROUP, INC. AND AFFILIATE

                        COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

REVENUE
  Fee-based services.................................................... $8,147
  Other revenue.........................................................    119
                                                                         ------
                                                                          8,266
COSTS AND EXPENSES
  Cost of fee-based services............................................  5,198
  General and administrative............................................  1,431
  Depreciation and amortization.........................................    125
  Interest..............................................................     36
                                                                         ------
                                                                          6,790
                                                                         ------
Net income.............................................................. $1,476
                                                                         ======



                            See accompanying notes.

                            BUSINESS ACQUIRED FROM
                     THE SHELARD GROUP, INC. AND AFFILIATE

                   NOTES TO COMBINED STATEMENT OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1994

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

  The Shelard Group, Inc. and affiliate (collectively "Shelard") includes the accounts of The Shelard Group, Inc. and one of its affiliates, SCI Services, Inc. Shelard provided property management, commercial brokerage and construction management services in Minnesota. The accompanying financial statement includes only the revenue and expenses arising from the operations of Shelard related to the management, commercial brokerage and construction management business that was acquired by Koll Management Services, Inc. in July 1995 (the "Acquired Shelard Business"). This statement is not intended to and does not reflect the results of operations of Shelard for the period presented. All significant intercompany transactions have been eliminated in combination.

  The financial information included herein may not necessarily reflect the results of the operations of the Acquired Shelard Business in the future or what the results of operations of the Acquired Shelard Business would have been had it been a separate, stand-alone company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses for the period presented. Actual results could differ from those estimates.

REVENUE

  Revenue consists primarily of property and construction management fees and leasing and brokerage commissions. Management and construction fees are generally recognized as the services are rendered. Leasing and brokerage commissions are recognized when earned, generally upon the closing of the related transaction.

DEPRECIATION AND AMORTIZATION

  Depreciation of property and equipment was computed principally using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is completed using the straight-line method over the lease term or estimated useful lives of the improvements, whichever is shorter.

INCOME TAXES

  For federal and state purposes, Shelard has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statement.

3. RELATED PARTY TRANSACTIONS

  Included in fee-based services revenue is revenue from affiliates totaling $709,000.

4. OPERATING LEASES

  Shelard occupies office space under two operating leases with a related party. One lease, commencing on July 15, 1994, provides for payments ranging from $78,000 to $87,000 annually and expires on June 30, 1997;

                            BUSINESS ACQUIRED FROM
                     THE SHELARD GROUP, INC. AND AFFILIATE

            NOTES TO COMBINED STATEMENTS OF OPERATIONS--(CONTINUED)

the other lease provides for payments ranging from $156,000 to $178,000 annually and expires December 31, 2000. Prior to the July 1994 lease, Shelard occupied office space under an operating lease which expired in June 1994.

  Future commitments under these operating leases at December 31, 1994 were as follows:

     1995............................................................ $  324,000
     1996............................................................    382,000
     1997............................................................    343,000
     1998............................................................    310,000
     1999............................................................    311,000
     Thereafter......................................................    311,000
                                                                      ----------
                                                                      $1,981,000
                                                                      ==========

  Rental expense was $253,000 for the year ended December 31, 1994.

5. SALARY SAVINGS AND PROFIT SHARING PLAN

  Shelard established a Salary Savings and Profit Sharing Plan in 1989 under
Section 401(k) of the Internal Revenue Code in which both the Company and eligible employees contribute. Shelard's contribution is 50% of employee contributions based on the first 4% of employee salary deferral. Profit sharing expense for the year ended December 31, 1994 was $57,000.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Ross-Dove Company, Inc.:

  We have audited the accompanying combined statement of assets and liabilities of Ross-Dove Company, Inc., Dovetech, Inc., Dovemedia, Ltd. and Dove Capital, Inc. (all California corporations, collectively the "Company", a majority of the previously combined operations) as of December 31, 1994, and the related combined statements of revenues and expenses, shareholders' equity (deficit) and cash flows for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ross-Dove Company, Inc., Dovetech, Inc., Dovemedia, Ltd. and Dove Capital, Inc. as of December 31, 1994, and the results of their operations and their cash flows for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

San Jose, California
July 19, 1996

                    ROSS-DOVE COMPANY, INC., DOVETECH, INC.,
                     DOVEMEDIA, LTD. AND DOVE CAPITAL, INC.

                  COMBINED STATEMENT OF ASSETS AND LIABILITIES

                               DECEMBER 31, 1994

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                         1994
                                                                        -------
                                ASSETS
                                ------
CURRENT ASSETS:
  Cash................................................................. $    51
  Cash in trust........................................................     790
  Accounts receivable, less allowance of $35...........................   1,366
  Prepaid expenses and other current assets............................     229
                                                                        -------
    Total current assets...............................................   2,436
OTHER ASSETS...........................................................      49
                                                                        -------
    Total assets....................................................... $ 2,485
                                                                        =======
            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
            ----------------------------------------------
CURRENT LIABILITIES:
  Bank overdraft....................................................... $   141
  Notes payable and lines of credit....................................   2,978
  Current portion of long-term debt....................................     266
  Accounts payable.....................................................   2,534
  Accrued liabilities..................................................     835
  Trust account liability..............................................     654
                                                                        -------
    Total current liabilities..........................................   7,408
LONG-TERM DEBT, net of current portion.................................      72
COMMITMENTS AND CONTINGENCIES (Note 5)
  SHAREHOLDERS' EQUITY (DEFICIT).......................................  (4,995)
                                                                        -------
    Total liabilities and shareholders' equity (deficit)............... $ 2,485
                                                                        =======


    The accompanying notes are an integral part of these combined financial statements.

                    ROSS-DOVE COMPANY, INC., DOVETECH, INC.,
                     DOVEMEDIA, LTD. AND DOVE CAPITAL, INC.

                  COMBINED STATEMENTS OF REVENUES AND EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                        1994
                                                                      --------
GROSS PROCEEDS FROM AUCTIONS:
  High-tech.......................................................... $ 56,866
  Loans and real estate..............................................  498,152
                                                                      --------
                                                                      $555,018
                                                                      ========
REVENUES (Note 2):
  Auctions or consigned merchandise.................................. $ 14,849
  Auctions of purchased merchandise..................................    1,359
  Appraisal and other services.......................................      786
                                                                      --------
      Total revenues.................................................   16,994
                                                                      ========
OPERATING EXPENSES:
  Auction costs:
    Consigned merchandise-related....................................    7,586
    Purchased merchandise-related....................................    1,263
    Loss on IBM product auction......................................    1,240
  Shareholders' compensation.........................................      664
  General and administrative expenses................................   10,096
                                                                      --------
      Total operating expenses.......................................   20,849
                                                                      ========
      Income (loss) from operations..................................   (3,855)
                                                                      ========
OTHER EXPENSES:
  Interest expense, net..............................................       23
  Other (income) expense.............................................      (11)
                                                                      --------
      Total other expenses...........................................       12
                                                                      --------
  Income (loss) before provision or state income taxes...............   (3,867)
PROVISION FOR STATE INCOME TAXES.....................................       --
                                                                      --------
NET INCOME (LOSS).................................................... $ (3,867)
                                                                      ========

    The accompanying notes are an integral part of these combined financial statements.

                    ROSS-DOVE COMPANY, INC., DOVETECH, INC.,
                     DOVEMEDIA, LTD. AND DOVE CAPITAL, INC.

             COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                      FOR THE YEAR ENDED DECEMBER 31, 1994

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     COMMON STOCK
                                    ---------------
                                    COMBINED DOVE
                                       ENTITIES     RETAINED
                                    --------------- EARNINGS
                                    SHARES   AMOUNT (DEFICIT)  OTHER    TOTAL
                                    -------  ------ --------- -------  -------
BALANCE, DECEMBER 31, 1993......... 145,300   $140   $ 1,905  $   --   $ 2,045
  Issuance of common stock at $.10
   per share.......................  50,000      5       --       --         5
  Repurchase of common stock.......  (9,262)    (6)     (427)     --      (433)
  Distribution of net assets not
   contributed.....................     --     --        --    (2,745)  (2,745)
  Loss for the year................     --     --     (3,867)     --    (3,867)
                                    -------   ----   -------  -------  -------
BALANCE, DECEMBER 31, 1994......... 186,038   $139   $(2,389) $(2,745) $(4,995)
                                    =======   ====   =======  =======  =======



    The accompanying notes are an integral part of these combined financial statements.

                    ROSS-DOVE COMPANY, INC., DOVETECH, INC.,
                     DOVEMEDIA, LTD. AND DOVE CAPITAL, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                        1994
                                                                       -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)..................................................... $(3,867)
  Adjustments to reconcile net income to net cash provided by (used for) operating activities:
    Depreciation expense..............................................     336
    Gain on exchange of property, plant and equipment.................     (12)
    Changes in assets and liabilities:
      (Increase) decrease in cash in trust............................   4,519
      Decrease (increase) in accounts receivable......................    (390)
      (Increase) decrease in prepaid expenses and other current
       assets.........................................................     100
      Increase (decrease) in trust account liability..................  (2,921)
      (Decrease) increase in accounts payable.........................     640
      Increase in accrued liability...................................     237
      Decrease in income taxes payable................................     (27)
      Decrease in deferred interest...................................      (7)
      Other...........................................................    (225)
                                                                       -------
       Net cash provided by (used for) operating activities...........  (1,617)
                                                                       =======
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.................................  (3,599)
                                                                       -------
       Net cash used for investing activities.........................  (3,599)
                                                                       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net cash repaid under lines of credit...............................    (500)
  Repayments of notes payable and long-term debt......................  (6,732)
  Proceeds from borrowings of notes and long-term debt................  12,414
  Loans to shareholders, net of repayments............................     (89)
  Proceeds from issuance of common stock..............................       5
                                                                       -------
       Net cash provided by (used for) financing activities...........   5,098
                                                                       =======
NET INCREASE (DECREASE) IN CASH.......................................    (118)
CASH, beginning of year...............................................     169
                                                                       -------
CASH, end of year..................................................... $    51
                                                                       =======
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Fair value of equipment exchange.................................... $    20
  Offset of shareholder loan on stock repurchase......................     107
  Note issued for stock purchase......................................     326
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest.............................................. $   414
  Cash paid for income taxes..........................................       2

    The accompanying notes are an integral part of these combined financial statements.

                   ROSS-DOVE COMPANY, INC., DOVETECH, INC.,
                    DOVEMEDIA, LTD. AND DOVE CAPITAL, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

1. BASIS OF PRESENTATION, ORGANIZATION AND BUSINESS:

BACKGROUND

  The accompanying financial statements combine the accounts of Ross-Dove Company, Inc. (Ross-Dove), Dovetech, Inc. ("Dovetech"), Dovemedia, Ltd. ("Dovemedia") and Dove Capital, Inc. ("Dovecapital") (collectively the "Company") for all periods presented. All significant intercompany transactions between Ross-Dove, Dovetech, Dovemedia and Dovecapital have been eliminated.

  Ross-Dove was incorporated on January 25, 1985. Its principal line of business is conducting auctions. Subsequent to March 13, 1995, Ross-Dove changed its name to The Dove Holdings Corporation (Dove Holdings).

  Dovetech was incorporated on February 6, 1992. On November 24, 1992, all of the assets, liabilities and obligations of the appraisal business of Ross-Dove totaling net assets of $30,000 were transferred to Dovetech in exchange for the issuance of 300 shares of common stock. On November 25, 1992, Dove Holdings distributed as a dividend all of these shares of Dovetech common stock on a pro rata basis to the shareholders of Ross-Dove common stock. Its principal line of business is the provision of asset appraisal services.

  Dovemedia was also incorporated on February 6, 1992 and is owned by the same shareholders as the entities referred to above. Its principal line of business is providing advertising services to Ross-Dove, the revenue from which totalled $350,000 in 1995, $3,847,000 in 1994 and $2,665,000 in 1993 and is
eliminated in combination.

  Dovecapital was incorporated on April 15, 1994 and is owned by the same shareholders as Ross-Dove. Dovecapital specializes in asset pricing and disposition strategies.

  On November 23, 1995, Dovemedia and Dovecapital were merged into Dove
Holdings.

FORMATION OF KOLL-DOVE GLOBAL DISPOSITION SERVICES LLC

  In March 1995, the Company entered into a series of agreements with Koll Management Services, Inc. (Koll), a real estate services company headquartered in Newport Beach, California, including:

    (1) the formation of a limited liability company, Koll-Dove Global Disposition Services LLC (Koll-Dove), to which substantially all of the Company's non-real estate assets and related liabilities, excluding the receivables from shareholders, were contributed,

    (2) the contribution by Koll of $5 million to Koll-Dove in exchange for a 50 percent ownership interest (subsequently increased to 50.1 percent); Koll made a $2 million payment to the Company in March, 1995 which was subsequently remitted to Koll-Dove and an additional $3 million payment was made to Koll Dove during 1995,

    (3) the execution of employment agreements and buy/sell agreements by the Company's shareholders.

  The accompanying financial statements exclude the activities not subsequently included in Koll-Dove and accordingly represent only the business acquired by Koll. The net assets not acquired by Koll have been reflected as a reduction in the combined statements of shareholders' equity (deficit).

                   ROSS-DOVE COMPANY, INC., DOVETECH, INC.,
                    DOVEMEDIA, LTD. AND DOVE CAPITAL, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUE RECOGNITION

  The Company's commission income from auctions is recognized upon completion of the related auction and when there are no significant uncertainties as to ultimate collection of auction proceeds. Revenues from appraisal and advertising services are recognized when the services are performed. Costs related to appraisal services are included within general and administrative expenses in the accompanying combined statements of operations. Reimbursements of expenses incurred by the Company in connection with auctions represented approximately $324,000, $3.9 and $5.5 million of total revenues during the period ended March 13, 1995 and the years ended December 31, 1994 and 1993, respectively.

  Revenues from significant customers were as follows:

                                                                            1994
                                                                            ----
      Customer A........................................................... --
      Customer B...........................................................  1%
      Customer C...........................................................  4%
      Customer D........................................................... 16%

  Customer A is a government agency.

CASH IN TRUST

  The Company generally collects the gross proceeds of an auction on behalf of the selling parties and holds such proceeds in a trust account until the final settlement date of the auction. Such amounts held at year-end are shown as cash in trust in the accompanying combined balance sheets. Cash in trust is excluded from cash for purposes of the combined statements of cash flows.

  The portion of the proceeds that must be remitted to the owner of the goods that were sold during an auction is reflected as a trust account liability in the accompanying combined balance sheets, net of the Company's commissions and expense reimbursements that have not been disbursed from the trust account.

LEASES

  Leases for which the Company assumes substantially all property rights and risks of ownership are considered capital leases and are capitalized as property and equipment. The related obligation is shown in debt as capital lease obligations. All other leases are considered operating leases and rental payments are charged to expense as incurred.

INCOME TAXES

  As the Company's tax filing status is that of an S corporation (and, subsequent to March 13, 1995, a limited liability company), taxable income or loss is generally passed through to the individual shareholders of the Company for tax reporting purposes. Through December 31, 1993, the Company was subject to a 2 1/2% California state income tax on its taxable earnings. Effective January 1, 1994, the rate was reduced to 1 1/2% of taxable income.

  The benefit relating to the 1994 net operating losses has been fully reserved, under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

                   ROSS-DOVE COMPANY, INC., DOVETECH, INC.,
                    DOVEMEDIA, LTD. AND DOVE CAPITAL, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


3. NOTES PAYABLE AND LINES OF CREDIT:

  At December 31, 1994, the Company had a note payable to a financial institution with an outstanding balance of $2,603,000. This note bore interest at the prime rate (as announced by the N.Y. Clearinghouse Association) plus 1.5% and was paid during 1995. This note was secured by personal guarantees of the shareholders.

  At December 31, 1994, the Company had an installment note payable to a bank with an outstanding balance of $318,333 and $375,000, respectively. This note bore interest at the bank's base rate plus .5% and matured on June 30, 1995.

4. PROFIT-SHARING PLAN:

  Effective June 1, 1985, the Company adopted a 401(k) profit sharing plan (the "Plan") for the benefit of its employees. Profit sharing contributions to the Plan are made at the discretion of the Company and members of the Plan may make voluntary contributions. In addition, effective January 1, 1992, the Company began matching employee contributions. The Company's contributions for year ended December 31, 1994 was approximately $150,000 and is included in general and administrative expenses in the accompanying combined statements of operations.

  In January 1995, the Company amended the Plan to provide for participant directed investments and to discontinue matching of employee contributions. Koll-Dove assumed the rights and obligations of the Plan pursuant to the formation of Koll-Dove as discussed in Note 1.

5. COMMITMENTS AND CONTINGENCIES:

  The Company is involved in certain legal matters, all of which in the opinion of management are normal business matters that will not result in a material adverse effect on the financial position or results of operations of the Company.

  Effective May 31, 1996, the Company agreed to settle litigation which alleged certain claims arising from an appraisal performed. The settlement resolved prior litigation which initially ruled in the Company's favor but was reversed on appeal. The $1 million settlement is due in installments commencing June 1, 1996 to October 1, 1997.

  The Company leases office space and telephone equipment under operating leases. Rental expense under these leases was $281,000 in 1994. These operating leases are noncancellable and have minimum lease payment requirements of $198,000 in 1995, $133,000 in 1996, $96,000 in 1997 and $8,000
in 1998.

6. LOSS ON IBM PRODUCT AUCTION:

  In July 1994, the Company recognized a loss of approximately $1.2 million on revenues of approximately $7.3 million related to an auction of IBM products. This auction was unusual due to the size of the auction and the infrequent nature of purchased merchandise auctions. The Company intends to limit the size and frequency of future purchased merchandise auctions.

                                                                         ANNEX 1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.,

                                      AND

                          CBC ACQUISITION CORPORATION

                                ON THE ONE HAND,

                                      AND

                           KOLL REAL ESTATE SERVICES,

                             THE KOLL SHAREHOLDERS

                                      AND

                                 DONALD M. KOLL

                               ON THE OTHER HAND

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE 1 DEFINITIONS....................................................   1-1
       1.1 Certain Definitions............................................   1-1
       1.2 Other Definitions..............................................   1-3
 ARTICLE 2 THE MERGER.....................................................   1-4
       2.1 Effective Time of the Merger...................................   1-4
       2.2 Effects of the Merger..........................................   1-4
       2.3 Effect on Capital Stock........................................   1-4
           (a) Capital Stock of Acquisition Corporation...................   1-4
           (b) Cancellation of Koll-Owned and CBC-Owned Stock.............   1-5
           (c) Conversion of Koll Common..................................   1-5
           (d) Adjustment of Exchange Ratio...............................   1-5
           (e) Dissenters' Rights of Stockholders of Koll.................   1-5
           (f)   Fractional Shares........................................   1-5
       2.4 Exchange of Certificates.......................................   1-6
       2.5 Board of Directors; Officers...................................   1-6
       2.6 No Further Ownership Rights in Koll Common.....................   1-6
       2.7 Tax Treatment..................................................   1-6
       2.8 Employee Stock Options.........................................   1-6
 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF KOLL.........................   1-7
       3.1 Organization...................................................   1-7
       3.2 Capital Structure..............................................   1-7
       3.3 Obligations With Respect to Capital Stock......................   1-8
       3.4 Equity Investments.............................................   1-8
       3.5 Authority......................................................   1-8
       3.6 Financial Statements...........................................   1-9
       3.7 Business Changes...............................................  1-10
       3.8 Properties.....................................................  1-11
       3.9 Real Property..................................................  1-11
      3.10 Accounts Receivable............................................  1-12
      3.11 Taxes..........................................................  1-12
      3.12 Compensation...................................................  1-12
      3.13 Compliance with Law............................................  1-13
      3.14 Litigation.....................................................  1-13
      3.15 Contracts......................................................  1-13
      3.16 No Default.....................................................  1-14
      3.17 Proprietary Rights.............................................  1-14
      3.18 Insurance......................................................  1-14
      3.19 Brokers or Finders.............................................  1-15
      3.20 Certain Advances...............................................  1-15
      3.21 Related Parties................................................  1-15
      3.22 Underlying Documents...........................................  1-15
      3.23 Employees and Union Activities.................................  1-15
      3.24 Employee Benefit Plans.........................................  1-15
      3.25 Misstatements..................................................  1-17
      3.26 Full Disclosure................................................  1-17
      3.27 Customers......................................................  1-17

                                      1-i

                                                                           PAGE
                                                                           ----
 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF KOLL SHAREHOLDERS...........  1-18
       4.1 Title to Shares...............................................  1-18
       4.2 Undisclosed Liabilities.......................................  1-18
       4.3 Misstatements.................................................  1-18
 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF CBC AND ACQUISITION
           CORPORATION...................................................  1-19
       5.1 Organization..................................................  1-19
       5.2 Acquisition Corporation Capital Structure.....................  1-19
       5.3 Authority.....................................................  1-19
       5.4 Capital Structure.............................................  1-20
       5.5 Financial Statements..........................................  1-20
       5.6 SEC Documents.................................................  1-21
       5.7 Information Supplied..........................................  1-21
       5.8 Absence of Certain Changes or Events..........................  1-21
       5.9 Shares of Common Stock........................................  1-21
      5.10 Brokers or Finders............................................  1-21
      5.11 Compliance with Law...........................................  1-21
      5.12 Litigation....................................................  1-22
      5.13 Properties....................................................  1-22
      5.14 Taxes.........................................................  1-22
      5.15 No Default....................................................  1-22
 ARTICLE 6 COVENANTS RELATING TO CONDUCT OF BUSINESS.....................  1-23
       6.1 Ordinary Course...............................................  1-23
       6.2 Dividends; Changes in Equity..................................  1-23
       6.3 Issuance of Securities........................................  1-23
       6.4 Governing Documents...........................................  1-23
       6.5 No Solicitations..............................................  1-24
       6.6 No Acquisitions or Investments................................  1-24
       6.7 No Dispositions...............................................  1-24
       6.8 Indebtedness..................................................  1-24
       6.9 Other Actions.................................................  1-24
      6.10 Advice of Changes.............................................  1-24
      6.11 Accounting Methods............................................  1-25
      6.12 Tax-Free Reorganization Treatment.............................  1-25
      6.13 Compensation; Benefit Plans...................................  1-25
      6.14 Liability Limitations.........................................  1-25
      6.15 Certain Payments..............................................  1-25
 ARTICLE 7 ADDITIONAL AGREEMENTS OF KOLL SHAREHOLDERS....................  1-26
       7.1 No Solicitations..............................................  1-26
       7.2 No Transfer...................................................  1-26
       7.3 Agreement to Vote Shares......................................  1-27
 ARTICLE 8 AGREEMENTS OF CBC.............................................  1-27
       8.1 Ordinary Course...............................................  1-27
       8.2 Dividends; Changes in Stock...................................  1-27
       8.3 Governing Documents...........................................  1-27
       8.4 No Acquisitions...............................................  1-27
       8.5 No Dispositions...............................................  1-27
       8.6 Other Actions.................................................  1-27
       8.7 Accounting Methods............................................  1-28

                                      1-ii

                                                                            PAGE
                                                                            ----
        8.8 Indemnification of Directors and Officers....................   1-28
        8.9 Tax Treatment................................................   1-29
       8.10 Listing on NASDAQ............................................   1-29
       8.11 Advice of Changes............................................   1-29
  ARTICLE 9 ADDITIONAL AGREEMENTS RELATING TO THE FORM S-4 AND THE PROXY
            STATEMENT....................................................   1-29
 ARTICLE 10 ADDITIONAL AGREEMENTS........................................   1-30
       10.1 Access to Information........................................   1-30
       10.2 Legal Conditions to the Merger...............................   1-30
       10.3 Koll Stockholders' Approval..................................   1-30
       10.4 CBC Stockholders' Approval...................................   1-30
       10.5 Dissenting Shares............................................   1-30
       10.6 Communications...............................................   1-30
       10.7 Delivery of Stock Certificates...............................   1-31
       10.8 Update to Disclosures........................................   1-31
       10.9 Good Faith...................................................   1-31
      10.10 State Statutes...............................................   1-31
      10.11 Affiliates...................................................   1-31
      10.12 Koll Options.................................................   1-32
            (a) Substitute CBC Options...................................   1-32
            (b) Documentation............................................   1-32
            (c) Reallocation of Warrants.................................   1-32
      10.13 Composition of CBC Board.....................................   1-32
      10.14 Agreements of Donald M. Koll.................................   1-33
      10.15 Tax Treatment................................................   1-33
      10.16 Reservation of Shares........................................   1-33
      10.17 K/B Opportunity Funds........................................   1-33
 ARTICLE 11 CONDITIONS PRECEDENT.........................................   1-34
       11.1 Conditions to Each Party's Obligations to Effect the Merger..   1-34
            (a) Stockholder Approval.....................................   1-34
            (b) Government Approvals.....................................   1-34
            (c) Third-Party Approvals....................................   1-34
            (d) Form S-4.................................................   1-35
            (e) Statutes.................................................   1-35
       11.2 Conditions to Obligations of CBC and Acquisition Corporation.   1-35
            (a) Representations and Warranties...........................   1-35
            (b) Performance of Obligations of Koll.......................   1-35
            (c) Opinion of Koll's Counsel................................   1-35
            (d) Dissenting Shares........................................   1-35
            (e) No Material Adverse Change...............................   1-35
            (f) Noncompetition Agreement.................................   1-36
            (g) License Agreement........................................   1-36
            (h) Voting Agreement.........................................   1-36
            (i) Legal Action.............................................   1-36
            (j) CC&F.....................................................   1-36
            (k) Restrictions on Business.................................   1-36
            (l) Termination of Agreements................................   1-36
            (m) No Liens.................................................   1-36

                                     1-iii

                                                                           PAGE
                                                                           ----
            (n) Credit Agreement.........................................  1-36
            (o) Change in Receivables....................................  1-37
            (p) Change in Payables.......................................  1-37
            (q) RW Stock Ownership.......................................  1-37
            (r) General Release..........................................  1-37
            (s) Minority Shareholder Agreements..........................  1-37
       11.3 Conditions to Obligations of Koll............................  1-37
            (a) Representations and Warranties...........................  1-37
            (b) Performance of Obligations of CBC and Acquisition
            Corporation..................................................  1-37
            (c) Opinion of CBC's Counsel.................................  1-38
            (d) No Material Adverse Change...............................  1-38
            (e) Legal Action.............................................  1-38
            (f) Registration Rights Agreement............................  1-38
            (g) Tax Opinion..............................................  1-38
            (h) Listing on NASDAQ........................................  1-38
            (i) Substitute CBC Options...................................  1-38
            (j) Warrant Agreement........................................  1-38
 ARTICLE 12 CLOSING......................................................  1-38
       12.1 Closing Date.................................................  1-38
       12.2 Filing Date..................................................  1-38
 ARTICLE 13 INDEMNIFICATION..............................................  1-39
       13.1 Survival.....................................................  1-39
       13.2 Indemnification by the Koll Shareholders.....................  1-39
       13.3 Indemnification by CBC.......................................  1-40
       13.4 Notice and Defense of Third-Party Claims.....................  1-40
       13.5 Exclusivity..................................................  1-41
 ARTICLE 14 PAYMENT OF EXPENSES..........................................  1-41
 ARTICLE 15 TERMINATION, AMENDMENT AND WAIVER............................  1-42
       15.1 Termination..................................................  1-42
       15.2 Effect of Termination........................................  1-43
       15.3 Amendment....................................................  1-43
       15.4 Extension; Waiver............................................  1-43
 ARTICLE 16 GENERAL......................................................  1-44
       16.1 Notices......................................................  1-44
       16.2 Headings.....................................................  1-44
       16.3 Counterparts.................................................  1-44
       16.4 Binding Nature...............................................  1-45
       16.5 Merger of Documents..........................................  1-45
       16.6 Incorporation of Schedules...................................  1-45
       16.7 Good Faith...................................................  1-45
       16.8 Dispute Resolution...........................................  1-45
       16.9 Attorneys' Fees..............................................  1-45
      16.10 Applicable Law...............................................  1-46
      16.11 Severability.................................................  1-46
      16.12 No Third Party Beneficiary...................................  1-46
      16.13 Best Efforts; Further Assurances.............................  1-46

                                      1-iv

 Exhibit A Certificate of Merger
 Exhibit B Warrant Agreement
 Exhibit C Voting Agreement and Irrevocable Proxy
 Exhibit D Affiliates Agreement
 Exhibit E DMK Noncompetition Agreement
 Exhibit F Assignment of License Agreement
 Exhibit G General Release
 Exhibit H Registration Rights Agreement
 Exhibit I Minority Shareholders Agreement

                                      1-v

                     AGREEMENT AND PLAN OF REORGANIZATION

  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 13th day of May, 1997, by and among CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC., a Delaware corporation ("CBC"), CBC ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of CBC ("Acquisition Corporation"), KOLL REAL ESTATE SERVICES, a Delaware corporation ("Koll") and FS Equity Partners III, L.P. and FS Equity Partners International, L.P. (collectively, "FS"), AP KMS Partners, L.P., and AP KMS II, LLC (collectively "Apollo"), The Koll Holding Company ("KHC"), William S. Rothe ("WSR") and Raymond Wirta ("RW") (collectively the "Koll Shareholders"), and Donald M. Koll ("DMK") (for purposes of Sections 7.3, 10.14, 11.2(f) and 11.2(g)).

                               R E C I T A L S:

  A. Subject to the provisions of this Agreement, immediately following the CBC Stockholders' Meeting, Koll shall execute a Certificate of Merger (the "Certificate of Merger") in substantially the form attached hereto as Exhibit A, which provides for the merger (the "Merger") of Acquisition Corporation into Koll at the time provided for in Article II thereof (the "Merger Date"). Following the Merger in accordance with the terms of this Agreement, Koll shall be a wholly-owned subsidiary of CBC. Pursuant to the Stock Exchange Ratio set forth in Section 2.3(c) of this Agreement, shares of Common Stock, $.01 par value, of Koll issued and outstanding as of the Effective Date ("Koll Common") will be converted into shares of Common Stock, $.01 par value, of CBC ("CBC Common").

  B. The respective Boards of Directors of Koll and CBC have approved the Merger.

  C. The parties hereto intend that the Merger constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

  D. The parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger.

  NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, CBC, Acquisition Corporation, Koll, the Koll Shareholders and DMK hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

  1.1 Certain Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

  (a) "CBC Stockholders' Meeting" shall mean the meeting of the holders of CBC Common called and convened for the purpose of their consideration of and voting upon the transactions contemplated by this Agreement, and any adjournments thereof.

  (b) "Dissenting Shares" means shares of Koll Common which shall be owned by stockholders who shall duly perfect and pursue their appraisal rights with respect to such shares in accordance with Section 262 of the Delaware General Corporation Law.

  (c) "Dissenting Stockholders" means those stockholders of Koll who are holders of and are entitled to Dissenting Shares.

                                      1-1

  (d) "Employee Benefit Plan" means (a) any Employee Pension Benefit Plan; (b) any Employee Welfare Benefit Plan; (c) any bonus, deferred compensation, incentive, restricted equity, equity purchase, equity option, equity appreciation right, phantom equity, debenture, supplemental pension, profit-sharing, royalty pool, commission, cafeteria or similar plan or arrangement;
(d) any plan, program, agreement, policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known; (e) any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in Section 3(1) of ERISA to former employees or directors or to their survivors or (f) any other plan, program, agreement, procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, collective bargaining, terms of employment or services as an independent contractor, whether foreign or domestic.

  (e) "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

  (f) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

  (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  (h) "ERISA Affiliate" means any entity that, together with Koll, is treated as a single employer under section 414(b), 414(c), 414(m) or 414(o) of the Code.

  (i) "Fiduciary" has the meaning set forth in ERISA Section 3(21).

  (j) "50% JV" shall mean, for any entity, any corporation, partnership or other entity of which 50% of the securities or other ownership interests having by their terms ordinary voting power to elect the board of directors or appoint or elect other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled directly or indirectly by such entity or by one or more Subsidiaries of such entity or by such entity and one or more Subsidiaries of such entity.

  (k) "Form S-4" shall mean the registration statement of CBC on Form S-4 to be filed with and declared effective by the SEC in connection with the issuance of the CBC Common and Warrants pursuant to the Merger.

  (l) "Koll Stockholders' Meeting" shall mean the meeting of the holders of Koll Common called and convened for the purpose of their consideration of and voting upon the transactions contemplated by this Agreement, and any adjournments thereof.

  (m) "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations, properties or business of Koll and Subs or CBC and its Subsidiaries, as the case may be, taken as a whole.

  (n) "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

  (o) "PBGC" means the Pension Benefit Guaranty Corporation.

  (p) "Proxy Statement" shall mean the proxy material delivered to the holders of CBC Common between the date hereof and the CBC Stockholders' Meeting, which shall describe the transactions contemplated by this Agreement, and which shall solicit the approval of the holders of CBC Common of such transactions, and any amendments or supplements thereto, all as required by applicable law.

  (q) "SEC" shall mean the Securities and Exchange Commission.

                                      1-2

  (r) "Subsidiary" shall mean, for any entity, any corporation, partnership or other entity of which a majority of the securities or other ownership interests having by their terms ordinary voting power to elect the board of directors or appoint or elect other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled directly or indirectly by such entity or by one or more Subsidiaries of such entity or by such entity and one or more Subsidiaries of such entity.

  1.2 Other Definitions. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

DEFINED TERMS                                                          SECTIONS
-------------                                                         ----------
Acquisition Corporation Common.......................................        5.2
Acquisition Transaction..............................................        6.5
Affiliate............................................................      10.11
CBC Balance Sheet....................................................        5.5
CBC Balance Sheet Date...............................................        5.5
CBC Common...........................................................   Recitals
CBC Companies........................................................        5.1
CBC Financial Statements.............................................        5.5
CBC Minimum Amount...................................................    13.2(b)
CBC Options..........................................................     5.4(a)
CBC SEC Documents....................................................        5.6
CBC's Indemnified Persons............................................    13.2(a)
Certificate..........................................................        2.4
Closing..............................................................       12.1
Closing Date.........................................................       12.1
Code.................................................................        2.7
Consents.............................................................        3.5
Effective Time.......................................................        2.1
Environmental Regulation.............................................     3.9(c)
Environmental Litigation.............................................     3.9(c)
Exchange Act.........................................................        3.5
Filing Fees.......................................................... Article 14
GAAP.................................................................        3.6
Golden Parachute Payment.............................................    3.24(j)
Governmental Entity..................................................        3.5
Group................................................................        5.1
Hazardous Substances.................................................     3.9(b)
HSR Act..............................................................        3.5
Indemnified Agents...................................................     8.8(a)
Indemnified Liabilities..............................................     8.8(a)
Indemnified Person...................................................       13.4
Indemnifying Party...................................................     8.8(a)
Indemnifying Person..................................................       13.4
Koll Affiliate Agreements............................................      10.11
Koll Balance Sheet...................................................        3.6
Koll Balance Sheet Date..............................................        3.6
Koll Common..........................................................   Recitals
Koll Financial Statements............................................        3.6

                                                 (Table continued on next page)

                                      1-3

DEFINED TERMS                                                          SECTIONS
-------------                                                         ----------
Koll Options.........................................................        2.8
Koll Plans...........................................................    3.24(a)
License Agreement....................................................    11.2(h)
Liens................................................................        3.8
LJM..................................................................        5.1
Losses...............................................................    13.2(a)
Material Subsidiaries................................................     5.4(b)
NASDAQ...............................................................     2.3(f)
Non-Competition Agreements...........................................    11.2(f)
Options..............................................................     3.2(c)
Permits..............................................................       3.13
Preferred Stock......................................................     3.2(a)
Proceeding...........................................................     8.8(a)
Proprietary Rights...................................................       3.17
Recipient............................................................    3.24(j)
Rule 145.............................................................      10.11
Selling Shareholder..................................................  Article 4
Shareholders' Indemnified Persons....................................       13.3
Stock Exchange Ratio.................................................     2.3(c)
Subs.................................................................        3.1
Surviving Corporation................................................        2.2
Taxes................................................................       3.11
Third Party.......................................................... 15.1(h)(i)
Unindemnified Liabilities............................................     8.8(a)
WM...................................................................        5.1

                                   ARTICLE 2

                                  THE MERGER

  2.1 Effective Time of the Merger. Subject to the provisions of this Agreement, including the satisfaction or waiver of the conditions set forth in
Article 11 hereof, a Certificate of Merger shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 2.2) and thereafter delivered to the Secretary of State of the State of Delaware, for filing, in accordance with the Delaware General Corporation Law on the Closing Date (as defined in Article 12). The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State (the "Effective Time").

  2.2 Effects of the Merger. At the Effective Time, the separate existence of Acquisition Corporation shall cease and Acquisition Corporation shall be merged with and into Koll, which shall be the surviving corporation (the "Surviving Corporation"); the Certificate of Incorporation of Acquisition Corporation immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; the Bylaws of Acquisition Corporation shall be the Bylaws of the Surviving Corporation; the directors of the Surviving Corporation shall be as set forth in Section 2.5 hereof; the officers of the Surviving Corporation shall be as set forth in Section 2.5 hereof; and the Merger shall, from and after the Effective Time, have all the effects provided by applicable law, including the Delaware General Corporation Law.

  2.3 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of the issued and outstanding shares of Koll Common:

  (a) Capital Stock of Acquisition Corporation. All issued and outstanding shares of capital stock of Acquisition Corporation shall continue to be issued and shall be converted into 1,000 shares of Common Stock of the Surviving Corporation. Each stock certificate of Acquisition Corporation evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                                      1-4

  (b) Cancellation of Koll-Owned and CBC-Owned Stock. All shares of Koll Common, if any, that are owned directly or indirectly by Koll and by CBC or any of its Subsidiaries shall be canceled, and no stock of CBC or other consideration shall be delivered in exchange therefor.

  (c) Conversion of Koll Common. Other than shares to be canceled pursuant to
Section 2.3(b), Dissenting Shares and fractional shares as provided in Section 2.3(e) and (f), each share of Koll Common issued and outstanding immediately prior to the Effective Time shall be converted, without any action on the part of the holders thereof, into (i) 0.776175 shares of CBC Common subject to adjustment as set forth in Section 2.3(d) (hereinafter the "Stock Exchange Ratio") and (ii) a number of Warrants (the "Warrants") equal to (A) 600,000 divided by (B)(1) the number of shares of Koll Common outstanding and held by immediately prior to the Effective Time plus (2) the number of shares of Koll Common into which Koll Options outstanding and held by individuals who are directors, employees or consultants of Koll or Subs immediately prior to the Effective Time are exercisable (the "Warrant Exchange Ratio"); each Warrant shall be exercisable into one share of CBC Common at an exercise price of $30.00 per share of CBC Common. In addition, each Warrant shall have a term of 7 years from the Closing Date, shall become exercisable on the third anniversary of the Closing Date, shall be subject to the terms and conditions of the Warrant Agreement attached hereto as Exhibit B and shall be in substantially the form of the Warrant Certificate attached as an Exhibit thereto. Anything to the contrary contained herein notwithstanding, (i) the number of shares of Koll Common (including Dissenting Shares and fractional shares) and securities exercisable or convertible into Koll Common (including without limitation Koll Options) issued and outstanding immediately prior to the Effective Time shall not exceed 7,233,243, (ii) the number of shares of CBC Common issued in exchange for Koll Common pursuant hereto shall not exceed 5,614,261 minus the Stock Exchange Ratio multiplied by the sum of the number of Dissenting Shares plus the number of fractional shares and (iii) the number of shares of CBC Common into which all Warrants issued pursuant hereto shall be exercisable shall not exceed 600,000.

  (d) Adjustment of Exchange Ratio. If, between the date of this Agreement and the Effective Time, the outstanding shares of CBC Common or Koll Common shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the Stock Exchange Ratio shall be correspondingly adjusted. In addition, for each $100,000 by which Bank Indebtedness exceeds $47,375,000 or by which any subcategory of Bank Indebtedness exceeds the applicable sublimit (but without duplication), the Stock Exchange Ratio shall be reduced by .0005883.

  (e) Dissenters' Rights of Stockholders of Koll. Any Dissenting Shares shall not be converted into CBC Common and Dissenting Stockholders shall not have the right to receive any Warrants. Dissenting Shares shall be converted into the right to receive such consideration as may be determined pursuant to
Section 262 of the Delaware General Corporation Law, if the Dissenting Stockholder holding such shares is entitled to dissenters' rights under such section. Koll agrees that, except with the prior written consent of CBC, or as required under the Delaware General Corporation Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each Dissenting Stockholder who, pursuant to the provisions of Section 262 of the Delaware General Corporation Law, and subject to any agreements binding upon such Dissenting Stockholder, becomes entitled to payment of the value of shares of Koll Common shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Time, to deliver shares of CBC Common to any Dissenting Stockholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Stockholder, CBC shall issue and deliver, upon surrender by such Dissenting Stockholder of his certificate or certificates representing shares of Koll Common, the shares of CBC Common, Warrants and payments in lieu of fractional shares to which such Dissenting Stockholder is then entitled under this Section 2.3 and Section 262 of the Delaware General Corporation Law.

  (f) Fractional Shares. No fractional shares of CBC Common shall be issued, but in lieu thereof each holder of shares of Koll Common who would otherwise be entitled to receive a fraction of a share of CBC Common (after aggregating all fractional shares of CBC Common to be received by such holder) shall receive from CBC an amount of cash (rounded up to the nearest whole cent) equal to the product of the fraction of a share of CBC

                                      1-5

Common to which such holder would otherwise be entitled, times the average closing sale price of a share of CBC Common for the ten (10) most recent days on which CBC Common has traded ending the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market ("NASDAQ"). Each holder of Koll Common will be issued one certificate representing all Warrants to which it is entitled rounded down to the nearest whole number.

  2.4 Exchange of Certificates. At the Closing, each holder of shares of Koll Common other than Dissenting Stockholders will surrender the certificate(s) (a "Certificate") representing such shareholder's shares of Koll Common to CBC. Upon surrender of a Certificate for cancellation to CBC, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of CBC Common (represented by a certificate), payments in lieu of fractional shares and Warrants to which the holder of Koll Common is entitled pursuant to Section 2.3 and the Certificate of Merger and is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Koll Common which is not registered in the transfer records of Koll, the appropriate number of shares of CBC Common may be delivered to a transferee if the Certificate representing the right to receive such CBC Common is presented to CBC and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of CBC Common as provided by this
Section 2.4 and the Delaware General Corporation Law. CBC shall follow the same procedure with respect to lost, stolen or mutilated Koll certificates as it follows with respect to lost, stolen or mutilated CBC certificates. Unless and until any such certificates shall be so surrendered, any dividends paid or other distributions made to holders of record of CBC Common after the Effective Time shall be retained by CBC and paid over to such holder when such certificate is surrendered in accordance with this Section 2.4(c).

  2.5 Board of Directors; Officers. Upon the Effective Time:

  (a) The directors of the Surviving Corporation shall be as named in the Certificate of Merger and each shall remain a director from the Effective Time until such director's successor shall have been elected and shall qualify, or as otherwise provided in the By-laws of the Surviving Corporation.

  (b) The officers of the Surviving Corporation shall be as named in the Certificate of Merger and shall each hold office from the Effective Time until such officer's successor shall have been elected and shall qualify, or as otherwise provided in the By-laws of the Surviving Corporation.

  (c) If at the Effective Time a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided in the Bylaws of the Surviving Corporation.

  2.6 No Further Ownership Rights in Koll Common. All CBC Common delivered upon the surrender for exchange of shares of Koll Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Koll Common. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Koll Common which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

  2.7 Tax Treatment. The parties intend that the Merger will be treated as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be treated as a Plan of Reorganization for such purpose.

  2.8 Employee Stock Options. All options to purchase shares of Koll Common ("Koll Options") outstanding as of the Effective Time under Koll option plans shall be treated in accordance with Section 10.12.

                                      1-6

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF KOLL

  Koll represents and warrants to CBC and Acquisition Corporation as of the date hereof and as of the Effective Time as follows:

  3.1 Organization. Each of Koll, each of its Subsidiaries (each a "Sub" and collectively, the "Subs") each other corporation, partnership, limited liability company, trust or other entity with respect to which it or one or more of its Subsidiaries has a material investment or is subject to unlimited liability as a general partner or otherwise (each an "Investment Entity" and collectively the "Investment Entities") and each 50% JV is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business in each jurisdiction where it is required to be so qualified except where the failure to be so qualified will not have a Material Adverse Effect and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all regulatory and other licenses, permits, authorizations, franchises, rights and privileges necessary for the conduct of its business as conducted and as proposed to be conducted, except for such licenses, permits, authorizations, franchises, rights and privileges where the failure to obtain or possess same would not have a Material Adverse Effect.

  3.2 Capital Structure. (a) The authorized capital stock of Koll consists of 8,000,000 shares of Common Stock, $.01 par value per share and 2,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). As of the date hereof, there were and immediately preceding the Effective Time there will be (i) no more than an aggregate of 7,233,243 shares of Koll Common issued and outstanding and issuable upon the exercise of Koll Options; (ii) 590,000 shares of Koll Common reserved for issuance upon exercise of options under Koll's stock option plans and (iii) no shares of Preferred Stock outstanding.

  (b) All of the outstanding Koll Common was issued in compliance with applicable federal and state securities laws, and no further registration, qualification or other compliance under such securities laws is required. All of the outstanding shares of Koll Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Koll's Certificate of Incorporation or Bylaws or any agreement to which Koll is a party or is bound.

  (c) Schedule 3.2(c) sets forth a complete list of all equity securities of Koll outstanding on the date hereof, together with the holders thereof, and, with respect to Koll Options, the exercise price, vesting schedule (taking into account any acceleration in contemplation of or triggered by the transactions contemplated hereby) and termination date of each. As of the Effective Time, each holder of Koll Common or Koll Options shall have no more than the aggregate number of Koll Common and Koll Options as set forth on
Schedule 3.2(c). As of the date hereof, except as set forth on Schedule 3.2(c) and as of the Effective Time without exception, each Koll Shareholder has and will have good and valid title to all shares of Koll Common shown beside such Koll Shareholder's name on Schedule 3.2(c), and no other shares free and clear of all Liens other than liens in favor of Koll, in each case other than those certain options in favor of RW and WSR to purchase 672,000 and 100,800 shares of Koll Common, respectively, held by KHC. As of the date hereof, except as set forth on Schedule 3.2(c), and as of the Effective Time without exception, each Koll Shareholder is not a party to or holder of any option, warrant, call, right, commitment or agreement of any character (collectively "Options") obligating Koll to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Koll or obligating Koll to grant, extend or enter into any such option, warrant, call right, commitment or agreement. As of the date hereof, except as set forth on Schedule 3.2(c), and as of the Effective Time without exception, each Koll Shareholder has sole voting power with respect to such shares and is not a party to any stockholder agreement, voting agreement, voting trust, proxy or other agreement with respect to voting, restrictions on transfer, or otherwise pertaining to such Koll Shareholder's Shares.

  (d) Schedule 3.2(d) sets forth a complete and correct list of each Sub, Investment Entity and 50% JV and Koll's or a Sub's or Investment Entity's interest therein. Except as disclosed in Schedule 3.2(d), all of the outstanding shares of capital stock or partnership or other equity interests of each material Sub, material

                                      1-7

Investment Entity and material 50% JV are duly authorized, validly issued, fully paid and nonassessable and the interests therein owned by Koll, a Sub or an Investment Entity, as shown on Schedule 3.2(d) are owned, beneficially and of record, by Koll or such Sub or Investment Entity, free and clear of any Liens. Except as disclosed in Schedule 3.2(d), there are not (i) outstanding Options obligating Koll, any material Sub or any material Investment Entity to issue or sell any shares of capital stock or partnership or other equity interests of any material Sub or any material Investment Entity or to grant, extend or enter into any such Option or (ii) voting trusts, registration rights, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Koll or a Sub wholly owned, directly or indirectly, by Koll with respect to the voting of or the right to participate in dividends or other earnings on any capital stock or partnership or other equity interests of Koll or any material Sub.

  (e) Except as disclosed in Schedule 3.2(e), there are no outstanding contractual obligations of Koll, any Sub or any Investment Entity to repurchase, redeem or otherwise acquire any shares of Koll Common or any capital stock or partnership or other equity interests of any Sub or any Investment Entity or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Sub or any Investment Entity or any other person.

  3.3 Obligations With Respect to Capital Stock. Koll shall provide notice of the Merger to the holders of all Koll Options. Any Koll Option that remains unexercised at the Effective Time shall be substituted by CBC in accordance with the provisions of Section 10.12 hereof. Except as set forth in Schedule 3.2(c), there are no equity securities of any class of Koll or Subs, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Schedule 3.2(c), there are no options, warrants, calls, rights, commitments or agreements of any character to which Koll or Subs is a party or by which it is bound obligating Koll or Subs to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Koll or Subs or obligating Koll or Subs to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

  3.4 Equity Investments. Except for Subs and Investment Entities listed on
Schedule 3.2(d) and investments aggregating less than $500,000 in invested or committed dollars, Koll does not own any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity and neither Koll nor any of the Subs owns any equity interest directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

  3.5 Authority.

  (a) Each of Koll and each of the Koll Shareholders and DMK has all requisite individual, corporate or partnership, as applicable, power and authority to enter into this Agreement and the Certificate of Merger and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, corporate, partnership or otherwise, on the part of each of Koll and each of the Koll Shareholders subject to approval by the stockholders of Koll. This Agreement has been duly executed and delivered by each of Koll and each of the Koll Shareholders and DMK and constitutes a valid and binding obligation of Koll and each of the Koll Shareholders and DMK enforceable in accordance with its terms, subject to the approval of the stockholders of Koll.

  (b) Provided the conditions in Article 11 are satisfied, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the charter documents or Bylaws of Koll or Subs or any Koll Shareholder or (ii) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to Koll or Subs or any Koll Shareholder or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancelations

                                      1-8
or accelerations which individually or in the aggregate would not have a Material Adverse Effect. Schedule 3.5 contains a full and complete list of all necessary consents, waivers and approvals (together with any other consents, waivers or approvals from third parties, the "Consents") of third parties (other than Governmental Entities) applicable to the operations of Koll and Subs that are required to be obtained by Koll and Subs in connection with the execution and delivery of this Agreement or the Certificate of Merger by Koll and the performance of Koll's obligations hereunder or thereunder, except for such Consents for which the failure to obtain the same would not have a Material Adverse Effect. Prior to the Closing Date, Koll or Subs, as applicable, will obtain all Consents the failure of which to obtain would have a Material Adverse Effect, other than with respect to that certain Amended and Restated Credit Agreement, dated as of January 9, 1997, among Koll Management Services, Inc., the Lenders listed therein, Bankers Trust Company, as agent for the Lenders, and The First National Bank of Boston and BHF-Bank Aktiengesellschaft, as co-agents for the Lenders, as amended, with respect to which Koll will obtain, prior to Closing, the Lenders' consent to an extension of such Credit Agreement until sixty (60) days following the Effective Time as set forth in Section 11.2(n). Notwithstanding the foregoing, Koll will not obtain any consents under its or its Affiliates' property or facilities management agreements, provided, however, that if any such property or facilities management agreements are terminated pursuant to any "Change of Control", "Assignment", or similar provision and such terminations, individually or in the aggregate and subject to Section 6.1, have a Material Adverse Effect, it shall constitute the failure of a condition to CBC's and Acquisition Corporation's respective obligations to close. Subject to the immediately following paragraph, no such Consents are required to be obtained by the Koll Shareholders in connection with the execution and delivery of this Agreement or the performance of their obligations hereunder.

  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any national (Federal or foreign), state or local government, any political subdivision thereof or any governmental, quasi-governmental, judicial, public or statutory agency, commission, authority, instrumentality, body or entity (a "Governmental Entity"), is required by or with respect to Koll or Subs or the Koll Shareholders in connection with the execution and delivery of this Agreement by Koll and the Koll Shareholders or the Certificate of Merger by Koll or the consummation by Koll and the Koll Shareholders of the transactions contemplated hereby or thereby, except for
(i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Act ("HSR Act"), (ii) the filing of a Form S-4 with the SEC, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which Koll is qualified to do business, (iv) the filing of the Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a Material Adverse Effect.

  3.6 Financial Statements. Koll has furnished to CBC (i) its audited consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the fiscal year ended March 31, 1995 and 1996 and for the nine months ended December 31, 1996, (ii) Koll's unaudited consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the three months ended March 31, 1996 and March 31, 1997, (iii) Koll's audited consolidated balance sheet as of March 31, 1995 and 1996 and December 31, 1996 and (iv) Koll's unaudited consolidated balance sheet as of March 31, 1997. Koll shall furnish monthly unaudited consolidated financial statements to CBC for each month after March 31, 1997, until the Closing Date, which monthly financial statements shall contain substantially all the information currently contained in what is commonly referred to as the "Green Book." The unaudited consolidated balance sheet at March 31, 1997 is hereinafter referred to as the "Koll Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Koll Financial Statements." The Koll Financial Statements have been and will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as noted in the notes to the Koll Financial Statements, and are and will be in accordance with Koll's books and records, and fairly present in all material respects the financial position of Koll and the results of its operations as of the date and for the periods indicated thereon, subject in the case of the unaudited portion of the Koll Financial Statements to normal year-end audit adjustments which will not be material and the absence of certain footnote disclosures. At the date of the Koll Balance Sheet (the "Koll Balance Sheet Date")

                                      1-9
and as of the Closing Date, Koll had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not recorded on the Koll Balance Sheet or disclosed in the accompanying notes thereto, if any, except for liabilities incurred in the ordinary course of business since the date of said Balance Sheet which are usual and normal in amount and liabilities incurred in connection with acquisitions permitted under Section 6.6. There are no liabilities with respect to any Investment Entity or 50% JV which would have a Material Adverse Effect. Except as set forth on Schedule 3.6, each Sub is treated as a consolidated subsidiary of Koll in the Koll financial statements for all periods covered thereby.

  3.7 Business Changes. Except as set forth on Schedule 3.7, since the Koll Balance Sheet Date, except as otherwise contemplated by this Agreement, each of Koll and Subs has conducted its business only in the ordinary course and, without limiting the generality of the foregoing:

  (a) Subject to Section 6.1, there have been no changes in the financial condition, results of operations, business or properties of Koll, Subs, Investment Entities or any 50% JV which, in the aggregate, have had or may be reasonably expected to have a Material Adverse Effect, excluding any change caused by the loss of the services of its present officers, employees, agents and representatives.

  (b) Neither Koll nor any of the Subs has issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of Koll or Subs, except for shares of Koll Common issued upon the exercise of the outstanding Koll Options.

  (c) Neither Koll nor any of the Subs has incurred additional material debt for borrowed money, except for acquisitions permitted under Section 6.6(a) and working capital loans under credit facilities existing as of the date hereof in the ordinary course of business consistent with past practices.

  (d) Neither Koll nor any of the Subs has incurred any obligation or liability except in the ordinary course of business.

  (e) Neither Koll nor any of the Subs has paid any material obligation or material liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business.

  (f) Neither Koll nor any of the Subs has declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of Koll or such Subs.

  (g) Neither Koll nor any of the Subs has purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of Koll or any of the Subs except for repurchases of shares of Koll Common pursuant to a Koll Plan, which repurchases are not material in the aggregate.

  (h) Neither Koll nor any of the Subs has mortgaged, pledged, or otherwise voluntarily or involuntarily encumbered any of its material assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of products made in the ordinary course of business and except for liens arising under credit facilities existing as of the date hereof relating to working capital loans made in the ordinary course of business consistent with past practice.

  (i) Neither Koll nor any of the Subs has disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any capital stock of any of the Subs or any other material asset or property, tangible or intangible, except, in the case of such other material assets and property, in the ordinary course of business, and in each case for a consideration believed to be at least equal to the fair value of such material asset or property and in any event not in excess of $50,000 for any single item or $200,000 in the aggregate.

                                     1-10

  (j) Neither Koll nor any of the Subs has purchased or agreed to purchase or otherwise acquire any (i) general partnership interests in any entity or (ii) material amount of securities of any corporation, partnership, joint venture, firm or other entity; neither Koll nor any of the Subs has made any material expenditure or commitment for the purchase, acquisition, construction or improvement of a material capital asset, except in the ordinary course of business and in any event not in excess of $250,000 for any single item or $500,000 in the aggregate.

  (k) Neither Koll nor any of the Subs has entered into any material transaction or contract, or made any commitment to do the same, except in the ordinary course of business.

  (l) Neither Koll nor any of the Subs has sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any material Proprietary Rights (as defined in Section 3.17).

  (m) Neither Koll nor any of the Subs has adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing other than to allow for the acceleration of the vesting schedules of options outstanding as of the date hereof other than ordinary pay increases consistent with past practices given to employees who are not officers or directors and reasonable arrangements to retain employees agreed to in advance by Koll and CBC.

  (n) Neither Koll nor any of the Subs has made or agreed to make any change in its directors, officers or key employees.

  (o) Neither Koll nor any of the Subs has made or committed itself to make any amendment or modification in its charter documents or Bylaws, except as contemplated in this Agreement or the Certificate of Merger.

  3.8 Properties. The Koll Balance Sheet reflects in all material respects all of the real and personal property used by Koll and Subs in their business or otherwise held by Koll and Subs, except for property acquired or disposed of in the ordinary course of the business of Koll and Subs since the date of such balance sheet, and personal property or leasehold interests not required under GAAP to be reflected thereon. Koll and Subs have good and marketable title to all assets and properties reflected on the Koll Balance Sheet and thereafter acquired, free and clear of any imperfection of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever (collectively, "Liens"), except for (i) the lien of current taxes not yet delinquent (ii) Liens which, individually or in the aggregate, would not have a Material Adverse Effect and (iii) Liens existing as of the date hereof under credit facilities existing as of the date hereof. All of the fixed assets and properties listed on the Koll Balance Sheet or thereafter acquired are in satisfactory condition and repair for the requirements of the business as presently conducted by Koll and Subs, except for imperfections that would not have a Material Adverse Effect.

  3.9 Real Property.

  (a) Attached hereto as Schedule 3.9(a) is a full and complete list of all real property owned and leased by Koll or Subs, which, in the case of leased real property, is subject to annual rental payments in excess of $30,000 or under option to purchase by Koll or Subs. All such property leased by Koll or Subs is held under valid, subsisting and enforceable leases, except for imperfections which would not have a Material Adverse Effect. Neither real property owned or leased by Koll or any of its Subs nor the operations of Koll or Subs thereon, violate any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exemptions, except for such violations as would not have a Material Adverse Effect. No notice from any governmental or public safety authority of any uncorrected condition, unpaid assessment charge or fine relating to the facilities or the conduct of business thereon or notice of any pending or contemplated condemnation or change in zoning which would have a Material Adverse Effect on Koll or any of its Subs has been received by Koll or any of its Subs.


                                     1-11

  (b) Except as disclosed on Schedule 3.9(b), there are no Hazardous Substances in, under or about the air, soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by Koll or any of its Subs which would have a Material Adverse Effect. Neither Koll nor Subs have disposed of any Hazardous Substances on or about such property which would have a Material Adverse Effect. Neither Koll nor any of its Subs have disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment which would have a Material Adverse Effect. "Hazardous Substances" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive, regulated medical waste or otherwise a danger to health or the environment.

  (c) Koll and Subs have conducted their business in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances (collectively, "Environmental Regulation"), except for such noncompliance as would not have a Material Adverse Effect. Except as set forth on Schedule 3.9(c), Koll has not received any notice of any investigation, claim or proceeding against Koll or Subs relating to Hazardous Substances and Koll is not aware of any fact or circumstance which could involve Koll or Subs in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon Koll or any of its Subs (collectively, "Environmental Litigation") which if resolved adversely to Koll or any Sub would have a Material Adverse Effect. Between the date hereof and Closing, there shall not have occurred any failure by Koll or Subs to comply with applicable Environmental Regulation and there shall not have occurred any Environmental Litigation that, in each case, would have a Material Adverse Effect on Koll or any of its Subs.

  3.10 Accounts Receivable. All of the accounts receivable of Koll and Subs shown on the Koll Balance Sheet or arising between the Koll Balance Sheet Date and the Effective Time arose or will arise in the ordinary course of their respective businesses. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of Koll which is consistent with past practice and in accordance with GAAP applied on a consistent basis.

  3.11 Taxes. Koll and Subs have duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), which returns are accurate and complete, and have paid or accrued in full all taxes, duties, charges, withholding obligations and other governmental liabilities (including, without limitation, net income, alternative or add-on minimum tax, profits, premium, estimated, excise, sales, use, occupancy, gross income, gross receipts, franchise, ad valorem, stamp, severance, capital levy, production, transfer, withholding, license, employment and payroll, and property taxes, environmental or windfall profits taxes and import duties) as well as any interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority (All such items are collectively referred to herein as "Taxes"). The Koll Balance Sheet fully accrues (and the balance sheets subsequent to the date of the Koll Balance Sheet and provided to CBC prior to the Closing Date will fully accrue) all current and deferred Taxes, as required in accordance with GAAP. Except as set forth on Schedule 3.11, neither Koll nor Subs is a party to any pending actions or proceedings, nor, to the knowledge of Koll, are any such actions or proceedings threatened by any governmental authority for the assessment or collection of Taxes except for such actions or proceedings which, if resolved adversely, individually or in the aggregate, would not have a Material Adverse Effect. Since March 31, 1996, no liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes which are material, individually or in the aggregate, except for liens for property taxes not yet delinquent. Except as set forth on Schedule 3.11, neither Koll nor Subs is a party to any Tax sharing, Tax allocation or Tax indemnity agreement and in the past five (5) years has not been included on any consolidated combined or unitary return with any entity other than Koll or Subs.

  3.12 Compensation. Except as set forth on Schedule 3.12, since March 31, 1997, neither Koll nor Subs has paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or stockholders any compensation of any kind other than wages, salaries, commissions and benefits at times and rates in effect

                                     1-12
on March 31, 1997, subject to wage increases in the ordinary course of business of less than seven percent (7%) paid or payable to employees other than Key Employees and directors. Schedule 3.12 contains a full and complete list of all directors and all employees of Koll and Subs whose total compensation (base salary, automobile allowances, moving allowances, bonuses and commissions) paid by Koll or Subs for the twelve-month period ended March 31, 1997 was $100,000 or more or whose base compensation (excluding bonuses and commissions) is currently $100,000 or more, together with a detailed statement setting forth their respective salaries, bonuses, any incentive payments, perquisites, benefits and other forms of compensation and any amounts payable as a result of a change in control of Koll or Subs and to which they are entitled or would become entitled after the Merger.

  3.13 Compliance with Law. All licenses, franchises, permits, consents, certificates and other evidences of authority ("Permits") of Koll and Subs which are necessary to the conduct of Koll and Subs' businesses are in full force and effect, except for such Permits where the failure to obtain same or the failure of same to be in full force and effect would not have a Material Adverse Effect, and neither Koll nor Subs is in violation of any Permit in any respect that would have a Material Adverse Effect. Except for possible violations which would not have a Material Adverse Effect, the business of Koll and Subs has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

  3.14 Litigation. Except as set forth on Schedule 3.14 and except for normal authorizations, permits and orders issued in the ordinary course of business, there is no claim, dispute, action, proceeding, suit, appeal or investigation, at law or in equity, pending against Koll or Subs, or involving any of their respective assets or properties, before any court, agency, governmental department or agency, commission, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on Koll or Subs), and, to the knowledge of Koll and Subs, none have been threatened which, in each case, would have a Material Adverse Effect. There are no facts which, if known to stockholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Material Adverse Effect. Except as set forth on Schedule 3.14, neither Koll nor Subs is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

  3.15 Contracts. Schedule 3.15 contains a complete and accurate list in all material respects of each executory contract and agreement in the following categories to which Koll or any Sub is a party, or by which it is bound in any respect: agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, which agreements are in one or more of the following categories: (i) outside the ordinary course of business or (ii) involving payments by Koll in excess of $200,000 in any twelve-month period; contracts or agreements for the joint performance of work or services, and all other joint venture agreements; contracts with management, employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of Koll or Subs; contracts or agreements with agents, brokers, solicitors, consignees, sale representatives or distributors involving terms or commissions outside the ordinary course of business; contracts or agreements with any director, officer, employee, consultant or stockholder; material powers of attorney or similar authorizations granted by Koll or Subs to third parties; material licenses, sublicenses, royalty agreements and other material contracts or agreements to which Koll or Subs is a party, or otherwise subject, relating to Proprietary Rights; investment management and advisory contracts, (k) property management and facilities management contracts involving payments to Koll or any Sub of over $200,000 per year and (l) other material contracts.

  Except as set forth on Schedule 3.15, neither Koll nor any of the Subs has entered into any contract or agreement containing covenants limiting the right of Koll or Subs to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

                                     1-13

  3.16 No Default.

  (a) Each of the contracts, agreements or other instruments set forth in
Schedule 3.15, each of the real property leases set forth in Schedule 3.9(a) and each of the employment agreements or contracts of Koll or Subs is a legal, binding and enforceable obligation of Koll or Subs, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity), except for such contracts, agreements and other instruments the failure of which, individually or in the aggregate, to be legal, binding and enforceable would not have a Material Adverse Effect. No party with whom Koll or Subs has an agreement or contract is in default thereunder or has breached any terms or provisions thereof which default or breach would reasonably be expected to have a Material Adverse Effect.

  (b) Koll and Subs have performed, or are now performing, the obligations of, and Koll and Subs are not in default (or would by the lapse of time and/or the giving of notice be in default) in respect of, any contract, agreement or commitment binding upon their respective assets or properties, except for noncompliance or defaults as would not have a Material Adverse Effect. Except for those matters which, individually or in the aggregate, do not and will not have a Material Adverse Effect, (i) no third party has raised any claim, dispute or controversy with respect to any of the contracts of Koll and Subs, nor (ii) has Koll or Subs received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by Koll or Subs with respect to their respective obligations under any of their respective contracts, nor (iii) are there any facts which exist indicating that any of their contracts may be totally or partially terminated or suspended by the other parties thereto.

  3.17 Proprietary Rights.

  (a) (i) Each of Koll and Subs owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, customer lists, proprietary information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of Koll and Subs, except for those Proprietary Rights with respect to which the failure of Koll or Subs to own or license would not have a Material Adverse Effect, and (ii) those Proprietary Rights owned or licensed are sufficient to conduct the business of Koll and Subs as it has been and is now being conducted.

  (b) The operations of Koll or Subs do not conflict with or infringe, and no one has asserted to Koll or Subs that such operations conflict with or infringe, any Proprietary Rights of any third party. There are no claims, disputes, actions, proceedings or suits pending against Koll or Subs with respect to any Proprietary Rights (other than those with respect to which service of process or similar notice may not yet have been made on Koll or
Subs), and, to the knowledge of Koll and Subs, none has been threatened against Koll or Subs. There are no facts or alleged facts which would reasonably serve as a basis for any claim that Koll or Subs does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the conduct of the business of Koll and Subs as it has been and is now being conducted.

  3.18 Insurance. As of the date of this Agreement, Schedule 3.18 contains a complete list of all material policies of insurance to which Koll or Subs is a party or is a beneficiary or named insured and all material claims which have been made to the insurers during the past five years. Koll and Subs have in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein, except where the failure so to do would not have a Material Adverse Effect. Koll believes that the insurable properties of Koll and Subs are insured in amounts and coverages and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses. There were no claims in excess of policy limits asserted under any of the material insurance policies of Koll and Subs in respect of all motor vehicle, general liability, fidelity bonds, professional liability, reinsurance and workers' compensation, and medical claims for the period after December 31, 1996 to the date of this Agreement. The insurers have no right to

                                     1-14
terminate or reduce such coverage before the end of applicable policy periods and Koll and Subs have complied in all material respects with their obligations under such policies. Koll will promptly notify CBC of any changes in its insurance coverage occurring between the date hereof and the Effective Time.

  3.19 Brokers or Finders. Koll has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Koll has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  3.20 Certain Advances. Except as set forth on Schedule 3.20, there are no receivables of Koll or Subs owing from directors, officers, employees, consultants or stockholders of Koll or Subs, or owing by any Affiliate of any director or officer of Koll or Subs, other than advances in the ordinary course of business to officers and employees for reimbursable business expenses which are not in excess of $15,000 individually.

  3.21 Related Parties. Except as set forth on Schedule 3.21, no officer or director of Koll or Subs, or any Affiliate (as defined in Section 10.11 hereof) of any such person, has, either directly or indirectly, an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by Koll or Subs, or a beneficial interest in any contract or agreement to which Koll or Subs is a party or by which Koll or Subs may be bound. For purposes of this Section 3.21, there shall be disregarded any interest which arose solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

  3.22 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to CBC pursuant to this Agreement have been furnished or made available to CBC. All such documents furnished to CBC are true and correct copies, and there are no material amendments or modifications thereto, that have not been disclosed to CBC. The minute books of Koll and Subs contain complete and accurate records of all meetings and other corporate actions taken by the directors and stockholders of Koll and Subs.

  3.23 Employees and Union Activities. Koll and Subs have complied with all applicable state and federal laws and regulations related to employees and employment practices, except where the failure to comply would not have a Material Adverse Effect on Koll and Subs. As of the date hereof, Koll's employee relations and those of each of the Subs are good and there is no pending or threatened labor dispute. As of the date hereof, no union representation question exists respecting any employees; no collective bargaining agreement is currently being negotiated by Koll or any of the Subs; no demand has been made for recognition by a labor organization by or with respect to any employees; no union organizing activities by or with respect to any employees are taking place; and none of the employees is represented by any labor union or organization. Koll with promptly notify CBC of any change in the foregoing between the date hereof and the Closing Date.

  3.24 Employee Benefit Plans.

  (a) Except as set forth in Schedule 3.24(a) (collectively, the "Koll Plans"), neither Koll nor any ERISA Affiliate as of the Effective Time, sponsors, maintains, is a party to, contributes to, or is obligated to contribute to, (i) any Employee Benefit Plan within the meaning of Title I of ERISA or (ii) any profit sharing, deferred compensation, bonus, stock purchase, stock option, pension, retirement, severance, welfare, fringe benefit, incentive, excess benefit (whether funded or unfunded) or cafeteria plan, agreement or arrangement.

  (b) Except as disclosed in Schedule 3.24(b), as of the Effective Time, neither of Koll nor any ERISA Affiliate sponsors, is a party to, or is obligated to contribute to, any Multiemployer Plan or any Employee Pension Benefit Plan which is or was a defined benefit plan or which is subject to Code Section 412 or Title IV of ERISA. The value, determined on a termination basis using the actuarial assumptions stated in the plan, of all accrued and ancillary benefits (whether or not vested) under each defined benefit plan (other than Multiemployer Plans) maintained by Koll or any of its ERISA Affiliates did not exceed, as of the most recent valuation date, and will not exceed as of the Effective Time, the then current fair market value of the assets of the plan.

                                     1-15

  (c) Except with respect to Multiemployer Plans, Koll has provided to CBC or will provide or make available to CBC at least thirty days prior to the Closing (i) complete and accurate copies of the currently effective plan document of each Koll Plan; (ii) if no such written plan document exists, a description of such Koll Plan; (iii) any agreements or contracts pursuant to which custody, funding or administrative services are being provided to Koll Plans; (iv) with respect to each Koll Plan that is intended to qualify under section 401(a) of the Code, the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service; and (v) the current summary plan description, summary of material modifications, and the most recently filed Form 5500 pertaining to each of the Koll Plans.

  (d) Except with respect to Multiemployer Plans, with respect to each Koll Plan, (i) the applicable reporting, disclosure and record retention requirements set forth in Part 1 of Subtitle B of Title I of ERISA and any filing requirements under the Code, including Section 6039D thereof, have been met on a timely basis, and (ii) there has been no violation of Title I, Subtitle B, Part 4 of ERISA (pertaining to fiduciary responsibility) nor any violation of Code Section 4975(c), in each case except for such non-compliance which would not have a Material Adverse Effect.

  (e) Except with respect to Multiemployer Plans, each Koll Plan that is intended to qualify under section 401(a) of the Code meets in all material respects all requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting prior to the Closing retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Koll Plan has been administered in all material respects in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder.

  (f) Neither Koll nor any ERISA Affiliate has any liability to (i) any Koll Plan or any plan, agreement or arrangement that would have been required to be disclosed on Schedule 3.24(a) had Koll sponsored, contributed to, been a party to, or been obligated to contribute to it as of the Effective Time or (ii) the PBGC, to any Multiemployer Plan, to any trustee or to any plan participant under Title IV of ERISA (other than liability for plan contributions which are not overdue and for premiums under Section 4007 of ERISA), in each case except for liabilities that would not have a Material Adverse Effect. If Koll and its ERISA Affiliates withdrew or partially withdrew from all Multiemployer Plans to which they have an obligation to contribute, based on the latest information available with respect to such Multiemployer Plans, no withdrawal liability would be imposed.

  (g) All material amounts of contributions, premiums or other payments due from Koll or any ERISA Affiliate to (or under) any Koll Plan have been fully paid or adequately accrued on the books and the Koll Financial Statements. All material amounts of such payments are fully deductible for federal income tax purposes. No changes affecting any Koll Plan will occur before Closing that will result in a material increase in the amount of contributions or liabilities of Koll and its ERISA Affiliates with respect to any Koll Plan.

  (h) Except with respect to Multiemployer Plans, each Koll Plan complies in all material respects with all applicable requirements of the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder, the health care continuation provisions of COBRA, the Americans with Disabilities Act, the Family and Medical Leave Act and any other applicable law.

  (i) Except as set forth on Schedule 3.14, there is no pending or threatened litigation, or other actions or claims, relating to any Koll Plan or any plan, agreement or arrangement that would have been required to be disclosed on
Schedule 3.24(a) had Koll sponsored, contributed to, been a party to, or been obligated to contribute to it as of the Effective Time (other than (i) such litigation, actions or claims, relating to Multiemployer Plans where neither Koll nor any of its ERISA Affiliates are parties and (ii) routine claims for benefits and qualified domestic relations orders) against or involving (i) any Koll Plan, or (ii) any Fiduciary of such plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any administrative agency (whether local, state or federal), participant, beneficiary, or Fiduciary thereunder, nor is there any reasonable basis for any such claim. There are no investigations, proceedings, or lawsuits, either currently in progress or, to Koll's knowledge, to be instituted in the future, relating to any Koll Plan, by any administrative agency (whether local, state, or federal).

                                     1-16

  (j) Except as disclosed on Schedule 3.24(j), no payment made to any employee, officer, director or independent contractor of Koll (the "Recipient") pursuant to any employment contract, severance agreement or other arrangement (the "Golden Parachute Payment") will be nondeductible by Koll because of the application of sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will Koll be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of sections 280G and 4999 of the Code.

  (k) Neither Koll nor any ERISA Affiliate has any unfunded liability relating to retiree life and medical benefits for its respective current or former employees and their dependents, other than any liability under COBRA or state law conversion rights.

  (l) There will be no liability of Koll under any insurance policy or similar arrangement procured in connection with any Koll Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other similar liability arising wholly or partially out of events occurring before the Effective Time, in each case, except for such liabilities which would not have a Material Adverse Effect. No Koll Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation, or similar proceeding, except for such interests, other investment contracts or insurance contracts which are not material to such Koll Plan.

  (m) None of the persons performing services for Koll have been improperly classified as independent contractors or as being exempt from the payment of wages for overtime, except for such improper classifications which would not have a Material Adverse Effect. No persons classified by Koll as independent contractors or leased employees are wrongfully excluded from participation in any Koll Plans or any plan, agreement or arrangement that would have been required to be disclosed on Schedule 3.24(a) had Koll sponsored, contributed to, been a party to, or been obligated to contribute to it as of the Effective Time.

  3.25 Misstatements. Neither Koll nor any Koll Shareholder has knowingly furnished or shall knowingly furnish any information to CBC in writing pursuant to this Agreement (including without limitation all information and financial data pertaining to Koll and Subs contained in the Form S-4 and Proxy Statement) or in the Schedules referred to in this Agreement, at any time prior to the Effective Time, which contained or will contain any untrue statement of a material fact or omitted or will omit any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading. For purposes of this Section 3.25, the knowledge of Koll shall mean the actual knowledge of RW, WSR, Richard G. Wollack ("RGW"), Gary Nielson and Richard S. Abraham ("RSA"), without any duty to inquire.

  3.26 Full Disclosure. Neither Koll nor any Koll Shareholder has furnished and neither shall furnish any information for inclusion in the Form S-4, and the Prospectus included therein which, at the date such information is supplied contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  3.27 Customers. Schedule 3.27 contains a complete list of all customers or clients of Koll or any Sub who, as of the date of this Agreement, have indicated that they are either materially dissatisfied with the services provided by Koll or any Sub or they are materially dissatisfied with the proposed Merger excluding in each case customers or clients who on an annualized basis, account for revenues to Koll of $250,000 or less, provided, however, that neither Koll nor any Sub shall have any duty to inquire with respect to such matters.

                                     1-17

                                   ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF KOLL SHAREHOLDERS

  Each of the Koll Shareholders represents and warrants to CBC and Acquisition Corporation as of the date hereof and as of the Effective Time as follows:

  4.1 Title to Shares.

  (a) As of the date hereof, except as set forth on Schedule 3.2(c), and as of the Effective Time without exception, each Koll Shareholder has and will have good and valid title to all shares of Koll Common shown beside such Koll Shareholder's name on Schedule 3.2(c), and no other shares free and clear of all Liens, in each case other than those certain options in favor of RW and WSR to purchase 672,000 shares and 100,800 shares, respectively, of Koll Common held by KHC. As of the date hereof, except as set forth on Schedule 3.2(c), and as of the Effective Time without exception, except for Liens in favor of Koll, each Koll Shareholder is not a party to or holder of any Option obligating Koll to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Koll or obligating Koll to grant, extend or enter into any such Option. As of the date hereof, except as set forth on Schedule 3.2(c), and as of the Effective Time without exception, each Koll Shareholder has sole voting power with respect to such shares and is not a party to any stockholder agreement, voting agreement, voting trust, proxy or other agreement with respect to voting, restrictions on transfer, or otherwise pertaining to such Koll Shareholder's Shares.

  (b) Each of the Koll Shareholders and DMK has all requisite individual, corporate or partnership, as applicable, power and authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, corporate, partnership or otherwise, on the part of each of the Koll Shareholders subject to approval by the stockholders of Koll. This Agreement has been duly executed and delivered by each of the Koll Shareholders and DMK and constitutes a valid and binding obligation of each of the Koll Shareholders and DMK enforceable in accordance with its terms, subject to the approval of the stockholders of Koll.

  4.2 Undisclosed Liabilities. At the Koll Balance Sheet Date and as of the Closing Date, Koll had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not recorded on the Koll Balance Sheet or disclosed in the accompanying notes thereto (of a type and amount required to be disclosed by GAAP on the face of the Koll Balance Sheet or in such notes) except for liabilities incurred in the ordinary course of business since the date of said Balance Sheet which are usual and normal in amount and liabilities incurred in connection with acquisitions permitted under Section 6.6.

  4.3 Misstatements. No Koll Shareholder has knowingly furnished or shall knowingly furnish any information to CBC in writing pursuant to this Agreement (including without limitation all information and financial data pertaining to Koll and Subs contained in the Form S-4 and Proxy Statement) or in the Schedules referred to in this Agreement, at any time prior to the Effective Time, which contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading. For purposes of this Section 4.3, "knowledge" means actual knowledge of a Koll Shareholder, without any duty of inquiry.

                                     1-18

                                   ARTICLE 5

       REPRESENTATIONS AND WARRANTIES OF CBC AND ACQUISITION CORPORATION

  Except as disclosed in the CBC SEC Documents filed prior to the execution of this Agreement or as contemplated by this Agreement, CBC and Acquisition Corporation represent and warrant to Koll and the Koll Shareholders as of the date hereof and as of the Effective Time as follows:

  5.1 Organization. Each of CBC, Acquisition Corporation, CB Commercial Real Estate Group, Inc. ("Group"), L.J. Melody & Company ("LJM") and Westmark Realty Advisors, L.L.C. ("WM") (collectively, the "CBC Companies") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Group, LJM and WM are the only material Subsidiaries of CBC. Each of the CBC Companies is duly qualified to do business and is in good standing in its state of incorporation and in each of the other jurisdictions in which it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. Each of the CBC Companies has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges necessary to the conduct of its respective business as conducted and as proposed to be conducted, except for such licenses, permits, authorizations, franchises, rights and privileges where the failure to obtain or possess same would not have a Material Adverse Effect.

  5.2 Acquisition Corporation Capital Structure. The authorized capital stock of Acquisition Corporation consists of 1,000 shares of Common Stock, $.01 par value ("Acquisition Corporation Common"). Upon the execution of this Agreement, 1,000 shares of Acquisition Corporation Common were validly issued and outstanding and were held by CBC of record and beneficially.

  5.3 Authority.

  (a) CBC and Acquisition Corporation have all requisite corporate power and authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CBC and Acquisition Corporation, subject to approval by the stockholders of CBC. This Agreement has been duly executed and delivered by CBC and Acquisition Corporation and constitutes a valid and binding obligation of CBC and Acquisition Corporation, enforceable in accordance with its terms, subject to approval of the Stockholders of CBC.

  (b) Provided the conditions set forth in Article 11 are satisfied, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of CBC or Acquisition Corporation or
(ii) any material agreement or instrument, permit, judgment, order, statute, law, ordinance, rule or regulation applicable to any CBC Company or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancelations or accelerations which individually or in the aggregate would not have a Material Adverse Effect. Schedule 5.3 contains a full and complete list of all necessary Consents of third parties (other than Governmental Entities) applicable to the operations of the CBC Companies that are required to be obtained by the CBC Companies in connection with the execution and delivery of this Agreement or the Certificate of Merger by CBC and Acquisition Corporations and the performance of their respective obligations hereunder or thereunder, except for such Consents for which the failure to obtain the same would not have a Material Adverse Effect. Prior to the Closing Date, a CBC Company will obtain all such Consents.

  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any CBC Company in connection with the execution and delivery of this Agreement by CBC and Acquisition Corporation or the consummation by CBC and Acquisition

                                     1-19

Corporation of the transactions contemplated hereby, except for the filing of a pre-merger notification report under the HSR Act, the filing of the Form S-4 with the SEC, the filing of the Certificate of Merger, and related certificates with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which CBC or Acquisition Corporation is qualified to do business, such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the law of any foreign country, the filing of such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, the listing of the CBC Common on the Nasdaq National Market; and such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect.

  5.4 Capital Structure.

  (a) The authorized capital stock of CBC consists of 100,000,000 shares of Common Stock, $.01 par value, and 8,000,000 shares of Preferred Stock, $.01 par value. At the close of business on May 5, 1997 (i) 13,345,649 shares of CBC Common were issued and outstanding; (ii) 1,653,677 shares of CBC Common were reserved for issuance upon exercise of options to purchase CBC Common ("CBC Options") under the CBC 1990 Stock Option Plan, the CBC 1991 Service Providers Stock Option Plan and the L.J. Melody Stock Option Acquisition Plan, under which options to purchase 1,094,857 shares were outstanding in the aggregate; (iii) 517,069 shares of Common Stock were reserved for issuance under CBC's Deferred Compensation Plan and CBC's Omnibus Stock and Incentive Plan, of which 611 shares have been issued to employees; (iv) 1,000,000 shares of CBC's Series A-1 Preferred Stock were outstanding; (v) 2,000,000 shares of CBC's Series A-2 Preferred Stock were outstanding; (vi) 1,000,000 shares of CBC's Series A-3 Preferred Stock were outstanding and; (vii) 3,120,000 shares of Common Stock are reserved for issuance upon conversion of the Preferred Stock.

  All of the outstanding shares of CBC Common and CBC Preferred are, and any shares of CBC Common issuable upon exercise of any CBC Option or any Warrant or conversion of any CBC Preferred, when issued pursuant to such exercise or conversion, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, CBC's Certificate of Incorporation or Bylaws or any agreement to which CBC is a party or is bound.

  (b) Except as disclosed in Schedule 5.4(b), all of the outstanding shares of capital stock of each of LJM, WM and Group (the "Material Subsidiaries") are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by CBC or Group, free and clear of any Liens. Except as disclosed in Schedule 5.4(b), there are not (i) outstanding Options obligating CBC or any Material Subsidiary to issue or sell any shares of capital stock of any Material Subsidiary or to grant, extend or enter into any such Option or (ii) voting trusts, registration rights, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than CBC a Subsidiary wholly owned, directly or indirectly, by CBC with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Material Subsidiary.

  (c) Except as disclosed in Schedule 5.4(c), there are no outstanding contractual obligations of CBC or any Material Subsidiary to repurchase, redeem or otherwise acquire any shares of CBC Common or any capital stock of any Material Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Material Subsidiary.

  5.5 Financial Statements. CBC has furnished or will furnish prior to the Closing to Koll (i) its audited consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the two fiscal years ended December 31, 1996, (ii) CBC's audited consolidated balance sheet at December 31, 1995 and 1996 and (iii) CBC's unaudited statement of operations, statement of stockholders' equity and statement of cash flows for the three months ended, and unaudited balance sheet as of, March 31, 1997. CBC will promptly furnish to Koll those financial statements which it furnishes to its Board of Directors between the date hereof and the Closing Date. The balance sheet at December 31, 1996 is hereinafter referred to as the "CBC Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "CBC Financial Statements." The

                                     1-20

CBC Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as noted in the notes to the CBC Financial Statements, and are or will be in accordance with the books and records of CBC, and fairly present the financial position of CBC and the results of its operations as of the dates and for the periods indicated thereon, subject in the case of the unaudited portion of the CBC Financial Statements to normal year end audit adjustments and the absence of certain footnote disclosures. At the date of the CBC Balance Sheet (the "CBC Balance Sheet Date") and as of the Closing Date, CBC had no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the CBC Balance Sheet or the accompanying notes thereto (of a type and amount required to be disclosed by GAAP) except for liabilities incurred in the ordinary course of business since the date of said balance sheet which are usual and normal in amount and liabilities incurred in connection with acquisitions permitted under Section 8.4. Except as set forth on Schedule 5.5, each Subsidiary of CBC is treated as a consolidated subsidiary of CBC in the CBC Financial Statements for all periods covered thereby.

  5.6 SEC Documents. CBC will furnish, or make available to Koll, a true and complete copy of CBC's Form 10-K for the year ended December 31, 1996 and Form 10-Q for the nine (9) months ended September 30, 1996 and any other statement, report, registration statement or definitive proxy statement filed by CBC with the SEC from the date hereof to the Effective Date of the Merger (the "CBC SEC Documents"). As of their respective filing dates, the CBC SEC Documents will comply in all material respects with the requirements of the Exchange Act or the Securities Act, and none of the CBC SEC Documents will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed CBC SEC Document.

  5.7 Information Supplied. CBC has not furnished and shall not furnish any information for inclusion in the Form S-4, and the Prospectus included therein which, at the date such information is supplied contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  5.8 Absence of Certain Changes or Events. Except as set forth on Schedule 5.8, since the Balance Sheet Date CBC and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business nor has there been any change, in the business, assets, financial condition or results of operations of CBC or any of its Subsidiaries which has had, or would have a Material Adverse Effect on CBC.

  5.9 Shares of Common Stock. The shares of CBC Common will, when issued and delivered to the stockholders of Koll in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, CBC's Certificate of Incorporation or Bylaws or any agreement to which CBC is a party or is bound.

  5.10 Brokers or Finders. CBC has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. CBC has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  5.11 Compliance with Law. All Permits of CBC and its Subsidiaries which are necessary to the conduct of CBC and its Subsidiaries' businesses are in full force and effect, except for such Permits where the failure to obtain same or the failure of same to be in full force and effect would not have a Material Adverse Effect, and neither CBC nor its Subsidiaries is in violation of any Permit in any respect that would have a Material Adverse Effect. Except for possible violations which would not have a Material Adverse Effect on CBC and its Subsidiaries, the business of CBC and its Subsidiaries has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

                                     1-21

  5.12 Litigation. Except for normal authorizations, Permits and orders issued in the ordinary course of business, there is no claim, dispute, action, proceeding, suit, appeal or investigation, at law or in equity, pending against CBC or its Subsidiaries, or involving any of their respective assets or properties, before any court, agency, governmental department or agency, commission, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on CBC or its Subsidiaries), and, to the knowledge of CBC and its Subsidiaries, none have been threatened, which would have a Material Adverse Effect on CBC and its Subsidiaries. There are no facts which, if known to stockholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Material Adverse Effect on CBC and its Subsidiaries. Neither CBC nor its Subsidiaries is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

  5.13 Properties. The CBC Balance Sheet reflects all of the real and personal Property used by CBC and its consolidated Subsidiaries in their respective businesses or otherwise held by CBC and its Subsidiaries, except for (a) property acquired or disposed of in the ordinary course of business of CBC and its Subsidiaries since the date of the CBC Balance Sheet and (b) personal property or leasehold interests not required under GAAP to be reflected thereon. The CBC Companies have good and marketable title to all assets and properties reflected on the CBC Balance Sheet and thereafter acquired, free and clear of any Lien, except for (i) the lien of current taxes not yet delinquent (ii) Liens which, individually or in the aggregate, would not have a Material Adverse Effect and (iii) existing Liens under credit facilities existing as of the date hereof. All of the fixed assets and properties listed on the CBC Balance Sheet or thereafter acquired are in satisfactory condition and repair for the requirements of the business as presently conducted by the CBC Companies.

  5.14 Taxes. CBC and its Subsidiaries have duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), which returns are accurate and complete, and have paid or accrued in full all Taxes. The CBC Balance Sheet fully accrues (and the balance sheets subsequent to the date of the CBC Balance Sheet and provided to Koll prior to the Closing Date will fully accrue) all current and deferred Taxes to the extent required by GAAP. Neither CBC nor any of its Subsidiaries is a party to any pending actions or proceedings, nor, to the knowledge of CBC, are any such actions or proceedings threatened by any governmental authority for the assessment or collection of Taxes except for such actions or proceedings which if resolved adversely, individually or in the aggregate, would have a Material Adverse Effect. Since March 31, 1996, no liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes which are material individually or in the aggregate, except for liens for property taxes not yet delinquent. Neither CBC nor any of its Subsidiaries is a party to any Tax sharing, Tax allocation or Tax indemnity agreement and in the past five (5) years has not been included on any consolidated combined or unitary return with any entity other than CBC or Subsidiaries. As of December 31, 1996, CBC and its Subsidiaries had a net operating loss carryforward for federal tax purposes approximately equal to $184.3 million and the consummation of the transactions contemplated hereby will not limit the utilization of such net operating loss carryforward under
Section 382 of the Code.

  5.15 No Default. CBC and its Subsidiaries have performed, or are now performing, the obligations of, and CBC and its Subsidiaries are not in default (or would by the lapse of time and/or the giving of notice be in default) in respect of, any contract, agreement or commitment binding upon their respective assets or properties, except for noncompliance or defaults as would not have a Material Adverse Effect. Except for those matters which, individually or in the aggregate, do not and will not have a Material Adverse Effect, (i) no third party has raised any claim, dispute or controversy with respect to any of the contracts of CBC and its Subsidiaries, nor (ii) has CBC or its Subsidiaries received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by CBC or its Subsidiaries with respect to their respective obligations under any of their respective contracts, nor (iii) to the knowledge of CBC and its Subsidiaries, are there any facts which exist indicating that any of their contracts may be totally or partially terminated or suspended by the other parties thereto.

                                     1-22

                                   ARTICLE 6

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  During the period from the date of this Agreement and continuing until the Effective Time, Koll shall and shall cause Subs to (except as expressly contemplated by this Agreement or to the extent that CBC shall otherwise give its prior consent in writing) comply with the following:

  6.1 Ordinary Course. Each of Koll and each of its Subs shall carry on their business in the regular and ordinary course, including the payment of all state and federal taxes, in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, key employees, agents and representatives and preserve its goodwill and relationships with existing and potential customers, employees, independent contractors, clients, suppliers, and others with whom business relationships exist to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Neither Koll nor any Sub shall enter into any agreement which would prevent Koll from consummating the transactions contemplated hereby. In determining whether Koll has maintained relationships with existing customers or clients or whether a loss of customers or clients has had a Material Adverse Effect under this Agreement, a customer or client shall not be considered lost if (i) such customer or client, upon termination of its relationship with Koll or a Koll Affiliate,
(A) contracts with CBC or a CBC Affiliate to substantially provide the same services previously provided by Koll or a Koll Affiliate or (B) does not contract with any third party to provide such services (and an Affiliate of such customer or client shall not be deemed to be a third party) or (ii) such customer or client terminates its relationship with Koll or a Koll Affiliate due to the fact that it has sold the property with respect to which Koll or a Koll Affiliate was rendering services to an unaffiliated third party or has converted the property into or contributed the property to a real estate investment trust. In addition, when determining whether Koll has maintained such relationships, or whether a loss of customers or clients has had a Material Adverse Effect under this Agreement, the addition of new customers or clients who have entered into a binding agreement with Koll or a Koll Affiliate shall be taken into account to offset any loss of customers or clients.

  6.2 Dividends; Changes in Equity. Except as disclosed on Schedule 6.2, Koll and its Subs and Investment Entities that are not wholly owned shall not and shall not propose to declare or pay any dividends on or make other distributions in respect of any of their capital stock or partnership or other equity interests, except for partnership and limited liability company distributions in the ordinary course of business consistent with past practice, split, combine or reclassify any of its capital stock or partnership or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock or partnership or other equity interests, or repurchase or otherwise acquire any shares of its capital stock or partnership or other equity interests or rights to acquire any shares of their capital stock or partnership or other equity interests except for repurchases of Koll Common under the Koll Plans which in the aggregate are not material.

  6.3 Issuance of Securities. Except as set forth on Schedule 6.3, Koll, Subs, Investment Entities and 50% JVs shall not issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or partnership or other equity interests of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or interests or other convertible securities, other than the issuance of Koll Common upon the exercise of the Koll Options in accordance with their present terms. Neither Koll nor its Board of Directors shall take any action to change the exercise price or any other term of presently outstanding Koll Options. Notwithstanding the foregoing, Koll may accelerate the vesting schedules of Koll Options and restricted stock outstanding on the date hereof and may terminate repurchase rights and rights of first refusal given in connection therewith.

  6.4 Governing Documents. Neither Koll nor Subs shall amend or agree to amend their charter documents or Bylaws.

                                     1-23

  6.5 No Solicitations. Except as set forth on Schedule 6.5, Koll and Subs shall not, directly or indirectly, through any officer, director, employee or agent (including any investment banker, financial advisor, attorney, accountant or other representative or agent) or otherwise, solicit, initiate or encourage inquiries or the submission of proposals or offers from any Third Party relating to any acquisition or purchase of all or substantially all of the business, properties or assets of, or any equity interest in, Koll or any of the Subs or any merger, consolidation, business combination or similar transaction, other than pursuant to this Agreement involving Koll or any of the Subs (an "Acquisition Transaction"), other than the sale by Koll Dove Global Disposition Services, L.L.C., of certain assets to which it takes title in the ordinary course of its auction business consistent with past practice or participate in any discussions or negotiations regarding, or furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or agree to endorse or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Koll shall (i) promptly advise CBC orally and in writing of any such offer and of any inquiries or proposals of or contacts with third parties for any Acquisition Transaction involving Koll or any of the Subs and (ii) immediately inform CBC of the details of such offer, proposal, inquiry or contact and provide CBC copies of any written material related thereto, and
(iii) not accept (nor shall Koll's Board of Directors or any committee thereof recommend) any such proposal or offer.

  6.6 No Acquisitions or Investments.

  (a) Except as set forth on Schedule 6.6, Koll and Subs shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

  (b) Except as set forth on Schedule 6.6, Koll and Subs shall not purchase or otherwise acquire (through a joint venture or otherwise) or agree to purchase or otherwise acquire more than a five percent (5%) interest in the assets, equity or business of any other corporation, partnership, trust, limited liability company or other entity.

  6.7 No Dispositions. Except as set forth on Schedule 6.7, Koll and Subs shall not and shall not agree to sell, lease or otherwise dispose of any of its assets that are material, individually or in the aggregate, to Koll and Subs, taken as a whole, except in the ordinary course of business consistent with prior practice (which includes the sale by Koll Dove Global Disposition Services, L.L.C., of certain assets to which it takes title in the ordinary course of its auction business consistent with past practice).

  6.8 Indebtedness. Koll and Subs shall not and shall not agree to incur any indebtedness for borrowed money (other than in connection with acquisitions permitted under Section 6.6 or under credit facilities existing as of the date hereof relating to working capital loans made in the ordinary course of business consistent with past practice and working capital advances made by Koll or a Sub to a Sub, Investment Entity or 50% JV in the ordinary course of business, consistent with past practice) or guarantee any such indebtedness or issue or sell any debt securities of Koll or Subs or guarantee any debt securities of others.

  6.9 Other Actions. Koll and Subs shall not permit any of their officers, directors, employees or agents to take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in Article 11 not being satisfied.

  6.10 Advice of Changes. Koll and Subs shall confer on a regular basis with CBC, report on operational matters and promptly advise CBC orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect or which would cause or constitute a material breach of any of the representations, warranties or covenants of Koll or Subs contained herein. Except where prohibited by applicable statues and regulations, Koll and Subs shall promptly provide CBC (or its counsel) with copies of all filings made by Koll and Subs with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

                                     1-24

  6.11 Accounting Methods. Koll and Subs shall not change their methods of accounting in effect at December 31, 1996, except as required by changes in GAAP as concurred in by Koll's independent auditors and except to change their fiscal year to conform with that of CBC.

  6.12 Tax-Free Reorganization Treatment. Koll and Subs shall not take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

  6.13 Compensation; Benefit Plans.

  (a) Except as previously disclosed in writing to CBC prior to the execution of this Agreement, Koll and Subs will not adopt or amend in any material respect any collective bargaining agreement with employees, enter into, adopt, amend or terminate any benefit plan or any other employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors or officers, in each case so as to materially increase benefits thereunder, increase the compensation or fringe benefits of any officer or employee who earned $100,000 or more in total compensation during the twelve-month period ended March 31, 1997 ("Key Employee") or any director or provide any other benefit not required by any plan or arrangement in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) other than to accelerate the vesting schedule of Koll options outstanding on the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, except (with respect to employees who are not Key Employees or directors only) for normal increases and benefit changes in the ordinary course of business consistent with past practice or bonuses paid under policies consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party, create or amend any stock plan or grant any equity based award pursuant to any stock plan or otherwise or enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any Key Employee or director of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, except for contracts, agreements, arrangements or commitments which create an at-will employment relationship with an employee (other than a director) or which provide for a severance payment to such an employee equal to or less than eight months base salary for such employee, based on such employee's current average monthly base salary.

  (b) Schedule 6.13 contains a complete and correct list of all bonuses or other compensation (not accrued on Koll's March 31, 1997 balance sheet or included in the "Bonus Basket" (as defined below)) other than base salary (and standard benefits), brokerage commissions and regular periodic payments (other than bonuses) to agents and independent contractors in the ordinary course of business consistent with past practice that may be paid to any officer, employee, agent, director or independent contractor of Koll between the date hereof and the Effective Time and the name of the individual designated to receive such bonus or other compensation. Koll covenants and agrees that between the date hereof and the Effective Time, it will not pay any bonus or other compensation (other than base salary (and standard benefits), brokerage commissions and regular periodic payments (other than bonuses) to agents and independent contractors in the ordinary course of business consistent with past practice) to any of its officers, directors, employees, agents or independent contractors other than bonuses and other compensation set forth on
Schedule 6.13, accrued on Koll's March 31, 1997 balance sheet or included in the Bonus Basket. In no event will the aggregate amount of all such bonuses paid or payable between the date hereof and the Effective Time exceed the sum of (i) the amount accrued on Koll's March 31, 1997 balance sheet plus (ii) the aggregate amount shown on Schedule 6.13 plus (iii) the amount of the Bonus Basket. For purposes of this Section 6.13(b) the "Bonus Basket" shall be an amount not to exceed $500,000 and shall be accrued on Koll's June 30, 1997 balance sheet together with any bonus amounts accrued on Koll's March 31, 1997 balance sheet which are not paid between March 31, 1997 and June 30, 1997.

  6.14 Liability Limitations. (i) The aggregate amount of indebtedness owed by Koll, Subs, the Investment Entities and 50% JVs directly or indirectly (including letters of credit), to Banks, savings and loans, thrifts and similar institutions ("Bank Indebtedness") shall not exceed $47,375,000 as of the Effective Time (exclusive of

                                     1-25

(A) indebtedness of Investment Entities or Subs which serve as investment vehicles for clients of Koll or of Subs which indebtedness is secured solely by the assets of such Investment Entity or Subs and (B) indebtedness under those certain two revolving lines of credit by and between Comerica Bank and Koll Dove Global Disposition Services LLC, not to exceed $600,000 under that line of credit to be used for financing pre-auction expenses and not to exceed $400,000 under that line of credit to be used for issuing standby letters of credit) and the amounts owed for subcategories within the $47,375,000 shall not exceed $2,375,000 with respect to a letter of credit securing the payment of the balance of the purchase price with respect to the acquisition of CBS, $3,750,000 with respect to financing the "Convenience Store Project" (but with no obligation to do such project) and $41,250,000 for all other subcategories,
(ii) the aggregate amount loaned by Koll, Subs, each Investment Entity and each 50% JV to employees, Affiliates and related persons shall not exceed the amount so loaned on March 31, 1997 (excluding loans to entities with respect to which Koll, a Sub, an Investment Entity or a 50% JV has an investment management relationship for the purpose of purchasing real property and working capital advances between wholly-owned Subs), and (iii) the aggregate amount owed by Koll, Subs, Investment Entities and 50% JVs (other than any amount which is reflected in Bank Indebtedness, which for purposes of this clause (iii) shall include all amounts payable pursuant to the CC&F redemption agreement referred to in Section 11.2(j)) with respect to the purchase of businesses (whether structured as an asset purchase or a stock purchase) shall not exceed the amount owed as of the date hereof (exclusive of earnouts and profit participations). Notwithstanding anything to the contrary contained herein, a breach of clause (i) this Section shall not give rise to any cause of action for damages, but only a purchase price adjustment as set forth in
Section 2.3(d), except to the extent a breach of clause (i) of this Section results in a Material Adverse Effect on Koll, in which case CBC shall have the right to terminate this agreement.

  6.15 Certain Payments. Koll and its Subs will make all salary, benefit, bonus and minority interest payments on a timely basis consistent with past practice and any delay in making any such payment which is not consistent with past practice and which causes the amount shown on the consolidated balance sheet of Koll and its Subs as of the last day of the month preceding the Closing to increase by over $250,000 from what it would have been if past practice had been observed shall be treated as an increase in Bank Indebtedness for purposes of Sections 2.3(c) and (d).

                                   ARTICLE 7

                  ADDITIONAL AGREEMENTS OF KOLL SHAREHOLDERS

  During the period from the date of this Agreement and continuing until the Effective Time, the Koll Shareholders agree to comply with the following:

  7.1 No Solicitations. The Koll Shareholders shall not, directly or indirectly, through any officer, director, employee or agent (including any investment banker, financial advisor, attorney, accountant or other representative or agent) or otherwise, solicit, initiate or encourage inquiries or the submission of proposals or offers from any Third Party relating to any Acquisition Transaction or participate in any discussions or negotiations regarding, or furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or agree to endorse or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Koll Shareholders shall (i) promptly advise CBC orally and in writing of any such offer and of any inquiries or proposals of or contacts with third parties for any Acquisition Transaction involving Koll or any of the Subs and (ii) immediately inform CBC of the details of such offer, proposal, inquiry or contact and provide CBC copies of any written material related thereto, and
(iii) not recommend or vote for acceptance of any such proposal or offer.

  7.2 No Transfer. No Koll Shareholder shall directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or grant any option with respect to or other interest in, any shares of Koll Common to any person or entity or enter into any agreement or agree so to do.

                                     1-26

  7.3 Agreement to Vote Shares. In consideration for the execution of this Agreement and the Certificate of Merger by CBC and Acquisition Corporation, each Koll Shareholder agrees to enter into a Voting Agreement and Irrevocable Proxy in favor of CBC in substantially the form of Exhibit C hereto (which Voting Agreement and Irrevocable Proxy will grant CBC the right, among other things, to vote all of each such Koll Shareholders' shares of Koll Common in favor of the Merger) and to vote all shares of Koll Common held by such person entitled to vote at the Koll Stockholder's Meeting (and at any adjournment thereof) in favor of the Merger.

                                   ARTICLE 8

                               AGREEMENTS OF CBC

  During the period from the date of this Agreement and continuing until the Effective Time, CBC shall and shall cause its Subsidiaries to comply with the following:

  8.1 Ordinary Course. Each of CBC and each of its Subsidiaries shall carry on their business in the usual, regular and ordinary course, including the payment of all state and federal taxes, in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, key employees, agents and representatives and preserve its goodwill and relationships with existing and potential customers, employees, independent contractors, clients, suppliers, and others with whom business relationships exist to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Neither CBC nor any of its Subsidiaries shall enter into any agreement which would prevent CBC from consummating the transactions contemplated hereby.

  8.2 Dividends; Changes in Stock. Each of CBC and its Subsidiaries that are not wholly-owned shall not and shall not purpose to declare or pay any dividends on or make other distributions in respect of any of its capital stock, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock, or repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of their capital stock. Notwithstanding the foregoing, nothing contained in this Agreement shall restrict (i) CBC from paying dividends on its Preferred Stock or (ii) CBC or any of its Subsidiaries from purchasing stock or other equity interest in a direct or indirect wholly-owned Subsidiary.

  8.3 Governing Documents. CBC shall not amend or agree to amend its charter documents or Bylaws other than to change the authorized number of its directors.

  8.4 No Acquisitions. CBC and Subsidiaries shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which individually or in the aggregate involve total consideration in excess of $12,500,000.

  8.5 No Dispositions. CBC and its Subsidiaries shall not sell, issue, lease or otherwise dispose of any portion of its capital stock or assets that is material, individually or in the aggregate, to CBC and its Subsidiaries taken as a whole, or enter into any agreement or agree so to do, except in the ordinary course of business consistent with prior practice and upon the exercise of CBC options or other securities convertible into CBC Common or enter into any merger, exchange, consolidation or other agreement not permitted by Section 8.4, or enter into any agreement which would prevent CBC from completing the transactions contemplated herein.

  8.6 Other Actions. CBC and its Subsidiaries shall not permit any of their officers, directors, employees or agents to take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in Article 11 not being satisfied.

                                     1-27

  8.7 Accounting Methods. CBC and its Subsidiaries shall not change their methods of accounting in effect at December 31, 1996, except as required by changes in GAAP as concurred in by CBC's independent auditors.

  8.8 Indemnification of Directors and Officers.

  (a) CBC and Group shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Koll or any Sub prior to the Effective Time (an "Indemnified Agent"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. CBC shall not be required to indemnify and hold harmless a person in connection with a Proceeding (or part thereof) (i) initiated by such person unless the Proceeding (or part thereof initiated by such person) was authorized by the Board of Directors or (ii) in which it is determined that such Indemnified Agent had actual knowledge at or prior to the Closing of any fact, event or circumstance which would have constituted a breach of this Agreement.

  (b) The right to indemnification conferred by this Article 8 shall be presumed to have been relied upon by the Indemnitee and shall be enforceable as a contract right. CBC may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by applicable law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this
Article 8 or in any such contract.

  (c) Except for any Proceeding described in the last sentence of Section 8.8(a), upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this Section 8.8 and CBC shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any reasonable expenses incurred by the Indemnitee in connection with any Proceeding (other than a Proceeding described in the last sentence of Section 8.8(a)) consistent with the provisions of applicable law.

  (d) If any Proceeding shall be brought or asserted under this Section 8.8, the Indemnified Agent shall give prompt written notice of such action or claim to the Indemnifying Party who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Agent and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Agent shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Agent. In the event that the Indemnifying Party, within ten days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Agent shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Party and the Indemnifying Party shall use reasonable efforts to assist in the defense of such matter, subject to the right of the Indemnifying Party to assume, at its expense, the defense of such Proceeding with counsel satisfactory to the Indemnified Agent at any time prior to the settlement, compromise or final determination thereof, and provided that CBC shall not be liable for any settlement of any claim effected without its written consent, which shall not be unreasonably withheld. Anything in this Section 8.8 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Agent's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Party. The Indemnifying Party may, without the Indemnified Agent's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Party and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Agent from all liability with respect to such Proceeding. The Indemnified Agents as a group may retain only one law firm to represent them with respect to each such matter, at CBC's and Group's expense, unless there is, under applicable standards of conduct, a conflict on any significant issue between any two or more Indemnified Agents or between an

                                     1-28

Indemnified Agent and an Indemnifying Party which is a co-defendant in the proceeding and is represented by the same counsel. Notwithstanding the foregoing, nothing in this Section 8.8(b) shall be construed to require any Indemnifying Party to indemnify any Indemnified Agent for any Unindemnified Liability.

  (e) This Section 8.8 is intended for the benefit of the Indemnified Agents (each of whom shall be entitled to enforce this Section 8.8 against CBC) and shall be binding upon all successors and assigns to CBC. This Section 8.8 shall survive the Effective Time and continue in full force and effect for a period of six years after the Effective Time; provided, that, in the event any claim is asserted or made within such six year period, all rights to indemnification in respect of any such claim shall continue until final disposition of such claim.

  (f) If this Section 8.8 is found to be unenforceable under applicable law or materially limited by a contract to which CBC or Group is a party, CBC and Group shall indemnify the Indemnified Agents in accordance with the terms of their current indemnity agreements with Koll and the current Bylaws and Certificate of Incorporation of Koll.

  8.9 Tax Treatment. CBC and its Subsidiaries shall not take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. CBC and Acquisition Corporation agree to make such reasonable representations as may be requested by Koll or the Koll Shareholders in connection with the opinion to be delivered by counsel for Koll pursuant to Section 11.3(g).

  8.10 Listing on NASDAQ. CBC shall take all appropriate actions for listing the shares of CBC Common to be received in the Merger on NASDAQ.

  8.11 Advice of Changes. CBC shall confer on a regular basis with Koll, report on operational matters and promptly advise Koll orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect or which would cause or constitute a material breach of any of the representations, warranties or covenants of CBC contained herein. Except where prohibited by applicable statues and regulations, CBC shall promptly provide Koll (or its counsel) with copies of all filings made by CBC with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 9

    ADDITIONAL AGREEMENTS RELATING TO THE FORM S-4 AND THE PROXY STATEMENT

  As promptly as practicable after the date hereof, CBC, with the cooperation of Koll, shall prepare and file the Form S-4 with the SEC, in which the Proxy Statement will be included as part of a prospectus. CBC shall use its best efforts to promptly respond to comments from the SEC and to file amendments to the Form S-4 in order to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. CBC shall also take any action required to be taken under any applicable state securities or blue sky laws in connection with the issuance of the CBC Common in the Merger. Koll shall use its best efforts to furnish to CBC all information concerning Koll and the holders of its outstanding securities as may be reasonably requested in connection with any action contemplated by this Article 9. CBC will promptly notify Koll and provide Koll with copies of any correspondence between CBC and its representatives, on the one hand and the SEC, its staff or any state securities administrators on the other.

                                     1-29

                                  ARTICLE 10

                             ADDITIONAL AGREEMENTS

  10.1 Access to Information. Koll shall afford to CBC and shall cause its independent accountants to afford to CBC, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all of Koll and Sub's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of Koll's accountants. During such period, Koll shall use reasonable efforts to furnish promptly to CBC a copy of each report, schedule and other document filed or received by Koll during such period pursuant to the requirements of federal and state securities laws and all other information concerning the business, properties and personnel of Koll and Subs as CBC may reasonably request. CBC will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and CBC will cause its consultants and advisors also to hold such information in confidence) pursuant to the terms of that certain Confidentiality Agreement, dated as of March 21, 1997, by and among CBC, Koll, FS, Apollo and Donald M. Koll until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason CBC shall promptly return, or cause to be returned, to the disclosing party all documents obtained from Koll and Subs, and any copies made of such documents, extracts and copies thereof. CBC shall provide to Koll and its counsel, independent accountants and other representatives, access to such information regarding CBC as, in CBC's sole opinion, would customarily be provided to an underwriter in connection with a Registration Statement on Form S-1 covering shares of CBC Common or attached as an exhibit thereto.

  10.2 Legal Conditions to the Merger. Each party will take and will cause its respective Subsidiaries to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger (including furnishing all information required under the HSR Act) and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party or any Subsidiary of such other party in connection with the Merger. Each party will take, and will cause its respective Subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other party and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party or its Subsidiaries (or by the other party or its Subsidiaries) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. For purposes of this
Section 10.2 only, Koll will not be considered a Subsidiary of FS.

  10.3 Koll Stockholders' Approval. Koll agrees to submit this Agreement, the Certificate of Merger and any related matters to its stockholders for approval, all as provided by law and its Certificate of Incorporation and Bylaws, at a meeting which will be held as soon as practicable after the date hereof. The Board of Directors of Koll has unanimously recommended to the Koll stockholders that such stockholders approve the transactions contemplated by this Agreement and the Certificate of Merger.

  10.4 CBC Stockholders' Approval. CBC agrees to submit this Agreement, the Certificate of Merger and any related matters to its stockholders for approval, by means of the Proxy Statement, all as provided by law and its Certificate of Incorporation and Bylaws, at a meeting which will be held as soon as practicable after the date hereof. The Board of Directors of CBC has unanimously recommended to the CBC stockholders that such stockholders approve the transactions contemplated by this Agreement and the Certificate of Merger.

  10.5 Dissenting Shares. As promptly as practicable after the date of the Koll Stockholders' Meeting and prior to the Closing Date, Koll shall furnish CBC with the name, address and number of Dissenting Shares owned by each Dissenting Stockholder.

  10.6 Communications. Between the date hereof and the Effective Time, neither Koll nor CBC will (i) furnish any communication to its stockholders, any analysts, the press or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement or the Certificate

                                     1-30
of Merger without the prior approval of the other party as to the content thereof, which approval shall not be unreasonably withheld (unless such disclosure is nonetheless required in the opinion of counsel), and (ii) respond to all inquiries from stockholders, analysts, the press or the public generally regarding the other parties hereto or transactions contemplated by this Agreement or the Certificate of Merger with "No comment", subject, in each case, to each party's compliance with applicable law. Notwithstanding the foregoing, Koll and CBC may communicate with their respective customers and clients on a "need-to-know" basis and provided that each such client or customer agrees to keep the information conveyed confidential.

  10.7 Delivery of Stock Certificates. CBC will promptly issue and deliver as and when required by the provisions of this Agreement, the certificates representing the shares of CBC Common into which the shares of Koll Common outstanding immediately prior to the Effective Time shall have been converted as provided in this Agreement.

  10.8 Update to Disclosures.

  (a) Without limiting any party's right to rely on the representations and warranties as of the date of this Agreement, each party shall provide the others with updates to the disclosures provided or made available to the other as to material facts which arise between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in Articles 3, 4 or 5, as applicable, true and correct as of the date of this Agreement.

  (b) Koll will advise CBC as soon as reasonably practicable if any customers from whom it receives annualized revenue of more than $250,000 indicates that it is either materially dissatisfied with services being provided by Koll or any Sub or the proposed Merger.

  10.9 Good Faith. Each party shall act in good faith in an attempt to cause all the conditions precedent to its obligations under this Agreement to be satisfied. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Effective Time its representations and warranties contained in this Agreement.

  10.10 State Statutes. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, CBC and its Board of Directors or Koll and its Board of Directors, as the case may be, shall use their reasonable best efforts to obtain such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

  10.11 Affiliates. At least ten days prior to the date of the Koll Stockholders' Meeting, Koll shall deliver to CBC a list of names and addresses of those persons who were, in Koll's reasonable judgment, at the record date for the Koll Stockholders' Meeting, "affiliates" of Koll within the meaning of Rule 145 (each such person, together with the persons identified below, an "Affiliate") of the rules and regulations promulgated by the SEC under the Securities Act ("Rule 145"). Koll shall provide CBC such information and documents as CBC shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person (within the meaning of Rule 145) that CBC reasonably identifies (by written notice to Koll within three Business Days after CBC's receipt of such list) as being a person who may be deemed to be an Affiliate of Koll within the meaning of Rule 145; provided, however, that no such person identified by CBC shall be added to the list of Affiliates of Koll if CBC shall receive from Koll, on or before the Effective Time, an opinion of counsel reasonably satisfactory to CBC to the effect that such person is not an Affiliate. Koll shall use its best efforts to deliver or cause to be delivered to CBC, prior to the Effective Time, from each of the Affiliates of Koll identified in the foregoing list (as the same may be supplemented as aforesaid), agreements (collectively, the "Koll Affiliate Agreements") substantially in the form attached to this Agreement as Exhibit D. CBC and Acquisition Corporation shall be entitled to issue appropriate stop transfer instructions to the transfer agent for CBC Common Stock, consistent with the terms of such Affiliate Agreements, whether or not such Affiliate Agreements are actually delivered to CBC.

                                     1-31

  10.12 Koll Options.

  (a) Substitute CBC Options. Subject to the provisions of this Section 10.12, at and as of the Effective Time, CBC will substitute a CBC Option for each Koll Option outstanding under a Koll option plan held by an individual who is a director, employee or consultant of Koll or Subs immediately prior to the Effective Time. In addition, following the Effective Time, each such individual entitled to receive a CBC Option will receive a number of Warrants equal to the Warrant Exchange Ratio multiplied by the number of shares of Koll Common into which such Koll Option is exercisable. Each and every CBC Option so substituted by CBC under this Agreement will continue to have, and be subject to, substantially the same terms and conditions set forth in the Koll option plans and/or in the other documents governing such Koll Option immediately prior to the Effective Time, except that such CBC Option will be exercisable for that number of whole shares of CBC Common equal to the product of the number of shares of Koll Common that were purchasable under such Koll Option immediately prior to the Effective Time multiplied by the Stock Exchange Ratio, rounded down to the nearest whole number of shares of CBC Common, and the per share exercise price for the shares of CBC Common issuable upon exercise of such CBC Option will be equal to the quotient determined by dividing the exercise price per share of Koll Common at which such Koll Option was exercisable immediately prior to the Effective Time by the Stock Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent. The parties shall use their best efforts to provide that the transactions contemplated by this Agreement will not terminate or accelerate any substituted CBC Option or any right of exercise, vesting or repurchase thereunder with respect to shares acquired upon exercise of such option other than Koll Options intentionally accelerated by Koll in contemplation of the Merger. The right to receive a substituted CBC Option issued pursuant to any documents governing such substituted CBC Option may not be assigned or transferred in any manner except by operation of law, by will or by the laws of descent. Any attempted assignment in violation of this Section shall be void. As of the Effective Time, CBC shall have reserved for issuance and continue to maintain shares of CBC Common sufficient to issue the required shares of CBC Common pursuant to the exercise of the substituted CBC Options after the Effective Time. CBC shall use its reasonable best efforts to cause any CBC Options issued in substitution for existing Koll Options and any Warrants issued in respect of such Koll Options pursuant to this Section 10.12 to be covered by an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") at or before the Effective Time. CBC covenants and agrees that on or prior to the Closing Date, CBC's Board of Directors (or a committee thereof composed solely of two or more non-employee directors (as defined in Rule 16b-3(b)(3)(i) of the Exchange Act)) shall have, in accordance with Rule 16b-3(d)(1) of the Exchange Act, approved the grant of such substituted CBC Options, identified the individuals receiving such CBC Options and identified which of such individuals are or following the Merger will be directors or officers of CBC subject to Section 16(b) of the Exchange Act.

  (b) Documentation. At the Closing, CBC shall issue to each holder of an outstanding Koll Option a document evidencing the substitution of a CBC Option for such Koll Option pursuant to this Section, in a form mutually satisfactory to the parties hereto.

  (c) Reallocation of Warrants. Following the Effective Time and until the Warrants become exercisable, if any CBC Option substituted for a Koll Option expires or is terminated without being exercised, all Warrants issued in respect of such option shall be forfeited by the holder thereof. At such time as the Warrants become exercisable, all Warrants forfeited pursuant to the immediately preceding sentence shall be reallocated among those individuals who held shares of Koll Common or Koll Options as of the date hereof (as set forth on Schedule 3.2(c)) (each a "Reallocation Holder" and collectively, the "Reallocation Holders") pro rata based on the aggregate number of shares of the CBC Common issued and shares of CBC Common underlying CBC Options issued to each Reallocation Holder pursuant hereto divided by the total number of shares of CBC Common issued and shares of CBC Common underlying CBC Options issued to all Reallocation Holders pursuant hereto.

  10.13 Composition of CBC Board. Following the Effective Time, so long as the Koll Shareholders who are signatories to this Agreement hold shares equal to 60% of the shares originally issued to them pursuant to this Agreement (as adjusted to reflect stock splits, reverse stock splits, reclassifications, recapitalizations and

                                     1-32
similar events) CBC will cause three individuals selected by the Koll Shareholders (the "Majority Koll Shareholders") holding a majority of the shares of CBC Common received in the Merger and then held by the Koll Shareholders and reasonably satisfactory to the Corporate Governance Committee of CBC's Board of Directors to be nominated for election to CBC's Board of Directors. For so long as they are employed or engaged by CBC two of those individuals will be RW and DMK. In addition to the three directors referred to above, following the Effective Time and until the election of directors to CBC's Board of Directors first following the Effective Time, CBC will cause one individual selected by AP KMS II, LLC and reasonably satisfactory to the Corporate Governance Committee of CBC's Board of Directors to be nominated to CBC's Board of Directors. In the event that the Koll Shareholders no longer hold shares equal to 60% of the shares originally issued to them pursuant to this Agreement (as adjusted to reflect stock splits, reverse stock splits, reclassifications, recapitalizations and similar events), so long as FS owns 60% of the shares originally issued to FS pursuant to this Agreement (as adjusted to reflect stock splits, reverse stock splits, reclassifications, recapitalizations and similar events) CBC will cause one individual selected by FS and reasonably satisfactory to CBC to be nominated for election to CBC's Board of Directors. Upon their election to CBC's Board of Directors, CBC shall enter into an indemnity agreement with the directors described above in the form which CBC's current directors and CBC are parties to.

  10.14 Agreements of Donald M. Koll. DMK hereby agrees (i) to the assignment to CBC of the License Agreement and the Noncompetition Agreements and (ii) to cause KHC to enter into the Voting Agreement and to otherwise comply with the provisions of Section 7.3.

  10.15 Tax Treatment. Each party hereto agrees to take such further actions consistent with the terms of this Agreement and applicable law as may be reasonably necessary to cause the Merger to be treated as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, including but not limited to preparing appropriate returns, filings and reports consistent with the treatment of the Merger as such a reorganization, provided, however, that CBC shall not be required to take any action which, in the sole judgment of CBC, would incur or result in it incurring a material economic cost.

  10.16 Reservation of Shares. CBC will at all times reserve and keep available out of its authorized but unissued shares of CBC Common such number of shares as is issuable upon exercise of all outstanding Warrants, CBC Options or other rights to subscribe for or purchase CBC Common.

  10.17 K/B Opportunity Funds. Koll will do the following with respect to K/B Opportunity Fund I, K/B Opportunity Fund II and K/B Opportunity Fund III (individually a "K/B Fund" and collectively the "K/B Funds"):

  (a) Prior to the Closing, Koll will cause the general partner of each K/B Fund to advise each limited partner or other investor in such K/B Fund of the impending merger between Koll and CBC and that the general partner intends to engage Group as a listing broker where it is the best choice as listing broker and where Group is not the listing broker to pay it an appropriate commission only if and when it provides the buyer for any property sold by such K/B Fund. After the Closing, the Koll Shareholders will use their reasonable best efforts to cause each K/B Fund to engage Group as the exclusive listing broker for the disposition of such fund's properties or, where that is not feasible, to engage Group as the listing broker on a property by property basis.

  (b) In the event at any time prior to January 1, 2003, a K/B Fund is unable to pay Group a commission (whether as listing or procuring broker) because one or more limited partners in a K/B Fund has objected to such payment, and such K/B Fund is unable to resolve the objection within 60 days so that Group may receive its commission if it is the listing or procuring broker, then the Koll Shareholders will owe to Group the applicable commission with respect to such property as determined from Schedule 10.17. In the event the partnership agreement of any K/B Fund is amended in a legally binding manner to permit Group to be paid commissions with respect to all of the properties of such Fund this Section 10.17 shall not apply to such Fund. To the extent the limited partners of and any other investors in any K/B Fund consent (in a legally binding manner) to Group

                                     1-33
receiving commissions with respect to one or more properties or waive (in a legally binding manner) any prohibition on Group receiving commissions on one or more properties then this Section 10.17 shall not apply to such properties.

  (c) The Koll Shareholders shall have no obligation to pay a commission with respect to any property transferred to a Real Estate Investment Trust as to which a Koll Affiliate is an asset manager, a sub asset manager or a property manager (an "Affiliated REIT") or to the extent Group has received commissions with respect to the sale of properties by the K/B Funds (whether from the K/B Funds, the Koll Shareholders or a third party) equal to half of the maximum commission applicable to "Eligible Properties" as determined pursuant to
Schedule 10.17. The term Eligible Properties means the properties listed on
Schedule 10.17 other than (i) any such properties listed as "Non-Included Properties," (ii) any properties transferred, prior to January 1, 2003, to an Affiliated REIT and (iii) any property sold prior to January 1, 2003 by such fund where throughout the period such property has been offered for sale, Group has the right or a full and fair competitive opportunity to receive a commission from its sale if Group were the listing or procuring broker. The Koll Shareholders may pay the aggregate amount, if any, due to Group by the Koll Shareholders pursuant to this Section 10.17 at any time, up to and including December 31, 2002, at which date all amounts due hereunder must be paid. At such time as the Koll Shareholders pay the amounts due hereunder, if any, in addition to the amounts due calculated in accordance with Schedule 10.17, the Koll Shareholders shall also pay interest on such amounts, at a rate of eight percent (8%), compounded annually, from the date an obligation is incurred hereunder until the date such payment is made. Any commissions collected by Group with respect to the disposition of Eligible Properties in excess of the amounts set forth on Schedule 10.17 with respect to a specified K/B Fund shall be applied to reduce any amounts thereafter payable by the Koll Shareholders with respect to the other K/B Funds.

  (d) Notwithstanding anything else contained in this Agreement, the provisions of this Section 10.17 shall survive the consummation of the Merger and the Effective Time and shall continue until the earlier of (i) the Koll Shareholders have satisfied all their obligations under Subsections (b) and
(c) hereof, (ii) Group has received commissions with respect to the sale of properties by the K/B Funds (whether from the K/B Funds, the Koll Shareholders or a third party) equal to half of the maximum commission applicable to "Eligible Properties" as determined pursuant to Schedule 10.17 and Section 10.17(c) or (iii) all Eligible Properties have been transferred to an Affiliated REIT.

                                  ARTICLE 11

                             CONDITIONS PRECEDENT

  11.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by such party:

  (a) Stockholder Approval. This Agreement shall have been approved and adopted by a majority vote of the holders of the outstanding shares of each of CBC Common and Koll Common.

  (b) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, termination of the waiting period under the HSR Act, such requirements under applicable state securities laws, the NASD and the Nasdaq National Market shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger if failure to make such filings or obtain such approvals would not have a Material Adverse Effect on CBC or Koll.

  (c) Third-Party Approvals. Any and all consents or approvals required from third parties relating to contracts, agreements, Permits, leases and other instruments, shall have been obtained (including without limitation the consent of The Sumitomo Bank, Limited (the "Bank") under that certain Third Amended and

                                     1-34

Restated Senior Secured Credit Agreement by and between CBC and the Bank and the consent of Sumitomo (Dublin) Limited under that certain Senior Subordinated Credit Agreement between CBC and Sumitomo (Dublin) Limited), except for those consents or approvals with respect to which the failure to obtain would not have a Material Adverse Effect.

  (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order. None of the information supplied by CBC or Koll for inclusion in the Form S-4, and the Proxy Statement included therein, at the date such information shall have been supplied and at the time of the Stockholders' Meetings, shall have contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (e) Statutes. No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the Merger illegal, prohibit CBC's or Surviving Corporation's ownership or operation of all or a material portion of the business or assets of Koll and Subs, taken as a whole, or compel CBC or Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of Koll and Subs, taken as a whole, as a result of the Merger, or render CBC, Koll or Acquisition Corporation unable to consummate the Merger, except for any waiting period provisions.

  11.2 Conditions to Obligations of CBC and Acquisition Corporation. The obligations of CBC and Acquisition Corporation to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by CBC and Acquisition Corporation:

  (a) Representations and Warranties. (i) The representations and warranties of the Koll Shareholders and Koll set forth in this Agreement and the Certificate of Merger and of RGW and RSA set forth in their respective Minority Shareholders Agreements which are qualified with respect to materiality or Material Adverse Effect shall be true and correct in all respects and (ii) the representations and warranties of the Koll Stockholders, Koll and of RGW and RSA that are not so qualified shall be true and correct in all respects, except for such failures to be true and correct which would not have a Material Adverse Effect, individually or in the aggregate, in both cases as of the date of this Agreement and as if made at and as of the Closing Date (except with respect to representations and warranties made as of another date, for which compliance shall be determined as of such date), provided, however, that the representations and warranties contained in Sections 3.2(a),
(b) and (c), 3.25, 4.1 and 4.3 of this Agreement and in Section 2 of each of the Minority Shareholders Agreements shall be true and correct in all respects regardless of whether the failure of such representations and warranties to be true and correct would have a Material Adverse Effect. CBC shall have received certificates signed by each Koll Shareholder and by the chief executive officer and the president of Koll certifying as to all of the above.

  (b) Performance of Obligations of Koll. Each Koll Shareholder, Koll and Subs shall have performed in all material respects all obligations required to be performed by each under this Agreement and the Certificate of Merger prior to the Closing Date, and CBC shall have received certificates signed by each Koll shareholder and by the chief executive officer and the president of Koll to such effect.

  (c) Opinion of Koll's Counsel. CBC shall have received an opinion dated the Closing Date of Riordan & McKinzie, counsel to Koll, in form and substance reasonably satisfactory to CBC and its counsel.

  (d) Dissenting Shares. The number of Dissenting Shares shall not exceed 100,000 shares of Koll Common.

  (e) No Material Adverse Change. Since December 31, 1996 there shall have been no changes in the financial condition results of operations, business or properties of Koll, Subs, the Investment Entities or the 50% JVs which changes, individually or in the aggregate, have had or may be reasonably expected to have a Material Adverse Effect, excluding any change caused by the loss of the services of its present officers, employees, agents and representatives.

                                     1-35

  (f) Noncompetition Agreement. DMK shall have entered into a covenant not to compete with CBC similar to those certain Noncompetition and Confidentiality Agreements (the "Noncompetition Agreements), each dated as of April 1, 1996, by and among (i) Koll, DMK and FS and (ii) Koll, DMK, and Apollo, and in substantially the form of Exhibit E hereto.

  (g) License Agreement. Koll, The Koll Company and DMK shall have executed and delivered to CBC an Assignment Agreement in substantially the form of Exhibit F hereto assigning that certain Amended License Agreement (the "License Agreement"), dated as of November 23, 1994, by and among Koll, The Koll Company and DMK and all rights of Koll thereunder to CBC.

  (h) Voting Agreement. The Koll Shareholders shall have entered into a Voting Agreement and Irrevocable Proxy in substantially the form of Exhibit C hereto and such Voting Agreement shall be in full force and effect and there shall have been no material breach by any Koll Shareholder thereunder.

  (i) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger or materially limiting CBC's ability to own or operate Koll and Subs, taken as a whole, shall have been issued by any federal or state court and remain in effect, and no litigation or other proceeding instituted by any Governmental Entity or by any of the stockholders of Koll seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of CBC's Board of Directors has a reasonable probability of resulting in such order or injunction. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

  (j) CC&F. Koll/CC&F Management Services, a California General Partnership shall have redeemed the interest of CC&F Asset Management Co., Inc. therein on substantially the terms and conditions set forth in that certain draft redemption agreement previously delivered to CBC by Koll pursuant to a jointly signed memorandum and all provisions of the partnership agreement governing such partnership (the "CC&F Partnership Agreement") which in any way, directly or indirectly, restrict or could restrict Koll or CBC or any of their respective Affiliates from engaging in any business in any geographic area at any time, including without limitation rendering "Management Services" in the "Project Territory" (as both such terms in quotes are defined in the CC&F Partnership Agreement, as amended) shall be of no further force and effect and there shall be no new provisions which could have any such effect.

  (k) Restrictions on Business. Neither Koll nor any Sub, affiliate or entity in which Koll has a direct or indirect investment shall be a party to any agreement (i) entered into after the date hereof or (ii) entered into before the date hereof and not disclosed on Schedule 11.2(i) hereto, which would subject CBC or any Affiliate of CBC to any covenant not to compete or similar agreement or provision which would materially affect CBC or any of its Affiliates' respective businesses. Notwithstanding anything else contained herein, neither Koll nor any Sub, Investment Entity, 50% JV or Affiliate of Koll shall be a party to any agreement which would materially limit Group's ability to provide sales or leasing brokerage services in the Cincinnati, Ohio area.

  (l) Termination of Agreements. The Third Amended and Restated Stockholders Agreement and all Registrations Rights Agreements set forth on Schedule 3.3 and all other stockholders or shareholders, registrations rights and similar agreements relating to equity securities of Koll (other than agreements entered into pursuant hereto) shall have been terminated.

  (m) No Liens. All shares of Koll Common delivered or exchanged pursuant hereto shall be free and clear of all Liens other than Liens in favor of Koll.

  (n) Credit Agreement. Bankers Trust Company ("BT") and such other lenders under that certain Amended and Restated Credit Agreement, dated as of January 9, 1997, as amended, by and among BT, as agent, Koll and the other parties thereto as are required to create an effective waiver shall have waived any Event of Default which would be caused by the Merger for a period of 60 days following the Effective Time and shall have agreed that no payments of principal shall be due thereunder until such time and there shall be no other Event of Default thereunder.

                                     1-36

  (o) Change in Receivables. The result achieved by dividing the trade accounts receivable of Koll and its Subs as of the last day of the month preceding the Closing by revenues for the twelve months ending with such day shall not be less than 97% of the Average Receivables Ratio. The term Average Receivables Ratio shall be determined by adding together the results of the following calculations and dividing by six:

  Trade accounts receivable at 6/30/97 divided by revenues for the 12 months ended 6/30/97

  Trade accounts receivable at 5/31/97 divided by revenues for the 12 months ended 5/31/97

  Trade accounts receivable at 4/30/97 divided by revenues for the 12 months ended 4/30/97

  Trade accounts receivable at 3/31/97 divided by revenues for the 12 months ended 3/31/97

  Trade accounts receivable at 2/28/97 divided by revenues for the 12 months ended 2/28/97

  Trade accounts receivable at 1/31/97 divided by revenues for the 12 months ended 1/31/97

  All calculations shall be made in accordance with GAAP in a manner consistent with the normal practices of Koll.

  (p) Change in Payables. The average period for which accounts payable have been outstanding for the month preceding the Closing shall not exceed by more than 3% the sum of the average period for which trade payables have been outstanding on the last day of each month for the twelve-month period ended June 30, 1997 divided by 12. All calculations shall be made in accordance with GAAP in a manner consistent with the normal practices of Koll.

  (q) RW Stock Ownership. RW must be the sole legal and beneficial owner of a minimum of 5,000 shares of Koll Common immediately prior to the Effective Time.

  (r) General Release. The Koll Shareholders shall have signed a General Release in substantially the form of Exhibit G hereto.

  (s) Minority Shareholder Agreements. Richard G. Wollack and Richard S. Abraham shall each have executed an agreement (the "Minority Shareholders Agreements") with CBC and Acquisition Corporation in substantially the form of
Exhibit I hereto, pursuant to which each makes certain representations and warranties in favor of CBC and Acquisition Corporation.

  11.3 Conditions to Obligations of Koll. The obligations of Koll to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by Koll:

  (a) Representations and Warranties.

    (i) The representations and warranties of CBC and Acquisition Corporation set forth in this Agreement and the Certificate of Merger which are qualified with respect to knowledge, materiality or Material Adverse Effect shall be true and correct in all respects and

    (ii) the representations and warranties of CBC and Acquisition Corporation that are not so qualified shall be true and correct in all respects, except for such failures to be true and correct which would not have a Material Adverse Effect, individually or in the aggregate, in both cases, as of the date of this Agreement and as if made at and as of the Closing Date (except with respect to representations and warranties made as of another date, for which compliance shall be determined as of such date), provided, however, that the representations and warranties contained in
  Section 5.3(a) and 5.9 must be true and correct in all respects regardless of whether the failure of such representations and warranties to be true and correct would have a Material Adverse Effect, Koll shall have received a certificate signed by the chief executive officer of CBC to such effect.

  (b) Performance of Obligations of CBC and Acquisition Corporation. CBC and Acquisition Corporation shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and Koll shall have received a certificate signed by the chief executive officer of CBC to such effect (attaching all resolutions specified in Section 10.12).

                                     1-37

  (c) Opinion of CBC's Counsel. Koll shall have received an opinion dated the Closing Date of Pillsbury Madison & Sutro LLP, in form and substance reasonably satisfactory to Koll and its counsel.

  (d) No Material Adverse Change. Since December 31, 1996 there shall have been no changes in the financial condition results of operations, obligations business or properties of CBC or its Subsidiaries which, in the aggregate, have had or may be reasonably expected to have a Material Adverse Effect.

  (e) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation or other proceeding instituted by any Governmental Entity or by any of the Koll stockholders seeking the issuance of such order or injunction, shall be pending which, in the good faith judgment of Koll's Board of Directors has a reasonable probability of resulting in such order or injunction. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

  (f) Registration Rights Agreement. CBC shall have entered into a Registration Rights Agreement with the Koll Shareholders in substantially the form of Exhibit H hereto.

  (g) Tax Opinion. Koll and its stockholders shall have received a written opinion of Riordan & McKinzie, counsel for Koll, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and that no gain or loss will be recognized by Koll and its stockholders as a result of the receipt of CBC Common and Warrants pursuant hereto. Counsel shall, in rendering such opinion, be entitled to rely on representations of CBC, Acquisition Corporation, Koll and the Koll Shareholders.

  (h) Listing on NASDAQ. All appropriate actions shall have been taken for listing the shares of CBC Common to be received in the Merger on NASDAQ.

  (i) Substitute CBC Options. CBC shall have taken all actions required to execute and deliver the CBC Option agreements pursuant to Section 10.12 which agreements shall be effective as of the Effective Time and to otherwise comply with Section 10.12.

  (j) Warrant Agreement. CBC shall have entered into a Warrant Agreement in substantially the form of Exhibit B hereto with the parties named therein.

                                  ARTICLE 12

                                    CLOSING

  12.1 Closing Date. The Closing under this Agreement (the "Closing") shall be held as promptly as practicable, but not more than one (1) business day following the later of the approval of the Merger by the stockholders of CBC at the CBC Stockholders Meeting, and satisfaction of all other conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred on or before October 31, 1997, this Agreement may be terminated as provided in Section 15.1(c). Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Madison & Sutro, 725 S. Figueroa Street, Los Angeles, CA 90017, at 10:00 A.M. on such date, or at such other time and place as the parties may agree upon in writing.

  12.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date a fully executed and acknowledged copy of the Certificate of Merger meeting the requirements of the Delaware General Corporation Law, shall be filed with the Delaware Secretary of State, all in accordance with the provisions of this Agreement.

                                     1-38

                                  ARTICLE 13

                                INDEMNIFICATION

  13.1 Survival. The representations, warranties and covenants of Koll, the Koll Shareholders, CBC and Acquisition Corporation contained in this Agreement shall terminate at the Effective Time with the exceptions of (i) the representations and warranties of the Koll Shareholders made in Section 4.1 (Title and Authority) which shall be of unlimited duration, (ii) the representations and warranties of the Koll Shareholders made in Section 4.2 (Undisclosed Liabilities) which shall survive for one year following the Effective Time and (iii) the representations and warranties of the Koll Shareholders contained in Section 4.3 (Misstatements) which shall survive for one year following the Effective Time and (iv) the representations and warranties of CBC made in Sections 5.3(a) (Authority) and 5.9 (Issuance of Common Stock) which shall be of unlimited duration. Each of the representations and warranties listed in the foregoing clauses (i), (ii),
(iii) and (iv), any updates to the Schedules relating thereto and the Certificates delivered pursuant to Sections 11.2(a) and 11.3(a) to the extent they relate thereto shall be deemed renewed by the appropriate party at the Closing as if made at such time and shall survive the Closing and continue in full force and effect thereafter, for the respective periods set forth in Clauses (i), (ii), (iii) and (iv), even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing, unless such misrepresentation or breach is disclosed in an Exhibit or Schedule hereto or any updates to the Schedules pursuant to Section 10.8 hereof.

  13.2 Indemnification by the Koll Shareholders.

  (a) Except as otherwise expressly provided in this Section 13.2, on and after the Closing Date, the Koll Shareholders shall defend, indemnify and hold harmless CBC and Acquisition Corporation, and each of their respective Affiliates, officers, directors, employees, agents, successors and assigns (collectively, "CBC's Indemnified Persons"), and shall reimburse CBC's Indemnified Persons, for, from and against, each and every demand, claim, loss (which shall include any diminution in value), liability, judgment, and damage (and costs and expenses, including attorneys' fees, (collectively, "Losses") imposed on or incurred by CBC's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty (which survived the Closing pursuant to Section 13.1) in any respect, whether or not CBC's Indemnified Persons relied thereon or had knowledge thereof.

  (b) The Koll Shareholders shall have no liability under Section 13.2(a) in the case of any inaccuracy contained in any representation or warranty contained in Section 4.2 (Undisclosed Liabilities) or in Section 4.3 (Misstatements) unless and until the aggregate of all Losses relating thereto, exceeds $2,000,000 (the "CBC Minimum Amount"), in which event the Koll Shareholders shall be liable for all Losses, irrespective of the CBC Minimum Amount.

  (c) Notwithstanding any other provision of this Agreement, the CBC Minimum Amount shall not apply to any Losses relating to any inaccuracy in any representation or warranty contained in Section 4.1 (Title and Authority) hereof, regardless of whether any Losses relating thereto may also constitute a Loss arising from the breach of a representation or warranty contained in
Section 4.2 (Undisclosed Liabilities) or in Section 4.3 (Misstatements), provided, however, that each Koll Shareholder shall only be liable with respect to such Koll Shareholder's own representations under Section 4.1 (Title and Authority) and shall have no liability with respect to any other Koll Shareholder's representations under Section 4.1 (Title and Authority).

  (d) With respect to the breach of any representation or warranty contained in Section 4.2 (Undisclosed Liabilities) only, (i) the maximum aggregate amount for which the Koll Shareholders shall be liable pursuant to this
Article 13 shall be $17,500,000 and (ii) no Koll Shareholder shall be liable for any Losses in excess of such Koll Shareholder's pro rata share of all Losses relating to such inaccuracy, which pro rata share shall be determined by dividing the aggregate value of shares of CBC Common issued plus the value of all CBC Options issued to such Koll Shareholder pursuant to this Agreement by the total value of all shares of CBC Common issued plus the value of all CBC Options issued to the Koll Shareholders pursuant hereto.

                                     1-39

  (e) A Koll Shareholder shall only have liability pursuant to Section 4.3 (Misstatements) if such Koll Shareholder knowingly furnished information which breached Section 4.3 or had actual knowledge that Koll or a Koll Shareholder furnished information which breached Section 4.3. In the case of a breach of
Section 4.3 (Misstatements), each Koll Shareholder with such knowledge shall be jointly and severally liable for all losses relating thereto and, with respect to a Koll Shareholder who is an individual, in addition to any other liability hereunder, any CBC Options (other than those issued pursuant hereto) held by such individual, whether vested or unvested, shall be terminated immediately upon a finding by an arbitrator pursuant to Section 16.8 or by another appropriate tribunal that such individual is liable pursuant hereto and no such CBC Option may be exercised during any period during which a claim made hereunder against such individual is being resolved.

  (f) The maximum amount for which a Koll Shareholder shall be liable for all breaches of Sections 4.2 and 4.3 shall not exceed the value of the shares of CBC Common and the CBC Options received by such Koll Shareholder pursuant hereto. Such shares of CBC Common shall be valued at the average closing sales price of a share of CBC Common as reported on the NASDAQ for the ten (10) trading days ending on the trading day immediately prior to the Closing Date and the value of a CBC Option shall be the difference between the exercise price per share of CBC Common under such CBC Option and such average closing price multiplied by the number of shares of CBC Common underlying such CBC Option.

  (g) For purposes of determining pro rata share and the value received in the Merger, the options of RW and WSR to purchase shares of Koll Common held by KHC (described in Section 3.2(c)) shall be deemed to have been exercised immediately prior to the Effective Time in a cashless exercise (such that shares of Koll Common representing the exercise price shall be deemed to be held by KHC and shares of Koll Common representing the value of such shares at the Effective Time minus the exercise price shall be deemed to be held by RW and WSR, as applicable). The value of each share of Koll Common for purposes of this section shall be 0.79 multiplied by the average closing sales price of a share of CBC Common as reported on the NASDAQ for the ten (10) trading days ending on the trading day immediately prior to the Closing Date.

  (h) Any amounts payable by a Koll Shareholder to CBC pursuant to this
Article 13 may be paid in cash or in CBC Common received in the Merger or a combination thereof. For purposes of this Section 13.2(g), such CBC Common shall be valued at the average closing sales price of a share of CBC Common as reported on the NASDAQ for the ten (10) trading days ending on the trading day immediately prior to the date on which the claim for a Loss is finalized and liquidated.

  13.3 Indemnification by CBC. Except as otherwise expressly provided in this
Section 13.3, on or after the Closing Date, CBC shall defend, indemnify and hold harmless the Koll Shareholders and each of their respective Affiliates, officers, directors, employees, agents, successors, heirs and assigns (the Koll Shareholders and such other persons, collectively "Shareholders' Indemnified Persons") and shall reimburse the Shareholders' Indemnified Persons for, from and against all Losses imposed on or incurred by the Shareholders' Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty contained in Sections 5.3(a) and 5.9 hereof in any respect, whether or not Shareholders' Indemnified Persons relied thereon or had knowledge thereof.

  13.4 Notice and Defense of Third-Party Claims. If any Proceeding shall be brought or asserted under this Section 13.4 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 13 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the

                                     1-40

Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that the representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Persons, subject to the right of the Indemnifying Person to assume, at its expense, the defense of such Proceeding with counsel satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 13 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability with respect to such Proceeding.

  13.5 Exclusivity. From and after the Closing Date, the rights and remedies provided in this Article 13 shall be the exclusive rights and remedies, contractual or otherwise, of the Indemnified Persons with respect to inaccuracies in the representations and warranties contained in this Agreement.

                                  ARTICLE 14

                              PAYMENT OF EXPENSES

  CBC shall pay the reasonable fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and investment banking services and travel) provided however that the aggregate amount payable by CBC and Koll for all fees and expenses of all legal counsel to Koll and the Koll Shareholders shall not exceed $500,000 and any amount payable in excess of such amount for fees and expenses of legal counsel of Koll and the Koll Shareholders shall be payable by the Koll Shareholders. CBC shall also pay all government filing fees including under the HSR Act and with the SEC, any state securities commission, and the Department of Corporations and the costs of printing, filing and mailing the Form S-4 and Proxy Statement (collectively, the "Filing Fees"). Notwithstanding the foregoing, Koll shall bear all the Filing Fees and all reasonable fees and expenses (including without limitation, fees and expenses payable to counsel to CBC, outside consultants, accountants and to all investment banking firms and their respective counsel) actually incurred by CBC and Acquisition Corporation in the event that Koll's stockholders fail to approve the Merger by that date which is twenty (20) days after the effective date of the Registration Statement on Form S-4 to be filed in connection with the Merger or shareholders of Koll holding over 350,000 shares exercise dissenter's rights. Also notwithstanding the foregoing, if the transactions contemplated hereby are not consummated by October 31, 1997, each party hereto shall be responsible for its own fees and expenses and Koll and the Koll Shareholders shall promptly reimburse CBC for any amounts advanced, reimbursed or otherwise paid to them by CBC pursuant to this provision. Each party shall promptly advance upon request or reimburse such party's portion of these fees.

                                     1-41

                                  ARTICLE 15

                       TERMINATION, AMENDMENT AND WAIVER

  15.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of Koll and CBC:

  (a) by mutual written consent of Koll and CBC;

  (b) (i) by CBC if there has been a breach of any representation, warranty, covenant or agreement of the Koll Shareholders or Koll contained in this Agreement which has had or would reasonably be expected to have a Material Adverse Effect;

    (ii) by the Koll Shareholders or Koll if there has been a breach of any representation, warranty, covenant or agreement of CBC or Acquisition Corporation contained in this Agreement which has had or would reasonably be expected to have a Material Adverse Effect;

  (c) by either CBC or Koll if the Merger shall not have been consummated before October 31, 1997 (which failure, in the case of termination by CBC or Acquisition Corporation, was due to a failure of any of the conditions to the obligations of CBC and Acquisition Corporation set forth in Section 11.2 hereof and, in the case of termination by Koll or the Koll Shareholders, was due to a failure of any of the conditions to the obligations of Koll or the Koll Shareholders set forth in Section 11.3 hereof);

  (d) by either CBC or Koll if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority which would make consummation of the Merger illegal;

  (e) by CBC if any required approval of the stockholders of Koll shall not have been obtained by that date which is twenty (20) days after the effective date of the Registration Statement on Form S-4 to be filed in connection with the Merger or by Koll if any required approval of the stockholders of CBC shall not have been obtained by October 31, 1997;

  (f) by CBC or Koll if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority, which would prohibit CBC's, Koll's or Sub's ownership or operation of all or a material portion of the business or assets of Koll and Subs or CBC and its Subsidiaries, in each case taken as a whole, or compel CBC and its Subsidiaries or Koll or Subs to dispose of or hold separate all or a material portion of the business or assets of Koll and Subs or CBC and its subsidiaries, in each case taken as a whole, as a result of the Merger or render CBC or Koll unable to consummate the Merger, except for any waiting period provisions;

  (g) by CBC if over 100,000 shares of Koll Common are Dissenting Shares;

  (h) by CBC if any of the following Events occur:

    (i) Koll or the Koll Shareholders advise CBC (or either is obligated by Section 6.5 or Section 7.1, respectively, to advise CBC but has failed to do so) that Koll or any Koll Shareholder has been advised in writing by counsel that it is required to participate in negotiations, provide information, or otherwise cooperate with any corporation, partnership, person or other entity or group (as defined in Section 13(d) of the Exchange Act) (other than Koll or an affiliate of Koll) (a "Third Party") concerning an Acquisition Transaction and Koll intends to proceed with such action or any Koll Shareholder intends to approve of, vote for or recommend such action, or Koll (or its Subs), any Koll Shareholder or any of their respective directors, officers or agents, directly or indirectly, solicits or initiates any discussions in violation of Section 6.5 or 7.1;

                                     1-42

    (ii) Koll shall have adopted, approved or implemented or taken any action in respect of or entered into an agreement with respect to, any plan of liquidation or commenced or undertaken, any restructuring or recapitalization plan which contemplates the disposition or distribution, directly or indirectly, of any material amount of assets or securities of Koll to some or all of its securityholders either by dividend, share purchase, exchange offer, reclassification, merger, exchange or otherwise; or

    (iii) Koll's Board of Directors or any committee thereof shall have withdrawn, or amended or modified in any manner adverse to CBC or Acquisition Corporation, its approval or recommendation of this Agreement or the Merger or taken any position inconsistent with such approval or recommendation or shall have recommended another Acquisition Transaction or resolved to do any of the foregoing.

  (i) by CBC if any condition to CBC's obligation to complete the Merger has not been satisfied or waived by CBC; and

  (j) by Koll if any condition to Koll's obligation to complete the Merger has not been satisfied or waived by Koll.

  (k) by Koll if CBC shall have failed to obtain the consent of the Bank referred to in Section 11.1(c) under the Third Amended and Restated Senior Secured Credit Agreement by June 2, 1997.

  (l) by CBC pursuant to Section 6.14.

  15.2 Effect of Termination.

  (a) In the event of termination of this Agreement by either Koll or CBC as provided in Section 15.1, this Agreement and the Certificate of Merger shall forthwith become void and there shall be no liability or obligation on the part of CBC or Koll or their respective officers or directors except for the last sentence of Section 10.1 and the provisions of Article 13, Article 14 and this Section 15.2, and provided that nothing contained herein shall relieve any party from the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

  (b) In the event that CBC terminates this Agreement pursuant to Section 15.1(h), then Koll, within one day of notice from CBC shall pay to CBC in cash or immediately available funds (i) a termination fee of $5,000,000 and (ii) an amount equal to all Filing Fees paid by CBC or Acquisition Corporation and all fees and expenses actually incurred by CBC and Acquisition Corporation in connection with this Agreement and the transactions contemplated hereby (including without limitation, fees and expenses payable to counsel to CBC, outside consultants, accountants and to all investment banking firms and their respective counsel).

  15.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Koll, CBC and Acquisition Corporation but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  15.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by such corporate action as shall be appropriate, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a person duly authorized to so sign.

                                     1-43

                                  ARTICLE 16

                                    GENERAL

  16.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

  If to CBC to:

    CB Commercial Real Estate Services
    Group, Inc.
    533 S. Fremont Avenue
    Los Angeles, CA 90017
    Attention: Chief Executive Officer
              General Counsel

  with a copy to:

    Pillsbury, Madison & Sutro LLP
    725 S. Figueroa St., 12th Fl.
    Los Angeles, CA 90017
    Attention: Peter V. Leparulo, Esq.
              J. Keith Biancamano, Esq.

  If to Koll or the Koll Shareholders to:

    Koll Real Estate Services
    4343 Von Karman Avenue
    Newport Beach, CA 92660
    Attention: Chief Executive Officer

  with a copy to each of:

    Riordan & McKinzie
    300 S. Grand Ave., 29th Floor
    Los Angeles, CA 90071
    Attention: Richard J. Welch, Esq.

    O'Melveny & Myers LLP
    610 Newport Center Drive, Suite 1200
    Newport Beach, CA 92660
    Attention: Gary J. Singer, Esq.

    Battle Fowler LLP
    75 East 55th Street
    New York, NY 10022
    Attention: Steven L. Lichtenfeld, Esq.

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid. Notice to any Koll Shareholder may be given at the address for such shareholder set forth in the records of Koll.

  16.2 Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

  16.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

                                     1-44

  16.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.

  16.5 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

  16.6 Incorporation of Schedules. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  16.7 Good Faith. Each of the parties hereto agrees that it shall act in good faith in an attempt to cause all the conditions precedent to their respective obligations to be satisfied.

  16.8 Dispute Resolution. Any dispute arising out of or relating to this Agreement (or any Exhibit or Schedule hereto or any other or certificate delivered pursuant to this Agreement or the transactions contemplated hereby or thereby or the breach, termination or validity hereof or thereof, including any dispute based in whole or in part on tort or other non-contractual principles of law, shall be resolved in the following manner:

  (a) Any party may give written notice to the other parties of any dispute which has arisen. Any other party may give notice within five (5) business days of receipt of the first notice of any additional dispute(s), all to the end that the parties may be reasonably aware of the matters in dispute.

  (b) The parties to such dispute shall use all reasonable efforts to resolve the dispute through direct discussions within 30 days of the first written notice that there is such a dispute.

  If no amicable settlement is reached as a result of the procedure in subparagraph (b) hereof, the matter shall be fully and finally resolved by arbitration conducted expeditiously by a single arbitrator in accordance with the Rules for Non-Administered Arbitration of Business Disputes promulgated by the CPR Institute for Dispute Resolution (formerly Center for Public Resources). No arbitrator may serve who, during the three-year period immediately preceding the date the arbitration notice is filed, has had a material personal or financial relationship with any participant to the dispute or any Affiliate of any such participant. The place of arbitration shall be located in California, or (ii) any other location mutually agreed upon by the Parties. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16 and judgment upon the award of the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator is not empowered to act as amiable compositeur or to award damages in excess of compensatory damages, and each Party hereto hereby waives any claim it may otherwise have to money damages in excess of direct compensatory damages. This Section 16.9 shall not apply to actions seeking enforcement of this Agreement to arbitrate or to enforce Exhibit E (DMK Noncompetition Agreement) and Exhibit C (Voting Agreement and the Irrevocable Proxy) or any other noncompetition or nonsolicitation agreement entered into in connection herewith or with respect to any request for provisional or interim relief brought prior to the appointment of an arbitrator, provided that an arbitration notice has been promptly filed prior to such action being brought.

  (c) The dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any claims hereunder or proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The parties agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive effect in any other matter involving third parties.

  16.9 Attorneys' Fees. If an arbitration or other legal proceeding is brought to enforce or interpret the provisions of this Agreement or any other agreement or instrument provided for herein or as to the rights or obligations of any party to this Agreement or such other agreement or instrument, the prevailing party in such

                                     1-45
action shall be entitled to recover as an element of such party's costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the court or the arbitrator. The prevailing party shall be the party who is entitled to recover its costs of suit as ordered by the arbitrator, the court or by applicable law or court rules. A party not entitled to recover its costs shall not recover attorney's fees.

  16.10 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

  16.11 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

  16.12 No Third Party Beneficiary. Except as expressly set forth herein, no provision of this Agreement, including the Exhibits and Schedules hereto, is intended or should be construed to create any third party beneficiaries or to give any rights, including rights of subrogation, to any person other than the parties to this Agreement.

  16.13 Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as possible. The parties hereto shall do and perform or cause to be done and performed all such further actions and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereby may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

  IN WITNESS WHEREOF, CBC, Acquisition Corporation, each of the Koll Shareholders, Koll and DMK (for the purpose of Sections 7.3, 10.14, 11.2(f) and 11.2(g)) have caused this Agreement to be signed either individually or by their respective officers thereunto duly authorized, as the case may be, all as of the date first above written.

                                          CB COMMERCIAL REAL ESTATE SERVICES
                                           GROUP, INC. a Delaware corporation

                                          By   /s/ James J. Didion
                                             ----------------------------------

                                          Title _______________________________

                                          ACQUISITION CORPORATION, a Delaware
                                           corporation

                                          By   /s/ James J. Didion
                                             ----------------------------------

                                          Title _______________________________

                                          KOLL REAL ESTATE SERVICES, a
                                           Delaware corporation

                                          By   /s/ Raymond E. Wirta
                                             ----------------------------------

                                          Title _______________________________

                                     1-46

                                          FS EQUITY PARTNERS III, L.P.

                                            By: FS Capital Partners, L.P.
                                            Its: General Partner

                                              By: FS Holdings, Inc.
                                              Its: General Partner

                                            By:   /s/ Bradford M. Freeman
                                               -----------------------------
                                               Name:
                                               Title:

                                          FS EQUITY PARTNERS INTERNATIONAL,
                                           L.P.

                                            By: FS&Co. International, L.P.
                                            Its: General Partner

                                              By: FS International Holdings
                                                  Limited
                                              Its: General Partner

                                            By:   /s/ Bradford M. Freeman
                                               ------------------------------
                                               Name:
                                               Title:

                                          AP KMS PARTNERS, L.P.

                                            By: APGP KMS Partners, L.P.
                                            Its: General Partner

                                              By: AP KMS Acquisition Corporation
                                              Its: General Partner

                                            By:   /s/ Ricardo Koenigsberger
                                               ------------------------------
                                               Name:
                                               Title:

                                          AP KMS II, LLC

                                            By: Apollo Real Estate Investment
                                                Fund II, L.P.
                                            Its: Member

                                              By: Apollo Real Estate Advisors
                                                  II, L.P.
                                              Its: General Partner

                                            By: Apollo Real Estate Capital
                                                Advisors II, Inc.
                                            Its: General Partner

                                            By:   /s/ W. Edward Scheetz
                                               ------------------------------
                                               Name:
                                               Title:

                                      1-47

                                          RAYMOND WIRTA

                                            /s/ Raymond E. Wirta
                                          -------------------------------------
                                          Raymond Wirta, an individual

                                          THE KOLL HOLDING COMPANY

                                            By:   /s/ Donald M. Koll
                                               --------------------------------
                                               Name:
                                               Title:

                                          DONALD M. KOLL

                                            /s/ Donald M. Koll
                                          -------------------------------------
                                          Donald M. Koll, an individual

                                          WILLIAM S. ROTHE, JR.

                                            /s/ William S. Rothe, Jr.
                                          -------------------------------------
                                          William S. Rothe, Jr., an individual

                                      1-48

                                                                        ANNEX 2

                               WARRANT AGREEMENT

  THIS WARRANT AGREEMENT (the "Agreement") is made and entered into as of
            , 1997 between CB Commercial Real Estate Services Group, Inc., a Delaware corporation (the "Company"), FS Equity Partners III, L.P., FS Equity Partners International L.P., AP KMS Partners, L.P., AP KMS II, LLC, Koll Holding Company and the individuals listed on the signature pages hereto.

  WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of May 13, 1997 by and between the Company, Koll Real Estate Services ("KRES") and the other parties listed therein, KRES will be merged with a subsidiary of the Company and the holders of shares of common stock of KRES and options exercisable into shares of common stock of KRES shall receive warrants (the "Warrants") to purchase up to an aggregate of 500,000 shares (the "Warrant Shares") of the Common Stock of the Company (the "Common Stock").

  NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows (capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Merger Agreement):

  SECTION 1. Exercise of Warrant. Subject to the terms of this Agreement, each
holder of a Warrant may, at any time on and after              , 2000, but not
later than            , 2004, exercise this Warrant in whole at any time or in
part from time to time for the number of Warrant Shares which such holder is then entitled to purchase hereunder.

  Each holder of a Warrant may exercise such Warrant, in whole or in part by either of the following methods:

  (a) delivering to the Company at its office maintained for such purpose pursuant to Section 12(d) (i) a written notice of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) this Warrant and (iii) a sum equal to the Exercise Price (as set forth in the Warrant Certificate attached hereto) therefor payable in immediately available funds; or

  (b) The holder of this Warrant may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the Issuer at its office maintained for such purpose pursuant to Section 12(d) (i) a written notice of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be delivered to such holder and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the holder, and (ii) the Warrant. For purposes of this provision, all Warrant Shares as to which the Warrant is surrendered will be attributed a value equal to the product of (x) the current market price per share of Common Stock (determined in the manner set forth in Section 7(f)) minus the current Exercise Price per share of Common Stock.

  Such notice may be in the form of Election to Purchase set out at the end of this Warrant Agreement. Upon delivery thereof, the Company shall cause to be executed and delivered to such holder within five business days a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

  The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Issuer as aforesaid. If a Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver

                                      2-1
to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to such holder.

  All Warrant Shares issuable upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the holder thereof.

  The Company will not close its books against the transfer of a Warrant or of any Warrant Shares in any manner which interferes with the timely exercise of a Warrant. The Issuer will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of a Warrant is at all times equal to or less than the Exercise Price then in effect.

  SECTION 2. Transfer, Division and Combination. The Warrants are, and all rights thereunder are, transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of a Warrant at the office of the Company maintained for such purpose pursuant to Section 12(d), together with a written assignment of such Warrant duly executed by the holder thereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the surrendered Warrant shall promptly be canceled. If and when a Warrant is assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the absolute owner of such Warrant for all purposes and the Company shall not be affected by any notice to the contrary. A Warrant, if properly assigned in compliance with this Section 2, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

  A Warrant may, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

  The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

  SECTION 3. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

  SECTION 4. Mutilated or Missing Warrants Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such

                                      2-2
substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

  SECTION 5. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

  The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 10 hereof.

  SECTION 6. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America (including the NASDAQ National Market), if any, on which other shares of Common Stock are then listed.

  SECTION 7. Adjustment of Exercise Price. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 7. For purposes of this Section 7, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

  (a) Adjustment for Change in Capital Stock.

  If the Company:

    (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

    (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

    (3) combines its outstanding shares of Common Stock into a smaller number of shares;


    (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

    (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action and the number and kind of shares into which a Warrant is exercisable shall all be adjusted appropriately so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

  If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the

                                      2-3
adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

  Such adjustment shall be made successively whenever any event listed above shall occur.

  (b) Adjustment for Rights Issue.

  If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date for such distribution to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:


                                        O + N x P
                                           -----
                                 E' = E x    M
                                           -----
                                           O + N

where:

  E' = the adjusted Exercise Price.

  E = the current Exercise Price.

  O = the number of shares of Common Stock outstanding on the record date.

  N = the number of additional shares of Common Stock offered pursuant to such rights issue.

  P = the offering price per share of the additional shares.

  M = the current market price per share of Common Stock on the record date.

  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

  (c) Adjustment for Other Distributions.

  If the Company distributes to all holders of its Common Stock any assets (excluding cash) or debt securities or any rights or warrants to purchase debt securities, assets or other securities, the Exercise Price shall be adjusted in accordance with the formula:

                                   E' = E x M - F
                                            -----
                                              M

where:

  E' = the adjusted Exercise Price.

  E = the current Exercise Price.

  M = the current market price per share of Common Stock on the record date mentioned below.

  F = the aggregate fair market value on the record date of the assets, securities, rights or warrants divided by the number of outstanding shares of Common Stock on the record date for such distribution. The Board of Directors of the Company shall determine the fair market value.


                                      2-4

  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

  (d) Adjustment for Common Stock Issue:

  If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                                P
                                                -
                                   E' = E x O + M
                                            -----
                                              A

where:

  E' = the adjusted Exercise Price.

  E = the then current Exercise Price.

  O = the number of shares outstanding immediately prior to the issuance of such additional shares.

  P = the aggregate consideration received for the issuance of such additional shares.

  M = the current market price per share on the date of issuance of such additional shares.

  A = the number of shares outstanding immediately after the issuance of such additional shares.

  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

  This subsection (d) does not apply to:

    (1) any of the transactions described in subsections (b) and (c) of this
  Section 7,

    (2) the exercise of Warrants, or the conversion or exchange of other securities convertible into, or exchangeable or exercisable for, Common Stock,

    (3) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d),

    (4) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock,

    (5) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

    (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting,

    (7) Common Stock issued in a bona fide private placement to, or through a placement agent which is, a member firm of the National Association of Securities Dealers, Inc., or

    (8) Common Stock issued as a dividend on any preferred stock in accordance with the stated terms of such preferred stock and in lieu of cash dividends otherwise payable on such preferred stock pursuant to the instrument under which the preferred stock was issued.

  (e) Adjustment for Convertible Securities Issue.

  If the Company issues any securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 7) for a

                                      2-5
consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                                P
                                                -
                                   E' = E x O + M
                                            -----
                                            O + D

where:

  E' = the adjusted Exercise Price.

  E = the then current Exercise Price.

  O = the number of shares outstanding immediately prior to the issuance of such securities.

  P = the aggregate consideration received for the issuance of such securities.

  M = the current market price per share of Common Stock on the date of issuance of such securities.

  D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

  If all of the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

  This subsection (e) does not apply to:

    (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

    (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting,

    (3) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc.,

    (4) rights, warrants and convertible and exchangeable securities outstanding on or prior to the date of issuance of the Warrant, or

    (5) convertible securities or warrants issued in connection with the incurrence of debt by the Company, so long as the fair value allocable to such convertible securities or warrants (taking into account the terms of the debt), together with any consideration payable to the Company upon conversion or exercise of such convertible securities or warrants, treating such convertible securities or warrants on an as converted basis, is no less than the then current market price of Common Stock on the date of issuance of such convertible securities or warrants.

  (f) Current Market Price.

  In subsections (b), (c), (d) and (e) of this Section 7 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales

                                      2-6
price of the Common Stock as reported by NASDAQ National Market, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations or other valuation information as it in good faith considers appropriate.

  (g) Consideration Received.

  For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 7, the following shall apply:

    (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

    (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

    (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

  (h) When De Minimis Adjustment May Be Deferred.

  No adjustment in the Exercise Price need be made unless the adjustment would require on increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

  All calculations under this Section shall be made to the nearest cent or nearest 1/100th of a share as the case may be.

  (i) When No Adjustment Required.

  No adjustment need be made for a transaction referred to in subsection (a),
(b), (c), (d) or (e) of this Section 7 if Warrant holders are permitted to participate in the transaction (without being required to exercise their Warrants in order to do so) on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

  No adjustment need be made for a change in the par value or no par value of the Common Stock.

  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                                      2-7

  (j) Notice of Adjustment.

  Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 10 hereof.

  (k) Voluntary Reduction.

  The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

  Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

  A reduction of the Exercise Price pursuant to this clause (k) does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d) and (e) of this Section 7.

  (l) Reorganization of Company.

  If the Company consolidates or merges with or into, or sells, transfers or leases all or substantially all of its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, sale, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger, if other than the Company, or the person to which such transfer, sale or lease shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to warrant holders a notice describing the supplemental Warrant Agreement.

  If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

  If this subsection (l) applies, subsections (a), (b), (c), (d) and (e) of this Section 7 do not apply.

  (m) Determinations Conclusive.

  Any determination that the Company or the Board of Directors of the Company must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this
Section 7 is conclusive, provided the Board of Directors has acted reasonably.

  (n) When Issuance or Payment May Be Deferred.

  In any case in which this Section 7 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and such securities or assets, if any, issuable upon such exercise over and above the Warrant Shares and such securities or assets, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 9; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

                                      2-8

  (o) Adjustment in Number of Shares.

  Upon each adjustment of the Exercise Price pursuant to this Section 7, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                 N' = N x  E
                                          ---
                                           E'

where:

  N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

  N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

  E' = the adjusted Exercise Price.

  E  = the Exercise Price prior to adjustment.

  SECTION 8. Forfeiture of Warrants. The Warrants issued in respect of options to purchase KRES common stock are subject to forfeiture as set forth in
Section 10.12(c) of the Merger Agreement, if the option(s) to purchase KRES common stock in respect of which such Warrant is issued expire or terminate without being exercised. Upon the termination of any such option all such Warrants issued in respect thereof shall be forfeit and the holder thereof shall immediately surrender the Warrant Certificate representing such Warrants to the Company. If the Warrant Certificate so surrendered to the Company represents other Warrants in addition to those forfeited, the Company shall promptly issue a new Warrant Certificate to the holder thereof representing the number of Warrants represented by such Warrant Certificate and not forfeited.

  SECTION 9. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9 be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the current Exercise Price, multiplied by such fraction.

  SECTION 10. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 7, the Company shall promptly thereafter cause to be given to each of the registered holders of the Warrant Certificates at its address appearing on the Warrant register written notice of such adjustment by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 7.

  In case:

  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

  (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of indebtedness or assets, including cash dividends or cash distributions payable out of consolidated current or retained earnings, but not including dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 7 hereof; or


                                      2-9

  (c) of any consolidation or merger to which the Company is a party and of which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

  (e) the Company proposes to take any action (other than actions of the character described in Section 7(a)) that would require an adjustment of the Exercise Price pursuant to Section 7;

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, sale, transfer, lease, dissolution, liquidation, winding up or other action. The failure to give the notice required by this Section 10 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

  Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter or any rights whatsoever as shareholders of the Company.

  SECTION 11. Amendments. The terms of this Warrant Agreement and the Warrants may be amended by the Company, and the observance of any term herein or therein may be waived, but only with the written consent of the holders of Warrants representing a majority in number of the total Warrant Shares at the time purchasable upon the exercise of all then outstanding Warrants, provided that no such action may change the Exercise Price (other than in accordance with Section 7(k) hereof) without the written consent of all holders of Warrants affected thereby.

  SECTION 12. Miscellaneous.

  (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof.

  (b) Successors. This Warrant shall be binding upon any successors or assigns of the Company.

  (c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

  (d) Office of the Company. So long as the Warrants remain outstanding, the Company shall maintain an office where the Warrants may be presented for exercise, transfer, division and combination. Such office shall be at 533 S. Fremont Ave., Los Angeles, California 90071, unless and until the Company shall designate and maintain another office for such purposes, in which case the Company shall deliver notice of such change to all holders of outstanding Warrants in the manner set forth herein.

                                     2-10

  (e) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this agreement.

  (f) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three days after being sent via air courier, in all cases addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days advance written notice to the other party. Notwithstanding the foregoing, notice may be given by telex or facsimile provided that appropriate confirmation of receipt is received.

  (g) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          CB COMMERCIAL REAL ESTATE SERVICES
                                           GROUP, INC.

                                          By: _________________________________
                                          Name:
                                          Title:

                                          FS EQUITY PARTNERS III, L.P.

                                          By: FS Capital Partners, L.P.
                                          Its: General Partner

                                          By: FS Holdings, Inc.
                                          Its: General Partner

                                          By: _________________________________
                                          Name:
                                          Title:

                                          FS EQUITY PARTNERS INTERNATIONAL, L.P.

                                          By: FS&Co. International, L.P.
                                          Its: General Partner

                                          By: FS International Holdings Limited
                                          Its: General Partner

                                          By: _________________________________
                                          Name:
                                          Title:

                                     2-11

                                     AP KMS PARTNERS, L.P.

                                     By: APGP KMS Partners, L.P.
                                     Its: General Partner

                                     By: AP KMS Acquisition Corporation
                                     Its: General Partner

                                     By: _________________________________
                                     Name:
                                     Title:

                                     AP KMS II, LLC

                                     By: Apollo Real Estate Investment
                                         Fund II, L.P.
                                     Its: Member

                                     By: Apollo Real Estate Advisors II, L.P.
                                     Its: General Partner

                                     By: Apollo Real Estate Capital
                                         Advisors II, Inc.
                                     Its: General Partner

                                     By: _________________________________
                                     Name:
                                     Title:

                                     KOLL HOLDING COMPANY

                                     By: _________________________________
                                     Name:
                                     Title:

                                     RICHARD S. ABRAHAM

                                     By: _________________________________
                                     Richard S. Abraham, an individual

                                      2-12

                                          DEVON A. ALLEN

                                          By: _________________________________
                                          Devon A. Allen, an individual

                                          DANIEL M. ARDELL

                                          By: _________________________________
                                          Daniel M. Ardell, an individual

                                          PETER M. BREN

                                          By: _________________________________
                                          Peter M. Bren, an individual

                                          MICHAEL D. BROOMWELL

                                          By: _________________________________
                                          Michael D. Broomwell, an individual

                                          STEVEN N. CORNEY

                                          By: _________________________________
                                          Steven N. Corney, an individual

                                          JOHN W. DAVIS

                                          By: _________________________________
                                          John W. Davis, an individual

                                          JAMES F. DORSEY

                                          By: _________________________________
                                          James F. Dorsey, an individual

                                      2-13

                                          JESSE A. DUPREE

                                          By: _________________________________
                                          Jesse A. DuPree, an individual

                                          JAMES C. EWING

                                          By: _________________________________
                                          James C. Ewing, an individual

                                          WILLIAM D. FUGAZY, JR.

                                          By: _________________________________
                                          William D. Fugazy, Jr., an
                                           individual

                                          WADE H. GREENE

                                          By: _________________________________
                                          Wade H. Green, an individual

                                          WILLIAM M. HARRIS

                                          By: _________________________________
                                          William M. Harris, an individual

                                          RONALD E. JACKSON

                                          By: _________________________________
                                          Ronald E. Jackson, an individual

                                          DONALD M. KOLL

                                          By: _________________________________
                                          Donald M. Koll, an individual

                                      2-14

                                          WILLIAM H. KNOTTS

                                          By: _________________________________
                                          William H. Knotts, an individual

                                          LYNDA M. LANE

                                          By: _________________________________
                                          Lynda M. Lane, an individual

                                          CHARLES B. LINDWALL

                                          By: _________________________________
                                          Charles B. Lindwall, an individual

                                          EDWARD R. LYONS

                                          By: _________________________________
                                          Edward R. Lyons, an individual

                                          BARRY J. McGOWAN

                                          By: _________________________________
                                          Barry J. McGowan, an individual

                                          LYNDA S. McMILLEN

                                          By: _________________________________
                                          Lynda S. McMillen, an individual

                                          EDWARD N. MILTON

                                          By: _________________________________
                                          Edward N. Milton, an individual

                                      2-15

                                          ROBERT C. PETERSON

                                          By: _________________________________
                                          Robert C. Peterson, an individual

                                          MARK R. POOCHIGIAN

                                          By: _________________________________
                                          Mark R. Poochigian, an individual

                                          D. GLEN RAIGER

                                          By: _________________________________
                                          D. Glen Raiger, an individual

                                          WILLIAM S. ROTHE

                                          By: _________________________________
                                          William S. Rothe, an individual

                                          CHARLES J. SCHREIBER, JR.

                                          By: _________________________________
                                          Charles J. Schreiber, Jr., an
                                           individual

                                          JOHN J. SHEPHARD, JR.

                                          By: _________________________________
                                          John J. Shephard, Jr., an individual

                                          JANA L. TURNER

                                          By: _________________________________
                                          Jana L. Turner

                                      2-16

                                          JOHN A. WALKER

                                          By: _________________________________
                                          John A. Walker, an individual

                                          HOWARD L. WEINSTEIN

                                          By: _________________________________
                                          Howard L. Weinstein, an individual

                                          JAMES ROBERT WHITE

                                          By: _________________________________
                                          James Robert White, an individual

                                          RAYMOND E. WIRTA

                                          By: _________________________________
                                          Raymond E. Wirta, an individual

                                          RICHARD G. WOLLACK

                                          By: _________________________________
                                          Richard G. Wollack, an individual

                                          JOHN A. WYSS, JR.

                                          By: _________________________________
                                          John A. Wyss, Jr., an individual

                                          DAVID J. ZAK

                                          By: _________________________________
                                          David J. Zak, an individual


                                      2-17

                             ELECTION TO PURCHASE

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)

  The undersigned hereby irrevocably elects to exercise the right represented
by this Warrant Certificate, to receive        shares of Common Stock and
hereby tenders payment for such shares [to the order of CB Commercial Real Estate Services Group, Inc. by cash or immediately available funds in the
amount of $         ] [(by delivery to the Company of           Warrant Shares
with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the holder)] in accordance with the terms hereof. The undersigned requests that a
certificate for such shares be registered in the name of                  ,
whose address is               . If said number of shares is less than all of
the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such
shares be registered in the name of                  , whose address is
                 , and that such Warrant Certificate be delivered to
                   , whose address is                   .

Date: _______________________________

_____________________________________
Print Name

_____________________________________
Signature Guaranteed*



--------
* The signature must be guaranteed by a bank or trust company having an office in Los Angeles, California, or by a firm having membership on the New York Stock Exchange.

                                     2-18

                 EXERCISABLE ON OR AFTER                , 2000
                   AND ON OR BEFORE                  , 2004

No.

       Warrants

                              WARRANT CERTIFICATE

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

  This Warrant Certificate certifies that        , or registered assigns, is
the registered holder of            Warrants expiring               (the
"Warrants") to purchase shares of Common Stock (the "Common Stock") of CB Commercial Real Estate Services Group, Inc. (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the
            , 2000 and on or before 5:00 p.m. Los Angeles Time on
              , 2004 one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $30.00, payable in lawful money of the United States of America or in Warrant Shares by "cashless exercise," upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

  No warrant may be exercised before              , 2000 or after 5:00 PM, Los
Angeles time, on             , 2004 and to the extent not exercised by such
time such Warrants shall become void.

  This Warrant, if issued in respect of an option to purchase common stock of Koll Real Estate Services, is subject to forfeiture upon certain conditions set forth in the Warrant Agreement.

  This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of Delaware.

  IN WITNESS WHEREOF, CB Commercial Real Estate Services Group, Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature.

Dated:

                                          _____________________________________

                                          By: _________________________________
                                                         President

                                          By: _________________________________
                                                         Secretary

                                     2-19

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

  The Warrants evidenced by this Warrant Certificate are part of a duly
authorized issue of Warrants expiring                , 2004 entitling the
holder on exercise to receive shares of Common Stock, of the Company (the "Common Stock"), $.01 par value, and are issued or to be issued pursuant to a
Warrant Agreement dated as of                (the "Warrant Agreement"), duly
executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

  Warrants may be exercised at any time on or after             , 2000 and on
or before               , 2004. The holder of Warrants evidenced by this
Warrant Certificate may exercise them, subject to the limitations set forth in the Warrant Agreement, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash or immediately available funds or in Warrant Shares by "cashless exercise," at the principal office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of Warrant Shares into which this Warrant is exercisable set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

  Warrant Certificates, where surrendered at the principal office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

  Upon due presentation for registration of transfer of this Warrant Certificate at the principal office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

  The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitle any holder hereof to any rights of a stockholder of the Company.

                                     2-20

                                                                        ANNEX 3

                                          April 22, 1997

Board of Directors
CB Commercial Real Estate Services Group, Inc.
533 South Fremont Avenue
Los Angeles, California 90071

Attention: Walter V. Stafford

Gentlemen:

  CB Commercial Real Estate Services Group, Inc. (the "Company"), CBC Acquisition Corporation, a wholly owned subsidiary of the Company (the "Acquisition Sub"), Koll Real Estate Services (the "Subject Company") and certain related parties propose to enter into an agreement (the "Agreement") pursuant to which the Acquisition Sub will be merged with and into the Subject Company in a transaction (the "Merger") in which each outstanding share of the Subject Company's common stock, par value $.01 per share (the "Shares"), will be converted into the right to receive (i) 0.79 shares of the common stock of the Company (the "Company Shares") and (ii) a warrant (the "Warrants") exercisable into 0.0691 Company Shares at an exercise price of $30.00 per Company Share during the four-year period commencing three (3) years after the issue date thereof and ending seven (7) years after such issue date (the "Transaction Consideration").

  You have asked us whether, in our opinion, the Transaction Consideration is fair from a financial point of view to the Company.

  In arriving at the opinion set forth below, we have, among other things:

   (1) Reviewed the Subject Company's Audited Consolidated Financial Statements and related financial information for the fiscal year ended March 31, 1996, periods from December 1, 1994 through March 31, 1995 and April 1, 1994 through November 30, 1994, and the year ended March 31, 1994; the Subject Company's related unaudited financial information for the three years ended December 31, 1996; and the Subject Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission;

   (2) Reviewed the Company's Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1996; the Company's quarterly reports on Form 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1996, June 30, 1996 and September 30 , 1996; and certain other of the Company's filings with the Securities and Exchange Commission during the last three years, including certain reports on Form 8-K and its Registration Statement on Form S-1;

   (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Subject Company and the Company, as well as the synergies and the amount and timing of the related cost savings and expenses expected to result from the Merger (the "Expected Synergies") furnished to us by the Subject Company and the Company, respectively;

   (4) Conducted discussions with members of senior management and representatives of the Subject Company and the Company concerning their respective businesses and prospects, before and after giving effect to the Merger, and the Expected Synergies;

                                      3-1

   (5) Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed relevant;

   (6) Reviewed the results of operations of the Subject Company and the Company and compared them with those of certain companies that we deemed relevant;

   (7) Reviewed, under applicable valuation methodologies, the theoretical valuation of the Warrants to be issued under the terms of the Agreement;

   (8) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant;

   (9) Reviewed the potential pro forma impact of the Merger on the Company's earnings, cash flow and capitalization ratios;

  (10) Reviewed a draft of the Agreement dated April 18, 1997; and

  (11) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to us, discussed with or reviewed by or for us or publicly available, and we have not assumed any responsibility for making any independent verification of such information or making any independent evaluation or appraisal of any of the assets or liabilities of the Subject Company or the Company or been furnished with any such evaluation or appraisal. In particular, we have relied upon the estimates of the managements of the Company and the Subject Company of the Expected Synergies and have assumed that the Expected Synergies will be achieved. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Subject Company and the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Subject Company's or the Company's management, as the case may be, as to the expected future financial performance of the Subject Company or the Company, as the case may be. In addition, we have not assumed any obligation to conduct nor have we conducted any physical inspection of the properties or facilities of the Subject Company or the Company. We have assumed that the Merger will be consummated on terms substantially similar to those set forth in the draft of the Agreement dated April 18, 1997. We have further assumed that the Warrants to be issued as part of the Transaction Consideration will contain terms not materially different from, and otherwise in conformance with, those customary in similar transactions.

  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

  We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services. The Company has agreed to indemnify us for certain liabilities arising out of our engagement. Previously, we have performed investment banking and other services for the Company and the Subject Company and have received customary compensation for the rendering of such services. During 1996, we served as lead manager to the Company in connection with the initial public offering of Company Shares, and we worked actively with the Subject Company in connection with a proposed initial public offering of the Shares. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger, and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

                                      3-2

  We are not expressing any opinion herein as to the prices at which the Company Shares will trade following the announcement or consummation of the Merger.

  On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Transaction Consideration is fair from a financial point of view to the Company.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH INCORPORATED

                                          By   /s/ Mark G. Shafir
                                            ______________________________
                                            Managing Director
                                            Investment Banking Group

                                      3-3

                          [MERRILL LYNCH LETTERHEAD]

June 6, 1997

CB Commercial Real Estate Services Group, Inc.
533 South Fremont Avenue
Los Angeles, CA 90071
Attn: Walter V. Stafford

Dear Mr. Stafford:

  CB Commercial Real Estate Services Group, Inc. ( the "Company"), CBC Acquisition Corporation, a wholly owned subsidiary of the Company (the "Acquisition Sub"), Koll Real Estate Services (the "Subject Company") and certain related parties have entered into an agreement dated May 14, 1997 (the "Merger Agreement") pursuant to which the Acquisition Sub will be merged with and into the Subject Company (the "Merger"). In connection with the proposed Merger, on April 22, 1997, we delivered an opinion to the Board of Directors of the Company that, based on the terms set forth in the April 18, 1997 draft of the Merger Agreement, the aggregate consideration to be paid by the Company in the Merger was fair from a financial point of view to the Company.

  We hereby inform the Company that, based upon the final terms of the Merger Agreement dated May 14, 1997, we would not have modified our opinion that the aggregate consideration to be paid by the Company in the Merger is fair from a financial point of view to the Company. In reaching such determination, we did not undertake to review any documentation in addition to that set forth in our opinion delivered to the Board of Directors of the Company on April 22, 1997, nor did we provide the Board of Directors of the Company with a formal opinion regarding the fairness of the aggregate consideration as set forth in the final Merger Agreement. This letter does not constitute an opinion with respect to the fairness of the aggregate consideration set forth in the final Merger Agreement.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                          By:      /s/ Mark G. Shafir
                                             -----------------------------------
                                             Managing Director
                                             Investment Banking Group

                                                                        ANNEX 4

                       DELAWARE GENERAL CORPORATION LAW
                                  SECTION 262

  APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)(S) 251 (other than a merger effected pursuant to (S)251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

                                      4-1

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the next day preceding the day on which the notice is given.

                                      4-2

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of

                                      4-3

Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      4-4

                                                                        ANNEX 5

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                        1997 EMPLOYEE STOCK OPTION PLAN

  CB Commercial Real Estate Services Group, Inc., a Delaware corporation ("CBC"), sets forth herein the terms of this CB Commercial Real Estate Services Group, Inc. 1997 Employee Stock Option Plan (the "Plan") as follows:

1. PURPOSE

  The Plan is intended to advance the interests of CBC by providing Optionees selected by the Committee pursuant to Section 7 with an opportunity to develop a proprietary interest in CBC, which will create strong performance incentives for such Optionees to maximize the growth and success of CBC and its Subsidiaries, and will encourage them to remain in the employ or service of CBC or one or more of its Subsidiaries. An Option granted under the Plan may be (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) an Option that is not an incentive stock option.

2. DEFINITIONS

  "Board of Directors" means the Board of Directors of CBC.

  "CBC" means CB Commercial Real Estate Services Group, Inc., a Delaware corporation.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" means the Compensation Committee of the Board of Directors of CBC.

  "Eligible Employee" means any employee or independent contractor described in Section 5 of the Plan as being eligible for the grant of an Option.

  "Option" means an option to purchase Stock granted by the Committee pursuant to the Plan.

  "Option Agreement" means an agreement between CBC and an Optionee which reflects the terms of the Option granted to the Optionee and conforms to the provisions of Section 9 of the Plan.

  "Optionee" means an Eligible Employee to whom the Committee has granted an Option.

  "Option Price" means the price determined pursuant to Section 10.

  "Plan" means the CB Commercial Real Estate Services Group, Inc. 1997 Employee Stock Option Plan as set forth herein.

  "Stock" means shares of Common Stock of CBC, par value $0.01 per share.

  "Subsidiary" means any entity which is treated as a subsidiary of CBC pursuant to Section 422(d)(1) of the Code.

3. ADMINISTRATION

  (a) Compensation Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of CBC (the "Committee"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder, and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

                                      5-1

  (b) No Liability. No member of the Committee shall be liable for and CBC shall indemnify and hold each such member harmless with respect to any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

  (c) Action by the Board. The Board of Directors may act under the Plan other than through the Committee, only if all of the members of the Board are "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

4. STOCK

  The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $0.01 per share, of CBC (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to the exercise of Options granted under the Plan shall not exceed in the aggregate 700,000 shares, which number of shares is subject to adjustment as hereinafter provided in Section 18. If any Option expires or terminates for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for the grant of future Options under the Plan.

5. ELIGIBILITY

  Options may be granted under the Plan to any employee or independent contractor of CBC or a Subsidiary (including any contractor operating in the form of a corporation, partnership, limited liability company or otherwise and any employee or independent contractor such person who is an officer of CBC or an officer or director of any Subsidiary). Notwithstanding the foregoing, no Options may be granted to any person who, at the time of the grant, is a director or executive officer of CBC within the meaning of the Securities Exchange Act of 1934 or who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of CBC or any Subsidiary.

6. EFFECTIVE DATE AND TERM OF THE PLAN

  (a) Effective Date. The effective date of the Plan shall be the date the Plan is approved by the holders of a majority of the shares of Common Stock voting at a duly held meeting of the stockholders of CBC.

  (b) Term. No Options may be granted under the Plan more than 10 years after its effective date.

7. GRANT OF OPTIONS

  Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, prior to the date of the Plan's expiration or termination, grant Options in its sole and absolute discretion to any Eligible Employee selected in writing by the Committee, on such terms and conditions as the Committee may determine, including any terms or conditions which may be necessary and appropriate to qualify such Options as "incentive stock options" under Section 422 of the Code provided that no Eligible Employee may be selected as an Optionee who is not identified as a key employee by CBC's Chief Executive Officer. No grant or series of grants hereunder to an Optionee may exceed 75,000 shares in any calendar year. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted unless the Committee determines otherwise. Options may be granted but not exercised prior to stockholder approval and in the event stockholder approval is not obtained on or before September 30, 1997 all such options shall be null and void.

8. LIMITATIONS ON INCENTIVE STOCK OPTIONS

  An Option may, if so determined by the Committee, constitute an incentive stock option to the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other stock option plans of CBC or any Subsidiary) does not exceed $100,000.

                                      5-2

9. OPTION AGREEMENTS

  All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by CBC and by the Optionee, in such form or forms and with such terms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided however, that no Option Agreements shall be inconsistent with any term of this Plan.

10. OPTION PRICE

  The purchase price of each share of Stock subject to an Option (the "Option Price") shall be its fair market value on the date the Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Committee shall use: the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date when the Option is granted; or, if there is no such closing price, then the Committee shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date; or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made; or such other method as the Committee may determine.

11. TERM AND EXERCISE OF OPTIONS

  (a) Term. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon a date fixed by the Committee and stated in the Option Agreement. All options granted under the Plan shall terminate no later than ten (10) years from the date of grant.

  (b) Option Period and Limitations on Exercise. Each Option shall be exercisable, in whole or in part, at any time and from time to time during the term of the Option, at such times, and with such conditions, as the Committee shall determine and set forth in the related Option Agreement. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any such time limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option.

  (c) Method of Exercise and Payment. An Option may be exercised under such rules as the Committee may establish from time-to-time by delivery to CBC of a written notice of exercise on any business day, at the location specified from time-to-time by CBC, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) by cashier's check drawn on a major national bank or a wire transfer; (ii) with the consent of the Committee, through the tender to CBC of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined by the Committee in the manner described in Section 10 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). If shares of Stock are surrendered by an officer of CBC who is subject to
Section 16(b) of the Securities Exchange Act of 1934 as payment of the Option Price and the Stock surrendered was acquired pursuant to an option to acquire CBC common stock and such acquisition was not an exempt transaction under
Section 16 of the Securities Exchange Act of 1934, then six (6) months must have elapsed since the date of grant of such option. The payment in full of the Option Price shall be deemed to have been made with the written notice of exercise provided the notice of exercise directs that the stock certificate or certificates for the shares of Stock for which

                                      5-3
the Option is exercised be delivered to a licensed broker acceptable to CBC as the agent for the individual exercising the Option and, at the time such stock certificate or certificates are delivered, the broker tenders to CBC cash (or cash equivalents acceptable to CBC) equal to the Option Price for the shares of Stock purchased plus the amount (if any) of federal and/or other taxes which CBC, in its discretion, requires to be withheld with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment or deemed payment in full of the Option Price therefor and any applicable withholding taxes, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his or her ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an incentive stock option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an incentive stock option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued, and except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

  (d) Withholding Taxes. CBC shall have the right, as a condition to the exercise of any Option, to withhold from any amount payable to the Optionee, or require the Optionee to remit to CBC, an amount (in the form of a cashier's check or wire transfer) sufficient to satisfy any federal, state, local or foreign withholding tax requirements imposed with respect to the exercise of the Option or the issuance of shares of Stock pursuant to the option as determined by the Committee in its discretion.

12. TRANSFERABILITY OF OPTIONS

  During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414 of the Code, and no Option shall be pledged or hypothecated (by operation of law or otherwise), or subject to execution, attachment or similar process.

13. TERMINATION OF SERVICE OR EMPLOYMENT

  If an Optionee ceases to be an employee or independent contractor of CBC or its Subsidiaries for any reason other than death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option granted to such Optionee pursuant to the Plan shall terminate 30 days after the date of such cessation unless earlier terminated pursuant to Section 11.(a) above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.(b)), in the event he or she ceases to be an employee or independent contractor, exercise an Option, in whole or in part, at a time subsequent to such cessation and prior to termination of the Option as provided in Section 11.(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.(b) above. Whether a leave of absence or leave on military or government service shall cause an Optionee to cease to be an employee or independent contractor shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, an Optionee shall not cease to be an employee or independent contractor if his or her employment or service terminates, but the Optionee is immediately thereafter employed with CBC or any Subsidiary as an employee or independent contractor.

14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY

  (a) Death. If the Optionee dies while employed by or in the service of CBC or a Subsidiary, except as is otherwise provided in the Option Agreement relating to such Option, the executors, administrators, heirs, legatees

                                      5-4
or distributees (as applicable) of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 11.(b) above), prior to termination of the Option as provided in Section 11.(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death to the extent the Option was exercisable on such date, on such terms as the Committee may provide in the Option Agreement.

  (b) Disability. If the Optionee ceases to be an employee or independent contractor of CBC or its Subsidiaries by reason of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.(b) above), within the earlier of (i) one year after such cessation, or (ii) the termination of the Option as provided in Section 11.(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such cessation on such terms as the Committee may provide in the Option Agreement, provided, however, that the Committee may provide, by inclusion of appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 11.(b) above), in the event he or she ceases to be an employee or independent contractor by reason of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), exercise an Option, in whole or in part, at any time subsequent to such termination and prior to termination of the Option as provided in Section 11.(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 11.(b) above. Whether an Optionee has suffered "permanent and total disability" for purposes of this Plan shall be determined by the Committee, which determination shall be final and conclusive.

15. USE OF PROCEEDS

  The proceeds received by CBC from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of CBC.

16. REQUIREMENTS OF LAW

  (a) Violations of Law. CBC shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or CBC of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, CBC shall not be required to sell or issue such Shares unless the Committee has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. CBC may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). CBC shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

  (b) Compliance with Rule 16b-3. The Plan is intended to comply with Rule 16b-3 or its successor rule, promulgated under the Securities Exchange Act of 1934. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, any provision of the Plan or action of the Plan administrators that is inconsistent with such Rule shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

17. AMENDMENT AND TERMINATION OF THE PLAN

  The Board or the Committee may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted. The foregoing notwithstanding no

                                      5-5
amendment shall, without the approval of the stockholders of CBC, (a) materially change the requirements as to the eligibility to receive options,
(b) increase the maximum number of shares subject to the Plan (except as provided in Section 18), (c) change the minimum Option Price (except as provided in Section 18), (d) increase the maximum period during which options may be exercised, (e) extend the term of the Plan, or (f) materially increase the benefits accruing to any Optionee under the Plan. Except as permitted under Section 18 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, materially alter or materially impair rights or obligations under any Option theretofore granted under the Plan.

18. EFFECT OF CHANGES IN CAPITALIZATION

  (a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of CBC by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease affecting such outstanding shares generally that is effected without receipt of consideration by CBC, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate ownership interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a Subsidiary ("Spin-off Shares"), to the extent consistent with Treasury Regulation Section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, each outstanding Option shall thereafter additionally pertain to the number of Spin-off Shares which would have been received if the Optionee had been the holder on the distribution date of the number of shares that are subject to the Option at the time of such distribution, and the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Stock in proportion to the relative fair market values of a Spin-off Share and a share of Stock immediately after the distribution of Spin-off Shares.

  (b) Reorganization in Which CBC Is the Surviving Company. If CBC shall be the surviving company in any reorganization, merger, or consolidation of CBC with one or more other companies, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares subject to the Option immediately prior to such reorganization, merger, or consolidation.

  (c) Reorganization in Which CBC Is Not the Surviving Company; Sale of Assets or Stock. Upon the dissolution or liquidation of CBC, or upon a merger, consolidation or reorganization of CBC with one or more other companies in which CBC is not the surviving company, or upon a sale of substantially all of the assets of CBC to another company, or upon any transaction (including, without limitation, a merger or reorganization in which CBC is the surviving company) approved by the Board of Directors after February 4, 1997 which results in any person or entity owning twenty-five percent (25%) or more of the combined voting power of all classes of stock of CBC, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall determine and designate, to

                                      5-6
exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 11.(b) above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which CBC gives notice thereof to its stockholders.

  (d) Adjustments. Adjustments under this Section 18 related to stock or securities of CBC shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

  (e) No Limitations on CBC. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of CBC to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

19. DISCLAIMER OF RIGHTS

  No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of CBC or any Subsidiary, or to interfere in any way with the right and authority of CBC or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and CBC or any Subsidiary with or without cause.

20. NON-EXCLUSIVITY OF THE PLAN

  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

21. GOVERNING THE LAW

  The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

22. GENDER AND NUMBER

  Except as otherwise indicated by the context, words in the masculine gender when used in this Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

23. HEADINGS

  The headings herein are for convenience only and shall not be used in interpreting the Plan.

  IN WITNESS WHEREOF, CB Commercial Real Estate Services Group, Inc. has
caused this Plan to be adopted this       day of                 , 1997.

                                          By: _________________________________
                                                      James J. Didion,
                                                  Chief Executive Officer

                                      5-7

                                                                         ANNEX 6



                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                   (ADOPTED EFFECTIVE AS OF JANUARY 1, 1998)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 Section  1. Establishment of the Plan....................................  5-1
 Section  2. Definitions..................................................  5-1
 Section  3. Shares Authorized............................................  5-2
 Section  4. Administration...............................................  5-2
 Section  5. Eligibility and Participation................................  5-2
 Section  6. Purchase Price...............................................  5-3
 Section  7. Employee Contributions.......................................  5-3
 Section  8. Plan Accounts; Purchase of Shares............................  5-3
 Section  9. Withdrawal From the Plan.....................................  5-4
 Section 10. Taxes........................................................  5-4
 Section 11. Effect of Termination of Employment or Death.................  5-4
 Section 12. Rights Not Transferable......................................  5-4
 Section 13. Recapitalization, Etc........................................  5-4
 Section 14. Limitation on Stock Ownership................................  5-5
 Section 15. No Rights as an Employee.....................................  5-5
 Section 16. Rights as a Stockholder......................................  5-5
 Section 17. Use of Funds.................................................  5-5
 Section 18. Amendment, Extension or Termination of the Plan..............  5-5
 Section 19. Governing Law................................................  5-5


                                      6-i

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                   (ADOPTED EFFECTIVE AS OF JANUARY 1, 1998)

SECTION 1. ESTABLISHMENT OF THE PLAN.

  The CB Commercial Real Estate Services Group, Inc. 1997 Employee Stock Purchase Plan (the "Plan") was established effective as of January 1, 1998 to provide Eligible Employees with an opportunity to purchase the Company's common stock during the period from January 1, 1998 through December 31, 1999, so that they may increase their proprietary interest in the success of the Company. Unless extended by the Board of Directors pursuant to Section 18, the Plan shall terminate effective December 31, 1999. The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code. The Plan is subject to the approval of the stockholders of the Company on or before December 31, 1997.

SECTION 2. DEFINITIONS.

  (a) "Board of Directors" or "Board" means the board of directors of the Company, or an authorized committee of the Board.

  (b) "Code" means the Internal Revenue Code of 1986, as amended.

  (c) "Company" means CB Commercial Real Estate Services Group, Inc., a Delaware corporation.

  (d) "Compensation" means a Participant's base compensation (including overtime and shift differential), incentive compensation, commissions and bonuses. "Compensation" does not include other forms of compensation for work outside the regular work schedule, moving or other expense reimbursements, income attributable to stock options, the value of health or welfare plan coverage, or any other special items, as determined by the Plan Administrator.

  (e) "Eligible Employee" means any Employee of a Participating Company.

  A Participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan with respect to an a Purchase Period which commenced prior to such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond ninety (90) days, such Participant shall be deemed to have terminated employment on the ninety-first (91st) day of such leave of absence. Payroll deductions for a Participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless the Participant has been on an unpaid leave of absence either throughout an entire Purchase Period or for more than 90 days, in which case the Participant shall not be permitted to re-enter the Plan until a participation agreement is filed with respect to a subsequent Purchase Period which commences after such Participant has returned to work from the unpaid leave of absence.

  (f) "Employee" means any common-law employee of a Participating Company.

  (g) "Fair Market Value" shall mean (i) the closing price of a share of Stock on the principal exchange which the shares are traded, or (ii) if the shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the Nasdaq National Market or such successor quotation system, or (iii) if the shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a share as determined by the Plan Administrator in good faith. Such determination shall be conclusive and binding on all persons.

  (h) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.


                                      6-1

  (i) "Participating Company" means the Company and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

  (j) "Plan Account" means the account established for each Participant pursuant to Section 8(a).

  (k) "Plan Administrator" means the individual or committee appointed to administer the Plan as provided in Section 4(a).

  (l) "Purchase Period" shall mean the 12-month periods commencing on January 1, 1998 and January 1, 1999 and ending on December 31, 1998 and December 31, 1999, respectively.

  (m) "Purchase Price" means the price at which Participants may purchase Stock under Section 5 of the Plan, as determined pursuant to Section 6.

  (n) "Stock" means the common stock, $.01 par value per share, of the Company.

  (o) "Subsidiary" means a subsidiary corporation as defined in Section 424 of the Code.

  SECTION 3. SHARES AUTHORIZED.

  The maximum aggregate number of shares which may be offered under the Plan shall be 300,000 shares of Stock, subject to adjustment as provided in Section 13 hereof.

  SECTION 4. ADMINISTRATION.

  (a) The Plan shall be administered by a Plan Administrator appointed by the Board of Directors. The interpretation and construction by the Plan Administrator of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.

  (b) No member of the Board or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or the right to purchase Stock hereunder. The Plan Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by it in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Plan Administrator is liable for negligence or misconduct in the performance of its duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the Plan Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

  (c) All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Plan Administrator may employ such other persons as are necessary for proper administration of the Plan.

  SECTION 5. ELIGIBILITY AND PARTICIPATION.

  (a) Any person who qualifies or will qualify as an Eligible Employee on the first day of a Purchase Period may elect to participate in the Plan for such Purchase Period. An Eligible Employee may elect to participate by executing the participation agreement prescribed for such purpose by the Plan Administrator. The participation agreement shall be filed with the Plan Administrator no later than the deadline stated on the participation agreement, and if none is stated, then no later than the first day of the applicable Purchase Period. The Eligible Employee shall designate on the participation agreement the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage of the Participant's Compensation not in excess of 10%.

                                      6-2

  (b) By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which is withheld during each Purchase Period.

  (c) Once enrolled, a Participant will continue to participate in the Plan for each succeeding Purchase Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 9 may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in
Section 5(a).

  SECTION 6. PURCHASE PRICE.

  The Purchase Price for each share of Stock shall be the lesser of (i) one hundred percent (100%) of the Fair Market Value of such share on the last trading day before the first day of the Purchase Period or (ii) one hundred percent (100%) of the Fair Market Value of such share on the last trading day before the last day of the Purchase Period.

  SECTION 7. EMPLOYEE CONTRIBUTIONS.

  A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to
Section 5(a), shall commence with the first paycheck issued during the Purchase Period and shall be deducted from each subsequent paycheck throughout the Purchase Period. A Participant may not increase or decrease the rate of payroll withholding during the Purchase Period, but a Participant may elect to terminate future payroll withholding at any time during a Purchase Period by filing a new participation agreement with the Plan Administrator. Such termination will be effective no later than the first day of the second payroll period which begins following the receipt of the new participation agreement.

  SECTION 8. PLAN ACCOUNTS; PURCHASE OF SHARES.

  (a) The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account.

  (b) As of the last day of each Purchase Period, the amount then in the Participant's Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 8(c) and 14) shall be purchased from the Company with the funds in the Participant's Plan Account. Foreign currencies will be converted to U.S. dollars based on the foreign currency exchange rate as quoted in The Wall Street Journal on the last day of the Purchase Period. Share certificates representing the number of shares of Stock so purchased shall be delivered to the Participant.

  (c) In the event that the aggregate number of shares which all Participants elect to purchase during a Purchase Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant's Plan Account under these circumstances shall be refunded to the Participant, with such payment to include simple interest at the rate of 5% per annum on the amount of the refund.

  (d) Any amount remaining in the Participant's Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant's Plan Account for the succeeding Purchase Period, without interest. Except as provided in Section 8(c), any amount remaining in the Participant's Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

                                      6-3

  (e) As soon as practicable following the end of each Purchase Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.

  SECTION 9. WITHDRAWAL FROM THE PLAN.

  A Participant may elect to withdraw (or not withdraw) from participation in a Purchase Period at any time up to the last day of the Purchase Period by filing the prescribed form with the Plan Administrator. As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant's Plan Account will be refunded in cash, without interest. A Participant who has withdrawn from a Purchase Period shall not be a Participant in future Purchase Periods, unless he or she again enrolls in accordance with the provisions of Section 5.

  SECTION 10. TAXES.

  The Participant shall make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign tax obligations that may arise in connection with the disposition of the Stock acquired under the Plan. These arrangements may include, in the Company's sole discretion, withholding (or tendering back) of shares of Stock, or withholding amounts from the Participant's compensation.

  SECTION 11. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

  (a) Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 9. A transfer from one Participating Company to another shall not be treated as a termination of employment.

  (b) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's Account under the Plan in the event of such Participant's death subsequent to the purchase of shares but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death prior to the last day of a Purchase Period.

  (c) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash in accordance with the Participant's designation of beneficiaries under the Company's Capital Appreciation Plan; or, in the absence of such designation, to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

  SECTION 12. RIGHTS NOT TRANSFERABLE.

  The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under
Section 9.

  SECTION 13. RECAPITALIZATION, ETC.

  (a) The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

                                      6-4

  (b) In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent but not the surviving corporation, this Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.

  (c) The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

  SECTION 14. LIMITATION ON STOCK OWNERSHIP.

  Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, or (ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Subsidiaries would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this
Section 14, ownership of stock shall be determined by the attribution rules of
Section 424(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.

  SECTION 15. NO RIGHTS AS AN EMPLOYEE.

  Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason or for no reason.

  SECTION 16. RIGHTS AS A STOCKHOLDER.

  A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to the Participant for shares of Stock issued pursuant to the Plan.

  SECTION 17. USE OF FUNDS.

  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

  SECTION 18. AMENDMENT, EXTENSION OR TERMINATION OF THE PLAN.

  The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice. The Board of Directors may extend the Plan for up to an additional eight Purchase Periods and may allocate an additional 150,000 shares of Stock for offering pursuant to the Plan with respect to each such Purchase Period. This 150,000 limit shall be subject to adjustment as provided in Section 13. An amendment of the Plan shall be subject to stockholder approval only to the extent required by applicable laws, regulations or rules. Amendments to the Plan to comply with the requirements of a foreign country may be adopted by the Plan Administrator to the extent those amendments do not prevent the Plan from satisfying the requirements of Section 423 of the Code.

  SECTION 19. GOVERNING LAW.

  The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

                                      6-5

  To record the adoption of the Plan effective as of January 1, 1998, by the Board of Directors, the Company has caused its authorized officer to execute the same.

                                          CB COMMERCIAL REAL ESTATE SERVICES
                                           GROUP, INC.

                                          By:_________________________________
                                                         [NAME]
                                                         [TITLE]

                                      6-6

                                                                        ANNEX 7

      PROPOSED AMENDMENT TO CBC 1991 SERVICE PROVIDERS STOCK OPTION PLAN

RESOLVED: That Section 1.2 of the CB Commercial Real Estate Services Group, Inc. 1991 Service Providers Stock Option Plan is hereby amended by adding the phrase "either at Fair Market Value or" after the phrase "Option Price" so that Section 1.2 reads in its entirety:

    "1.2. Purpose. The purposes of the Plans are (a) to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Service Providers, and (b) to permit the issuance of options with an Option Price either at Fair Market Value or below Fair Market Value when the Service Provider agrees to accept an option in lieu of some or all of the compensation otherwise payable to the Service Provider."

                                      7-1

                                                                        ANNEX 8

                          1996 EQUITY INCENTIVE PLAN

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                  AMENDED AND RESTATED AS OF JANUARY 1, 1997

SECTION 1. ESTABLISHMENT AND PURPOSE

  The Plan was adopted by the Committee on January 23, 1996 and amended effective January 1, 1997. The purpose of the Plan is to offer selected executives an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides for the purchase of Shares, which will be subject to forfeiture under certain circumstances, and for the payment of the purchase price in cash or with a promissory note.

SECTION 2. DEFINITIONS

  (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

  (b) "Committee" shall mean the Compensation Committee of the Board of Directors.

  (c) "Company" shall mean CB Commercial Real Estate Services Group, Inc., a Delaware corporation.

  (d) "Executive" shall mean the Chief Executive Officer of the Company or any Subsidiary, the President or Presidents of the Company or any Subsidiary, Senior Executive Vice Presidents of the Company or any Subsidiary, and any other key management person designated in writing by the Chief Executive Officer of the Company.

  (e) "Fair Market Value" shall mean the closing price of a Share on the NASDAQ National Market System or, if the stock is traded on an exchange or other market the closing price on such exchange or other market as reported in the West Coast edition of the Wall Street Journal.

  (f) "Offeree" shall mean an Executive to whom the Committee has offered the right to acquire Shares under the Plan.

  (g) "Plan" shall mean this 1996 Equity Incentive Plan of CB Commercial Real Estate Services Group, Inc.

  (h) "Purchase Price" shall mean the consideration for which a Share may be purchased under the Plan.

  (i) "Share" shall mean one share of Stock, as adjusted in accordance with
Section 8 (if applicable).

  (j) "Stock" shall mean the Common Stock of the Company.

  (k) "Stock Purchase Agreement" shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

  (l) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                                      8-1

SECTION 3. ADMINISTRATION

  The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

    (a) To interpret the Plan and to apply its provisions;

    (b) To adopt, amend or rescind rules, procedures and forms relating to the Plan, including (without limitation) the forms attached to the Plan as Exhibits;

    (c) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

    (d) To determine when Shares are to be offered for purchase;

    (e) To select the Executives to whom Shares are to be offered for purchase;

    (f) To determine the number of Shares to be offered to each Offeree;

    (g) To prescribe the terms and conditions of each purchase of Shares and to specify the provisions of the Stock Purchase Agreement relating to such purchase;

    (h) To amend any outstanding Stock Purchase Agreement, subject to applicable legal restrictions and to the consent of the Offeree who entered into such agreement; and

    (i) To take any other actions deemed necessary or advisable for the administration of the Plan.

  All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees and all persons deriving their rights from an Offeree. No member of the Committee shall be liable for any action that such member has taken or has failed to take in good faith with respect to the Plan or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY

  Only Executives selected by the Committee shall be eligible to purchase Shares under the Plan.

SECTION 5. STOCK SUBJECT TO PLAN

  (a) Basic Limitation. Not more than 550,000 Shares may be issued under the Plan, subject to adjustment pursuant to Section 8. Such Shares may be newly issued Shares or treasury Shares. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

  (b) Additional Shares. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF PURCHASES

  (a) Stock Purchase Agreement. Each purchase of Shares under the Plan shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such purchase shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

  (b) Duration of Offers and Nontransferability of Rights. Any right to purchase Shares under the Plan shall automatically expire if not exercised by the Offeree within 180 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable

                                      8-2
only by the Offeree to whom such right was granted. An Offeree may elect to purchase less than all of the Shares offered to him or her under the Plan.

  (c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall be equal to the greater of:

    (i) $10 per Share; or

    (ii) 100% of the Fair Market Value of such Shares at the time of the offer.

  The Purchase Price shall be payable in a form described in Section 7.

  (d) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

  (e) Restrictions on Transfer of Shares. The Shares purchased under the Plan shall be subject to such forfeiture conditions, rights of repurchase and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. Shares purchased under the Plan that remain subject to forfeiture shall be held in escrow by an escrow agent appointed by the Company.

  (f) Documentation. Any other provision of the Plan notwithstanding, any purchase of Shares under the Plan shall be subject to the following requirements unless the Committee otherwise determines:

    (i) The form of Stock Purchase Agreement attached to this Plan as Exhibit A shall be used for such purchase; and

    (ii) The form of Joint Escrow Instructions attached to this Plan as Exhibit B shall be applicable to such Shares (to the extent they remain subject to forfeiture).

SECTION 7. PAYMENT FOR SHARES

  (a) General Rule. The entire Purchase Price of Shares issued under the Plan shall be paid in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsection (b) below.

  (b) Promissory Note. All or a portion of the Purchase Price of Shares issued under the Plan may be paid with a full-recourse promissory note, except that the par value of such Shares shall be paid in lawful money of the United States of America. The Committee shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note, provided that:

    (i) The Shares being purchased are pledged as security for payment of the principal amount of the promissory note and interest thereon;

    (ii) The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Internal Revenue Code of 1986, as amended; and

    (iii) In the case of a purchase of Shares under the Plan during 1996, the form of promissory note attached to this Plan as Exhibit C and the form of Security Agreement attached to this Plan as Exhibit D shall be used.

SECTION 8. ADJUSTMENT OF SHARES

  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a

                                      8-3
reclassification or a similar occurrence, the Committee shall make appropriate adjustments in the number of Shares available for future grants under Section 5.

SECTION 9. SECURITIES LAWS

  Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 10. NO EMPLOYMENT RIGHTS

  No provision of the Plan, nor any right granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Executive. The Company and its Subsidiaries reserve the right to terminate any person's service at any time and for any reason.

SECTION 11. DURATION AND AMENDMENTS

  (a) Term of the Plan. The Plan, as set forth herein, shall become effective upon its adoption by the Committee. The Committee may amend, suspend or terminate the Plan at any time and for any reason.

  (b) Effect of Amendment or Termination. No Shares shall be issued under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued under the Plan.

SECTION 12. EXECUTION

  To record the adoption of the Amended and Restated Plan by the Committee, the Company has caused its authorized officer to execute the same.

                                          CB COMMERCIAL REAL ESTATE SERVICES
                                           GROUP, INC.

                                          By __________________________________


                                      8-4

                                LIST OF EXHIBITS

 Exhibit A Stock Purchase Agreement
 Exhibit B Joint Escrow Instructions
 Exhibit C Promissory Note
 Exhibit D Security Agreement

                                      8-5

--------------------------------------------------------------------------------
                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                               COMMON STOCK PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints James J. Didion, John C. Haeckel and Walter
V. Stafford as proxies (each with the power to appoint his substitute and with power to act alone) of the undersigned to vote all the shares of Common Stock of CB Commercial Real Estate Services Group, Inc. (the "Company") which the undersigned would be entitled to vote as designated on the reverse side at the Annual Meeting of Stockholders of the Company, to be held on August 26, 1997, and any adjournment thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 2 AND FOR PROPOSALS 1, 3, 4, 5, 6, 7 AND 8.

(Continued, and to be dated and signed, on other side)



                              CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC. P.O. BOX 11277
                              NEW YORK, N.Y. 10203-0277
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

     [   ]

1. To approve and adopt the Agreement and Plan of Reorganization, dated as of May 14, 1997, by and among the Company, CBC Acquisition Corporation, Koll Real Estate Services and the other parties named therein and the transactions contemplated thereby.

             FOR [ ]     AGAINST [ ]    ABSTAIN [ ]

2. To Elect Directors--Nineteen

     FOR ALL NOMINEES [ ]   WITHHOLD AUTHORITY TO VOTE   [ ]    *EXCEPTIONS [ ]
     listed below           for all nominees listed below

 Nominees: Stanton D. Anderson, Daniel A. D'Aniello, Gary J. Beban, Richard C. Blum, Richard C. Clotfelter, James J. Didion, Hiroaki Hoshino, Takayuki Kohri, George J. Kallis, Paul C. Leach, Frederick V. Malek, Lawrence J. Melody, Ray Elizabeth Uttenhove, Peter V. Ueberroth, Gary L. Wilson, Donald
 M. Koll, Raymond E. Wirta, Bradford M. Freeman, Ricardo Koenigsberger.

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

3. To approve and adopt the Company's 1997 Employee Stock Option Plan.


4. To approve and adopt the Company's 1998 Employee Stock Purchase Plan.

             FOR [ ]     AGAINST [ ]    ABSTAIN [ ]

5. To approve and adopt an amendment to CBC's 1991 Service Providers Stock Option Plan to clarify that options may be granted either at fair market value or, when an employee or independent contractor has given up the right to receive cash compensation, at an appropriate discount.

             FOR [ ]     AGAINST [ ]    ABSTAIN [ ]

6. To approve the Company's 1996 Equity Incentive Plan.

             FOR [ ]     AGAINST [ ]    ABSTAIN [ ]

7. To ratify the appointment of Arthur Andersen LLP as the Independent Accountants for the Company.

             FOR [ ]     AGAINST [ ]    ABSTAIN [ ]

8. To consider and act upon such other matters as may properly come before the meeting.

             FOR [ ]     AGAINST [ ]    ABSTAIN [ ]


   CHANGE OF ADDRESS AND OR COMMENTS MARK HERE [ ]

Please sign exactly as name(s) appear on this proxy. If signing for estates, trusts or corporations, your title and capacity should be stated. If shares are held jointly, each holder should sign.

Dated: ________________________________ , 1996

______________________________________________
                Signature

______________________________________________
                Signature


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [ ]
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                               COMMON STOCK PROXY
                           CAPITAL ACCUMULATION PLAN

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby directs T. Rowe Price Trust Company, the trustee under the Company's Capital Accumulation Plan (the "CAP Plan") to appoint James J. Didion, John C. Haeckel and Walter V. Stafford as proxies (each with the power to appoint his substitute and with power to act alone) of the undersigned to vote all the shares of Common Stock of CB Commercial Real Estate Services Group, Inc. (the "Company") held in the undersigned's name in the Cap Plan and which the undersigned would be entitled to vote as designated on the reverse side at the Annual Meeting of Stockholders of the Company, to be held on August 26, 1997, and any adjournment thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED WITH RESPECT TO PROPOSALS 2 AND 7 IN THE SAME PROPORTION AS SHARES OF COMMON STOCK FOR WHICH THE TRUSTEE DID RECEIVE DIRECTIONS AND WITH RESPECT TO PROPOSALS 1, 3, 4, 5, 6 AND 8 AS DIRECTED BY THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS.

(Continued, and to be dated and signed, on other side)

                                  CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC. P.O. BOX 11277
                                  NEW YORK, N.Y. 10203-0277
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
[   ]


1. To approve and adopt the Agreement and Plan of Reorganization, dated as of May 14, 1997, by and among the Company, CBC Acquisition Corporation, Koll Real Estate Services and the other parties named therein and the transactions contemplated thereby.

                     FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]

2. To Elect Directors--Nineteen

   FOR ALL NOMINEES  [ ]   WITHHOLD AUTHORITY to vote   [ ]  *EXCEPTIONS [ ]
   listed below            for all nominees listed below

 Nominees: Stanton D. Anderson, Daniel A. D'Aniello, Gary J. Beban, Richard C. Blum, Richard C. Clotfelter, James J. Didion, Hiroaki Hoshino, Takayuki Kohri, George J. Kallis, Paul C. Leach, Frederick V. Malek, Lawrence J. Melody, Ray Elizabeth Uttenhove, Peter V. Ueberroth, Gary L. Wilson, Donald
 M. Koll, Raymond E. Wirta, Bradford M. Freeman, Ricardo Koenigsberger.

 (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

3. To approve and adopt the Company's 1997 Employee Stock Option Plan.


                     FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]


4. To approve and adopt the Company's 1998 Employee Stock Purchase Plan.

                     FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]


5. To approve and adopt an amendment to CBC's 1991 Service Providers Stock Option Plan to clarify that options may be granted either at fair market value or, when an employee or independent contractor has given up the right to receive cash compensation, at an appropriate discount.


                     FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]


6. To approve the Company's 1996 Equity Incentive Plan.


                     FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]


7. To ratify the appointment of Arthur Andersen LLP as the Independent Accountants for the Company.

                     FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]


8. To consider and act upon such other matters as may properly come before the meeting.

                     FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]


                                       CHANGE OF ADDRESS AND [ ]
                                       OR COMMENTS MARK HERE

                                       Please sign exactly as name(s) appear on this proxy. If signing for estates, trusts or corporations, your title and capacity should be stated. If shares are held jointly, each holder should sign.

                                       Dated:                            , 1996
                                             ---------------------------


                                       ----------------------------------------
                                                       Signature

                                       ----------------------------------------
                                                       Signature

                          VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant Fourth Amended and Restated Certificate of Incorporation (Exhibit 3(i) hereto) provides for the indemnification of the Registrant's directors and officers to the extent and under the circumstances permitted by the Delaware General Corporation Law.

  The Registrant has entered into separate indemnification agreements with its directors that could require the Registrant, among other things, to indemnify the directors against liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them. The Registrant has obtained directors' and officers' liability insurance that may cover, among other things, liabilities under the federal securities laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

  EXHIBIT
  NUMBER                          DESCRIPTION OF DOCUMENT
 ---------                        -----------------------
 2+        Agreement and Plan of Reorganization by and among CBC, CBC
           Acquisition Corporation, KRES, KRES Shareholders and Donald M. Koll,
           dated May 14, 1997 (included as Annex 1 to the Joint Proxy
           Statement/Prospectus filed as part of this Registration Statement).
 3(i)*     Fourth Restated Certificate of Incorporation of CBC filed as Exhibit
           A to CBC's Proxy Statement dated October 4, 1996 relating to Special
           Meeting of Stockholders held October 30, 1996.
 3(ii)+    Fourth Amended and Restated Bylaws of CBC.
 4.(i)(1)* Specimen Form of Common Stock Certificate filed as Exhibit 4.1 to
           CBC's Form S-1 Registration Statement, File No. 333-12757.
 4(i)(2)+  Form of Warrant Agreement between CBC, FS Equity Partners III, L.P.,
           FS Equity Partners International L.P., AP KMS Partners, L.P., AP KMS
           II, LLC, Koll Holding Company and certain individuals, with attached
           Form of Warrant Certificate (included as Annex 2 to the Joint Proxy
           Statement/Prospectus filed as part of this Registrant Statement).
 4.2*      Form of CBC Restricted Stock Agreement between CBC and CBC's Officer or Employee, filed as Exhibit 4.8 to CBC's Form S-1 Registration
           Statement, File No. 33-29410.
 4.3*      First Amendment to CBC Restricted Stock Agreement filed as Exhibit
           4.9 to CBC's Annual Report on Form 10-K for the year ended December
           31, 1989.
 4.4*      Agreement by and between CBC and S.R.E.S.-Fifth Avenue, Inc. dated
           August 30, 1996 filed as Exhibit 4.4 to CBC's Form S-1 Registration
           Statement, File No. 333-12757.
 5(i)+     Opinion of Pillsbury Madison & Sutro LLP.
 8         Opinion of Riordan & McKinzie re tax matters.
 10(i)(1)+ Voting Agreement by and among CBC, CBC Acquisition Corporation, FS
           Equity Partners II, L.P., FS Equity Partners International, L.P., AP
           KMS II, LLC, AP KMS Partners, L.P., Koll Holding Company, Raymond E.
           Wirta and William S. Rothe, Jr. dated as of May 14, 1997.

  EXHIBIT
   NUMBER                         DESCRIPTION OF DOCUMENT
 ----------                       -----------------------
 10(i)(2)+  Form of Proxy Agreement by and among CBC and FS Equity Partners II,
            L.P. dated as of May 14, 1997.
 10(i)(3)+  Registration Rights Agreement by and among CBC, FS Equity Partners
            III, L.P., FS Equity Partners International, L.P., AP KMS Partners,
            L.P., AP KMS II, LLC, Raymond E. Wirta, The Koll Holding Company
            and William S. Rothe, Jr. dated as of May 14, 1997.
 10(i)(4)+  Noncompetition and Confidentiality Agreement by and between CBC,
            CBC Acquisition Corporation, KRES, Donald M. Koll and The Koll
            Holding Company dated as of May 14, 1997.
 10(i)(5)+  Noncompetition Agreement by and among CBC, KRES and William S.
            Rothe dated as of May 14, 1997.
 10(i)(6)+  Noncompetition Agreement by and among CBC, KRES and Raymond E.
            Wirta dated as of May 14, 1997.
 10(i)(7)*  Second Amended and Restated Senior Secured Credit Agreement, dated as of June 30, 1994 between CB Commercial Real Estate Group, Inc.
            and The Sumitomo Bank, Limited filed as Exhibit 10.9 to CBC's
            Annual Report on Form 10-K for the year ended December 31, 1994.
 10(i)(8)*  Limited Waiver, Consent and Amendment No. 1 dated as of June 30,
            1995 to Second Amended and Restated Senior Secured Credit Agreement
            dated as of June 30, 1995 between CB Commercial Real Estate Group,
            Inc. and The Sumitomo Bank, Limited, filed as Exhibit 10.6(ii) to
            CBC's Annual Report on Form 10-K for the year ended December 31,
            1995.
 10(i)(9)*  Amendment No. 2 dated as of June 30, 1996, to Second Amended and
            Restated Senior Secured Credit Agreement dated as of June 30, 1994, between CB Commercial Real Estate Group, Inc. and The Sumitomo
            Bank, Limited filed as Exhibit 10.6(iii) to CBC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.
 10(i)(10)* Form of Third Amended and Restated Senior Secured Credit Agreement
            between CB Commercial Real Estate Group, Inc. and The Sumitomo
            Bank, Limited filed as Exhibit 10.5(iv) to CBC's Form S-1
            Registration Statement, File No. 333-12757.
 10(i)(11)* Senior Subordinated Credit Agreement among Coldwell Banker
            Commercial Group Inc., CBC and certain subsidiaries of Coldwell
            Banker Commercial Group, Inc., as guarantors and Sumitomo Finance
            (Dublin) Limited, dated July 20, 1990 (the "Senior Subordinated
            Credit Agreement") filed as Exhibit 4(e) to CBC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1990.
 10(i)(12)* Amendment No. 1 to Senior Subordinated Credit Agreement dated as of
            October 10, 1991 among CB Commercial Real Estate Group, Inc., as borrower, CBC and certain subsidiaries of CB Commercial Real Estate
            Group, Inc., as guarantors, and Sumitomo Finance (Dublin) Limited, as lender filed as Exhibit 10.19 to CBC's Current Report on Form 8-
            K dated March 27, 1992.
 10(i)(13)* Amendment No. 2 to Senior Subordinated Credit Agreement dated as of
            June 30, 1994 among CB Commercial Real Estate Group, Inc., as borrower, CBC and certain subsidiaries of CB Commercial Real Estate
            Group, Inc., as guarantors, and Sumitomo Finance (Dublin) Limited, as lender, filed as Exhibit 10.11 to CBC's Annual Report on Form
            10-K for the year ended December 31, 1994.
 10(i)(14)* Limited Waiver, Consent and Amendment No. 3 dated as of June 30,
            1995 to Senior Subordinated Credit Agreement dated as of October
            10, 1991 among CB Commercial Real Estate Group, Inc., as borrower,
            CBC and certain subsidiaries of CB Commercial Real Estate Group,
            Inc., as guarantors, and Sumitomo Finance (Dublin) Limited, as lender, filed as exhibit to CBC's Annual Report on Form 10-K for the year ended December 31, 1995.

   EXHIBIT
   NUMBER                          DESCRIPTION OF DOCUMENT
 -----------                       -----------------------
 10(i)(15)*   Amendment No. 4 dated as of June 30, 1996, to Senior Subordinated
              Credit Agreement dated as of October 10, 1991, among CB
              Commercial Real Estate Group, Inc., as guarantors, and Sumitomo
              Finance (Dublin) Limited, as lender filed as Exhibit 10.7(v) to
              CBC's Quarterly Report on Form 10-Q for the quarter ended June
              30, 1996.
 10(i)(16)*   Amended and Restated Senior Subordinated Credit Agreement dated as of November  , 1996 among CB Real Estate Group, Inc., as guarantors, and Sumitomo Finance (Dublin) Limited filed as
              Exhibit 10.6(vi) to CBC's Form S-1 Registration Statement, File
              No. 333-12757.
 10(i)(17)*   Form of Indemnification Agreement between CBC, CB Commercial Real
              Estate Group, Inc. and directors and officers, filed as Exhibit
              10.29 to CBC's Annual Report on Form 10-K for the year ended
              December 31, 1992.
 10(i)(18)*   Purchase Agreement dated as of May 15, 1995 among CB Commercial
              Real Estate Group, Inc., Westmark Real Estate Acquisition
              Partnership, L.P., and certain individuals signatory thereto, filed as Exhibit 10.1 to CBC's Current Report on Form 8-K dated
              June 30, 1995.
 10(i)(19)*   Employment Agreement between CBC and Lawrence J. Melody dated
              July 1, 1996 filed as Exhibit 10.12 to Amendment No. 1 to CBC's
              Form S-1 Registration Statement, File No. 333-12757.
 10(i)(20)*   Registration Rights Agreement among CBC and Kajima U.S.A., Inc.,
              Fukoko Mutual Life Insurance Company, Kasen Development, Inc. and
              S.R.E.S.-Fifth Avenue, Inc., dated as of                    ,
              filed as Exhibit 10.13 to Amendment No. 1 to CBC's Form S-1
              Registration Statement, File No. 333-12757.
 10(i)(21)*   Amended and Restated Senior Subordinated Credit Agreement, dated
              as of November   , 1996 between Westmark Real Estate Acquisition
              Partners and 399 Venture Partners filed as Exhibit 10.14 to
              Amendment No. 2 to CBC's Form S-1 Registration Statement, File
              No. 333-12757.
 10(iii)(1)+  Employment Agreement by and between CBC and William Rothe dated as of May 14, 1997.
 10(iii)(2)*  CBC Omnibus Stock and Incentive Plan filed as Exhibit 10.13 to the CBC Post-Effective Amendment No. 1 to CBC's Form S-1
              Registration Statement, File No. 3-29410.
 10(iii)(3)*  First Amendment to the CBC Omnibus Stock and Incentive Plan filed as Exhibit 10.16 to CBC's Annual Report on Form 10-K for the year ended December 31, 1990.
 10(iii)(4)*  Second Amendment to the CBC Omnibus Stock and Incentive Plan
              filed as Exhibit 10.16(iii) to CBC's Annual Report on Form 10-K
              for the year ended December 31, 1993.
 10(iii)(5)*  Third Amendment to the CBC Omnibus Stock and Incentive Plan filed as Exhibit 10.4(iv) to CBC's Annual Report on Form 10-K for the
              year ended December 31, 1994.
 10(iii)(6)*  1990 Stock Option Plan filed as Exhibit 4(a) to CBC's Quarterly
              Report on Form 10-Q for the quarter ended June 30, 1990.
 10(iii)(7)*  First Amendment to the 1990 Stock Option Plan filed as Exhibit
              10.15(ii) to CBC's Annual Report on Form 10-K for the year ended
              December 31, 1992.
 10(iii)(8)*  Second Amendment to the 1990 Stock Option Plan filed as Exhibit
              10.8(iii) to CBC's Annual Report on Form 10-K for the year ended
              December 31, 1993.
 10(iii)(9)*  Third Amendment to the 1990 Stock Option Plan filed as Exhibit
              10.5(iv) to CBC's Annual Report on Form 10-K for the year ended
              December 31, 1994.
 10(iii)(10)* Form of Incentive Stock Option Agreement filed as Exhibit 4(b) to
              CBC's Quarterly Report on Form 10-Q for the quarter ended June
              30, 1990.
 10(iii)(11)* Form of Nonstatutory Stock Option Agreement filed as Exhibit 4(c)
              to CBC's Quarterly Report on Form 10-Q for the quarter ended June
              30, 1990.

   EXHIBIT
    NUMBER                      DESCRIPTION OF DOCUMENT
 ------------                   -----------------------


 10(iii)(12)* CBC 1991 Service Providers Stock Option Plan filed as
              Exhibit 10.27 to CBC's Current Report on Form 8-K dated
              April 1, 1992.
 10(iii)(13)* CBC Deferred Compensation Plan filed as Exhibit 10.21 to
              CBC's Annual Report on Form 10-K for the year ended
              December 31, 1993.
 10(iii)(14)* First Amendment to the CBC Deferred Compensation Plan filed as Exhibit 10.13 (ii) to CBC's Annual Report on Form 10-K
              for the year ended December 31, 1994.
 10(iii)(15)* Second Amendment to the CBC Deferred Compensation Plan,
              filed as exhibit to CBC's Annual Report on Form 10-K for
              the year ended December 31, 1995.
 10(iii)(16)* 1996 Equity Incentive Plan of CBC filed as exhibit to CBC's
              Annual Report on Form 10-K for the year ended December 31,
              1995.
 10(iii)(17)+ Employment Agreement by and between CBC and James J. Didion dated as of May 23, 1997.
 12+          CBC and Subsidiaries Statement of Ratio of Earnings to
              Fixed Charges.
 21(i)*       Subsidiaries of CBC filed as Exhibit 21.1 to Amendment No.
              1 to CBC's Form S-1 Registration Statement, File No. 333-
              12757.
 23(i)(1)     Consent of Arthur Andersen LLP regarding incorporation of
              certain information by reference.
 23(i)(2)     Consent of Arthur Andersen LLP regarding inclusion of Ross-
              Dove financial statements.
 23(i)(3)     Consent of Ernst & Young LLP.
 23(i)(4)     Consent of Merrill Lynch.
 23(i)(5)+    Consent of Pillsbury Madison & Sutro LLP (included in its
              opinion filed as Exhibit 5(i) to this Registration
              Statement).
 23(i)(6)     Consent of Riordan & McKinzie (included in its opinion
              filed as Exhibit 8 to this Registration Statement)
 24+          Power of Attorney.
 27+          Financial Data Schedule.

--------
*  Incorporated by reference.

+  Previously filed.

  (B) FINANCIAL STATEMENT SCHEDULES

  Other schedules are not submitted because either they are not applicable or are not required or the information required is included in the information set forth herein or incorporated herein by reference.

ITEM 22. UNDERTAKINGS

  (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (3) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act of 1933, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 29th day of July, 1997.

                                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                                          By      /s/ James  J. Didion
                                            ___________________________________
                                                      James J. Didion
                                              Chairman of the Board and Chief
                                                     Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                 *                   Chief Executive Officer         July 29, 1997
____________________________________ (Principal Executive
          James J. Didion             Officer)
                                      and Director

                 *                   Chief Financial Officer         July 29, 1997
____________________________________
          John C. Haeckel

                 *                   Executive Vice President        July 29, 1997
____________________________________ Principal Accounting Officer
         Ronald J. Platisha

____________________________________ Director                             , 1997
        Stanton D. Anderson

                 *                   Director                        July 29, 1997
____________________________________
           Gary J. Beban

____________________________________ Director                             , 1997
          Richard C. Blum

                 *                   Director                        July 29, 1997
____________________________________
        Richard C. Clotfelter

                 *                   Director                        July 29, 1997
____________________________________
         Daniel A. D'Aniello

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                 *                   Director                        July 29, 1997
____________________________________
           Hiroaki Hoshino

                 *                   Director                        July 29, 1997
____________________________________
          George J. Kallis

____________________________________ Director                             , 1997
           Takayuki Kohri

                 *                   Director                        July 29, 1997
____________________________________
            Paul C. Leach

____________________________________ Director                             , 1997
         Frederick V. Malek

                 *                   Director                        July 29, 1997
____________________________________
         Lawrence J. Melody

                 *                   Director                        July 29, 1997
____________________________________
          Jeffrey S. Morgan
                 *                   Director                        July 29, 1997
____________________________________
         Peter V. Ueberroth

____________________________________ Director                             , 1997
           Gary L. Wilson


      /s/ Walter V. Stafford
*By: __________________________
         Walter V. Stafford
          Attorney-in-fact

                                                                   SEQUENTIALLY
  EXHIBIT                                                            NUMBERED
  NUMBER                  DESCRIPTION OF DOCUMENT                      PAGE
 ---------                -----------------------                  ------------
 2+        Agreement and Plan of Reorganization by and among
           CBC, CBC Acquisition Corporation, KRES, KRES
           Shareholders and Donald M. Koll, dated May 14, 1997
           (included as Annex 1 to the Joint Proxy
           Statement/Prospectus filed as part of this
           Registration Statement).
 3(i)*     Fourth Restated Certificate of Incorporation of CBC
           filed as Exhibit A to CBC's Proxy Statement dated
           October 4, 1996 relating to Special Meeting of
           Stockholders held October 30, 1996.
 3(ii)+    Fourth Amended and Restated Bylaws of CBC.
 4.(i)(1)* Specimen Form of Common Stock Certificate filed as
           Exhibit 4.1 to CBC's Form S-1 Registration Statement,
           File No. 333-12757.
 4(i)(2)+  Form of Warrant Agreement between CBC, FS Equity
           Partners III, L.P., FS Equity Partners International
           L.P., AP KMS Partners, L.P., AP KMS II, LLC, Koll
           Holding Company and certain individuals, with
           attached Form of Warrant Certificate (included as
           Annex 2 to the Joint Proxy Statement/Prospectus filed
           as part of this Registrant Statement).
 4.2*      Form of CBC Restricted Stock Agreement between CBC
           and CBC's Officer or Employee, filed as Exhibit 4.8
           to CBC's Form S-1 Registration Statement, File No.
           33-29410.
 4.3*      First Amendment to CBC Restricted Stock Agreement
           filed as Exhibit 4.9 to CBC's Annual Report on Form
           10-K for the year ended December 31, 1989.
 4.4*      Agreement by and between CBC and S.R.E.S.-Fifth
           Avenue, Inc. dated August 30, 1996 filed as Exhibit
           4.4 to CBC's Form S-1 Registration Statement, File
           No. 333-12757.
 5(i)+     Opinion of Pillsbury Madison & Sutro LLP.
 8         Opinion of Riordan & McKinzie re tax matters.
 10(i)(1)+ Voting Agreement by and among CBC, CBC Acquisition
           Corporation, FS Equity Partners II, L.P., FS Equity
           Partners International, L.P., AP KMS II, LLC, AP KMS
           Partners, L.P., Koll Holding Company, Raymond E.
           Wirta and William S. Rothe, Jr. dated as of May 14,
           1997.
 10(i)(2)+ Form of Proxy Agreement by and among CBC and FS
           Equity Partners II, L.P. dated as of May 14, 1997.
 10(i)(3)+ Registration Rights Agreement by and among CBC, FS
           Equity Partners III, L.P., FS Equity Partners
           International, L.P., AP KMS Partners, L.P., AP KMS
           II, LLC, Raymond E. Wirta, The Koll Holding Company
           and William S. Rothe, Jr. dated as of May 14, 1997.
 10(i)(4)+ Noncompetition and Confidentiality Agreement by and
           between CBC, CBC Acquisition Corporation, KRES,
           Donald M. Koll and The Koll Holding Company dated as
           of May 14, 1997.
 10(i)(5)+ Noncompetition Agreement by and among CBC, KRES and
           William S. Rothe dated as of May 14, 1997.
 10(i)(6)+ Noncompetition Agreement by and among CBC, KRES and
           Raymond E. Wirta dated as of May 14, 1997.

                                                                   SEQUENTIALLY
  EXHIBIT                                                            NUMBERED
   NUMBER                  DESCRIPTION OF DOCUMENT                     PAGE
 ----------                -----------------------                 ------------
 10(i)(7)*  Second Amended and Restated Senior Secured Credit
            Agreement, dated as of June 30, 1994 between CB
            Commercial Real Estate Group, Inc. and The Sumitomo
            Bank, Limited filed as Exhibit 10.9 to CBC's Annual
            Report on Form 10-K for the year ended December 31,
            1994.
 10(i)(8)*  Limited Waiver, Consent and Amendment No. 1 dated as of June 30, 1995 to Second Amended and Restated
            Senior Secured Credit Agreement dated as of June 30,
            1995 between CB Commercial Real Estate Group, Inc.
            and The Sumitomo Bank, Limited, filed as
            Exhibit 10.6(ii) to CBC's Annual Report on Form 10-K
            for the year ended December 31, 1995.
 10(i)(9)*  Amendment No. 2 dated as of June 30, 1996, to Second
            Amended and Restated Senior Secured Credit Agreement
            dated as of June 30, 1994, between CB Commercial
            Real Estate Group, Inc. and The Sumitomo Bank,
            Limited filed as Exhibit 10.6(iii) to CBC's
            Quarterly Report on Form 10-Q for the quarter ended
            June 30, 1996.
 10(i)(10)* Form of Third Amended and Restated Senior Secured
            Credit Agreement between CB Commercial Real Estate
            Group, Inc. and The Sumitomo Bank, Limited filed as
            Exhibit 10.5(iv) to CBC's Form S-1 Registration
            Statement, File No. 333-12757.
 10(i)(11)* Senior Subordinated Credit Agreement among Coldwell
            Banker Commercial Group Inc., CBC and certain
            subsidiaries of Coldwell Banker Commercial Group,
            Inc., as guarantors and Sumitomo Finance (Dublin)
            Limited, dated July 20, 1990 (the "Senior
            Subordinated Credit Agreement") filed as Exhibit
            4(e) to CBC's Quarterly Report on Form 10-Q for the
            quarter ended June 30, 1990.
 10(i)(12)* Amendment No. 1 to Senior Subordinated Credit
            Agreement dated as of October 10, 1991 among CB
            Commercial Real Estate Group, Inc., as borrower, CBC
            and certain subsidiaries of CB Commercial Real
            Estate Group, Inc., as guarantors, and Sumitomo
            Finance (Dublin) Limited, as lender filed as Exhibit
            10.19 to CBC's Current Report on Form 8-K dated
            March 27, 1992.
 10(i)(13)* Amendment No. 2 to Senior Subordinated Credit
            Agreement dated as of June 30, 1994 among CB
            Commercial Real Estate Group, Inc., as borrower, CBC
            and certain subsidiaries of CB Commercial Real
            Estate Group, Inc., as guarantors, and Sumitomo
            Finance (Dublin) Limited, as lender, filed as
            Exhibit 10.11 to CBC's Annual Report on Form 10-K
            for the year ended December 31, 1994.
 10(i)(14)* Limited Waiver, Consent and Amendment No. 3 dated as of June 30, 1995 to Senior Subordinated Credit
            Agreement dated as of October 10, 1991 among CB
            Commercial Real Estate Group, Inc., as borrower, CBC
            and certain subsidiaries of CB Commercial Real
            Estate Group, Inc., as guarantors, and Sumitomo
            Finance (Dublin) Limited, as lender, filed as
            exhibit to CBC's Annual Report on Form 10-K for the
            year ended December 31, 1995.
 10(i)(15)* Amendment No. 4 dated as of June 30, 1996, to Senior
            Subordinated Credit Agreement dated as of October
            10, 1991, among CB Commercial Real Estate Group,
            Inc., as guarantors, and Sumitomo Finance (Dublin)
            Limited, as lender filed as Exhibit 10.7(v) to CBC's
            Quarterly Report on Form 10-Q for the quarter ended
            June 30, 1996.

                                                                   SEQUENTIALLY
   EXHIBIT                                                           NUMBERED
   NUMBER                  DESCRIPTION OF DOCUMENT                     PAGE
 -----------               -----------------------                 ------------
 10(i)(16)*  Amended and Restated Senior Subordinated Credit
             Agreement dated as of November  , 1996 among CB
             Real Estate Group, Inc., as guarantors, and
             Sumitomo Finance (Dublin) Limited filed as
             Exhibit 10.6(vi) to CBC's Form S-1 Registration
             Statement, File No. 333-12757.
 10(i)(17)*  Form of Indemnification Agreement between CBC, CB
             Commercial Real Estate Group, Inc. and directors
             and officers, filed as Exhibit 10.29 to CBC's
             Annual Report on Form 10-K for the year ended
             December 31, 1992.
 10(i)(18)*  Purchase Agreement dated as of May 15, 1995 among
             CB Commercial Real Estate Group, Inc., Westmark
             Real Estate Acquisition Partnership, L.P., and
             certain individuals signatory thereto, filed as
             Exhibit 10.1 to CBC's Current Report on Form 8-K
             dated June 30, 1995.
 10(i)(19)*  Employment Agreement between CBC and Lawrence J.
             Melody dated July 1, 1996 filed as Exhibit 10.12 to
             Amendment No. 1 to CBC's Form S-1 Registration
             Statement, File No. 333-12757.
 10(i)(20)*  Registration Rights Agreement among CBC and Kajima
             U.S.A., Inc., Fukoko Mutual Life Insurance Company,
             Kasen Development, Inc. and S.R.E.S.-Fifth Avenue,
             Inc., dated as of                    , filed as
             Exhibit 10.13 to Amendment No. 1 to CBC's Form S-1
             Registration Statement, File No. 333-12757.
 10(i)(21)*  Amended and Restated Senior Subordinated Credit
             Agreement, dated as of November   , 1996 between
             Westmark Real Estate Acquisition Partners and 399
             Venture Partners filed as Exhibit 10.14 to
             Amendment No. 2 to CBC's Form S-1 Registration
             Statement, File No. 333-12757.
 10(iii)(1)+ Employment Agreement by and between CBC and William
             Rothe dated as of May 14, 1997.
 10(iii)(2)* CBC Omnibus Stock and Incentive Plan filed as
             Exhibit 10.13 to the CBC Post-Effective Amendment
             No. 1 to CBC's Form S-1 Registration Statement,
             File
             No. 3-29410.
 10(iii)(3)* First Amendment to the CBC Omnibus Stock and
             Incentive Plan filed as Exhibit 10.16 to CBC's
             Annual Report on Form 10-K for the year ended
             December 31, 1990.
 10(iii)(4)* Second Amendment to the CBC Omnibus Stock and
             Incentive Plan filed as Exhibit 10.16(iii) to CBC's
             Annual Report on Form 10-K for the year ended
             December 31, 1993.
 10(iii)(5)* Third Amendment to the CBC Omnibus Stock and
             Incentive Plan filed as Exhibit 10.4(iv) to CBC's
             Annual Report on Form 10-K for the year ended
             December 31, 1994.
 10(iii)(6)* 1990 Stock Option Plan filed as Exhibit 4(a) to
             CBC's Quarterly Report on
             Form 10-Q for the quarter ended June 30, 1990.
 10(iii)(7)* First Amendment to the 1990 Stock Option Plan filed as Exhibit 10.15(ii) to CBC's Annual Report on Form
             10-K for the year ended December 31, 1992.
 10(iii)(8)* Second Amendment to the 1990 Stock Option Plan
             filed as Exhibit 10.8(iii) to CBC's Annual Report
             on Form 10-K for the year ended December 31, 1993.
 10(iii)(9)* Third Amendment to the 1990 Stock Option Plan filed as Exhibit 10.5(iv) to CBC's Annual Report on Form
             10-K for the year ended December 31, 1994.

                                                                   SEQUENTIALLY
   EXHIBIT                                                           NUMBERED
    NUMBER                  DESCRIPTION OF DOCUMENT                    PAGE
 ------------               -----------------------                ------------
 10(iii)(10)* Form of Incentive Stock Option Agreement filed as
              Exhibit 4(b) to CBC's Quarterly Report on Form 10-
              Q for the quarter ended June 30, 1990.
 10(iii)(11)* Form of Nonstatutory Stock Option Agreement filed as Exhibit 4(c) to CBC's Quarterly Report on Form
              10-Q for the quarter ended June 30, 1990.
 10(iii)(12)* CBC 1991 Service Providers Stock Option Plan filed as Exhibit 10.27 to CBC's Current Report on Form
              8-K dated April 1, 1992.
 10(iii)(13)* CBC Deferred Compensation Plan filed as Exhibit
              10.21 to CBC's Annual Report on Form 10-K for the
              year ended December 31, 1993.
 10(iii)(14)* First Amendment to the CBC Deferred Compensation
              Plan filed as Exhibit 10.13 (ii) to CBC's Annual
              Report on Form 10-K for the year ended December
              31, 1994.
 10(iii)(15)* Second Amendment to the CBC Deferred Compensation
              Plan, filed as exhibit to CBC's Annual Report on
              Form 10-K for the year ended December 31, 1995.
 10(iii)(16)* 1996 Equity Incentive Plan of CBC filed as exhibit to CBC's Annual Report on Form 10-K for the year
              ended December 31, 1995.
 10(iii)(17)+ Employment Agreement by and between CBC and James
              J. Didion dated as of May 23, 1997.
 12+          CBC and Subsidiaries Statement of Ratio of
              Earnings to Fixed Charges.
 21(i)*       Subsidiaries of CBC filed as Exhibit 21.1 to
              Amendment No. 1 to CBC's Form S-1 Registration
              Statement, File No. 333-12757.
 23(i)(1)     Consent of Arthur Andersen LLP regarding
              incorporation of certain information by reference.
 23(i)(2)     Consent of Arthur Andersen LLP regarding inclusion
              of Ross-Dove financial statements.
 23(i)(3)     Consent of Ernst & Young LLP.
 23(i)(4)     Consent of Merrill Lynch.
 23(i)(5)+    Consent of Pillsbury Madison & Sutro LLP (included
              in its opinion filed as Exhibit 5(i) to this
              Registration Statement).
 23(i)(6)     Consent of Riordan & McKinzie (included in its
              opinion filed as Exhibit 8 to this Registration
              Statement)
 24+          Power of Attorney.
 27+          Financial Data Schedule.

--------
*  Incorporated by reference.

+  Previously filed.